   As filed with the Securities and Exchange Commission on December 12, 1997
                                                 Registration No. 333-__________

================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                         FIRST LINCOLN BANCSHARES INC.

                          FIRST FEDERAL LINCOLN BANK
                                 SAVINGS PLAN

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                                          6036                          BEING APPLIED FOR
(state or other jurisdiction of       (Primary Standard Industrial            (IRS Employer Identification No.)
incorporation of organization)          Classification Code Number)

                             13/TH/ & "N" STREETS
                            LINCOLN, NEBRASKA 68508
                                (402) 475-0521
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                             GILBERT G. LUNDSTROM
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          FIRST FEDERAL LINCOLN BANK
                            LINCOLN, NEBRASKA 68508
                                (402) 475-0521
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                         DOUGLAS P. FAUCETTE, ESQUIRE
                        GEORGE W. MURPHY, JR. , ESQUIRE
                        JOSEPH G. PASSAIC, JR., ESQUIRE
                             JOHN R. HALL, ESQUIRE
                          MULDOON, MURPHY & FAUCETTE
                          5101 WISCONSIN AVENUE, N.W.
                            WASHINGTON, D.C. 20016
                                (202) 362-0840


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
                               ---

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                                         ---

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same
offering.   [_]
            ---

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                              ---

     =============================================================================================================

                                        CALCULATION OF REGISTRATION FEE

     -------------------------------------------------------------------------------------------------------------
       Title of each Class of                   Amount to      Proposed Maximum   Proposed Maximum     Amount of
     Securities to be Registered             be Registered     Offering Price   Aggregate Offering   Registration
                                                                  Per Share         Price (2)            Fee
     -------------------------------------------------------------------------------------------------------------
            Common Stock                       9,777,904           $20.00        $195,558,080        $57,690
          $.01 par value(1)                     Shares
     -------------------------------------------------------------------------------------------------------------
           Participation                             (3)          -------        $ 15,049,386           (4)
             Interests
     -------------------------------------------------------------------------------------------------------------

(1) Includes shares of Common Stock to be issued to the First Federal Lincoln Foundation, a private foundation.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) In addition, this registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the First Federal Lincoln Bank Savings Plan.
(4) The securities of First Lincoln Bancshares Inc. to be purchased by First Federal Lincoln Bank Savings Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

[To be used in connection with the Syndicated Community Offering only]

SYNDICATED PROSPECTUS SUPPLEMENT


                         FIRST LINCOLN BANCSHARES INC.
           (PROPOSED HOLDING COMPANY FOR FIRST FEDERAL LINCOLN BANK)

                       __________ SHARES OF COMMON STOCK


     First Lincoln Bancshares Inc. (the "Company"), a Delaware corporation, is offering for sale in a syndicated community offering (the "Syndicated Community Offering") __________ shares, at a per share price of $20.00, of its common stock, par value $.01 per share (the "Common Stock"), to be issued upon the conversion (the "Conversion") of First Federal Lincoln Bank, Lincoln, Nebraska (the "Bank") from a federally chartered mutual savings bank to a federally chartered stock savings bank and the issuance of the Bank's outstanding capital stock to the Company pursuant to a plan of conversion, (the "Plan of Conversion"). The remaining __________ shares of the Common Stock have been subscribed for in subscription and community offerings (the "Subscription and Community Offerings") by the Bank's holders of deposit accounts with the Bank with a balance of $50 or more as of June 30, 1996, by the First Federal Lincoln Bank Employee Stock Ownership Plan, a tax-qualified employee benefit plan, and related trust (the "ESOP"), by holders of deposit accounts with a balance of $50 or more as of ______________, 1997, by certain other account holders and borrowers of the Bank and then by certain members of the general public. See "The Conversion - General." Contained herein is the Prospectus in the form used in the Subscription and Community Offerings. The purchase price for all shares purchased in the Syndicated Community Offering will be the same as the price paid by subscribers in the Subscription and Community Offerings (the "Purchase Price"). The Purchase Price of $20.00 per share is the amount to be paid for each share at the time a purchase order is submitted. See the cover page of the Prospectus and the table below for information as to the method by which the range within which the number of shares offered may vary and the method of subscribing for shares of the Common Stock.

     Funds submitted to the Bank with purchase orders will earn interest at the Bank's passbook rate of interest from the date of receipt until completion or termination of the Conversion. The Syndicated Community Offering will expire no later than _______________, 199_, unless extended by the Bank and the Company with the approval of the Office of Thrift Supervision (the "OTS"). Such extensions may not go beyond _______________, 199_. If an extension of time has been granted, all subscribers will be notified of such extension, and of their rights to confirm their subscriptions, or to modify or rescind their subscriptions and have their funds returned promptly with interest, and of the time period within which the subscriber must notify the Bank of his intention to confirm, modify or rescind his subscription. If an affirmative response to any resolicitation is not received by the Bank and the Company from subscribers, such orders will be rescinded and all funds will be returned promptly with interest. The minimum number of shares which may be purchased is 25 shares. Except for the ESOP, which may purchase up to 10% of the total number of shares of

Common Stock issued in the Conversion, no person, together with associates of and persons acting in concert with such person, may purchase more than the total number of shares offered in the Community Offering and the Syndicated Community Offering that could be purchased for $500,000 at the Purchase Price and no person, together with associates of and persons acting in concert with such person, may purchase more than 1% of the total number of shares issued in the Conversion. See "Plan of Conversion - Subscription Rights and Limitations on Common Stock Purchases." The Company reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all subscriptions in the Syndicated Community Offering.

     The Company and the Bank have engaged Sandler, O'Neill & Partners, L.P. ("Sandler O'Neill") as financial advisors to assist them in the sale of the Common Stock in the Syndicated Community Offering. It is anticipated that Sandler O'Neill will use the services of other registered broker-dealers ("Selected Dealers") and that fees to Sandler O'Neill and such Selected Dealers will not exceed 7% of the aggregate Purchase Price of the shares sold in the Syndicated Community Offering. Neither Sandler O'Neill nor any Selected Dealer shall have any obligation to take or purchase any shares of Common Stock in the Syndicated Community Offering.

     The Company has received conditional approval to have its Common Stock listed on the American Stock Exchange under the symbol "FLF." Prior to this offering, there has not been a public market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop. The absence or discontinuance of a market may have an adverse impact on both the price and liquidity of the stock.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, DEPARTMENT OF THE TREASURY, OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH COMMISSION, OFFICE, OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT FEDERALLY INSURED OR GUARANTEED.

                                                    Estimated                      Estimated Net Pro-
                                                  Underwriting    Estimated Net    ceeds of Subscrip-
                                                   Commissions     Proceeds of      tion, Community
                                   Syndicated       and Other      Syndicated        and Syndicated
                                   Community        Fees and        Community          Community
                                 Offering Price    Expenses(1)      Offering        Offerings(2)(3)
=========================================================================================================
Minimum Per Share                    $20.00       $               $                $
---------------------------------------------------------------------------------------------------------
Midpoint Per Share                   $20.00       $               $                $
---------------------------------------------------------------------------------------------------------
Maximum Per Share                    $20.00       $               $                $
---------------------------------------------------------------------------------------------------------
Total Minimum(4)                     $            $               $                $
---------------------------------------------------------------------------------------------------------
Total Midpoint                       $            $               $                $
---------------------------------------------------------------------------------------------------------
Total Maximum(4)                     $            $               $                $
---------------------------------------------------------------------------------------------------------
Total Maximum, As Adjusted(5)        $            $               $                $
=========================================================================================================

______________________________
(1) Consists of a pro rata allocation of estimated expenses of the Bank and the Company in connection with the Conversion (other than estimated fees to be paid to Sandler O'Neill for services in connection with the Subscription and Community Offerings) and estimated compensation of Sandler O'Neill and Selected Dealers in connection with the sale of the remaining shares in the Syndicated Community Offering which fees are estimated to be $__________ million and $__________ million at the minimum and the maximum of the estimated price range and may be deemed to be underwriting fees. The information under "Pro Forma Data" in the Prospectus was based on the assumptions stated therein, which may differ from the estimates used for this table. See "The Conversion - Marketing and Underwriting Arrangements" for a more detailed discussion of fee arrangements.
(2) The Company applied to retain up to 50% of the net proceeds. The balance of the net proceeds will be transferred to the Bank in exchange for all of the capital stock of the Bank to be issued in connection with the Conversion.
(3) The net proceeds of the Subscription and Community Offerings (based upon the sale of the __________ shares subscribed for at a price of $20.00 per share and after allocation of a pro rata portion of the estimated expenses relating to the Conversion) are estimated to be $__________.
(4) Based on an estimated price range of $__________ to $__________ at $20.00 per share (the "Estimated Price Range"). The Total Minimum reflects the sale of __________ shares at a per share price of $20.00, leaving a total of __________ shares to be sold in the Syndicated Community Offering.
(5) Gives effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% to reflect changes in market and financial conditions following commencement of the offerings.
    See "The Conversion - Stock Pricing." For a discussion of the distribution and allocation of the additional shares, see "The Conversion - Subscription Rights and Limitations on Common Stock Purchases."


                       SANDLER O'NEILL & PARTNERS, L.P.

                       _________________________________


       The date of this Prospectus Supplement is _______________, 1997.

[To be used in connection with sales to Participants in the First Federal Lincoln Bank Savings Plan]


PROSPECTUS SUPPLEMENT
---------------------


                         FIRST LINCOLN BANCSHARES INC.

                           FIRST FEDERAL LINCOLN BANK
                            Participation Interests
                           FIRST FEDERAL LINCOLN BANK
                                  SAVINGS PLAN

     This Prospectus Supplement relates to the offer and sale to participants (the "Participants") in First Federal Lincoln Bank Savings Plan (the "Plan") of participation interests and shares of common stock, par value $.01 per share of First Lincoln Bancshares Inc. (the "Common Stock"), as set forth herein.

     In connection with the proposed conversion of First Federal Lincoln Bank (the "Bank") from a federally-chartered mutual savings bank to a federally-chartered capital stock savings bank (the "Conversion"), the Plan has been amended to permit the investment of Plan assets in Common Stock of First Lincoln Bancshares Inc. (the "Holding Company"). The amended Plan will permit Participants to direct the trustee of the Plan (the "Trustee") to invest in Common Stock with amounts in the Plan attributable to such Participants. Such investments in Common Stock would be made by means of the First Lincoln Bancshares Inc. Stock Fund (the "Employer Stock Fund"). Based upon the value of the Plan assets at September 30, 1997, 752,469 shares of Common Stock could be purchased with Plan assets (assuming a purchase price of $20.00 per share).
This Prospectus Supplement relates to the initial election of Participants to direct that all or a portion of their accounts be invested in the Employer Stock Fund in connection with the Conversion and also to elections by Participants to direct that all or a portion of their accounts be invested in the Employer Stock Fund after the Conversion.

     The prospectus dated _______________________________, 1998 of the Holding
Company (the "Prospectus"), which is attached to this Prospectus Supplement, includes detailed information with respect to the Conversion, the Common Stock and the financial condition, results of operations and business of the Bank. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus and should be retained for future reference.

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PARTICIPANT, SEE "RISK FACTORS."

     THE DATE OF THIS PROSPECTUS SUPPLEMENT IS ____________________, 1998.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE OFFICE OF THRIFT SUPERVISION OR ANY OTHER STATE OR FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH COMMISSION OR OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT FEDERALLY INSURED OR GUARANTEED, NOR ARE THE SHARES OF COMMON STOCK GUARANTEED BY THE COMPANY OR THE BANK. THE ENTIRE AMOUNT OF A PURCHASER'S PRINCIPAL IS SUBJECT TO LOSS.

     No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Bank or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Bank or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof.



                               TABLE OF CONTENTS

THE OFFERING..................................................   1
     Securities Offered.......................................   1
     Election to Purchase Common Stock in the Conversion......   1
     Value of Participation Interests.........................   1
     Method of Directing Transfer.............................   2
     Time for Directing Transfer..............................   2
     Irrevocability of Transfer Direction.....................   2
     Direction to Purchase Common Stock After the Conversion..   2
     Purchase Price of Common Stock...........................   3
     Nature of a Participant's Interest in the Common Stock...   3
     Voting and Tender Rights of Common Stock.................   3

DESCRIPTION OF THE PLAN.......................................   3
     Introduction.............................................   3
     Eligibility and Participation............................   4
     Contributions Under the Plan.............................   5
     Limitations on Contributions.............................   5
     Investment of Contributions..............................   8
     Benefits Under the Plan..................................  10
     Withdrawals and Distributions From the Plan..............  10
     Administration of the Plan...............................  11
     Reports to Plan Participants.............................  12
     Plan Administrator.......................................  12
     Amendment and Termination................................  12
     Merger, Consolidation or Transfer........................  13
     Federal Income Tax Consequences..........................  13
     ERISA and Other Qualification............................  15
     Restrictions on Resale...................................  15
     SEC Reporting and Short-Swing Profit Liability...........  16

EXPERTS.......................................................  17

LEGAL OPINIONS................................................  17

                                  THE OFFERING


SECURITIES OFFERED

     The securities offered hereby are participation interests in the Plan. Up to 752,469 shares (assuming the actual purchase price is $20.00 per share) of Common Stock may be acquired by the Plan to be held in the Employer Stock Fund. The Holding Company is the issuer of the Common Stock. All eligible employees of the Bank (hereinafter referred to as the "Employer"), except those who are paid solely on a retainer or fee basis, may participate in the Plan. The Common Stock to be issued hereby is conditioned on the consummation of the Conversion. A Participant's investment in the Employer Stock Fund in the Conversion is subject to the priority set forth in the Plan of Conversion.

     Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operations and business of the Bank is contained in the attached Prospectus. The address of the principal executive office of the Bank is 13th & "N" Streets, Lincoln, Nebraska, 68501. The Bank's telephone number is
(402) 475-0521.

ELECTION TO PURCHASE COMMON STOCK IN THE CONVERSION

     In connection with the Bank's Conversion, the Plan has been amended to permit each Participant to direct that all or part of the funds which represent his or her beneficial interest in the assets of the Plan may be transferred to an investment fund that will invest in Common Stock (the "Employer Stock Fund") and, to the extent shares are available, to use such funds to purchase Common Stock issued in connection with the Conversion, and to purchase Common Stock in the open market. If there is not enough Common Stock in the Conversion to fill all subscriptions, the Common Stock would be apportioned and the Plan may not be able to purchase all of the Common Stock requested by the Participants. In such case, the Trustee will purchase shares in the open market after the Conversion to fulfill Participants' requests. Such purchases may be at prices higher than the purchase price in the Conversion. The ability of each Participant to invest in the Employer Stock Fund in the Conversion pursuant to directions to transfer all or a portion of their beneficial assets in the Plan will be based on such Participant's status as an Eligible Account Holder or Supplemental Eligible Account Holder pursuant to the Plan of Conversion, the subscription priorities set forth in the Plan of Conversion and the availability of Common Stock. The Trustee of the Plan will follow the Participants' directions. Funds not transferred to the Employer Stock Fund will remain in the other investment funds of the Plan as directed by the Participant on the attached Enrollment and Investment Application.

VALUE OF PARTICIPATION INTERESTS

     The market value of the assets of the Plan, as of September 30, 1997, was $15,049,386. Each Participant was informed of the value of his or her beneficial interest in the Plan. This value represented the past contributions to the Plan by the Employer and the Participants and any earnings or losses thereon, less previous withdrawals.

Method of Directing Transfer

     The last page of this Prospectus Supplement is a form to direct a transfer to the Employer Stock Fund (the "Investment Form"). If a Participant wishes to transfer all or part of his or her beneficial interest in the assets of the Plan to the Employer Stock Fund being established in connection with the Conversion, he or she should indicate that decision in Part 2 of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

TIME FOR DIRECTING TRANSFER

     The deadline for submitting a direction to transfer amounts to the Employer Stock Fund which will purchase Common Stock issued in connection with the Conversion is ten days prior to ____________________(the "Expiration Date") of the Offering. The Investment Form should be returned to the Bank's Human Resources Department by __:__ p.m. on such date.

IRREVOCABILITY OF TRANSFER DIRECTION

     A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in connection with the Conversion shall be irrevocable. Participants, however, will be able to direct the investment of their accounts ("Accounts") after the Conversion under the Plan as explained below.

DIRECTION TO PURCHASE COMMON STOCK AFTER THE CONVERSION

     After the Conversion, a Participant shall be able to direct that a percentage of the net value of such Participant's interests in the trust fund established for the Plan (the "Trust Fund") be transferred to the Employer Stock Fund and invested in Common Stock, or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a certain percentage of such Participant's interest in the Employer Stock Fund be transferred to the Trust Fund to be invested in accordance with the terms of the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf will be invested in Common Stock. Following the initial election, the allocation of a Participant's interest in the Employer Stock Fund may be changed by filing a written notice with the plan administrator or utilizing the Plan's "Teletouch" system. Special restrictions apply to transfers directed by those Participants who are officers, directors and principal shareholders of the Bank who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

PURCHASE PRICE OF COMMON STOCK

     The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustee to purchase shares of Common Stock. The price to be paid by the Trust Fund for such shares of Common Stock will be the same price as is paid by all persons who purchase shares of Common Stock in the Conversion.

     Common Stock purchased by the Trustee after the Conversion will be acquired in open market transactions. The prices paid by the Trustee for shares of Common Stock will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Transaction fees associated with purchase, sale or transfer of the Common Stock after the Conversion will be paid through the cash portion of each Participant's Account.

NATURE OF A PARTICIPANT'S INTEREST IN THE COMMON STOCK

     The Common Stock will be held in the name of the Trustee for the Plan, as trustee. Each Participant will have actual shares of Common Stock credited to their Account. All Employer Stock Fund transactions to purchase or sell Common Stock after the Conversion will take place on the open market.

VOTING AND TENDER RIGHTS OF COMMON STOCK

     Each Participant with an investment in the Employer Stock Fund shall be entitled to direct the Trustee as to the exercise of all voting powers over shares of Common Stock credited to his or her Account. Specifically, each Participant with an investment in the Employer Stock Fund shall have the right to participate in voting with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as may be prescribed in the Treasury Regulations.

                            DESCRIPTION OF THE PLAN

I.   INTRODUCTION

     The Plan was established effective August 1, 1978 as the First Federal
Lincoln Bank Savings Plan.   The Plan is a cash or deferred arrangement
established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986 (the "Code"). The Plan will be submitted to the Internal Revenue Service (the "IRS") in a timely manner for a determination that the Plan, as amended and restated, is qualified under Section 401(a) of the Code, and that its related trust(s) are qualified under Section 501(a) of the Code.

     The Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Bank will adopt any amendments to the

Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations.

     Employee Retirement Income Security Act.  The Plan is an "individual
     ---------------------------------------
account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Part 3 of Title I of ERISA nor the plan termination insurance provisions contained in Title IV of ERISA will be extended to Participants (as defined below) or beneficiaries under the Plan.

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59-1/2, REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS EMPLOYMENT WITH THE BANK OR AFTER TERMINATION OF EMPLOYMENT.

     Reference to Full Text of Plan.  The following statements are summaries of
     ------------------------------
certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Copies of the Plan are available to all employees by filing a request with the Plan Administrator, L.F. Roschewski, 13th & "N" Streets, Lincoln, Nebraska 68501. The Plan Administrator's telephone number is (402) 475-0521. Each employee is urged to read carefully the full text of the Plan.

II.  ELIGIBILITY AND PARTICIPATION

     Any employee of the Employer, who completes 1,000 hours of service (except those who are paid solely on a retainer or fee basis), is eligible to participate in the Plan as soon as the employee completes one year of service with the Employer. An eligible employee becomes an active participant in the Plan on the 1st day of the month following the month he or she has met the Plan eligibility requirements. In order to commence participation, an employee must submit an elective deferral agreement ("Elective Deferral Agreement") before the pay period in which the eligible employee desires to enter the Plan.

     As of September 30, 1997, there were approximately 288 employees eligible to participate in the Plan, and 272 employees had elected to participate in the Plan.

III. CONTRIBUTIONS UNDER THE PLAN

     401(k) Plan Contributions.  Subject to certain limitations on
     -------------------------
contributions, each Participant in the Plan is permitted to elect to reduce such Participant's Compensation (as defined below) pursuant to an Elective Deferral Agreement by an amount not less than 1% and not more than 15% and have that amount contributed to the Plan on such Participant's behalf. Such amounts are credited to the Participant's Account. See "Section IV Limitations on Contributions" below. For purposes of the Plan, "Compensation" means base salary minus bonuses, commissions, overtime pay, and any other special
compensation over $6,000.   "Compensation" does not include expense repayments
or other allowances, fringe benefits, moving expenses, deferred compensation and
welfare benefits.   As of January 1, 1998, the annual compensation of each
Participant taken into account under the Plan is limited to $160,000 (adjusted for increases in the cost of living as permitted by the Code). Generally, a Participant may elect to modify the amount contributed to the Plan under such participant's Elective Deferral Agreement by providing written notice to the Plan Administrator before commencement of the first day of the payroll period for which the modification is to become effective. However, special restrictions apply to persons subject to Section 16 of the 1934 Act. Basic Contributions are transferred by the Employer to the Trustee of the Plan.

     Notwithstanding the preceding, a Participant who receives a hardship distribution under the terms of the Plan may not be eligible to make additional contributions under an Elective Deferral Agreement or have matching contributions made on his behalf for a period of twelve (12) months after the receipt of a hardship distribution.

     Employer Contributions.   The Employer currently makes a contribution to
     ----------------------
the Plan of an amount equal to 75% of each Participant's elective deferral contribution to his or her Account. However, the Employer contributions only
apply to the first 6% of a Participant's elective deferral contribution.   After
the Conversion, at the discretion of the Bank, the Employer contributions may be credited to the Participant's Account in First Federal Lincoln Bank Employee Stock Ownership Plan.

IV.  LIMITATIONS ON CONTRIBUTIONS

     Limitations on Annual Additions and Benefits.  Pursuant to the requirements
     --------------------------------------------
of the Code, the Plan provides that the amount of contributions allocated to each Participant's Account during any Plan Year may not exceed the lesser of 25% of the Participant's (S)415 Compensation for the Plan Year or $30,000 (adjusted for increases in the cost of living as permitted by the Code). A Participant's
(S)415 Compensation is a Participant's Compensation, excluding any Employer contribution to the Plan or to any other plan of deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions shall be limited to the extent necessary to prevent the limitations set forth in the Code for all of the qualified defined benefit plans and defined contribution plans maintained by the Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions with respect to a Participant, such excess will be disposed of as follows:

     (i) Any excess amount in the Participant's Account will be used to reduce the Employer's contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

     (ii)  If, an excess amount still exists, and the Participant is not
                                                                     ---
covered by the Plan at the end of the Limitation Year, the excess amount will be held unallocated in a suspense account which will then be applied to reduce future Employer contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

     (iii) If a suspense account is in existence at any time during the Limitation Year, it will not participate in the allocation of investment gains and losses.

     Limitation on 401(k) Plan Contributions.  The annual amount of deferred
     ---------------------------------------
Compensation under an Elective Deferral Agreement of a Participant (when aggregated with any elective deferrals of the Participant under a simplified employee pension plan or a tax-deferred annuity) may not exceed $7,000 adjusted for increases in the cost of living as permitted by the Code (the limitation for 1998 is $10,000). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

     Limitation on Plan Contributions for Highly Compensated Employees.
     -----------------------------------------------------------------
Sections 401(k) and 401(m) of the Code limit the amount of deferred compensation that may be made to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of deferred compensation made by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage (i.e., the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of deferred compensation credited to the Elective Deferral Account of such eligible employee by such eligible employee's compensation for the Plan
Year) of the Highly Compensated Employees may not exceed the greater of (i) 125% of the actual deferral percentage of all other eligible employees, or (ii) the lesser of (x) 200% of the actual deferral percentage of all other eligible employees, or (y) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for such Plan Years (i.e., the average of the ratios calculated separately for each eligible employee in each group, by dividing the amount of voluntary employee and employer matching contributions credited to the Account of such eligible employee by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (i) 125% of the actual contribution percentage of all other eligible employees, or (ii) the lesser of (x) 200% of the actual contribution percentage of all other eligible employees, or (y) the actual contribution percentage of all other eligible employees plus two percentage points.

     In general, a Highly Compensated Employee includes any employee who, (1) was a five percent owner of the Employer at any time during the year or preceding year; or (2) had compensation for the preceding year in excess of $80,000 and, if the Employer so elects, was in the top 20% of employees by compensation for such year. The dollar amounts in the foregoing sentence are for 1998. Such amounts are adjusted annually to reflect increases in the cost of living.

      In addition, the compensation of an employee who is a family member of a 5% owner, or one of the ten most highly compensated employees during the relevant period is aggregated with that of the Highly Compensated Employee. All such family members are treated as a single employee with respect to the application of the limitations on Highly Compensated Employees.

     In order to prevent the disqualification of the Plan, any amount contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Employer will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate.

     Top-Heavy Plan Requirements.  If for any Plan Year the Plan is a Top-Heavy
     ---------------------------
Plan (as defined below), then (i) the Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined benefit plan maintained by the Bank.

     In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year if, as of the last day of the preceding Plan Year, the aggregate balance of the Accounts of Participants who are Key Employees (as defined below) exceeds 60% of the aggregate balance of the Accounts of all Participants. Key Employees generally include any employee who, at any time during the Plan Year or any of the four preceding Plan Years, is (1) an officer of the Bank having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owning, directly or indirectly, the largest interests in the Bank,
(3) a 5% owner of the Bank, (i.e., owns directly or indirectly more than 5% of the stock of the Bank, or stock possessing more than 5% of the total combined voting power of all stock of the Bank) or (4) a 1% owner of the Bank having annual compensation in excess of $150,000. The dollar amounts in the foregoing sentence are for 1997.

V.   INVESTMENT OF CONTRIBUTIONS

     All amounts credited to Participants' Accounts under the Plan are held in the Plan Trust (the "Trust") which is administered by a trustee appointed by the Bank's Board of Directors (the "Trustee").

     Prior to [insert date of Prospectus here], Participant Account balances have been invested in the following accounts at the direction of the
Participants:

     a.   5-Year Guaranteed Interest Account;
     b.   2-Year Guaranteed Interest Account;
     c.   Bond & Mortgage Account;
     d.   Bond Emphasis Balanced Account;
     e.   Stock Emphasis Balance Account;
     f.   Stock Index 500 Account;
     g.   U.S. Stock Account;
     h.   Real Estate Account;
     i.   International Stock Account; and
     j.   Money Market Account

     The Plan, as amended effective _______, 1997, now provides that in addition to the Funds specified above, a Participant who is employed by the Bank may direct the Trustee to invest all or a portion of his Account in the Employer Stock Fund.

     Participants in the Plan may direct the Trustee to invest all or a portion of his or her Account in the Employer Stock Fund.

     A Participant may elect to have both past and future contributions and additions to the Participant's Account invested either in the Employer Stock Fund or among such other Funds. Participants' "Matching Contribution" portion of their Accounts may be invested in Employer Stock under the proposed terms of the First Federal Lincoln Bank Employee Stock Ownership Plan being implemented by the Bank. These elections will be effective on the effective date of the Participant's written notice to the plan administrator, provided such notice is filed with the administrator in a timely fashion. After the Conversion, elections may be made through the Plan's "Teletouch" system. Any amounts credited to a Participant's Account for which investment directions are not given will be invested in the 2-Year Guaranteed Interest Account in accordance with the terms of the Plan.

     The value of a Participant's Employer Stock Fund portion of his or her Account will be the value of the shares of Common Stock held in the Participant's Account, as determined by the price established by the American Stock Exchange. Any dividends payable on the Common Stock held in a Participant's Account will be reinvested in additional shares of Common Stock.

A.    Plan Investments.
      -----------------

      The annual percentage return on the Plan's investments for the prior three years was:

                                           1996    1995    1994
                                          ----------------------
a.  5-Year Guaranteed Interest Account     6.03%   6.30%   6.92%

b.  2-Year Guaranteed Interest Account     5.10    5.65    4.01

c.  Bond & Mortgage Account                3.94   18.41   (2.05)

d.  Bond Emphasis Balanced Account        10.02   19.82   (1.76)

e.  Stock Emphasis Balanced Account       16.34    22.3   (0.24)

f.  Stock Index 500 Account                22.5   37.07    1.05

g.  U.S. Stock Account                    24.13    33.1    0.29

h.  Real Estate Account                    9.63    7.82    5.14

i.  International Stock Account           24.32   14.41    (2.3)

j.  Money Market Account

     B.   The Employer Stock Fund.
          -----------------------

     The Employer Stock Fund will consist of cash and investments in Common Stock made on and after the effective date of the Conversion. The cash portion of the Employer Stock Fund is used to hold excess cash left over when processing transactions. The Plan Trustee will purchase shares of Common Stock for Participants' Accounts. The value of the shares credited to a Participant's Account will be the fair market value of the Common Stock on the date of purchase. The value of a Participant's Account is updated on a daily basis.

     On the occasion of the payment of a cash dividend, the Trustee may use the dividend to purchase additional shares of Common Stock. The Board of Directors of the Holding Company may consider a policy of paying cash dividends on the Common Stock in the future; however, no decision as to the amount or timing of cash dividends, if any, has been made. The Trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund to purchase shares of Common Stock of the Bank. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in short-term investments.

     Any brokerage commissions, transfer fees and other expenses incurred in the sale and purchase of Common Stock for the Employer Stock Fund will be paid out of the cash portion of each Participant's Account on a pro rata basis.

     As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund. Performance will be dependent upon a number of factors, including the financial condition and profitability of the Holding Company and the Bank and market conditions for the Common Stock generally. See "Market for the Common Stock" in the Prospectus.

     INVESTMENTS IN THE EMPLOYER STOCK FUND MAY INVOLVE CERTAIN SPECIAL RISKS IN INVESTMENTS IN COMMON STOCK OF THE COMPANY. FOR A DISCUSSION OF THESE RISK FACTORS, SEE "RISK FACTORS" IN THE PROSPECTUS.

VI.  BENEFITS UNDER THE PLAN

     Vesting.  A Participant, at all times, has a fully vested, nonforfeitable
     -------
interest in the Elective Deferral Contribution portion of his or her Account and the earnings thereon under the Plan. A Participant vests in his or her Matching Contributions under the Plan according to the following schedule:

                    Period of Service    Vested Percentage
                    -----------------    -----------------
                    less than 5 years            0%
                    5 years or more            100


VII. WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN

     Withdrawals Prior to Termination of Employment.  Subject to the hardship
     ----------------------------------------------
distribution rules under the Plan, a Participant may withdraw all or a portion of his or her (i) Elective Deferral Contributions and (ii) the vested interest in his or her Matching Contributions. The hardship distribution requirements ensure that Participants have a true financial need before a withdrawal may be made.

     Distribution Upon Retirement, Disability or Termination of Employment.
     ---------------------------------------------------------------------
Payment of benefits to a Participant who retires, incurs a disability, or otherwise terminates employment generally shall be made in a lump sum cash payment as soon as administratively feasible after such termination of employment if the vested value of the Participant's Account is $5,000 or less. If the vested portion of the Participant's Account balance is greater than $5,000, the Participant may request a distribution (subject to the minimum distribution rules) in a lump sum payment or in installments: (a) as soon as administratively possible after termination, (b) as of any valuation date up to 13 months after termination or (c) as of the date the Participant attains normal retirement age. In lieu of a cash distribution, a Participant may request that any portion of the Participant's vested Account held in Common Stock be distributed in kind. Fractional shares valued as of the most recent Valuation Date will be paid in cash. The distribution will include any dividends (cash or stock) on such whole shares or any additional shares of Common Stock received as a result of a stock split or any other adjustment to such whole shares of Common Stock since the Valuation Date preceding the date of distribution. Benefit payments ordinarily will be made not later than 60 days following the end of the Plan Year in which occurs the latest of the
Participant's: (i) termination of employment; (ii) the attainment of age 65 or
(iii) 10th anniversary of commencement of participation in the Plan; but in no event later than the April 1 following the calendar year in which the Participant attains age 70 1/2. However, if the vested portion of the Participant's Account balances exceeds or has ever exceeded $5,000, no distribution shall be made from the Plan prior to the Participant's attaining age 65 unless the Participant elects to receive an earlier distribution.

     Distribution upon Death.  A Participant who dies prior to the benefit
     -----------------------
commencement date for retirement, disability or termination of employment, and who has a surviving spouse shall have his benefits paid to the surviving spouse in a lump sum or installment payments as soon as administratively possible following the date of his death, unless the Participant elected prior to his death or the beneficiary so elects within 90 days of the Participant's death, to receive such distribution in a lump sum payment or installment payments as of any Valuation Date which occurs within one year of the Participant's death.
With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump-sum payment in cash or in Common Stock or in installment payments in the same manner described above as to a Participant with a surviving spouse.

     Nonalienation of Benefits.  Except with respect to federal income tax
     -------------------------
withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

ADMINISTRATION OF THE PLAN

     The Trustee with respect to the Plan is the named fiduciary of the Plan for purposes of Section 402 of ERISA.

     Trustees.  The Trustee(s) is appointed by the Board of Trustees of the Bank
     --------
to serve at its pleasure. The current Trustees of the Plan are L.F. Roschewski, Gil Lundstrom, Patricia Young, Roland Maaske, Larry Pfeil, Eugene Witkowicz, Paula Luther and Roger Ludemann (referred collectively herein as the "Trustee").

     The Trustee receives, holds and invests the contributions to the Plan in trust and distributes them to Participants and beneficiaries in accordance with the terms of the Plan and the directions of the Plan Administrator. The Trustee is responsible for investment of the assets of the Trust.

REPORTS TO PLAN PARTICIPANTS

     The Plan Administrator will furnish to each Participant a statement showing
(i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions credited to such participant's Account for that period, and (iii) for investments in the Employer Stock Fund, the number of shares held in the Account.

PLAN ADMINISTRATOR

     Pursuant to the terms of the Plan, the Plan is administered by one or more persons who are appointed by and who serve at the pleasure of the Bank. Currently, the Plan Administrator is L.F. Roschewski, Chairman of the Board of the Bank. The address and telephone number of the Plan Administrator is c/o First Federal Lincoln Bank, 13th & N Streets, Lincoln, Nebraska 68501. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, Beneficiaries and others under Sections 104 and 105 of ERISA.

AMENDMENT AND TERMINATION

     It is the intention of the Bank to continue the Plan indefinitely. Nevertheless, the Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee affected by such termination shall have a fully vested interest in his Accounts. The Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their beneficiaries; provided, however, that the Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

MERGER, CONSOLIDATION OR TRANSFER

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust assets to another plan, the Plan requires that each Participant would (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

FEDERAL INCOME TAX CONSEQUENCES

     The following is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

     The Plan will be submitted to the IRS in a timely manner for a determination that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and (3) earnings of the plan are tax-deferred thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Bank will submit the Plan to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code. Should the Plan receive from the IRS an adverse determination letter regarding its tax exempt status, all participants would generally recognize income equal to their vested interest in the Plan, the participants would not be permitted to transfer amounts distributed from the Plan to an IRA or to another qualified retirement plan, and the Bank may be denied certain deductions taken with respect to the Plan.

     Lump Sum Distribution.  A distribution from the Plan to a Participant or
     ---------------------
the beneficiary of a Participant will qualify as a Lump Sum Distribution if it is made: (i) within one taxable year of the Participant or beneficiary; (ii) on account of the Participant's death, disability or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credit of the Participant under this Plan and all other profit sharing plans, if any, maintained by the Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Bank which is included in such distribution.

     Averaging Rules.  The portion of the total taxable amount of a Lump Sum
     ---------------
Distribution that is attributable to participation after 1973 in this Plan or in any other profit-sharing plan maintained by the Bank (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, a Participant who has completed at least five years of participation in this Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in this Plan or any other profit-sharing plan maintained by the Employers), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59-1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule or under the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     Common Stock Included in Lump Sum Distribution.  If a Lump Sum Distribution
     ----------------------------------------------
includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the distribution over its cost or other basis of the securities to the Trust. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term, mid-term or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the IRS.

     Distributions:  Rollovers and Direct Transfers to Another Qualified Plan or
     ---------------------------------------------------------------------------
to an IRA.  Pursuant to a change in the law, effective January 1, 1993,
----------
virtually all distributions from the Plan may be rolled over to another qualified Plan or to an individual retirement account ("IRA") without regard to whether the distribution is a Lump Sum Distribution or a Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to an mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lines of the Participant and his or her designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred i.e., forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

ERISA AND OTHER QUALIFICATION

     As noted above, the Plan is subject to certain provisions of ERISA and will be submitted to the IRS for a determination that it is qualified under Section 401(a) of the Code.

     THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

RESTRICTIONS ON RESALE

     Any person receiving a distribution of shares of Common Stock under the Plan who is an "affiliate" of the Bank as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended (the "Securities Act") (e.g., directors, officers and substantial shareholders of the Bank) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act assuming the availability thereof, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act Any person who may be an "affiliate" of the Bank may wish to consult with counsel before transferring any Common Stock owned by him. In addition, Participants are advised to consult with counsel as to the applicability of Section 16 of the 1934 Act which may restrict the sale of Common Stock where acquired under the Plan, or other sales of Common Stock.

     Persons who are not deemed to be "affiliates" of the Bank at the time of
                     ---
resale will be free to resell any shares of Common Stock to them under the Plan, either publicly or privately, without regard to the Registration and Prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules thereunder. An "affiliate" of the Bank is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with the Bank. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of the Bank at the time of a proposed resale will be permitted to make public resales of the Bank's Common Stock only pursuant to a "reoffer" Prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act or some other exemption from registration, and will not be permitted to use this Prospectus in connection with any such resale. In general, the amount of the Bank's Common Stock which any such affiliate may publicly resell pursuant to Rule 144 in any three-month period may not exceed the greater of one percent of the Bank's Common Stock then outstanding or the average weekly trading volume reported on the American Stock Exchange during the four calendar weeks prior to the sale. Such sales may be made only through brokers without solicitation and only at a time when the Bank is current in filing the reports required of it under the 1934 Act.

SEC REPORTING AND SHORT-SWING PROFIT LIABILITY

     Section 16 of the 1934 Act imposes reporting and liability requirements on officers, directors and persons beneficially owning more than ten percent of public companies such as the Holding Company. Section 16(a) of the 1934 Act requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of the Bank's fiscal year. Participation in the Employer Stock Fund of the Plan by officers, directors and persons beneficially owning more than ten percent of Common Stock of the Holding Company must be reported to the SEC annually on a Form 5 by such individuals. At September 30, 1997, 11.98% of the Plan assets were allocated to executive officers.

     In addition to the reporting requirements described above, Section 16(b) of the 1934 Act provides for the recovery by the Holding Company of profits realized by any officer, director or any person beneficially owning more than ten percent of the Holding Company's Common Stock ("Section 16(b) Persons") resulting from the purchase and sale or sale and purchase of the Holding Company's Common Stock within any six-month period.

     The SEC has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for participant-directed employer security transactions within an employee benefit plan, such as the Plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) Persons.

     Except for distributions of Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, Section 16(b) Persons are required to hold shares of Common Stock distributed from the Plan for six months following such distribution.

                                    EXPERTS

     The financial statements and schedule of the First Federal Lincoln Bank Savings Plan as of December 31, 1996 and 1995 and for the years then ended have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

          The validity of the issuance of the Common Stock will be passed upon by Muldoon, Murphy & Faucette, Washington, D.C., which firm acted as special counsel for the Bank in connection with the Bank's Conversion from a mutual savings bank to a stock based organization.

                    FIRST FEDERAL LINCOLN BANK SAVINGS PLAN
                                Investment Form
                                ---------------

Name of Plan Participant:
                          ---------------------------
Social Security Number:
                        -----------------------------
     1.   INSTRUCTIONS.  In connection with the proposed Conversion of First
          ------------
Federal Lincoln Bank from a mutual savings bank to a stock based organization (the "Conversion"),First Federal Lincoln Bank Savings Plan ("Plan") has been amended to permit participants to direct their current account balances for their Account, into a new fund: the Employer Stock Fund. The percentage of a participant's account transferred at the direction of the participant into the Employer Stock Fund will be used to purchase shares of common stock of First Lincoln Bancshares Inc. (the "Common Stock").

     To direct a transfer of all or a part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with the Human Resources Department, no later than 10 days prior to the expiration date of the Offering (_____________, 1998.) A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact Paula Luther at
(402) 473-6124 . If you do not complete and return this form to the Plan Administrator by ____________, the funds credited to your accounts under the Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the Plan if no investment direction has been provided.

2. INVESTMENT DIRECTIONS. I hereby authorize the Plan Administrator to direct the Trustee to invest the following percentages of my Account in the Employer Stock Fund:

     a.   5-Year Guaranteed Interest Account _____%*
     b.   2-Year Guaranteed Interest Account _____%*
     c.   Bond & Mortgage Account _____%
     d.   Bond Emphasis Balanced Account_________%
     e.   Stock Emphasis Balanced Account ___________%
     f.   Stock Index 500 Account_________%
     g.   U.S. Stock Account _____%
     h.   Real Estate Account _____%
     i.   International Stock Account ______%
     j.   Money Market Account ______%

NOTE:  The total percentage of directed investments, above, may not exceed 100%.
     * A penalty may be incurred as a result of early withdrawals from these accounts.

3. PURCHASER INFORMATION. The ability of participants in the Plan to purchase Common Stock in the Conversion and to direct their current account balances into the Employer Stock Fund is based upon the participant's status as an Eligible Account Holder and/or Supplemental Eligible Account Holder. Please indicate your status.

  a. [_] Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with First Federal Lincoln Bank as of June 30, 1996.

  b. [_] Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with First Federal Lincoln Bank as of December 31, 1997, but are not an Eligible Account Holder.

4. ACKNOWLEDGMENT OF PARTICIPANT. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.

------------------------            ------------
Signature of Participant            Date

------------------------------------------------------------

ACKNOWLEDGMENT OF RECEIPT BY ADMINISTRATOR. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.

---------------    --------
By:                       Date
   --------------

  THE PARTICIPATION INTERESTS REPRESENTED BY COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY THE COMPANY OR BANK. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

FIRST FEDERAL LINCOLN BANK SAVINGS PLAN

Table of Contents

December 31, 1996 and 1995

================================================================================

Independent Auditors' Report                                                F-2

Statements of Net Assets Available for Plan Benefits                        F-3

Statements of Changes in Net Assets Available for Pension Benefits          F-4

Notes to Financial Statements                                         F-5 - F-9


                                                                        Schedule
Item 27a - Schedule of Assets Held for Investment Purposes                  1

Item 27d - Schedule of Reportable Transactions                              2


                          INDEPENDENT AUDITORS' REPORT


Employee Benefit Committee
First Federal Lincoln Bank
Lincoln, Nebraska:


We were engaged to audit the financial statements and schedules of First Federal Lincoln Bank Savings Plan as of December 31, 1996 and 1995, and for the years then ended. These financial statements and schedules are the responsibility of the Plan's management.

As permitted by 29 CFR 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, the plan administrator instructed us not to perform, and we did not perform, any auditing procedures with respect to the information summarized in note 6, which was certified by the Principal Financial Group, Des Moines, Iowa, the Insurer of the Plan, except for comparing the information with related information included in the financial statements. We have been informed by the plan administrator that the Insurer holds the Plan's investment assets and executes investment transactions. A certification has been obtained by the plan administrator from the Insurer as of and for the years ended December 31, 1996 and 1995, that the information provided to the plan administrator by the Insurer is complete and accurate.

Because of the significance of the information that we did not audit, we are unable to, and do not, express an opinion on the accompanying financial statements and schedules taken as a whole. The form and content of the information included in the financial statements and schedules, other than that derived from the information certified by the Insurer, have been audited by us in accordance with generally accepted auditing standards and, in our opinion, are presented in compliance with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.


                                                KPMG Peat Marwick LLP
                                                /s/ KPMG Peat Marwick LLP
June 13, 1997
Lincoln, Nebraska

FIRST FEDERAL LINCOLN BANK SAVINGS PLAN

Statements of Net Assets Available for Plan Benefits

December 31, 1996 and 1995

================================================================================


                                                                         1996             1995


Pooled funds on deposit with the Insurer (notes 3, 4 and 6):
     Guaranteed interest account                                     $ 3,593,187       3,785,944
     U.S. stock account                                                4,723,942       3,588,100
     International stock account                                       1,246,399         862,310
     Stock index 500 account                                             737,961         423,780
     Money market account                                                774,330         727,006
     Real estate account                                                 323,960         278,339
     Bond and mortgage account                                         1,546,539       1,438,417
     Bond emphasis balanced account                                      246,737         205,354
     Stock emphasis balanced account                                     238,231         178,887
                                                                      ----------      ----------

                 Net assets available for plan benefits              $13,431,286      11,488,137
                                                                      ==========      ==========

See accompanying notes to financial statements.

FIRST FEDERAL LINCOLN BANK SAVINGS PLAN

Statement of Changes in Net Assets Available for Plan Benefits with Fund Information

Year ended December 31, 1996 with comparative totals for 1995

================================================================================

                                                                   1996
                             -------------------------------------------------------------------------------------
                              Guaranteed         U.S.      International      Stock          Money          Real
                               interest         stock          stock        index 500       market         estate
                               account         account        account        account        account        account
Investment income
     (note 6)                $  217,389        915,688        235,291        123,745         36,341         28,218

Contributions:
    Employer                     48,258         74,955         31,741         19,995         14,487          9,720
    Employee                    137,488        143,643         66,381         44,079         29,346         19,140
                              ---------      ---------      ---------      ---------      ---------      ---------
         Total contri-
            butions             185,746        218,598         98,122         64,074         43,833         28,860
                              ---------      ---------      ---------      ---------      ---------      ---------
         Total additions        403,135      1,134,286        333,413        187,819         80,174         57,078
                              ---------      ---------      ---------      ---------      ---------      ---------

Benefits to participants        198,054         82,528        112,601         11,034         33,777         15,532

Transfers and
    adjustments                 397,272        (84,478)      (163,366)      (137,436)          (997)        (4,082)

Other                               566            394             89             40             70              7
                              ---------      ---------      ---------      ---------      ---------      ---------
         Total deductions       595,892         (1,556)       (50,676)      (126,362)        32,850         11,457
         Net increase
            (decrease)         (192,757)     1,135,842        384,089        314,181         47,324         45,621

Beginning of year             3,785,944      3,588,100        862,310        423,780        727,006        278,339
                              ---------      ---------      ---------      ---------      ---------      ---------

End of year                  $3,593,187      4,723,942      1,246,399        737,961        774,330        323,960
                              =========      =========      =========      =========      =========      =========

                                                       1996
                              ------------------------------------------------------
                                                Bond          Stock
                               Bond and       emphasis       emphasis
                               mortgage       balanced       balanced
                               account        account        account         Total          1995

Investment income
     (note 6)                    58,086         22,051         33,114      1,669,923      1,701,405

Contributions:
    Employer                     27,915          4,880          7,494        239,445        209,230
    Employee                     55,168         11,186         14,983        521,414        537,628
                              ---------      ---------      ---------     ----------     ----------
         Total contri-
            butions              83,083         16,066         22,477        760,859        746,858
                              ---------      ---------      ---------     ----------     ----------
         Total additions        141,169         38,117         55,591      2,430,782      2,448,263
                              ---------      ---------      ---------     ----------     ----------

Benefits to participants         21,929            976          1,395        477,826        630,467

Transfers and
    adjustments                  11,013         (4,271)        (5,169)         8,486         21,502

Other                               105             29             21          1,321          1,056
                              ---------      ---------      ---------     ----------     ----------
         Total deductions        33,047         (3,266)        (3,753)       487,633        653,025
         Net increase
            (decrease)          108,122         41,383         59,344      1,943,149      1,795,238

Beginning of year             1,438,417        205,354        178,887     11,488,137      9,692,899
                              ---------      ---------      ---------     ----------     ----------

End of year                   1,546,539        246,737        238,231     13,431,286     11,488,137
                              =========      =========       ========     ==========     ==========

See accompanying notes to financial statements.

FIRST FEDERAL LINCOLN BANK SAVINGS PLAN

Notes to Financial Statements

December 31, 1996 and 1995

================================================================================

(1) Summary of Significant Accounting Policies

    Basis of Presentation

        The accompanying financial statements of the First Federal Lincoln Bank Savings Plan (Plan) have been prepared on an accrual basis and present the net assets available for plan benefits and the changes in those net assets. The Plan is sponsored by First Federal Lincoln Bank (Bank).

    Administration

        The Plan, established August 1, 1978 and restated as of January 1, 1989, is a defined contribution 401(k) profit sharing plan and is administered by the Employee Benefit Committee. The Bank has entered into an Immediate Participation Guarantee Contract with the Principal Financial Group (Insurer). The Bank directs the Insurer to make investments under the group contract in accordance with elections made by the participants. The Bank has no reversionary interest in the Plan.

        Costs of administering the Plan are paid by the Bank.

    Investments and Valuations

        The Plan's investments are stated at fair value except for its guaranteed interest account which is valued at contract value (note 3). The Plan's other investment accounts are unit investments in pooled separate accounts of the Insurer. Each pooled separate account is valued at fair value by the Insurer at the close of each business day.

    Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect the reported amounts of net assets available for plan benefits and the reported changes in those net assets during the reporting period. Actual results could differ from those estimates.

(2) Description of Plan

    The following description of the Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

    Eligibility

        The Plan requires that employees complete one year of service to be eligible for participation in the Plan. A year of service is defined as any period of 12 consecutive months beginning on the date of employment or any January 1, thereafter, during which the employee has at least 1,000 hours of service. The employee must make an election to participate in the Plan and agree to make contributions to the Plan by payroll deductions.

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK SAVINGS PLAN

Notes to Financial Statements

Page 2

================================================================================


(2)  Description of Plan, Continued

     Contributions

        Employees can contribute from 1 percent to 15 percent of their salary to the Plan. All participant contributions are fully vested and nonforfeitable at all times. The Bank will contribute, through June 30, 1996, 50 percent of the employee's contribution up to a maximum of 6 percent of the employee's salary. Beginning July 1, 1996, the Bank will contribute 66-2/3 percent of the employee's contribution up to a maximum of 6 percent of the employee's salary (including bonus, commission, overtime or other special compensation up to $6,000), provided accumulated net income, earnings or profits allow. The Bank funds its liability bi-weekly as the participants' contributions are made. The Bank may make additional contributions to the Plan not to exceed the maximum amount deductible from the Bank's income under the Internal Revenue Code.

     Benefits

        Plan participants become 100 percent vested in the Bank's matching contributions after five years of service. Participant accounts are credited with the participant's contribution, an allocation of the Bank's contribution and Plan earnings. Benefits to which a participant is entitled are provided from the participant's account.

        Benefits upon retirement are payable as a single lump-sum or as a fixed-period annuity upon participant election. Participants may also elect to receive a taxable distribution of any part of their vested account balance prior to retirement if Plan hardship requirements are met. Payment of benefits are recorded when paid.

     Plan Termination

        Although the Bank has not expressed any intention to do so, it has the right under the Plan to discontinue its contributions at anytime and to terminate the Plan subject to the provisions of Employee Retirement Income Security Act of 1974 (ERISA). In the event of Plan termination, the entire value of each participant's account will be fully vested and nonforfeitable.

     Nonassignability

        The account of any participant shall not be subject to seizure for the payment of debts or judgments of the participant. However, a court of law, by an appropriate qualified domestic relations order, can assign part of a participant's benefit to an alternate payee.

     Amendments

        The Plan can be amended at any time by the Bank's Board of Directors, but such amendment may not deprive any participant of his or her vested interest.

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK SAVINGS PLAN

Notes to Financial Statements

Page 3

================================================================================


(3)  Guaranteed Interest Account with Insurer

     The Plan entered into a guaranteed interest account with the Insurer who maintains the contributions in a pooled account. The guaranteed interest account is credited with earnings on the underlying investments and charged for plan withdrawals and administrative expenses charged by the Insurer. The guaranteed interest account is included in the financial statements at contract value, (which represents contributions made under the contract, plus earnings, less withdrawals and administrative expenses), because it is fully benefit responsive. For example, participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value. There are no reserves against contract value for credit risk of the contract issuer or otherwise. The fair value of the guaranteed interest account at December 31, 1996 and 1995 was $3,584,318 and $3,785,944, respectively. The average yield and crediting interest rates were approximately 6 percent for 1996 and 1995. The crediting interest rate is based on an agreed-upon formula with the issuer, but cannot be less than zero percent.

(4)  Investments

     The following table presents the investments that represent five percent or more of the Plan's net assets available for benefits at December 31, 1996.


          Pooled funds on deposit with the Insurer:
             Guaranteed interest account                 $  3,593,187
             U.S. stock account                             4,723,942
             International stock account                    1,246,399
             Stock index 500 account                          737,961
             Money market account                             774,330
             Bond and mortgage account                      1,546,539
                                                           ==========


(5)  Federal Income Taxes

     Management of the Bank believes the Plan is operating in accordance with its qualified status under the provisions of sections 401(a) and 401(k) of the Internal Revenue Code and is, therefore, exempt from Federal income tax under section 501(a) of the Code. The Plan received a favorable determination letter dated March 6, 1995 from the Internal Revenue Service.

(6)  Insurer Transactions

     The Plan administrator has received the following information from the Insurer and a statement certifying such information is accurate and complete. Information included in the accompanying financial statements and information in the supplemental schedules is presented in reliance solely upon their certification.


                                                       1996           1995
         Investments at contract value            $ 13,431,286     11,488,137
                                                    ==========     ==========

         Investment income                        $  1,669,923      1,701,405
                                                    ==========     ==========


FIRST FEDERAL LINCOLN BANK SAVINGS PLAN                           Schedule 1

Item 27a - Schedule of Assets Held for Investment Purposes

December 31, 1996, as Reported by the Insurer

================================================================================


                                                                    Current or
                                                                     contract
                                                     Cost             value
Pooled funds on deposit with the Insurer:
     Guaranteed interest account                  $ 3,593,187       3,593,187
     U.S. stock account                               845,130       4,723,942
     International stock account                      862,594       1,246,399
     Stock index 500 account                          494,764         737,961
     Money market account                             669,462         774,330
     Real estate account                              265,387         323,960
     Bond and mortgage account                      1,182,918       1,546,539
     Bond emphasis balanced account                   195,425         246,737
     Stock emphasis balanced account                  185,032         238,231
                                                    ---------      ----------

                                                  $ 8,293,899      13,431,286
                                                    =========      ==========


See accompanying independent auditors' report.

FIRST FEDERAL LINCOLN BANK SAVINGS PLAN                         Schedule 2

Item 27d - Schedule of Reportable Transactions

December 31, 1996, as Reported by the Insurer

================================================================================

Series of transactions, when aggregated, involving an amount in excess of 5 percent of current value of plan assets:


                                                                                                   Current
                                                                                                   value of
                                                                                                   asset on          Net
      Description                Series of     Purchase           Selling          Cost of        transaction       gain
       of assets               transactions      price             price            asset             date         or loss
Purchase of guaranteed
     interest account               38         $ 708,799             --                --            708,799         --
                                    ==         =========         =========         =========         =======       ======

Sale of guaranteed interest
     account                        34         $    --           1,118,921         1,118,921            --           --
                                    ==         =========         =========         =========         =======       ======


See accompanying independent auditors' report.

PROSPECTUS


                         FIRST LINCOLN BANCSHARES INC.
           (PROPOSED HOLDING COMPANY FOR FIRST FEDERAL LINCOLN BANK)

                       8,021,250 SHARES OF COMMON STOCK

     First Lincoln Bancshares Inc. (the "Company"), a Delaware corporation, is offering up to 8,021,250 shares of its common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of First Federal Lincoln Bank (the "Bank" or "Lincoln") from a federally-chartered mutual savings bank to a federally-chartered capital stock savings bank pursuant to the Bank's plan of conversion (the "Plan" or "Plan of Conversion"). The simultaneous conversion of the Bank to stock form, the issuance of the Bank's stock to the Company and the offer and sale of the Common Stock by the Company are herein referred to as the "Conversion." In certain circumstances, the Company may increase the amount of Common Stock offered hereby to 9,224,438 shares. See Footnote 4 to the table below.

                                                   (continued on following page)

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PROSPECTIVE INVESTOR, SEE "RISK FACTORS" BEGINNING ON PAGE 12.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, OR ANY OTHER
      FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH
          COMMISSION, OFFICE OR OTHER AGENCY OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
      ("FDIC"), THE BANK INSURANCE FUND ("BIF"), THE SAVINGS ASSOCIATION
        INSURANCE FUND ("SAIF") OR ANY OTHER GOVERNMENT AGENCY NOR ARE
          THEY INSURED OR GUARANTEED BY THE BANK OR THE COMPANY. THE
            COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING
                   THE POSSIBLE LOSS OF PRINCIPAL INVESTED.


=================================================================================================================================
                                                                            ESTIMATED UNDERWRITING
                                                                        COMMISSIONS AND OTHER FEES AND           ESTIMATED
                                              SUBSCRIPTION PRICE(1)              EXPENSES(2)                  NET PROCEEDS(3)
---------------------------------------------------------------------------------------------------------------------------------
Minimum Per Share..........................          $20.00                         $0.51                          $19.49
---------------------------------------------------------------------------------------------------------------------------------
Midpoint Per Share.........................          $20.00                         $0.48                          $19.52
---------------------------------------------------------------------------------------------------------------------------------
Maximum Per Share..........................          $20.00                         $0.45                          $19.55
---------------------------------------------------------------------------------------------------------------------------------
Total Minimum(1)...........................       $118,575,000                    $3,050,504                    $115,524,496
---------------------------------------------------------------------------------------------------------------------------------
Total Midpoint(1)..........................       $139,500,000                    $3,313,795                    $136,186,205
---------------------------------------------------------------------------------------------------------------------------------
Total Maximum(1)...........................       $160,425,000                    $3,577,177                    $156,847,823
---------------------------------------------------------------------------------------------------------------------------------
Total Maximum, as adjusted(4)..............       $184,488,800                    $3,879,669                    $180,609,131
=================================================================================================================================

(1) Determined in accordance with an independent appraisal prepared by Keller & Company, Inc. ("Keller") dated November 12, 1997, which states that the aggregate estimated pro forma market value of the Common Stock being offered for sale ranged from $118,575,000 to $160,425,000, with a midpoint of $139,500,000 (the "Valuation Range") and which takes into account shares to be issued to the First Federal Lincoln Foundation (the "Foundation"). Based on the Valuation Range, the Board of Directors of the Company (the "Board of Directors") established the estimated price range of $118.6 million to $160.4 million (the "Estimated Price Range"), or between 5,928,750 and 8,021,250 shares of Common Stock at the $20.00 price per share (the "Purchase Price") to be paid for each share of Common Stock subscribed for or purchased in the Offerings (as described herein). The independent appraisal of Keller is based upon estimates and projections that are subject to change and the valuation must not be construed as a recommendation as to the advisability of purchasing such shares nor an assurance that a purchaser will thereafter be able to sell such shares at prices in the range of the foregoing valuation. See "The Conversion --Stock Pricing" and "-- Number of Shares to be Issued."
(2) Consists of the estimated costs to the Bank and the Company arising from the Conversion, including estimated fixed expenses of $1.6 million and marketing fees to be paid to Sandler O'Neill & Partners, L.P. ("Sandler O'Neill"), estimated to be $1,450,504 and $1,977,177 at the minimum and the maximum of the Estimated Price Range, respectively. See "The Conversion --Marketing and Underwriting Arrangements." See "Pro Forma Data" for the assumptions used to arrive at these estimates. The actual fees and expenses may vary from the estimates.
(3) Actual net proceeds may vary substantially from estimated amounts depending on the number of shares sold in each of the Offerings and other factors. Includes the purchase of shares of Common Stock by the First Federal Lincoln Bank Employee Stock Ownership Plan and related trust (the "ESOP") and funded by a loan to the ESOP, by the Company or a third party, which will be deducted from the Company's stockholders' equity. See "Use of Proceeds" and "Pro Forma Data."
(4) As adjusted to reflect the sale of up to an additional 15% of the Common Stock which may be offered at the Purchase Price, without resolicitation of subscribers or any right of cancellation, due to regulatory considerations, changes in market conditions or general financial and economic conditions. See "Pro Forma Data" and "The Conversion -- Stock Pricing." For a discussion of the distribution and allocation of the additional shares, if any, see "The Conversion -- Subscription Offering and Subscription Rights," "--Community Offering" and "-- Limitation on Common Stock Purchases."

                      __________________________________
                       SANDLER O'NEILL & PARTNERS, L.P.
                      __________________________________

           The date of this Prospectus is ___________________, 1997.

     NON-TRANSFERABLE RIGHTS TO SUBSCRIBE FOR THE COMMON STOCK IN A SUBSCRIPTION OFFERING (THE "SUBSCRIPTION OFFERING") HAVE BEEN GRANTED IN THE FOLLOWING ORDER OF PRIORITY: (1) DEPOSITORS WHOSE ACCOUNTS IN THE BANK TOTALED $50 OR MORE ON JUNE 30, 1996 ("ELIGIBLE ACCOUNT HOLDERS"); (2) THE EMPLOYEE PLANS, INCLUDING THE ESOP WHICH INTENDS TO SUBSCRIBE FOR UP TO 8% OF THE COMMON STOCK ISSUED IN CONNECTION WITH THE CONVERSION (INCLUDING SHARES ISSUED TO THE FIRST FEDERAL LINCOLN FOUNDATION (THE "FOUNDATION")); (3) DEPOSITORS WHOSE ACCOUNTS IN THE BANK TOTALLED $50 OR MORE ON DECEMBER 31, 1997 ("SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS"); AND (4) MEMBERS OF THE BANK CONSISTING OF DEPOSITORS OF THE BANK AS OF __________, 1997, THE VOTING RECORD DATE ("VOTING RECORD DATE") FOR THE SPECIAL MEETING (AS DEFINED HEREIN), AND BORROWERS WITH LOANS OUTSTANDING AS OF JUNE 1, 1995, WHICH CONTINUE TO BE OUTSTANDING AS OF THE VOTING RECORD DATE, OTHER THAN THOSE MEMBERS WHO OTHERWISE QUALIFY AS ELIGIBLE ACCOUNT HOLDERS OR SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS ("OTHER MEMBERS"). SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE. PERSONS FOUND TO BE TRANSFERRING SUBSCRIPTION RIGHTS WILL BE SUBJECT TO THE FORFEITURE OF SUCH RIGHTS AND POSSIBLE FURTHER SANCTIONS AND PENALTIES IMPOSED BY THE OFFICE OF THRIFT SUPERVISION ("OTS"). Concurrently, and subject to the prior rights of holders of subscription rights, the Company is offering the shares of Common Stock not subscribed for in the Subscription Offering for sale in a community offering to certain members of the general public with preference given first, to depositors in First Federal Lincoln Bank-Iowa (the "Iowa Bank") whose accounts in the Iowa Bank totaled $50 or more on June 30, 1996, and second, to natural persons residing in certain specified counties in Nebraska, Kansas and Iowa (the Bank's "Local Community") (the "Community Offering") (such natural persons are referred to as "Preferred Subscribers"). Shares not subscribed for in the Subscription and Community Offerings will be offered to certain members of the general public in a syndicated community offering (the "Syndicated Community Offering") (the Subscription and Community Offerings and the Syndicated Community Offering are referred to collectively as the "Offerings").

     Except for the ESOP, which intends to subscribe for up to 8% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, no Eligible Account Holder or Supplemental Eligible Account Holder or Other Member may, in their respective capacities as such, purchase in the Subscription Offering more than $500,000 of Common Stock; no person, together with associates of and persons acting in concert with such person, may purchase in the Community Offering and Syndicated Community Offering more than $500,000 of Common Stock; and no person, together with associates of and persons acting in concert with such person, may purchase in the aggregate more than the overall maximum purchase limitation of 1% of the total number of shares of Common Stock offered in the Conversion; provided, however, that the overall maximum purchase limitations may be increased and the amount that may be subscribed for may be increased or decreased at the sole discretion of the Bank or the Company without further approval of the Bank's members. See "The Conversion - Subscription Offering and Subscription Rights," "-- Community Offering" and "-- Limitations on Common Stock Purchases." The minimum purchase is 25 shares.

     Pursuant to the Plan, the Company intends to establish a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will create the Foundation, which will be incorporated under Delaware law as a non-stock corporation, and will be funded with shares of Common Stock contributed by the Company in an amount equal to 6% of the number of shares of Common Stock sold in the Conversion. The Foundation will be dedicated to charitable purposes within the communities in which the Bank operates. The establishment of the Foundation is subject to the approval of the Bank's members at the special meeting being held to consider the Plan of Conversion. For a discussion of the Foundation and the effects on the Conversion, including if the members do not approve the establishment of the Foundation, see "Risk Factors -- Establishment of the Charitable Foundation," "Pro Forma Data," and "The Conversion -- Establishment of Charitable Foundation."

     THE SUBSCRIPTION AND COMMUNITY OFFERINGS WILL TERMINATE AT 12:00 NOON, CENTRAL TIME, ON ________, 1998 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE BANK AND THE COMPANY, WITH THE APPROVAL OF THE OTS, IF NECESSARY. Orders submitted are irrevocable until the completion of the Conversion; provided, that, if the Conversion is not completed within 45 days after the close of the Subscription and Community Offerings, unless such period has been extended with the consent of the OTS, if necessary, all subscribers will have their funds returned promptly with interest, and all withdrawal authorizations will be canceled. Such extensions may not go beyond _______, 199__. See "The Conversion

-- Subscription Offering and Subscription Rights," "-- Procedure for Purchasing Shares in Subscription and Community Offerings."

     The Company has received conditional approval to have its Common Stock listed on the American Stock Exchange ("AMEX") under the symbol "FLF" upon completion of the Conversion. Prior to this offering there has not been a public market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop or that the Common Stock will trade at or above the Purchase Price. The absence or discontinuance of a market may have an adverse impact on both the price and liquidity of the Common Stock. See "Risk Factors -- Absence of Market for Common Stock."

           [MAP OF FIRST FEDERAL LINCOLN BANK OFFICES APPEARS HERE]

                  SUMMARY OF THE CONVERSION AND THE OFFERINGS

--------------------------------------------------------------------------------

     The following summary of the Conversion and the Offerings is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

Risk Factors.....................  A purchase of the Common Stock involves a substantial degree of risk. Eligible Account
                                   Holders, Supplemental Eligible Account
                                   Holders, Other Members and other prospective investors should carefully consider the matters set forth under "Risk Factors." THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT INSURED OR GUARANTEED BY THE FDIC, BIF OR SAIF OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY THE COMPANY OR THE BANK.

First Lincoln Bancshares Inc.....  First Lincoln Bancshares Inc. is a Delaware
                                   corporation organized at the direction of the Bank to become a savings and loan holding company and own all of the Bank's capital stock to be issued upon its conversion from mutual form to stock form. To date, the Company has not engaged in any business. Its executive office is located at 13th & "N" Streets, Lincoln, Nebraska 68508 and its telephone number is (402) 475-0521.

First Federal Lincoln Bank.......  The Bank is a federally-chartered mutual savings bank. At September 30, 1997, the Bank had total assets of $1.03 billion, total deposits of $923.7 million and total retained earnings of $80.6 million. The Bank is located at 13th & "N" Streets, Lincoln, Nebraska 68508, and its telephone number is
                                   (402) 475-0521. At September 30, 1997, the
                                   Bank operated 58 offices in Nebraska,
                                   southwest Iowa and northern Kansas. The Iowa offices are operated as the Iowa Bank, which is a wholly-owned subsidiary of the Bank. Except where the context requires otherwise, references to the Bank herein include the Iowa Bank. The Bank has historically operated as a community-oriented savings institution providing one- to four-family residential mortgage loans and a variety of retail deposit products to consumers throughout the Bank's market area. Following adoption of a new long-term strategic plan in 1994, the Bank has implemented a strategy to operate as a consumer-oriented community bank concentrating on the origination and purchase of adjustable-rate residential loans and short-term consumer loans, the origination for sale of longer-term fixed-rate mortgage loans and increased investment in other short-term and variable-rate loans and investments.

The Conversion and
  Reasons for Conversion.........  The Board of Directors of the Bank has
                                   adopted the Plan of Conversion pursuant to which the Bank intends to convert to a federally-chartered capital stock savings bank and issue all of its stock to the Company. The Company is offering shares of its Common Stock in the Offerings in connection with the Conversion. Management believes the Conversion offers a number of advantages, including: (i) providing a larger capital base with which to operate; (ii) providing enhanced future access to capital markets; (iii) providing enhanced ability to diversify into other financial services-related activities; and (iv) providing enhanced ability to increase its presence in the communities it serves through the acquisition or establishment of branch offices or the acquisition of other financial institutions. The Conversion and the Offerings are subject to approval by the OTS, and approval of members of the Bank eligible to vote at a special meeting to be held on __________, 1998 (the "Special Meeting"). The OTS issued an approval letter on _______, 1998. See "The Conversion--General."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The First Federal Lincoln          The Plan of Conversion provides for the
    Foundation...................  establishment of a charitable foundation in connection with the Conversion. The
                                   Foundation, which will be incorporated under Delaware law as a non-stock corporation, will be funded with a contribution by the Company equal to 6% of the Common Stock sold in the Conversion. The authority for the affairs of the Foundation will be vested in the Board of Directors of the Foundation, all of whom are existing Directors of the Company or the Bank or officers of the Company or the Bank. See
                                   "The Conversion - Establishment of the
                                   Charitable Foundation."

Terms of the Offering............  The shares of Common Stock to be sold in connection with the Conversion are being offered at a fixed price of $20.00 per share in the Subscription Offering pursuant to subscription rights in the following order of priority to: (i) Eligible Account Holders;
                                   (ii) the employee plans, including the ESOP;
                                   (iii) Supplemental Eligible Account Holders;
                                   and (iv) Other Members. Concurrently, and subject to the prior rights of holders of subscription rights, any shares of Common Stock not subscribed for in the Subscription Offering are being offered in the Community Offering at $20.00 per share to certain members of the general public with a preference given to Preferred Subscribers. Subscription rights will expire if not exercised by 12:00 noon, Central time, on __________, 1998, unless extended by the Bank and the Company, with the approval of the OTS, if necessary. See "The Conversion - Subscription Offering and Subscription Rights" and " - Community Offering."

Procedure for Ordering Shares
  and Prospectus Delivery........  Forms to order Common Stock offered in the
                                   Subscription Offering and the Community
                                   Offering will be preceded or accompanied by a Prospectus. Any person receiving a stock order and certification form who desires to subscribe for shares must do so prior to the Expiration Date by delivering to the Bank a properly executed stock order and certification form together with full payment. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED OR MODIFIED WITHOUT THE CONSENT OF THE BANK. To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no prospectus will be mailed any later than five days prior to the Expiration Date or hand delivered any later than two days prior to such date. The Bank is not obligated to accept subscriptions not submitted on an original stock order form. See "The Conversion - Procedure for Purchasing Shares in Subscription and Community Offerings."

Form of Payment for Shares.......  Payment for subscriptions may be made: (i) in cash (if delivered in person); (ii) by check, bank draft or money order; or (iii) by authorization of withdrawal from deposit accounts maintained at the Bank. Orders for Common Stock submitted by subscribers in the Subscription Offering which aggregate to $50,000 or more must be paid by official bank or certified check or by withdrawal authorization from a deposit account of the Bank. No wire transfers will be accepted. See "Conversion - Procedure for Purchasing Shares in Subscription and Community Offerings."

Nontransferability of
  Subscription Rights............  The subscription rights of Eligible Account
                                   Holders, Supplemental Eligible Account
                                   Holders, Other Members and the Employee
                                   Plans, including the ESOP, are
                                   nontransferable. See "The Conversion -
                                   Restrictions on Transfer of Subscription
                                   Rights and Shares."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Purchase Limitations.............  No Eligible Account Holder, Supplemental
                                   Eligible Account Holder or Other Member may purchase in the Subscription Offering more than $500,000 of Common Stock. No person, together with associates or persons acting in concert with such person, may purchase in the Community Offering and the Syndicated Community Offering more than $500,000 of Common Stock. No person, together with associates or persons acting in concert with such person, may purchase in the aggregate more than 1% of the Common Stock offered. However, the Employee Plans, including the ESOP, may purchase up to 10% of the Common Stock issued, including shares issued to the Foundation. Pursuant to the Plan of Conversion, it is the intent of the ESOP to purchase 8% of the Common Stock issued, including shares issued to the Foundation. The minimum purchase is 25 shares of Common Stock. At any time during the Conversion and without approval of the Bank's depositors or a resolicitation of subscribers, the Bank and the Company may, in their sole discretion, decrease the maximum purchase limitation below $500,000 of Common Stock; however, such amount may not be reduced to less than 0.10% of the Common Stock offered. Additionally, at any time during the Conversion, the Bank and the Company may, in their sole discretion, increase the maximum purchase limitation in the Subscription and Community Offerings to an amount in excess of $500,000 up to a maximum of 5% of the shares to be issued in the Conversion. Similarly, the 1% overall maximum purchase limitation may be increased up to 5% of the total shares of Common Stock offered in the Conversion.

Securities Offered and Purchase
  Price..........................  The Company is offering between 5,928,750 and
                                   8,021,250 shares of Common Stock at a
                                   Purchase Price of $20.00 per share. The
                                   maximum of the Estimated Price Range may be increased by up to 15% and the maximum number of shares of Common Stock to be issued may be increased up to 9,224,438 shares due to regulatory considerations and changes in market or general financial or economic conditions. See "The Conversion - Stock Pricing" and "- Number of Shares to be Issued."

Appraisal........................  The Purchase Price per share has been fixed at $20.00. The total number of shares to be issued in the Conversion is based upon an independent appraisal prepared by Keller, dated as of November 12, 1997, which states that the estimated pro forma market value of the Common Stock ranged from $118,575,000 to $160,425,000. The final aggregate value will be determined at the time of closing of the Offerings and is subject to change due to changing market conditions and other factors. See "The Conversion - Stock Pricing."

Use of Proceeds..................  The Company will use 50% of the net proceeds of the Offerings to purchase all of the
                                   outstanding common stock of the Bank to be issued in the Conversion. The remaining net proceeds will be retained by the Company. Funds retained by the Company will be used for general business activities, including a loan by the Company to the ESOP to enable the ESOP to purchase up to 8% of the stock issued in connection with the Conversion, including shares issued to the Foundation. The Company intends to initially invest the remaining net proceeds in securities, primarily federal funds and short-term mortgage-backed and mortgage-related securities. The Bank intends to utilize net proceeds for general business purposes. See "Use of Proceeds."

Dividend Policy..................  Directors of the Company will have the authority to declare dividends on the Common
                                   Stock, subject to statutory and regulatory requirements. In the future, the Board of Directors of the Company may consider a policy of paying cash dividends on the Common Stock. However, no decision has been made with respect to such dividends, if any. See "Dividend Policy."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Benefits of the Conversion to      Among the benefits to the Bank and the
  Management.....................  Company anticipated from the Conversion is the ability to attract and retain personnel through the use of stock options and other stock related benefit programs. Subsequent to the Conversion, the Company intends to adopt one or more stock-based benefit plans to provide stock options, restricted stock awards and certain related rights to directors, officers and employees
                                   (hereinafter individually or collectively referred to as the "Stock-Based Incentive
                                   Plan"). If the Stock-Based Incentive Plan is adopted within one year after the Conversion, it will be subject to stockholders' approval at a meeting of stockholders which may not be held earlier than six months after the Conversion. The Company intends to adopt a plan which would provide for the granting of Common Stock to officers, directors and employees of the Bank and Company in an amount equal to 4% of the Common Stock issued in the Conversion, including shares issued to the Foundation. The Company also intends the plan to provide the Company with the ability to grant options to officers, directors and employees of the Bank and Company to purchase
                                   Common Stock equal to 10% of the number of shares of Common Stock issued in the Conversion, including shares issued to the Foundation.

                                   Additionally, certain officers of the Company and the Bank will be provided with employment agreements or change in control agreements which provide such officers with employment rights and/or payments upon their termination of service following a change in control. For a further description of the Stock-Based Incentive Plan, see "Risk Factors - Stock Based Benefits to Management and Directors, Employment Contracts and Change in Control Payments" and "Management of the Bank - Benefits." See "Management of the Bank - Subscriptions by Executive Officers and Directors," "Restrictions on Acquisition of the Company and the Bank - Restrictions in the Company's Certificate of Incorporation and Bylaws," and "The Conversion Establishment of the Charitable Foundation."

Voting Control of Officers
  and Directors..................  Directors and executive officers of the Bank and the Company expect to purchase
                                   approximately 2.5% or 1.8% of shares of
                                   Common Stock outstanding, based upon the minimum and the maximum of the Estimated Price Range, including shares issued to the Foundation, respectively. Additionally, assuming the implementation of the ESOP and the Stock-Based Incentive Plan, directors, executive officers and employees have the potential to control the voting of approximately 20.0% or 19.5% of the Common Stock at the minimum and the maximum of the Estimated Price Range, including shares issued to the Foundation, respectively. See "Management of the Bank -Subscriptions by Executive Officers and Directors," and "Restrictions on Acquisition of the Company and the Bank - Restrictions in the Company's Certificate of Incorporation and Bylaws."

Expiration Date for the            The Expiration Date for the Subscription
  Subscription Offering..........  Offering is 12:00 noon, Central time on
                                   _______________, 1998, unless extended by the
                                   Bank and the Company. See "The Conversion -
                                   Subscription Offering and Subscription
                                   Rights."

Market for Stock.................  As a mutual institution, the Bank has never issued capital stock and, consequently, there is no existing market for the Common Stock. The Company has applied to have its Common Stock listed on the AMEX under the symbol "FLF" subject to the completion of the Conversion and compliance with certain conditions. See "Market for the Common Stock."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

No Board Recommendations.........  The Bank's Board of Directors and the
                                   Company's Board of Directors are not making any recommendations to depositors or other potential investors regarding whether such persons should purchase the Common Stock. An investment in the Common Stock must be made pursuant to each investor's evaluation of his or her best interests.

Conversion Center................  If you have any questions regarding
                                   Conversion, call the Conversion Center at
                                   (402)_____________.

--------------------------------------------------------------------------------

          SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE BANK

     The selected consolidated financial and other data of the Bank set forth below is derived in part from, and should be read in conjunction with, the Consolidated Financial Statements of the Bank and Notes thereto presented elsewhere in this Prospectus.

                                                    AT SEPTEMBER 30,                          AT JUNE 30,
                                                  --------------------  -------------------------------------------------------
                                                   1997(1)    1996(1)      1997       1996       1995       1994        1993
                                                  ---------  ---------  ---------- ---------- ----------  ---------  ----------
                                                                                 (IN THOUSANDS)
SELECTED CONSOLIDATED FINANCIAL DATA:
  Total assets.................................   $1,033,578 $1,024,812  $1,042,335  $1,037,855   $982,818   $984,620  $1,082,836
  Loans receivable, net(2).....................      818,460    748,655     814,881     713,512    646,223    625,182     603,456
  Investment securities held-to-
     maturity(3)...............................       58,660    119,508      94,248     130,643    168,834    202,280      50,069
  Investment securities available-for-sale(3)             --         --          --          --        994        979     200,484
  Federal funds sold...........................       33,700     17,200       3,600      52,500     30,600     45,200     154,000
  FHLB stock...................................        7,060      6,417       6,933       6,313      5,639      8,416       8,416
  Mortgage-backed securities held-to
    maturity...................................       80,413     93,237      85,372      97,030     91,297     68,247         298
  Mortgage-backed securities
    available-for-sale(3)......................          747        821         750         843      1,955      2,090      11,266
  Deposits.....................................      923,669    912,229     920,120     929,314    864,064    896,761     935,880
  FHLB advances................................       10,565     14,582      21,569      13,598     23,632      3,665      38,000
  Retained earnings............................       80,562     72,856      78,912      74,560     69,172     65,147      85,395
  Allowance for possible loan losses...........        7,022      5,971       6,330       5,918      5,642      5,966       7,581
  Non-performing loans.........................        1,112        729       1,814       2,796      3,852        865       3,805
  Non-performing assets........................        2,283      2,045       3,276       4,187      7,058      9,090       9,263

                                                  FOR THE THREE MONTHS
                                                         ENDED
                                                      SEPTEMBER 30,                    FOR THE YEAR ENDED JUNE 30,
                                                  --------------------  -------------------------------------------------------
                                                   1997(1)    1996(1)      1997       1996       1995       1994        1993
                                                  ---------  ---------  ---------- ---------- ----------  ---------  ----------
                                                                                  (IN THOUSANDS)
SELECTED OPERATING DATA:
  Interest income...................              $20,113    $19,528     $78,346    $74,949    $69,364    $67,883     $82,678
  Interest expense..................               11,986     11,841      47,198     48,206     44,605     43,652      51,374
                                                  -------    -------     -------    -------    -------    -------     -------
    Net interest income.............                8,127      7,687      31,148     26,743     24,759     24,231      31,304
  Provision for loan losses.........                  713         96         450        598        243       (480)        815
                                                  -------    -------     -------    -------    -------   --------     -------

    Net interest income after provision
      for loan losses...............                7,414      7,591      30,698     26,145     24,516     24,711      30,489
  Total noninterest income..........                  891        921       3,586      3,901      3,039        169       4,085
  Total noninterest expense(12).....                5,707     11,123      27,249     22,136     20,852     47,262      25,196
                                                  -------    -------     -------    -------    -------   --------     -------
  Income (loss) before provision for
    income taxes and cumulative effect of
    change in accounting principle and
    extraordinary item..............                2,598     (2,611)      7,035      7,910      6,703    (22,382)      9,378
  Income tax expense (benefit)......                  955       (905)      2,695      2,535      2,644        180       1,571
                                                  -------    -------     -------    -------    -------   --------     -------
    Income (loss) before cumulative effect
      of change in accounting principle and
      extraordinary item............                1,643     (1,706)      4,340      5,375      4,059    (22,562)      7,807
 Cumulative effect of change in
    accounting for income taxes.....                   --         --          --         --         --      2,314          --
  Extraordinary item, utilization of
    operating loss carryforward.....                   --         --          --         --         --         --       1,200
                                                  -------    -------     -------    -------    -------   --------     -------
    Net income (loss)...............              $ 1,643    $(1,706)    $ 4,340    $ 5,375    $ 4,059   $(20,248)    $ 9,007
                                                  =======    =======     =======    =======    =======   ========     =======

                                                     AT OR FOR THE THREE
                                                        MONTHS ENDED
                                                          SEPT. 30,              AT OR FOR THE FISCAL YEAR ENDED AT JUNE 30,
                                                  -----------------------  --------------------------------------------------------
                                                     1997(1)     1996(1)      1997        1996       1995         1994       1993
                                                  ------------  ---------  ----------  ----------  ----------  ----------  --------
                                                                                 (DOLLARS IN THOUSANDS)
SELECTED FINANCIAL RATIOS AND OTHER DATA(4):
PERFORMANCE RATIOS:
  Return on average assets........................       0.63%     (0.66)%      0.42%      0.53%      0.42%      (1.96)%     0.81%
  Return on average retained earnings.............       8.23      (9.15)       5.74       7.52       6.05      (23.70)     11.03
  Average retained earnings to average
    assets........................................       7.67       7.23        7.26       7.05       6.88        8.26       7.36
  Retained earnings to total assets
    at end of period..............................       7.79       7.11        7.57       7.18       7.04        6.62       7.89
  Net interest rate spread(5).....................       2.86       2.74        2.74       2.36       2.33        2.25       2.78
  Net interest margin(6)..........................       3.24       3.09        3.10       2.73       2.63        2.48       3.00
  Average interest-earning assets to
    average interest-bearing liabilities..........     107.96     107.45      107.77     107.56     106.46      105.23     104.57
  Total noninterest expense to average assets.....       2.19       4.31        2.62       2.18       2.14        4.57       2.27
  Efficiency ratio(7).............................      63.28     129.22       78.45      72.24      75.01      193.70      71.20
  Net interest income to operating expenses.......     142.40      69.11      114.31     120.81     118.74       51.27     124.24
REGULATORY CAPITAL RATIOS(8):
  Leveraged capital...............................       7.77       7.09        7.55       7.16       7.04        6.58       6.52
  Total risk-based capital........................      14.32      14.52       14.17      15.20      15.52       14.77      14.81
ASSET QUALITY RATIOS:
  Total non-performing loans(9)...................    $ 1,112     $  729      $1,814     $2,796     $3,852      $  865     $3,805
  Real estate owned, net..........................      1,171      1,316       1,462      1,391      3,206       8,225      5,458
  Total non-performing assets(10).................      2,283      2,045       3,276      4,187      7,058       9,090      9,263
  Non-performing loans as a percent of
    loans(9)(11)..................................        013%      0.10%       0.22%      0.39%      0.59%       0.14%      0.62%
  Non-performing assets as a percent of
    total assets(10)..............................       0.21       0.20        0.31       0.40       0.72        0.92       0.86
  Allowance for possible loan losses as
    a percent of loans(2)(11).....................       0.85       0.79        0.77       0.82       0.87        0.95       1.24
  Allowance for possible loan losses as
  a percent of total
    non-performing loans..........................     631.47     819.07      348.95     211.66     146.47      689.71     199.24
OTHER DATA:
Number of full service customer facilities........         58         57          58         56         55          55         58

_____________________
(1) The data presented for the three months ended Sept. 30, 1997 and 1996 were derived from unaudited consolidated financial statements and reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. Interim results at and for the three months ended Sept. 30, 1997, are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 1998.
(2) The allowance for loan losses at Sept. 30, 1997 and 1996, and June 30, 1997, 1996, 1995, 1994 and 1993, was $7.02 million, $5.97 million, $6.33 million, $5.92 million, $5.64 million, $5.97 million and $7.58 million, respectively.
(3) The Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," as of July 1, 1994. Prior to that date, investments in mortgage-backed securities available-for-sale were recorded at the lower of amortized cost or fair value.
(4) Asset Quality Ratios and Regulatory Capital Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized where appropriate.
(5) The net interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.
(6) The net interest margin represents net interest income as a percent of average interest-earning assets.
(7) The efficiency ratio represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income. This ratio was affected by the write-off of goodwill during the year ended June 30, 1994, and the payment of the special SAIF assessment during the three months ended September 30, 1996.
(8) For definitions and further information relating to the Bank's regulatory capital requirements, see "Regulation and Supervision - Capital Requirements." See "Regulatory Capital Compliance" for the Bank's pro forma capital levels as a result of the Offerings.
(9) Non-performing loans consist of all loans 90 days or more past due. It is the Bank's policy to cease accruing interest on all loans 90 days or more past due. See "Business of the Bank - Delinquent Loans, Real Estate Owned and Classified Assets."
(10) Non-performing assets consist of non-performing loans and real estate owned, net ("REO").
(11) Loans include loans held for investment, net, excluding the allowance for possible loan losses.
(12) In the year ended June 30, 1994, management determined that the intangible asset, goodwill, had no continuing value to the Bank and, therefore, wrote off the remaining amount of approximately $22.3 million.

                                 RISK FACTORS

         The following risk factors, in addition to those discussed elsewhere in this Prospectus, should be considered by investors in deciding whether to purchase the Common Stock offered hereby.

SENSITIVITY TO INCREASES IN INTEREST RATES

         The Bank's profitability, like that of most financial institutions, is dependent to a large extent upon its net interest income, which is the difference between its interest income on interest-earning assets, such as loans and investments, and its interest expense on interest-bearing liabilities, such as deposits and borrowings. Accordingly, the Bank's results of operations and financial condition are largely dependent on movements in market interest rates and its ability to manage it assets in response to such movements.

         At September 30, 1997, the Bank's total interest-bearing liabilities maturing or repricing within one year exceeded its total interest-earning assets maturing or repricing in the same time period by $7.0 million, representing a cumulative one-year interest sensitivity gap as a percentage of total assets of negative 0.68%. Accordingly, in a rapidly rising interest rate environment, the cost of the Bank's interest-bearing liabilities will generally increase at a rate faster than the yield on its interest-earning assets thereby adversely affecting the Bank's net interest income. Increases in interest rates also could adversely affect the type (fixed-rate or adjustable-rate) and amount of loans originated by the Bank and the average life of loans and securities which, in turn, could adversely impact the yields earned on the Bank's loan and securities portfolios as well as the amount of secondary market activity in which the Bank engages. The Bank attempts to manage its interest rate risk by selling most longer-term, fixed-rate one- to four-family loans, emphasizing the origination of and retaining adjustable-rate and shorter-term fixed-rate loans, purchasing adjustable-rate loans and investing in securities with shorter stated or estimated maturities. One method of analyzing an institution's exposure to interest rate risk is by measuring the change in the institution's Net Portfolio Value ("NPV") under various interest rate scenarios. NPV is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. An NPV Ratio, in any interest rate scenario, is defined as the NPV in that scenario divided by the market value of assets in the same scenario. The sensitivity measure is the decline in the NPV Ratio, in basis points, caused by a 2% increase or decrease in rates, whichever produces the larger decline. The higher an institution's sensitivity measure is, the greater its exposure to interest rate risk is considered to be. As of June 30, 1997, the most recent date for which information is available, the Bank's sensitivity measure, as measured by the OTS, indicated that a 2% increase in interest rates would cause a 220 basis point decline in the Bank's NPV Ratio. This NPV Ratio sensitivity measure exceeds the thresholds at which the Bank could be required to hold additional risk-based capital under OTS regulation, if so determined by the OTS. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Management of Interest Rate Risk."

         Increases in market interest rates would result in an increase in the interest rates on the Bank's adjustable-rate loans, thereby causing higher loan payment amounts by the borrowers which, in turn, may result in elevated delinquencies on such loans. Increases in the level of interest rates may also adversely affect the value of the Bank's investment and mortgage-backed securities and other interest-earning assets and, in turn, its results of operations or retained earnings. At September 30, 1997, the Bank's investment securities, including mortgage-backed securities, held-to-maturity had an estimated fair value of $139.4 million, which was $343,000 greater than their amortized cost. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Management of Interest Rate Risk," "Business of Bank-Lending Activities -- One- to Four-Family Lending" and " -- Investment Activities."

POTENTIAL LOW RETURN ON EQUITY FOLLOWING THE CONVERSION

         At September 30, 1997, the Bank's ratio of retained earnings to total assets was 7.79%. The Company's equity position will be significantly increased as a result of the Conversion. On a pro forma basis as of September 30, 1997, assuming the sale of Common Stock at the midpoint of the Estimated Price Range, the Company's ratio of equity to assets would be approximately 17.49%. The Company's ability to deploy this new capital through investments in interest-earning assets, such as loans and securities, which bear rates of return comparable to its current investments, will be significantly affected by industry competition for such investments. The Company currently anticipates that it will take time to prudently deploy such capital. As a result, the Company's return on equity initially is expected to be below its historical return on equity and may be below peer group institutions after the Conversion. Additionally, due to the implementation of stock-based benefit plans such as the ESOP and the Stock-Based Incentive Plan, the Company's future compensation expense will be increased, thereby, adversely affecting its net income and return on equity.

INCREASED LENDING RISKS ASSOCIATED WITH MULTI-FAMILY, COMMERCIAL REAL ESTATE AND COMMERCIAL LOANS

         At September 30, 1997, the Bank's multi-family, commercial real estate and commercial loan portfolios totaled $182.0 million, or 21.5% of total loans receivable. Of this amount, $39.2 million, or 21.5%, consisted of multi-family loans, $140.8 million, or 77.4%, consisted of commercial real estate loans, and $2.0 million, or 1.1%, consisted of commercial loans. Multi-family, commercial real estate and commercial loans are generally viewed as exposing the lender to greater credit risk than one- to four-family residential loans and typically involve higher loan principal amounts. Repayment of multi-family and commercial real estate loans generally is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service. The Bank attempts to offset the risks associated with multi-family and commercial real estate lending primarily by originating such loans on a selective basis, by lending to individuals who will be actively involved in the management of the property and who have proven management experience, and by making such loans with lower loan-to-value ratios than one- to four-family loans. Additionally, the Bank generally requires personal guarantees from the borrowers of its multi-family and commercial real estate loans. Economic events and government regulations, which are outside the control of the borrower or lender, could impact the value of the property securing the loan or the future cash flow of the affected properties. See "Business of the Bank - Lending Activities."

INCREASED LENDING RISKS ASSOCIATED WITH CONSTRUCTION AND DEVELOPMENT LOANS

         At September 30, 1997, the Bank had total outstanding construction and development loans of $50.5 million, or 6.0% of total loans receivable. Construction and development financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate because the risk of loss on such loans is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development compared to the estimated cost (including interest) of construction. If the estimate of value proves to be inaccurate, the property securing the loan, when completed, may have a value which is insufficient to assure full repayment of the loan. See "Business of the Bank -- Lending Activities."

ESTABLISHMENT OF THE CHARITABLE FOUNDATION

         Pursuant to the Plan, the Company intends to establish a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will establish the Foundation, which will be incorporated under Delaware law as a non-stock corporation and will be funded with shares of Common Stock contributed by the Company. Establishment of the Foundation is subject to the approval of the Bank's members at the Special Meeting. If approved by members, the establishment of the Foundation will be dilutive to the voting and ownership interests of stockholders and will have an adverse impact on the operating results of the Company in fiscal 1998, possibly resulting in an operating loss in fiscal 1998, the fiscal year in which the Foundation is established.

         Dilution of Stockholders' Interests. The Company proposes to establish the Foundation with Common Stock in an amount equal to 6% of the Common Stock sold in the Conversion. At the minimum, midpoint and maximum of the Estimated Price Range, the contribution to the Foundation would be 355,725, 418,500, and 481,275 shares, with a value of $7.1 million, $8.4 million and $9.6 million, respectively, based on the Purchase Price of $20.00 per share. Upon completion of the Conversion and establishment of the Foundation, the Company will have 8,502,525 shares issued and outstanding at the maximum of the Estimated Price Range, of which the Foundation will own 481,275 shares, or 5.7%. AS A RESULT, PERSONS PURCHASING SHARES IN THE CONVERSION WILL HAVE THEIR OWNERSHIP AND VOTING INTERESTS IN THE COMPANY DILUTED BY 5.7%. SEE "PRO FORMA DATA."

         Negative Impact on Earnings. Assuming receipt of approval of the Bank's members, establishment of the Foundation will have an adverse impact on the Company's and the Bank's earnings in the year in which the contribution is made. The Company will recognize an expense in the amount of the contribution to the Foundation in the quarter in which it occurs, which is expected to be the third quarter of fiscal 1998. Such expense will reduce earnings and have a material adverse impact on the Company's earnings for the year. The amount of the contribution will range from $7.1 million to $9.6 million, depending on the amount of Common Stock sold in the Conversion. The contribution expense will be partially offset by the tax deductibility of the expense in an amount equal to the fair market value of the stock at the time of the contribution less the nominal par value that the Foundation is required to pay to the Company for the stock. The Company and Bank have been advised by their independent accountants that the contribution to the Foundation will be tax deductible, subject to a limitation based on 10% of the Company annual taxable income. Assuming a contribution of $9.6 million in Common Stock, based on the maximum of the Estimated Price Range, the Company estimates a net tax effected expense of $6.2 million. If the Foundation had been established at June 30, 1997, the Bank would have reported a net loss of $1.8 million for fiscal 1997 rather than reporting net income of $4.3 million. In addition to the contribution to the Foundation, the Bank expects in the future to continue to make some charitable contributions within its community.

         Possible Nondeductibility of the Contribution. The Company and the Bank have been advised by their independent accountants that the Foundation will qualify as a Section 501(c)(3) exempt organization under the Code, and will be classified as a private foundation. In this regard, the Foundation will submit a request to the Internal Revenue Service ("IRS") to be recognized as a tax-exempt organization. The independent accountants' opinion, however, does not consider the impact of the regulatory condition on the gift imposed by the OTS which requires the shares of Common Stock held by the Foundation to be voted in the same ratio as all other shares of the Common Stock on all proposals considered by stockholders of the Company. See "The Conversion -- Establishment of the Charitable Foundation -- Regulatory Conditions Imposed on the Foundation." In the event that the Company or the Foundation receives an opinion of their tax counsel satisfactory to OTS that compliance with the voting restriction would have the effect of causing the Foundation to lose its tax exempt status, otherwise have material adverse tax consequences on the Foundation or subject the Foundation to an excise tax under Section 4941 of the Code, the OTS will waive such voting restriction upon submission of such opinion(s) by the Company or the Foundation. The independent accountants' opinion further provides that the Company's contribution of its own stock to the Foundation should not constitute an act of self-dealing, and that the Company will be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal par value that the Foundation is required to pay to the Company for such stock, subject to an annual limitation based on 10% of the Company's annual taxable income. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution for federal tax purposes. Thus, while the Company expects to receive a charitable contribution deduction of approximately $1.7 million in calendar year 1998, based on the maximum of the Estimated Price Range, the Company is permitted under the Code to carry over the excess contribution over a five-year period following the year in which the contribution is initially made for federal tax purposes, subject to the 10% annual limitation. For state income tax purposes, the Company does not anticipate receiving a full tax benefit for the charitable contribution in Nebraska, and will receive no tax benefit in Iowa and Kansas. Assuming the sale of Common Stock at the midpoint of the Estimated Price Range, the Company estimates that all of the deduction should be deductible for federal tax purposes over the combined six-year period. However, no assurances can be made that the Company will have sufficient pre-tax income over the five-year period following the year in which the contribution is initially made to utilize fully the carryover related to the excess contribution. Although the Company and the Bank have received an opinion of their independent accountants that the Company will be entitled to the deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, there would be no tax benefit related to the Foundation.

         Comparison of Valuation and Other Factors Assuming the Foundation is Not Established as Part of the Conversion. The establishment of the Foundation was taken into account by Keller in determining the estimated pro forma market value of the Company. The aggregate price of the shares of Common Stock being offered in the Subscription and Community Offerings is based upon the independent appraisal conducted by Keller of the estimated pro forma market value of the Company. The pro forma aggregate price of the shares being offered for sale in the Conversion is currently estimated to be between $118.6 million and $160.4 million, with a midpoint of $139.5 million. Based on the appraisal, the pro forma market capitalization of the Bank at the midpoint, including shares contributed to the Foundation, is $147.9 million. At September 30, 1997, the pro forma price to book ratio and the pro forma price to earnings ratio are 73.20% and 14.80x, respectively, at the midpoint of the Estimated Price Range. In the event that the Conversion did not include the Foundation, Keller has estimated that the estimated pro forma market capitalization of the Bank would be approximately $158.4 million at the midpoint based on a pro forma price to book ratio and the pro forma price to earnings ratio that are approximately the same as the independent appraisal at 73.20% and 15.05x, respectively. If the Foundation was not part of the Conversion, the pro forma market value of the shares being offered is estimated to be between $134.6 million and $182.2 million. See "Comparison of Valuation and Pro Forma Information with No Foundation." This estimate by Keller was prepared at the request of the OTS and is solely for purposes of providing depositors with sufficient information with which to make an informed decision on the Foundation. There is no assurance that if the Foundation is not approved the appraisal prepared at that time would conclude that the pro forma market value of the Company would be the same as the amount estimated herein. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

         The Bank believes that the establishment of the Foundation is in the best interests of the Bank, its depositors, its prospective stockholders and the communities in which it operates. The Foundation is integrally tied to the Bank's business of operating a community banking institution and the Bank believes that the Foundation will have a positive impact on the Bank's long-term franchise value. The amount of Common Stock being offered in the Conversion at the midpoint of the Estimated Price Range is approximately $18.9 million less than the estimated amount of Common Stock that would be offered in the Conversion without the Foundation based on the estimate provided by Keller. Accordingly, certain depositors of the Bank who subscribe to purchase Common Stock in the Subscription Offering may receive fewer shares depending on the appraisal valuation at that time, the number of shares sold based on that appraisal, the size of a depositor's stock order, the amount of his or her qualifying deposits in the Bank and the overall level of subscriptions. The decrease in the amount of Common Stock being offered will not have a significant effect on the

Company or the Bank's capital position. The Bank's regulatory capital is significantly in excess of its regulatory capital requirements and will further exceed such requirements following the Conversion. The Bank's tangible, leverage and risk-based capital ratios at September 30, 1997, were 7.77%, 7.77% and 14.32%, respectively. Assuming the sale of shares at the midpoint of the Estimated Price Range, the Bank's pro forma tangible, leverage and risk-based capital ratios at September 30, 1997 would be 12.06%, 12.06% and 21.73%, respectively. On a consolidated basis, the Company's pro forma stockholders' equity would be $202.0 million or approximately 17.49% of pro forma consolidated assets, assuming the sale of shares at the midpoint of the Estimated Price Range. Pro forma stockholders' equity per share and pro forma net earnings per share would be $27.32 and $0.34, respectively. If the Foundation was not being established in the Conversion, based on the Keller estimate, the Company's pro forma stockholders' equity would be approximately $216.4 million or approximately 18.50% of pro forma consolidated assets at the midpoint of the estimate and pro forma stockholders' equity per share and pro forma net earnings per share would be approximately the same with the Foundation as without the establishment of the Foundation. See "Comparison of Valuation and Pro Forma Information with No Foundation."

         Potential Anti-Takeover Effect. If approved by the Bank's members, upon completion of the Conversion, the Foundation will own 5.7% of the total shares of the Company's Common Stock outstanding. Such shares will be owned solely by the Foundation; however, pursuant to the terms of the contribution as mandated by the OTS, the shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Common Stock on all proposals considered by the stockholders of the Company. See "The Conversion-- Establishment of the Charitable Foundation" -- "Regulatory Conditions Imposed on the Foundation." The Company and the Foundation will take the necessary steps to provide such requirement in the Foundation's corporate governance documents. As such, the Company does not believe the Foundation will have an anti-takeover effect on the Company. In the event that the OTS were to waive this voting restriction, the Foundation's Board of Directors would exercise sole voting power over such shares and would no longer be subject to the restriction. However, the OTS could impose additional conditions at that time on the composition of the Board of Directors of the Foundation or which otherwise relate to control of the Common Stock held by the Foundation. See "The Conversion -- Establishment of the Charitable Foundation -- Regulatory Conditions Imposed on the Foundation." If a waiver of the voting restriction were granted by the OTS and no further conditions were imposed on the Foundation at that time, management of the Company and the Bank may benefit to the extent that the Board of Directors of the Foundation determines to vote the shares of Common Stock held by the Foundation in favor of proposals supported by the Company and the Bank. Furthermore, in the event of such a waiver, when the Foundation's shares are combined with shares purchased directly by officers and directors of the Company, shares held by proposed stock benefit plans, if approved by stockholders, and shares held in the Bank's ESOP, the aggregate of such shares could exceed 20% of the Company's outstanding Common Stock, which could enable management to defeat stockholder proposals requiring 80% approval. Consequently, this potential voting control might preclude takeover attempts that certain stockholders deem to be in their best interest, and might tend to perpetuate management. Since the ESOP shares are allocated to all eligible employees of the Bank, and any unallocated shares will be voted by an independent trustee, and because awards under the proposed stock benefit plans may be granted to employees other than executive officers and directors, management of the Company does not expect to have voting control of all shares held or allocated by the ESOP or other stock benefit plans. See " -- Certain Anti-Takeover Provisions Which May Discourage Takeover Attempts -- Voting Control of Officers and Directors."

          Further, there will be no agreements or understandings, written or tacit, with respect to the exercise of either direct or indirect control over the management or policies of the Company by the Foundation which may discourage takeover attempts, including agreements related to voting, acquisition or disposition of the Common Stock. Finally, as the Foundation sells its shares of Common Stock over time, its ownership interest and voting power in the Company are expected to decrease.

         Potential Challenges. The establishment and funding of a charitable foundation as part of a conversion is innovative and has been done in a limited number of instances in connection with a conversion. As such, the Foundation may be subject to potential challenges notwithstanding that the Boards of Directors of the Company and the Bank have carefully considered the various factors involved in the establishment of the Foundation in reaching its determination to establish the Foundation as part of the Conversion. See "The Conversion -- Establishment of the Charitable Foundation -- Purpose of Foundation." In conjunction with its approval of the Conversion, the Bank determined to submit the Foundation for a vote of members so that members have a right to vote on whether the Foundation should be established as part of the Conversion. If certain parties were to institute an action seeking to require the Bank to eliminate establishment of the Foundation in connection with the Conversion, no assurances can be made that the resolution of such action would not result in a delay in the consummation of the Conversion or that any objecting persons would not be ultimately successful in obtaining such removal or other equitable relief or monetary damages against the Company or the Bank. Additionally, if the Company and the Bank are forced to eliminate the Foundation, the Company may be required to resolicit subscribers in the Offerings.

         Approval of Members. Establishment of the Foundation is subject to the approval of a majority of the total outstanding votes of the Bank's members eligible to be cast at the Special Meeting. The Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the establishment of the Foundation, the Bank intends to complete the Conversion without the establishment of the Foundation. Failure to approve the Foundation may materially increase the pro forma market value of the Common Stock being offered for sale in the Offerings since the Valuation Range, as set forth herein, takes into account the dilutive impact of the issuance of shares to the Foundation. If the pro forma market value of the Common Stock without the Foundation is either greater than $182.2 million or less than $134.6 million, the Bank will establish a new Estimated Price Range and commence a resolicitation of subscribers (i.e., subscribers will be permitted to continue their orders, in which case they will need to reconfirm affirmatively their subscriptions prior to the expiration of the resolicitation offering or their subscriptions funds will be promptly refunded with interest at the Bank's passbook rate of interest, or be permitted to increase, decrease, or cancel their subscriptions). Any change in the Estimated Price Range must be approved by the OTS. See "The Conversion -- Stock Pricing." A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days unless further extended by the OTS for periods of up to 90 days not to extend beyond _______________, 1999.

HIGHLY COMPETITIVE INDUSTRY AND GEOGRAPHIC AREA

         The Bank faces significant competition in its market area both in attracting deposits and in originating loans. The Bank's primary market area, Nebraska, southwest Iowa and northern Kansas, is a highly competitive market. The population of the market area is relatively small and population growth is moderate. The Bank faces direct competition from a significant number of financial service providers operating in its market area, many with a state-wide or regional presence, and, in some cases, a national presence. This competition arises from commercial banks, savings banks, mortgage brokers, mortgage banking companies, credit unions, and other providers of financial services, many of which are significantly larger than the Bank and, therefore, have greater financial and marketing resources than those of the Bank. As a result of its highly competitive market, the Bank generally has paid and continues to pay a relatively high rate of interest on its deposit accounts. Payment of a high rate of interest on deposit accounts may adversely affect net interest income, which is the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. Competition for loans, particularly for more interest sensitive loans, within the Bank's market area, has caused the Bank to rely more heavily on purchased loans both inside and outside of its market area. See "Business of the Bank--Market Area and Competition" and "--Lending Activities."

PURCHASED LOANS OUTSIDE THE BANK'S MARKET AREA AND CONCENTRATION IN CERTAIN GEOGRAPHIC AREAS

         The Bank's purchase of loans outside its market area may involve greater risk because the Bank may not have the same depth of experience or knowledge of the areas in which the property securing the loans is located. Some of the properties may be located in states which are experiencing adverse economic conditions, including a general softening in real estate markets and the local economies, which may result in increased loan delinquencies and loan losses. Additionally, regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of mortgagors in default vary greatly from state to state, and these restrictions may limit the Bank's ability to foreclose on a property or seek other recovery. Because purchased loans have been somewhat concentrated in the states of California, Arizona and Colorado, the Bank may be subject to loan delinquencies and loan losses resulting from adverse conditions affecting that region of the country. See "Business of the Bank -- Market Areas and Competition" and " -- Lending Activities."

FINANCIAL INSTITUTION REGULATION AND POSSIBLE LEGISLATION

         The Bank is subject to extensive regulation and supervision as a federal savings association. In addition, the Company, as a savings and loan holding company, is subject to extensive regulation and supervision. Such regulations, which affect the Bank on a daily basis, may be changed at any time, and the interpretation of the relevant law and regulations is also subject to change by the authorities who examine the Bank and interpret those laws and regulations. Any change in the regulatory structure or the applicable statutes or regulations, whether by the OTS, the FDIC or the Congress, could have a material impact on the Company, the Bank, its operations or the Bank's Conversion. See "Regulation."

         Recently enacted legislation provides that the BIF (the deposit insurance fund that covers most commercial bank deposits) and the SAIF will merge on January 1, 1999 if there are no more savings associations as of that date. Several bills have been introduced in the current Congress that would eliminate the federal thrift charter and the OTS. A bill recently reported by the House Banking Committee would require federal thrifts to become national banks or state banks or savings banks within two years after enactment or they would, by operation of law, become national banks. Under the proposed legislation, a national bank resulting from a converted federal thrift could continue to engage in activities, including holding any assets, in which it was lawfully engaged on the day before the date of enactment. Branches operated on the day before enactment could be retained regardless of their permissibility for national banks. Subject to a grandfathering provision, all savings and loan holding companies would become subject to the same regulation and activities restrictions as bank holding companies. The grandfathering could be lost under certain circumstances, such as a change in control of the holding company. The legislative proposal would also abolish the OTS and transfer its functions to the federal bank regulators with respect to the institutions and to the Board of Governors of the Federal Reserve Board with respect to the regulation of holding companies. The Bank is unable to predict whether the legislation will be enacted or, given such uncertainty, determine the extent to which the legislation, if enacted, would affect its business. The Bank is also unable to predict whether the SAIF and BIF will eventually be merged.

         Legislation regarding bad debt recapture was signed into law in August 1996 effective for tax years beginning on or after January 1, 1996. The legislation requires recapture of reserves accumulated after 1987. The recapture tax on post-1987 reserves must be paid over a six-year period starting in 1996. The payment of the tax can be deferred in each of 1996 and 1997 if an institution originates at least the same average annual principal amount of mortgage loans that it originated in the six years prior to 1996. See "Federal and State Taxation -- Federal Taxation -- Bad Debt Reserve."

STOCK-BASED BENEFITS TO MANAGEMENT AND DIRECTORS, EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL PAYMENTS

         Stock-Based Incentive Plan. The Company intends to adopt the Stock-Based Incentive Plan which would provide for the granting of options, restricted stock and certain related rights to eligible officers, employees and directors of the Company and Bank. The Stock-Based Incentive Plan may consist of one or more separate plans. While the Company currently anticipates granting stock options and restricted stock awards under a single plan, it may establish separate plans for directors and employees (including officers). The Company plans to seek stockholder approval of such plan(s) at a meeting of stockholders following the Conversion which, under current OTS regulations, may be held no earlier than six months after completion of the Conversion. Assuming the receipt of stockholder approval, the Company expects to acquire or issue an amount equal to 10% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, or 628,447 shares and 850,252 shares at the minimum and maximum of the Estimated Price Range, respectively, for stock options. In addition, the Company expects to acquire or issue an amount equal to 4% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, or 251,379 shares and 340,101 shares at the minimum and maximum of the Estimated Price Range, respectively, for stock awards. These shares will be acquired either through open market purchases or from authorized but unissued Common Stock. See "-- Possible Dilutive Effect of Stock-Based Incentive Compensation Plan."

         Under the Stock-Based Incentive Plan (or any separate plans for directors and employees), stock awards would be granted in the form of non-transferable, non-assignable shares of Common Stock. The Board of Directors intends to appoint an independent trustee who will vote unallocated stock awards in the same proportion as it receives instructions from recipients with respect to allocated shares which have not been earned and distributed. The trustee will not vote allocated shares which have not been distributed if it does not receive instructions from the recipient.

         The Stock-Based Incentive Plan (or any separate plan for employees) also intends to provide for the grant of options to purchase Common Stock. The exercise price of options will be equal to the fair market value of the underlying Common Stock on the date of grant. Such options will permit such officers and directors to benefit from any increase in the market value of the shares in excess of the exercise price at the time of exercise. Officers and directors receiving such options will not be required to pay for the shares until the date of exercise. The award of restricted stock and exercise of non-statutory stock options (and disqualifying dispositions of stock acquired through the exercise of Incentive Stock Options) will result in additional compensation expense to the Company and, accordingly, may result in an increase in the overall compensation expense in future periods. See "Management of the Bank -- Benefits -- Stock-Based Incentive Plan."

         Although no specific award or option determinations have been made, the Company anticipates that it will provide awards and/or options to the directors, officers and employees to the extent permitted by applicable regulations. Current OTS regulations provide that, with respect to any such benefit plan which is implemented within one year after consummation of the Conversion, no individual may receive more than 25% of the shares of any such plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the shares awarded under any such plan.

         The Board of Directors, in determining specific allocations and grants of stock awards and stock options, will consider various factors, including but not limited to, the financial condition of the Company, current and past performance of plan participants and tax and securities law and regulation requirements.

         Employee Stock Ownership Plan. In connection with the Conversion, certain officers and employees of the Bank and the Company will obtain the benefit of stock ownership through the establishment of the Employee Stock Ownership Plan ("ESOP"), which is a tax-qualified plan for the benefit of all eligible employees, including executive officers, of the Bank. The ESOP intends to purchase in the Subscription Offering up to 8% of the Common Stock issued in the Conversion, including the issuance of shares to the Foundation, or 502,758 shares and 680,202 shares at the minimum and maximum of the Estimated Price Range. The ESOP will be funded over time by the Bank, and the Bank will allocate shares of Common Stock to employees of the Bank who are Participants in the ESOP at no cost to the ESOP beneficiaries. See "Management of the Bank -- Benefits -- Employee Stock Ownership Plan."

         Employment Contracts and Change in Control Provisions. Employment and change in control agreements with certain officers and the employee severance compensation plan provide for benefits and cash payments in the event of a change in control of the Company or the Bank. The provisions in such agreements and plan would provide the recipient with a change in control payment in the event of the recipient's involuntary or, in certain circumstances, voluntary termination of employment subsequent to a change in control of the Company or the Bank. These provisions may have the effect of increasing the cost of acquiring the Company, thereby discouraging future attempts to take over the Company or the Bank. Based on current salaries, cash payments to be paid in the event of a change in control pursuant to the terms of the employment agreements, change in control agreements and an employee severance compensation plan (assuming all eligible employees qualified for the full benefit) would be approximately $10.6 million. However, the actual amount to be paid in the event of a change in control of the Company or Bank cannot be estimated at this time because the actual amount is based on the average salary of the employee and other factors existing at the time of the change in control. See "Restrictions on Acquisition of the Company and the Bank -- Restrictions in the Company's Certificate of Incorporation and Bylaws," "Management of the Bank -- Employment Agreements," "-- Change in Control Agreements," "-- Employee Severance Compensation Plan," "-- Benefits -- Stock-Based Incentive Plan."

POSSIBLE DILUTIVE EFFECT OF STOCK-BASED INCENTIVE PLAN

         Following the Conversion, the Stock-Based Incentive Plan will acquire an amount of shares equal to 4% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, either through open market purchases or the issuance of authorized but unissued shares of Common Stock from the Company. If the Stock-Based Incentive Plan is funded by the issuance of authorized but unissued shares, the voting interests of existing stockholders at that time will be diluted by 3.8%. Also following the Conversion, directors, officers and employees will be granted options under the Stock-Based Incentive Plan. Although no specific determinations have been made, the Company expects that executive officers and directors will be granted options to purchase authorized but unissued shares in an amount equal to 10% of the Common Stock issued in the Conversion. Under certain circumstances, such options may be exercised and sold on the same day, thereby eliminating any risk to officers and directors in exercising options in the event that the market price exceeds the exercise price. If all of the options were to be exercised using authorized but unissued Common Stock and the Stock-Based Incentive Plan were funded with authorized but unissued shares, the voting interests of existing stockholders at that time would be diluted by 9.1%.

CERTAIN ANTI-TAKEOVER PROVISIONS WHICH MAY DISCOURAGE TAKEOVER ATTEMPTS

         Provisions in the Company's and the Bank's Governing Instruments. Certain provisions of the Company's Certificate of Incorporation and Bylaws, particularly a provision limiting voting rights, and the Bank's Stock Charter and Bylaws, as well as certain federal regulations, assist the Company in maintaining its status as an independent publicly owned corporation. These provisions provide for, among other things, supermajority voting on certain matters, staggered boards of directors, non-cumulative voting for directors, limits on the calling of special meetings, limits on voting shares in excess of 10% of outstanding shares, and certain uniform price provisions for certain business combinations. The Bank's Stock Charter also prohibits, for five years, the acquisition or offer to acquire, directly or indirectly, the beneficial ownership of more than 10% of the Bank's equity securities. Any person violating this restriction may not vote the Bank's securities in excess of 10%. These provisions in the Bank's and the Company's governing instruments may discourage potential proxy contests and other potential takeover attempts, particularly those which have not been negotiated with the Board of Directors, and thus, generally may serve to perpetuate existing management. For a more detailed discussion of these provisions, see "Restrictions on Acquisitions of the Company and the Bank."

         Voting Control of Officers and Directors. Directors and executive officers of the Bank and the Company expect to purchase approximately 2.5% or 1.8% of the shares of Common Stock to be issued in the Conversion, based upon the minimum and the maximum of the Estimated Price Range, respectively, exclusive of shares that may be attributable to directors and officers through the Stock-Based Incentive Plan and the ESOP, which plans may give directors, executive officers and employees the potential to control the voting of an additional 20.0% of the Company's Common Stock based upon the minimum of the Estimated Price Range, assuming all such plans were funded with authorized but unissued shares. In addition, the Foundation will be funded with a contribution by the Company equal to 6% of the Common Stock sold in the Conversion, which if a waiver of the voting restriction imposed on such Common Stock is obtained from the OTS, may be voted as determined by the directors of the Foundation who also will be directors or officers of the Company and Bank. Management's potential voting control could, together with additional stockholder support, defeat stockholder proposals requiring 80% approval of stockholders. As a result, this potential voting control may preclude takeover attempts that certain stockholders deem to be in their best interest and may tend to perpetuate existing management. See "Restrictions on Acquisition of the Company and the Bank -- Restrictions in the Company's Certificate of Incorporation and Bylaws."

ABSENCE OF MARKET FOR COMMON STOCK

         The Company and the Bank have never issued capital stock. The Company has received conditional approval to have its Common Stock quoted on the AMEX under the symbol "FLF" upon completion of the Conversion. However, there can be no assurance that an active and liquid trading market for the Common Stock will develop or, once developed, will continue, nor can there be any assurances that purchasers of the Common Stock will be able to sell their shares at or above the Purchase Price. The absence or discontinuance of a market for the Common Stock would have an adverse impact on both the price and liquidity of the Common Stock. See "Market for the Common Stock."

POSSIBLE INCREASE IN ESTIMATED PRICE RANGE AND NUMBER OF SHARES ISSUED

         The number of shares to be issued in the Conversion, including shares issued to the Foundation may be increased as a result of an increase in the Estimated Price Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Subscription and Community Offerings. In the event that the Estimated Price Range is so increased, it is expected that the Company will issue up to 9,224,438 shares of Common Stock at the Purchase Price for an aggregate purchase price of up to $184.5 million. An increase in the number of shares issued will decrease a subscriber's pro forma net earnings per share and stockholders' equity per share and will increase the Company's pro forma consolidated stockholders' equity and net earnings. Such an increase will also increase the Purchase Price as a percentage of pro forma stockholders' equity per share and net earnings per share.

POSSIBLE ADVERSE INCOME TAX CONSEQUENCES OF THE DISTRIBUTION OF SUBSCRIPTION RIGHTS

         The Bank has received an opinion of Keller that pursuant to Keller's valuation, subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, have no value. However, such valuation is not binding on the IRS. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of such rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who receive and/or exercise the subscription rights in an amount equal to such value. Additionally, the Bank could recognize a gain for tax purposes on such distribution. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. See "The Conversion -- Effects of Conversion" and "-- Tax Aspects."


                         FIRST LINCOLN BANCSHARES INC.

         The Company was organized in November 1997 at the direction of the Board of Directors of the Bank for the purpose of acquiring all of the capital stock to be issued by the Bank in the Conversion. The Company has received approval from the OTS to become a savings and loan holding company and, as such, will be subject to regulation by the OTS. See "The Conversion -- General." Upon consummation of the Conversion, the Company will conduct business initially as a multiple savings and loan holding company controlling both the Bank and the Iowa Bank. As a multiple savings and loan holding company, the Company will be subject to certain restrictions on activities in which it may engage in addition to controlling the Bank and the Iowa Bank. See "Regulation -- Holding Company Regulation." After completion of the Conversion, the Company's assets will consist of all of the outstanding shares of the Bank's capital stock issued to the Company in the Conversion, that portion of the net proceeds of the Offerings retained by the Company and all of the outstanding shares of capital stock of the Iowa Bank. The Company intends to use part of the net proceeds it retains to loan funds to the ESOP to enable the ESOP to purchase 8% of the Common Stock issued in the Conversion, including shares issued to the Foundation. The Company intends to initially deposit the remaining proceeds with the Bank. See "Use of Proceeds." The Company and Bank may, however, alternatively choose to fund the ESOP through a loan to the ESOP trust by a third-party financial institution. Immediately after the Conversion, the Company will have no significant liabilities. The management of the Company is set forth under "Management of the Company." Initially, the Company will neither own nor lease any property, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than officers of the Company who are also officers of the Bank, but will utilize the support staff of the Bank from time to time. Additional employees will be hired as appropriate to the extent the Company expands its business in the future.

         Management believes that the holding company structure will provide the Company with additional flexibility to diversify, should it decide to do so, its business activities through existing or newly-formed subsidiaries, or through acquisitions of other financial institutions and financial services related companies. In addition, management believes that the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any acquisition and expansion opportunities that may arise. There are no current arrangements, understandings or agreements, written or oral, regarding any such opportunities or transactions. The initial activities of the Company are anticipated to be funded by the net proceeds retained by the Company and earnings thereon or, alternatively, through dividends from the Bank.

         The Company's executive offices are located at 13th and "N" Streets, Lincoln, Nebraska 68508, and its telephone number is (402) 475-0521.

                          FIRST FEDERAL LINCOLN BANK

         The Bank was organized as a savings and loan association in 1907 and received its federal charter and insurance of its accounts in June 1935. The Bank operates as a community bank and its corporate philosophy has traditionally been focused on providing a competitive array of financial products and services to consumers within its market area. The Bank's business primarily consists of accepting deposits from customers and investing those funds primarily in mortgage loans secured by one- to four-family residences. At September 30, 1997, the Bank had invested $521.7 million, or 50.5% of total assets, in one- to four-family mortgage loans. At that date, the Bank's investment in non-residential mortgage loans totaled $180.0 million, or 17.4% of total assets, its investment in cash deposits and investment securities, consisting primarily of U.S. Government and agency obligations, totaled $104.5 million, or 10.1% of total assets, and mortgage-backed securities, primarily consisting of those guaranteed by government agencies such as Freddie Mac ("FHLMC") and Ginnie Mae ("GNMA"), totaled $81.2 million, or 7.9% of total assets. Remaining assets were primarily multi-family mortgages, commercial real estate loans, consumer loans, construction loans, commercial loans and corporate office buildings and land. At September 30, 1997, the Bank's deposit accounts totaled $923.7 million, or 96.9% of total liabilities. The Bank also uses advances from the Federal Home Loan Bank of Topeka ("FHLB") as a source of funds. At September 30, 1997, such advances totaled $10.6 million, or 1.1% of total liabilities.

         The Bank operates its Iowa offices as the Iowa Bank, which is a separately chartered federal savings bank. The Iowa Bank is wholly-owned by the Bank through two wholly-owned subsidiary corporations and initially resulted from the 1988 supervisory conversion and merger of two federal savings and loan associations acquired by the Bank with financial assistance from the Federal Savings and Loan Insurance Corporation ("FSLIC"). Following the Conversion, the Bank will consider engaging in a merger or other form of combination transaction with the Iowa Bank. See "Regulation -- Holding Company Regulation."

         The Bank is subject to extensive regulation, supervision and examination by the OTS, its primary regulator, and the FDIC, which insures its deposits. As of September 30, 1997, the Bank exceeded all regulatory capital requirements with tangible, core and risk-based capital of $80.3 million, $80.3 million and $86.8 million, respectively. Additionally, the Bank's regulatory capital was in excess of the amount necessary for the Bank to be deemed "well capitalized" under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). See "Regulatory Capital Compliance" and "Regulation." The Bank is a member of the FHLB which is one of the twelve regional banks which comprise the Federal Home Loan Bank system. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of the Bank."

         The Bank's executive offices are located at 13th and "N" Streets, Lincoln, Nebraska 68508, and its telephone number is (402) 475-0521.

                         REGULATORY CAPITAL COMPLIANCE

         At September 30, 1997, the Bank exceeded all regulatory capital requirements. See "Regulation -- Federal Savings Institution Regulation -- Capital Requirements." Set forth below is a summary of the Bank's compliance with the regulatory capital standards as of September 30, 1997, on a historical and pro forma basis assuming that the indicated number of shares were sold as of such date and receipt by the Bank of 50% of the net proceeds. For purposes of the table below, the amount expected to be borrowed by the ESOP and the cost of the shares expected to be acquired by the Stock-Based Incentive Plan are deducted from pro forma regulatory capital.

                                                          First Federal Lincoln Bank
                                         Pro Forma at September 30, 1997 Based Upon the Sale at $20.00 Per Share
                                    -----------------------------------------------------------------------------------
                                                      5,928,750 Shares                             8,021,250 Shares
                                                        (Minimum of          6,975,000 Shares       (Maximum of
                              Historical at               Estimated     (Midpoint of Estimated        Estimated
                            September 30, 1997          Price Range)          Price Range)           Price Range)
                           ---------------------  --------------------  ----------------------  -----------------------
                                        Percent               Percent                 Percent                 Percent
                                           of                     of                      of                      of
                           Amount    Assets(2)    Amount   Assets(2)    Amount    Assets(2)    Amount     Assets(2)
                          --------  -----------  -------- -----------  --------  ----------   --------   ----------
                                                                                (Dollars in thousands)
GAAP Capital...........   $80,562       7.79%    $123,241    11.45%    $130,911    12.08%    $138,580      12.70%
                         ========      =====     ========    =====     ========    =====     ========      =====
Tangible Capital:
  Capital Level........   $80,345       7.77     $123,024    11.43%    $130,694    12.06%    $138,363      12.68%
  Requirement..........    15,513       1.50       16,141     1.50       16,256     1.50       16,371       1.50
                          -------       ----     --------     ----     --------     ----     --------       ----
  Excess...............   $64,832       6.27%    $106,883     9.93%    $114,438    10.56%    $121,992      11.18%
                          =======       ====     ========    =====     ========    =====     ========      =====
Core Capital:
  Capital Level........   $80,345       7.77%    $123,024    11.43%    $130,694    12.06%    $138,363      12.68%
  Requirement(3).......    41,369       4.00       43,050     4.00       43,348     4.00       43,655       4.00
                          -------       ----     --------     ----     --------     ----     --------       ----
  Excess...............   $38,976       3.77%    $ 79,974     7.43%    $ 87,346     8.06%    $ 94,708       8.68%
                          =======       ====     ========    =====     ========    =====     ========      =====
Risk-Based Capital:
  Capital Level(4)(5)..   $86,765      14.32%    $129,444    20.64%    $137,114    21.73%    $144,783      22.80%
  Requirement..........    48,475       8.00       50,182     8.00       50,489     8.00       50,795       8.00
                          -------       ----     --------     ----     --------     ----     --------       ----
  Excess...............   $38,290       6.32%    $ 79,262    12.64%    $ 86,625    13.73%    $ 93,988      14.80%
                          =======       ====     ========    =====     ========    =====     ========      =====
                        ----------------------
                             9,224,438 SHARES
                              (15% ABOVE
                              MAXIMUM OF
                               ESTIMATED
                             PRICE RANGE)(1)
                        ----------------------
                                      PERCENT
                                        OF
                         AMOUNT      ASSETS(2)
                        ---------   ----------
GAAP Capital...........  $147,399       13.39%
                         ========       =====
Tangible Capital:
  Capital Level........  $147,182       13.38%
  Requirement..........    16,503        1.50
                         --------        ----
  Excess...............  $130,679       11.88%
                         ========       =====
Core Capital:
  Capital Level........  $147,182       13.38%
  Requirement(3).......    44,008        4.00
                         --------        ----
  Excess...............  $103,174        9.38%
                         ========       =====
Risk-Based Capital:
  Capital Level(4)(5)..  $153,602       24.02%
  Requirement..........    51,148        8.00
                         --------        ----

  Excess...............  $102,454       16.02%
                         ========       =====

__________________________________
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.
(2) Tangible capital levels are shown as a percentage of tangible assets. Core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighed assets.
(3) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other thrifts. See "Regulation -- Federal Savings Institution Regulation -- Capital Requirements."
(4) Assumes net proceeds are invested in assets that carry a 50% risk-weighting.
(5) The difference between equity under generally accepted accounting principles ("GAAP") and regulatory risk-based capital is attributable to the addition of the general valuation allowance of $7,022,000 and other assets that are required to be deducted of $602,000 at September 30, 1997.

                                USE OF PROCEEDS

         Although the actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed, it is presently anticipated that the net proceeds from the sale of the Common Stock will be between $115.5 million and $156.8 million (or $180.6 million if the Estimated Price Range is increased by 15%). See "Pro Forma Data" and "The Conversion-- Stock Pricing" as to the assumptions used to arrive at such amounts. The Company will be unable to utilize any of the net proceeds of the Offerings until the consummation of the Conversion.

         The Company will purchase all of the outstanding capital stock of the Bank to be issued upon Conversion in exchange for 50% of the net proceeds, with the remaining net proceeds to be retained by the Company. Based on net proceeds of $156.8 million, the Company expects to utilize $78.4 million of net proceeds to purchase the common stock of the Bank. Such portion of net proceeds will be added to the Bank's general funds which the Bank currently intends to utilize for general corporate purposes, including new loan fundings and to fund stock-based benefit plans. The Bank may also use such funds for the expansion of its facilities, and to expand operations through acquisitions of other financial institutions, branch offices or other financial services companies. The Bank has not yet determined the approximate amount of net proceeds to be used for any of the purposes mentioned above.

         The Company intends to use a portion of the net proceeds to make a loan directly to the ESOP to enable the ESOP to purchase 8% of the Common Stock issued in the Conversion, including shares issued to the Foundation. The Company and Bank may alternatively choose to fund the ESOP's stock purchases through a loan by a third-party financial institution. The remaining net proceeds retained by the Company will initially be invested in a deposit account at the Bank. Based upon the sale of 5,928,750 shares or 8,021,250 shares at the minimum and maximum of the Estimated Price Range, and the issuance of shares to the Foundation, the amount of the loan to the ESOP would be $10.1 million or $13.6 million, respectively (or $15.6 million if the Estimated Price Range is increased by 15%) to be repaid over a twelve-year period at the prevailing prime rate of interest, which currently is 8.5%. See "Management of the Bank - Benefits--Employee Stock Ownership Plan and Trust."

         The net proceeds retained by the Company may also be used to support the future expansion of operations through branch acquisitions, the establishment of branch offices and the acquisition of smaller financial institutions or their assets, including those located within the Bank's market area or diversification into other banking related businesses. The Company has no current arrangements, understandings or agreements regarding any such opportunities or transactions. The Company, upon the Conversion, will be a multiple savings and loan holding company, which under existing laws would be restricted as to the types of business activities in which it may engage. See "Regulation -- Holding Company Regulation" for a description of certain regulations applicable to the Company.

         Upon completion of the Conversion, the Board of Directors of the Company will have the authority to adopt stock repurchase plans, subject to statutory and regulatory requirements. Unless approved by the OTS, the Company, pursuant to OTS regulations, will be prohibited from repurchasing any shares of the Common Stock for three years except (i) for an offer to all stockholders on a pro rata basis, or (ii) for the repurchase of qualifying shares of a director. Notwithstanding the foregoing and except as provided below, beginning one year following completion of the Conversion, the OTS regulations permit the Company to repurchase its Common Stock so long as: (i) the repurchases within the following two years are part of an open-market program not involving greater than 5% of its outstanding capital stock during a 12-month period; (ii) the repurchases do not cause the Bank to become "undercapitalized" within the meaning of the OTS prompt corrective action regulation; and (iii) the Company provides to the Regional Director of the OTS no later than 10 days prior to the commencement of a repurchase program written notice containing a full description of the program to be undertaken and such program is not disapproved by the Regional Director. See "Regulation -- Prompt Corrective Regulatory Action." In addition, under current OTS policies, repurchases may be allowed in the first year following Conversion and in amounts greater than 5% in the second and third years following Conversion provided there are valid and compelling business reasons for such repurchases and the OTS does not object to such repurchases.

         Based upon facts and circumstances following Conversion and subject to applicable regulatory requirements, the Board of Directors may determine to repurchase stock in the future. Such facts and circumstances may include but are not limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the opportunity to improve the Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Company and its stockholders. In the event the Company determines to repurchase stock, such repurchases may be made at market prices which may be in excess of the Purchase Price in the Conversion.

         Any stock repurchases will be subject to the determination of the Board of Directors that both the Company and the Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that such capital will be adequate, taking into account, among other things, the level of non-performing and other risk assets, the Company's and the Bank's current and projected results of operations and asset/liability structure, the economic environment, tax and other considerations. See "The Conversion-- Certain Restrictions on Purchase or Transfer of Shares after Conversion."


                                DIVIDEND POLICY

         Upon Conversion, the Board of Directors of the Company will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. In the future, the Board of Directors intends to consider a policy of paying cash or stock dividends on the Common Stock. However, no decision has been made with respect to the payment of dividends. Declarations of dividends by the Board of Directors, if any, will depend upon a number of factors, including the amount of net proceeds retained by the Company in the Conversion, investment opportunities available to the Company or the Bank, capital requirements, regulatory limitations, the Company's and the Bank's financial condition and results of operations, tax considerations and general economic conditions. No assurances can be given, however, that any dividends will be paid or, if commenced, will continue to be paid.

         The Bank will not be permitted to pay dividends to the Company on its capital stock if its stockholders' equity would be reduced below the amount required for the liquidation account. See "The Conversion-- Liquidation Rights." For information concerning federal regulations which apply to the Bank in determining the amount of proceeds which may be retained by the Company and regarding a savings institution's ability to make capital distributions, including payment of dividends to its holding company, see "Federal and State Taxation -- Federal Taxation -- Distributions" and "Regulation -- Federal Savings Institution Regulation -- Limitation on Capital Distributions."

         Unlike the Bank, the Company is not subject to OTS regulatory restrictions on the payment of dividends to its stockholders, although the source of such dividends will be dependent on the net proceeds retained by the Company and earnings thereon and may be dependent, in part, upon dividends from the Bank. The Company is subject, however, to the requirements of Delaware law, which generally limit dividends to an amount equal to the excess of the net assets of the Company (the amount by which total assets exceed total liabilities) over its statutory capital (generally defined as the aggregate par value of the outstanding shares of the Company's capital stock having a par value plus the amount of the consideration paid for shares of the Company's capital stock without par value) or, if there is no such excess, to its net profits for the current and/or immediately preceding fiscal year.


                          MARKET FOR THE COMMON STOCK

         The Company and Bank have not previously issued capital stock and, consequently, there is no established market for the Common Stock. The Company has received conditional approval to have its Common Stock listed on the AMEX under the symbol "FLF" upon completion of the Conversion. Such approval is subject to various conditions, including completion of the Conversion and the satisfaction of applicable listing criteria. There can be no assurance that the Common Stock will be able to meet the applicable listing criteria in order to maintain its listing on the AMEX or that an active and liquid trading market will develop or, if developed, will be maintained. A public market having the desirable characteristics of depth, liquidity and orderliness, however, depends upon the presence in the marketplace of both willing buyers and sellers of Common Stock at any given time, which is not within the control of the Company. No assurance can be given that an investor will be able to resell the Common Stock at or above the purchase price of the Common Stock after the Conversion.

                                CAPITALIZATION

         The following table presents the unaudited historical consolidated capitalization of the Bank at September 30, 1997, and the pro forma consolidated capitalization of the Company after giving effect to the Conversion, including the issuance of shares to the Foundation, based upon the sale of the number of shares indicated in the table and the other assumptions set forth under "Pro Forma Data."

                                                                COMPANY PRO FORMA BASED UPON SALE AT $20.00 PER SHARE
                                                                ----------------------------------------------------
                                                                                                          9,224,438
                                                                 5,928,750                                  SHARES
                                                                   SHARES      6,975,000     8,021,250    (15% ABOVE
                                                                  (MINIMUM      SHARES         SHARES     MAXIMUM OF
                                                                     OF      (MIDPOINT OF    (MAXIMUM      ESTIMATED
                                                     BANK        ESTIMATED     ESTIMATED    OF ESTIMATED     (PRICE
                                                  HISTORICAL    PRICE RANGE)  PRICE RANGE)   PRICE RANGE)   RANGE)(1)
                                                 -------------  ------------ ------------- ------------- -----------
                                                                           (IN THOUSANDS)
Deposit accounts(2)............................       $923,669      $923,669      $923,669      $923,669    $923,669
FHLB advances..................................         10,565        10,565        10,565        10,565      10,565
                                                      --------      --------      --------      --------    --------
Total deposit accounts and FHLB advances.......       $934,234      $934,234      $934,234      $934,234    $934,234
                                                      ========      ========      ========      ========    ========
Stockholders' equity:
   Preferred Stock, $.01 par value, 10,000,000
     shares authorized; none to be issued......       $     --      $     --      $     --      $     --    $     --
   Common Stock, $.01 par value, 60,000,000
     shares authorized; shares to be issued
     as reflected..............................             --            63            74            85          98
   Additional paid-in capital(3)...............             --       115,461       136,112       156,763     180,511
   Retained earnings(4)........................         80,562        80,562        80,562        80,562      80,562
Expense of contribution to Foundation..........             --         7,115         8,370         9,626      11,069
Tax-effected contribution to the Foundation(5).             --        (4,554)       (5,357)       (6,161)     (7,084)
Less:  Common Stock acquired by the ESOP(6)....             --       (10,055)      (11,829)      (13,604)    (15,645)
       Common Stock acquired by                             --
          the Stock-Based Incentive Plan(7)....             --        (5,027)       (5,915)       (6,802)     (7,822)
                                                                    --------      --------      --------    --------
Total stockholders' equity.....................       $ 80,562      $183,565      $202,017      $220,469    $241,689
                                                      ========      ========      ========      ========    ========

__________________
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.
(2) Does not reflect withdrawals from deposit accounts for the purchase of Common Stock in the Conversion. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.
(3) No effect has been given to the issuance of additional shares of Common Stock to the Foundation at a value of $20.00 per share or to the issuance of additional shares pursuant to the Stock-Based Incentive Plan intended to be adopted by the Company and presented for approval of stockholders at a meeting of stockholders to take place no sooner than six months following the Conversion. If approved by the stockholders of the Company, an amount equal to 10% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, will be reserved for issuance upon the exercise of options to be granted under the Stock-Based Incentive Plan. See "Risk Factors -- Possible Dilutive Effect of Stock-Based Incentive Plan," Footnote 3 to the tables under "Pro Forma Data" and "Management of the Bank -- Benefits -- Stock-Based Incentive Plan."
(4) The retained earnings of the Bank will be substantially restricted after the Conversion. See "The Conversion -- Liquidation Rights" and "Regulation -- Federal Savings Institution Regulation -- Limitations on Capital Distributions."
(5) Represents the value of the contribution of Common Stock to the Foundation at $20.00 per share reduced by the associated tax benefit of $2.6 million, $3.0 million, $3.5 million and $4.0 million at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. The realization of the federal tax benefit is limited annually to 10% of the Company's annual taxable income, subject to the ability of the Company to carry forward any unused portion of the deduction for five years following the year in which the contribution is made. For state income tax purposes, the Company does not anticipate receiving a full tax benefit for the charitable contribution in Nebraska, and will receive no tax benefit in Iowa and Kansas.
(6) Assumes that 8% of the shares issued in connection with the Conversion, including shares issued to the Foundation, will be purchased by the ESOP and that the funds used to acquire such shares will be borrowed from the Company. The Common Stock acquired by the ESOP is reflected as a reduction of stockholders' equity. See "Management of the Bank -- Benefits -- Employee Stock Ownership Plan and Trust."
(7) Assumes that no sooner than six months following the Conversion, an amount equal to 4% of the shares of Common Stock sold in the Conversion and issued to the Foundation, is purchased by the Stock-Based Incentive Plan through open market purchases at the offering price of $20.00 per share. The Common Stock purchased by the Stock-Based Incentive Plan is reflected as a reduction of stockholders' equity. Implementation of the Stock-Based Incentive Plan is subject to the approval of the Company's stockholders at a meeting following the Conversion. See "Risk Factors -- Possible Dilutive Effect of Stock-Based Incentive Plan," Footnote 3 to the tables under "Pro Forma Data" and "Management of the Bank -- Benefits -- Stock-Based Incentive Plan."

                                PRO FORMA DATA

         The actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed. However, net proceeds are currently estimated to be between $115.5 million and $156.8 million (or $180.6 million in the event the Estimated Price Range is increased by 15%) based upon the following assumptions: (i) 100% of the shares of Common Stock will be sold in the Subscription Offering to Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders; (ii) directors, officers and employees of the Bank and members of their immediate families (collectively, "Insiders") will purchase an aggregate of $3.0 million of Common Stock and the ESOP will purchase 8% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation; (iii) Sandler O'Neill will receive a fee equal to 1.375% of the aggregate Purchase Price of shares sold in the Subscription and Community Offerings, excluding shares purchased by directors, officers, employees and any immediate family member thereof and the ESOP for which Sandler O'Neill will not receive a fee; and (iv) Conversion expenses, excluding the marketing fees paid to Sandler O'Neill, will be approximately $1.6 million. Actual Conversion expenses may vary from those estimated.

         Pro forma consolidated net income of the Company for the three months ended September 30, 1997, and for the year ended June 30, 1997, have been calculated as if the Common Stock had been sold at the beginning of the respective periods and the net proceeds had been invested at 5.31% (the one year U.S. Treasury bill rate as of June 30, 1997). The tables below do not reflect the effect of withdrawals from deposit accounts for the purchase of Common Stock or the effect of any possible use of the net Conversion proceeds. The pro forma after-tax yields for the Company and the Bank are assumed to be 3.40% for the three months ended September 30, 1997, based on an effective tax rate of 36.0%, and 3.40% for the year ended June 30, 1997, based on an effective tax rate of 36.0%. Historical and pro forma net earnings per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock issued, as adjusted to give effect to the purchase of shares by the ESOP and the issuance of shares to the Foundation. Historical and pro forma stockholders' equity per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock issued.

         The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders' equity represents the difference between the stated amount of assets and liabilities of the Company. The pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be stated in an amount greater than amounts that would be available for distribution to stockholders in the event of liquidation.

         The following tables summarize historical data of the Bank and pro forma data of the Company on a consolidated basis at or for the three months ended September 30, 1997, and at or for the year ended June 30, 1997, based on the assumptions set forth above and in the table and should not be used as a basis for projections of market value of the Common Stock following the Conversion. The tables below give effect to the Stock-Based Incentive Plan, which is expected to be adopted by the Company following the Conversion and presented to stockholders for approval at a meeting of stockholders. See Footnote 3 to the tables and "Management of the Bank-- Benefits-- Stock-Based Incentive Plan." No effect has been given in the tables to the possible issuance of additional shares reserved for future issuance of stock options pursuant to the Stock-Based Incentive Plan to be adopted by the Board of Directors of the Company and presented to stockholders for approval at a meeting of stockholders, nor does book value give any effect to the liquidation account to be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders or, in the event of liquidation of the Bank, to the tax effect of the bad debt reserve and other factors. See Footnote 4 to the tables below, "The Conversion-- Liquidation Rights" and "Management of the Bank-- Benefits--Stock-Based Incentive Plan." THE FOLLOWING TABLE ASSUMES THAT THE FOUNDATION IS APPROVED AS PART OF THE CONVERSION AND THEREFORE GIVES EFFECT TO THE ISSUANCE OF AUTHORIZED BUT UNISSUED SHARES OF THE COMPANY'S COMMON STOCK TO THE FOUNDATION CONCURRENTLY WITH THE COMPLETION OF THE CONVERSION. THE VALUATION RANGE, AS SET FORTH HEREIN AND IN THE TABLE BELOW, TAKES INTO ACCOUNT THE DILUTIVE IMPACT OF THE ISSUANCE OF SHARES TO THE FOUNDATION.

                                                                       AT OR FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997
                                                                     -------------------------------------------------------
                                                                                                                  9,224,438
                                                                                                                 SHARES SOLD
                                                                       5,928,750      6,975,000     8,021,250   AT $20.00 PER
                                                                      SHARES SOLD    SHARES SOLD   SHARES SOLD    SHARE (15%
                                                                       AT $20.00      AT $20.00     AT $20.00       ABOVE
                                                                       PER SHARE      PER SHARE     PER SHARE      MAXIMUM
                                                                       (MINIMUM       (MIDPOINT      (MAXIMUM    OF ESTIMATED
                                                                     OF ESTIMATED   OF ESTIMATED   OF ESTIMATED     PRICE
                                                                     PRICE RANGE)   PRICE RANGE)   PRICE RANGE)   RANGE)(6)
                                                                     ------------  ------------- ------------- -------------
                                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Gross proceeds.........................................................  $118,575       $139,500      $160,425      $184,489
Plus:  shares acquired by Charitable Trust Foundation
       (equal to 6.00% of stock issued in conversion)..................     7,115          8,370         9,626        11,069
                                                                         --------       --------      --------      --------
Pro Forma Market Capitalization........................................  $125,690       $147,870      $170,051      $195,558
                                                                         ========       ========      ========      ========

Gross proceeds.........................................................  $118,575       $139,500      $160,425      $184,489
Less:  offering expenses and commissions...............................    (3,051)        (3,314)       (3,577)       (3,880)
                                                                         --------       --------      --------      --------
Estimated net proceeds from Conversion.................................   115,524        136,186       156,848       180,609
Less:  shares purchased by ESOP in open market at $20.00...............   (10,055)       (11,829)      (13,604)      (15,645)
Less:  shares purchased by Stock-Based Incentive Plan..................    (5,027)        (5,915)       (6,802)       (7,822)
                                                                         --------       --------      --------      --------
     Total estimated net proceeds, as adjusted.........................  $100,442       $118,442      $136,442      $157,142
                                                                         ========       ========      ========      ========

Net income(1):
   Historical..........................................................    $1,643         $1,643        $1,643        $1,643
   Pro forma income on net proceeds, as adjusted
     to eliminate proceeds from Foundation stock.......................       853          1,006         1,159         1,335
   Pro forma ESOP adjustment(2)........................................      (134)          (158)         (181)         (209)
   Pro forma Stock-Based Incentive Plan adjustment(3)..................      (161)          (189)         (218)         (250)
                                                                         --------       --------      --------      --------
       Pro forma net income............................................    $2,201         $2,302        $2,403        $2,519
                                                                         ========       ========      ========      ========

Per share net income(1):
   Historical..........................................................    $ 0.28         $ 0.24        $ 0.21        $ 0.18
   Pro forma income on net proceeds, as adjusted
     to eliminate proceeds from Foundation stock.......................    $ 0.15         $ 0.15        $ 0.15        $ 0.15
   Pro forma ESOP adjustment(2)........................................     (0.02)         (0.02)        (0.02)        (0.02)
   Pro forma Stock-Based Incentive Plan adjustment(3)..................     (0.03)         (0.03)        (0.03)        (0.03)
                                                                         --------       --------      --------      --------
       Pro forma net income per share..................................    $ 0.38         $ 0.34        $ 0.31        $ 0.28
                                                                         ========       ========      ========      ========

Stockholders' equity:
   Historical.......................................................... $  80,562      $  80,562     $  80,562     $  80,562
   Estimated net proceeds from Conversion..............................   115,524        136,186       156,848       180,609
   Plus: Tax Benefit of Foundation.....................................     2,561          3,013         3,465         3,985
   Less: Common Stock acquired by ESOP(2)..............................   (10,055)       (11,829)      (13,604)      (15,645)
   Less: Common Stock acquired by Stock-Based Incentive Plan(3)........    (5,027)        (5,915)       (6,802)       (7,822)
                                                                         --------       --------      --------      --------
       Pro forma stockholders' equity(3)(4)(5).........................  $183,565       $202,017      $220,469      $241,689
                                                                         ========       ========      ========      ========

Stockholders' equity per share:
   Historical..........................................................    $12.82         $10.89        $ 9.47        $ 8.24
   Estimated net proceeds from Conversion..............................     18.38          18.42         18.45         18.47
   Plus: Tax Benefit of Foundation.....................................      0.41           0.41          0.41          0.41
   Less: Common Stock acquired by ESOP(2)..............................     (1.60)         (1.60)        (1.60)        (1.60)
   Less: Common Stock acquired by Stock-Based Incentive Plan(3)........     (0.80)         (0.80)        (0.80)        (0.80)
                                                                         --------       --------      --------      --------
       Pro forma stockholders' equity per share(3)(4)(5)...............    $29.21         $27.32        $25.93        $24.72
                                                                         ========       ========      ========      ========

Offering price as a percent of pro forma stockholders' equity per share     68.47%         73.20%        77.13%        80.91%
Offering price to pro forma net income per share.......................     13.16          14.80         16.30         17.89

                                                        (Footnotes on next page)

_______________
(1) Does not give effect to the non-recurring expense that will be recognized in the third quarter of fiscal 1998 if the establishment of the Foundation is approved. In that event, the Company will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $4.5 million, $5.4 million, $6.2 million, and $7.1 million at the minimum, midpoint, maximum, and maximum as adjusted, of the Estimated Price Range, respectively.
(2) It is assumed that 8% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the Company. The amount to be borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon 12 equal annual installments of principal, with an assumed interest rate at 8.5%. The pro forma net earnings assume: (i) that the Bank's contribution to the ESOP is equivalent to the debt service requirement for the three months ended September 30, 1997, and was made at the end of the period;
       (ii) that 41,897, 49,290, 56,684 and 65,186 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, were committed to be released during the three months ended September 30, 1997, at an average fair value of $20.00 per share in accordance with Statement of Position ("SOP") 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. See "Management of the Bank-- Benefits --Employee Stock Ownership Plan and Trust."
(3) Gives effect to the Stock-Based Incentive Plan expected to be adopted by the Company following the Conversion and presented for approval at a meeting of stockholders. The Stock-Based Incentive Plan intends to acquire an amount of Common Stock equal to 4% of the shares of Common Stock sold in the Conversion and issued to the Foundation, or 251,379, 295,740, 340,101 and 391,116 shares of Common Stock at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common Stock or treasury stock of the Company, if any. Funds used by the Stock-Based Incentive Plan to purchase the shares will be contributed to the Stock-Based Incentive Plan by the Bank. In calculating the pro forma effect of the Stock-Based Incentive Plan, it is assumed that the shares were acquired by the Stock-Based Incentive Plan at the beginning of the period presented in open market purchases at the Purchase Price and that 5% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Common Stock to the Stock-Based Incentive Plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.8% and pro forma net earnings per share would be $0.37, $0.33, $0.30, and $0.28, at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, and pro forma shareholders' equity per share would be $28.86, $27.04, $25.70 and $24.54 at the minimum, midpoint, maximum, and 15% above the maximum of the range, respectively. There can be no assurance that stockholder approval of the Stock-Based Incentive Plan will be obtained, or that the actual purchase price of the shares will be equal to the Purchase Price. See "Management of the Bank --Benefits-- Stock-Based Incentive Plan."
(4) No effect has been given to the issuance of additional shares of Common Stock for stock option awards pursuant to the Stock-Based Incentive Plan expected to be adopted by the Company following the Conversion. The Company expects to present the Stock-Based Incentive Plan for approval at a meeting of stockholders. An amount equal to 10% of the Common Stock issued in the Conversion, including shares issued to the Foundation, or 628,447, 739,350, 850,252 and 977,790 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the StockBased Incentive Plan. The issuance of Common Stock pursuant to the exercise of options under the Stock-Based Incentive Plan will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the end of the period at an exercise price of $20.00 per share, the pro forma net earnings per share would be $0.36, $0.32, $0.30, and $0.27, respectively, and the pro forma stockholders' equity per share would be $28.37, $26.66, $25.39, and $24.29, respectively. See "Management of the Bank --Benefits--Stock-Based Incentive Plan."
(5) The retained earnings of the Bank will continue to be substantially restricted after the Conversion. See "Dividend Policy," "The Conversion-- Liquidation Rights" and "Regulation --Federal Savings Institution Regulation --Limitation on Capital Distributions."
(6) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.

                                                                           AT OR FOR THE YEAR ENDED JUNE 30, 1997
                                                                   ---------------------------------------------------------
                                                                                                                9,224,438
                                                                                                               SHARES SOLD
                                                                    5,928,750      6,975,000     8,021,250      $20.00 PER
                                                                   SHARES SOLD    SHARES SOLD   SHARES SOLD     SHARE (15%
                                                                    AT $20.00      AT $20.00     AT $20.00        ABOVE
                                                                    PER SHARE      PER SHARE     PER SHARE       MAXIMUM
                                                                     (MINIMUM      (MIDPOINT     (MAXIMUM      OF ESTIMATED
                                                                    ESTIMATED    OF ESTIMATED   OF ESTIMATED       PRICE
                                                                   PRICE RANGE)   PRICE RANGE)   PRICE RANGE)     RANGE)(6)
                                                                   ------------  ------------- -------------   -------------
                                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Gross proceeds............................................             $118,575       $139,500      $160,425      $184,489
Plus:  shares acquired by Charitable Trust Foundation
         (equal to 6.00% of stock issued in conversion)...                7,115          8,370         9,626        11,069
                                                                     ----------     ----------    ----------     ---------
Pro Forma Market Capitalization...........................             $125,690       $147,870      $170,051      $195,558
                                                                     ==========     ==========    ==========     =========

Gross proceeds............................................             $118,575       $139,500      $160,425      $184,489
Less:  offering expenses and commissions..................               (3,051)        (3,314)       (3,577)       (3,880)
                                                                     ----------     ----------    ----------     ---------
Estimated net proceeds from Conversion....................              115,524        136,186       156,848       180,609
Less:  shares purchased by ESOP in open market at $20.00..              (10,055)       (11,829)      (13,604)      (15,645)
Less:  shares purchased by Stock-Based Incentive Plan.....               (5,027)        (5,915)       (6,802)       (7,822)
                                                                     ----------     ----------    ----------    ----------
       Total estimated net proceeds, as adjusted..........             $100,442       $118,442      $136,442      $157,142
                                                                     ==========     ==========    ==========    ==========

Net income(1):
   Historical.............................................               $4,340         $4,340        $4,340        $4,340
   Pro forma income on net proceeds, as adjusted
     to eliminate proceeds from Foundation stock..........                3,413          4,025         4,637         5,340
   Pro forma ESOP adjustment(2)...........................                 (536)          (631)         (725)         (834)
   Pro forma Stock-Based Incentive Plan adjustment(3).....                 (643)          (757)         (871)       (1,001)
                                                                         -------        -------       -------     --------
         Pro forma net income.............................               $6,574         $6,977        $7,381        $7,845
                                                                         =======        =======       =======     ========

Per share net income(1):
   Historical.............................................                $0.74          $0.63         $0.55         $0.48
   Pro forma income on net proceeds, as adjusted
     to eliminate proceeds from Foundation stock..........               $ 0.59         $ 0.59        $ 0.59        $ 0.59
   Pro forma ESOP adjustment(2)...........................                (0.09)         (0.09)        (0.09)        (0.09)
   Pro forma Stock-Based Incentive Plan adjustment(3).....                (0.11)         (0.11)        (0.11)        (0.11)
                                                                         -------        -------       -------       -------
         Pro forma net income per share...................                $1.13          $1.02         $0.94         $0.87
                                                                         =======        =======       =======       =======

Stockholders' equity:
   Historical.............................................             $ 78,912       $ 78,912      $ 78,912      $ 78,912
   Estimated net proceeds from Conversion.................              115,524        136,186       156,848       180,609
   Plus: Tax Benefit of Foundation........................                2,561          3,013         3,465         3,985
   Less: Common Stock acquired by ESOP(2).................              (10,055)       (11,829)      (13,604)      (15,645)
   Less: Common Stock acquired by Stock-Based Incentive Plan(3)          (5,027)        (5,915)       (6,802)       (7,822)
                                                                       ---------      ---------     ---------     ---------
         Pro forma stockholders' equity(3)(4)(5)..........             $181,915       $200,367      $218,819      $240,039
                                                                       =========      =========     =========     =========

Stockholders' equity per share:
   Historical.............................................               $12.56         $10.67        $ 9.28        $ 8.07
   Estimated net proceeds from Conversion.................                18.38          18.42         18.45         18.47
   Plus: Tax Benefit of Foundation........................                 0.41           0.41          0.41          0.41
   Less: Common Stock acquired by ESOP(2).................                (1.60)         (1.60)        (1.60)        (1.60)
   Less: Common Stock acquired by Stock-Based Incentive Plan(3)           (0.80)         (0.80)        (0.80)        (0.80)
                                                                        --------       --------      --------      --------
         Pro forma stockholders' equity per share(3)(4)(5)               $28.95         $27.10        $25.74        $24.55
                                                                        ========       ========      ========      ========

Offering price as a percent of pro forma stockholders'
equity per share..........................................                69.09%         73.80%        77.71%        81.47%
Offering price to pro forma net income per share..........                17.72          19.64         21.35         23.10

                                                        (Footnotes on next page)

_______________
(1) Does not give effect to the non-recurring expense that will be recognized in the third quarter of fiscal 1998 if the establishment of the Foundation is approved. In that event, the Company will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $4.5 million, $5.4 million, $6.2 million, and $7.1 million at the minimum, midpoint, maximum, and maximum as adjusted, of the Estimated Price Range, respectively.
(2) It is assumed that 8% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the Company. The amount to be borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon 12 equal annual installments of principal, with an assumed interest rate at 8.5%. The pro forma net earnings assume: (i) that the Bank's contribution to the ESOP is equivalent to the debt service requirement for the year ended June 30, 1997, and was made at the end of the period; (ii) that 41,897, 49,290, 56,684 and 65,186 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, were committed to be released during the year ended June 30, 1997, at an average fair value of $20.00 per share in accordance with Statement of Position ("SOP") 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. See "Management of the Bank --Benefits --Employee Stock Ownership Plan and Trust."
(3) Gives effect to the Stock-Based Incentive Plan expected to be adopted by the Company following the Conversion and presented for approval at a meeting of stockholders. The Stock-Based Incentive Plan intends to acquire an amount of Common Stock equal to 4% of the shares of Common Stock sold in the Conversion and issued to the Foundation, or 251,379, 295,740, 340,101 and 391,116 shares of Common Stock at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common Stock or treasury stock of the Company, if any. Funds used by the Stock-Based Incentive Plan to purchase the shares will be contributed to the Stock-Based Incentive Plan by the Bank. In calculating the pro forma effect of the Stock-Based Incentive Plan, it is assumed that the shares were acquired by the Stock-Based Incentive Plan at the beginning of the period presented in open market purchases at the Purchase Price and that 5% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Common Stock to the Stock-Based Incentive Plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.8% and pro forma net earnings per share would be $1.11, $1.00, $0.93, and $0.86 at the minimum, midpoint, maximum, and 15% above the maximum of the range, respectively, and pro forma stockholders' equity per share would be $28.60, $26.83, $25.52 and $24.37 at the minimum, midpoint, maximum, and 15% above the maximum of the range, respectively. There can be no assurance that stockholder approval of the Stock-Based Incentive Plan will be obtained, or that the actual purchase price of the shares will be equal to the Purchase Price. See "Management of the Bank--Benefits-- Stock-Based Incentive Plan."
(4) No effect has been given to the issuance of additional shares of Common Stock for stock option awards pursuant to the Stock-Based Incentive Plan expected to be adopted by the Company following the Conversion. The Company expects to present the Stock-Based Incentive Plan for approval at a meeting of stockholders. An amount equal to 10% of the Common Stock issued in the Conversion, including shares issued to the Foundation, or 628,447, 739,350, 850,252 and 977,790 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the StockBased Incentive Plan. The issuance of Common Stock pursuant to the exercise of options under the Stock-Based Incentive Plan will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the end of the period at an exercise price of $20.00 per share, the pro forma net earnings per share would be $1.08, $0.99, $0.92, and $0.85, respectively, and the pro forma stockholders' equity per share would be $28.13, $26.46, $25.21, and $24.14, respectively. See "Management of the Bank--Benefits --Stock-Based Incentive Plan."
(5) The retained earnings of the Bank will continue to be substantially restricted after the Conversion. See "Dividend Policy," "The Conversion-- Liquidation Rights" and "Regulation --Federal Savings Institution Regulation --Limitation on Capital Distributions."
(6) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.

          COMPARISON OF VALUATION AND PRO FORMA INFORMATION WITH NO FOUNDATION

         In the event that the Foundation was not established as part of the Conversion, Keller has estimated that the pro forma market capitalization of the Bank would be approximately $158.4 million, at the midpoint, which is approximately $10.5 million greater than the pro forma market capitalization of the Bank if the Foundation is approved by members of the Bank and would result in approximately an $18.9 million increase, or 13.5%, in the amount of Common Stock offered for sale in the Conversion. The pro forma price to book ratio and pro forma price to earnings ratio would be approximately the same under both the current appraisal and the estimate of the value of the Company without the Foundation. Further, assuming the midpoint of the Estimated Price Range, pro forma stockholders' equity per share and pro forma earnings per share would be substantially the same with the Foundation as without the Foundation. In this regard, pro forma stockholders' equity per share and pro forma net income per share would be $27.32 and $0.33, respectively, at the midpoint of the estimate, assuming no Foundation, and $27.32 and $0.34, respectively, with the Foundation. The pro forma price to book ratio and the pro forma price to earnings ratio are 73.20% and 15.05x, respectively, at the midpoint of the estimate, assuming no Foundation and are 73.20% and 14.80x, respectively, with the Foundation. This estimate by Keller was prepared at the request of the OTS and is solely for purposes of providing members with sufficient information with which to make an informed decision on the Foundation. There is no assurance that in the event the Foundation is not approved at the Special Meeting of members that the appraisal prepared at that time would conclude that the pro forma market value of the Company would be the same as that estimated herein. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

         For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios, at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Price Range, assuming the Conversion was completed at September 30, 1997.


                                                     AT THE MINIMUM                   AT THE MIDPOINT
                                            -------------------------------   ------------------------------
                                                WITH               NO             WITH              NO
                                             FOUNDATION        FOUNDATION      FOUNDATION       FOUNDATION
                                            -------------     -------------   -------------    -------------
                                                                  (DOLLARS IN THOUSANDS)
Estimated offering amount..............         $ 118,575         $ 134,640       $ 139,500        $ 158,400
Pro forma market capitalization........           125,690           134,640         147,870          158,400
Total assets...........................         1,136,581         1,148,800       1,155,033        1,169,408
Total liabilities......................           953,016           953,016         953,016          953,016
Pro forma stockholders' equity.........           183,565           195,784         202,017          216,392
Pro forma consolidated net earnings....             2,201             2,306           2,302            2,425
Pro forma stockholders' equity per share            29.21             29.08           27.32            27.32
Pro forma consolidated net earnings
  per share............................              0.38              0.37            0.34             0.33
Pro Forma Pricing Ratios:
  Offering Price as a percentage of pro             68.47%            68.77%          73.20%           73.20%
    forma stockholders' equity per share
  Offering price to pro forma net earnings
    per share..........................             13.16x            13.45x          14.80x           15.05x
  Offering price to assets.............             11.06%            11.72%          12.80%           13.55%
Pro Forma Financial Ratios:
  Return on Assets.....................              0.77%             0.80%           0.80%            0.83%
  Return on stockholders' equity.......              4.80%             4.71%           4.56%            4.48%
  Stockholders' equity to assets.......             16.15%            17.04%          17.49%           18.50%

                                                                                AT THE MAXIMUM,
                                                  AT THE MAXIMUM                  AS ADJUSTED
                                            ---------------------------   ---------------------------
                                                WITH            NO            WITH            NO
                                             FOUNDATION     FOUNDATION     FOUNDATION     FOUNDATION
                                            -------------  ------------   ------------   ------------
                                                             (DOLLARS IN THOUSANDS)
Estimated offering amount..............         $ 160,525     $ 182,160      $ 184,489      $ 209,484
Pro forma market capitalization........           170,051       182,160        195,558        209,484
Total assets...........................         1,173,485     1,190,016      1,194,705      1,213,716
Total liabilities......................           953,016       953,016        953,016        953,016
Pro forma stockholders' equity.........           220,469       237,000        241,689        260,700
Pro forma consolidated net earnings....             2,403         2,545          2,519          2,682
Pro forma stockholders' equity per share            25.93         26.02          24.72          24.89
Pro forma consolidated net earnings
  per share............................              0.31          0.30           0.28           0.28
Pro Forma Pricing Ratios:
  Offering Price as a percentage of pro             77.13%        76.86%         80.91%         80.35%
    forma stockholders' equity per share
  Offering price to pro forma net earnings
    per share..........................             16.30x        16.49x         17.89x         18.00x
  Offering price to assets.............             14.49%        15.31%         16.37%         17.26%
Pro Forma Financial Ratios:
  Return on Assets.....................              0.82%         0.86%          0.84%          0.88%
  Return on stockholders' equity.......              4.36%         4.29%          4.17%          4.11%
  Stockholders' equity to assets.......             18.79%        19.92%         20.23%         21.48%

                  FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

         The following Consolidated Statements of Income of the Bank and subsidiaries for each of the years in the three fiscal years ended June 30, 1997, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, whose reports thereon are included elsewhere in this Prospectus. With respect to the information for the three months ended September 30, 1997 and 1996, which is unaudited, in the opinion of management, all adjustments necessary for a fair presentation of such interim periods have been included and are of a normal recurring nature. Results for the three months ended September 30, 1997, are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 1998. These Consolidated Statements of Income should be read in conjunction with the Consolidated Financial Statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Prospectus.

                                                   FOR THE THREE MONTHS                  FOR THE YEAR
                                                   ENDED SEPTEMBER 30,                  ENDED JUNE 30,
                                                -------------------------- ----------------------------------------
                                                    1997          1996         1997          1996         1995
                                                ------------- ------------ ------------- ------------ -------------
                                                       (UNAUDITED)
                                                                          (IN THOUSANDS)
Interest income:
   Loans.....................................         $17,159      $15,448       $63,942      $56,585       $51,964
   Investment securities.....................           1,162        1,861         6,899        8,220        10,606
   Mortgage-backed securities................           1,382        1,570         5,982        5,967         5,784
   Other interest-earning assets.............             410          649         1,523        4,177         1,010
                                                    ---------    ---------      --------     --------      --------
      Total interest income..................          20,113       19,528        78,346       74,949        69,364
                                                    ---------    ---------      --------     --------      --------
Interest expense:
   Deposit accounts..........................          11,791       11,606        46,546       47,165        43,709
   FHLB advances.............................             195          235           652        1,041           896
                                                    ---------    ---------      --------     --------      --------
      Total interest expense.................          11,986       11,841        47,198       48,206        44,605
                                                    ---------    ---------      --------     --------      --------
      Net interest income before
        provision for loan losses............           8,127        7,687        31,148       26,743        24,759
Provision for loan losses....................             713           96           450          598           243
                                                    ---------    ---------      --------     --------      --------
      Net interest income after
        provision for loan losses............           7,414        7,591        30,698       26,145        24,516
                                                    ---------    ---------      --------     --------      --------
Noninterest income:
   Fees and service charges..................             405          525         1,690        1,535         1,181
   Income from real estate operations, net...             121          136           547          612           706
   Other income..............................             210          185           952          358           710
   Net gain on sales of:
      Trading securities.....................              --           --            --            5             2
      Investment and mortgage-backed
         securities, available for sale......              --            1             1            5            --
      Loans receivable held for sale.........             144           74           389          359            92
      Loans receivable held in portfolio.....              --           --            --          101            --
      Real estate owned and held
        for investment.......................              11           --             7          926           348
                                                    ---------    ---------      --------     --------      --------
      Total noninterest income...............             891          921         3,586        3,901         3,039
                                                    ---------    ---------      --------     --------      --------
Noninterest expense:
   Salaries and employee benefits............           3,121        2,758        11,463       11,106         9,878
   Net occupancy expense.....................           1,058          985         4,018        4,073         4,443
   Federal insurance premiums................             149        6,269         6,989        2,187         2,174
   Data processing...........................             303          292         1,154        1,032         1,549
   Advertising...............................             151           98           700          732           561
   Other expense.............................             925          721         2,925        3,006         2,247
                                                    ---------    ---------      --------     --------      --------
      Total noninterest expense..............           5,707       11,123        27,249       22,136        20,852
                                                    ---------    ---------      --------     --------      --------
      Income (loss) before income taxes......           2,598       (2,611)        7,035        7,910         6,703
   Income tax expense (benefit) .............             955         (905)        2,695        2,535         2,644
                                                    ---------    ---------      --------     --------      --------
      Net income (loss)......................         $ 1,643     $ (1,706)      $ 4,340      $ 5,375       $ 4,059
                                                    =========    =========      ========     ========      ========

         See accompanying notes to Consolidated Financial Statements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         The Company has only recently been formed and, accordingly, has no results of operations. The Bank's results of operations are dependent primarily on net interest income, which is the difference between the income earned on its loan and investment portfolios and its cost of funds, consisting of the interest paid on deposits and borrowings. Results of operation are also affected by the Bank's provision for loan losses, loan sale activities and loan servicing. The Bank's noninterest expense principally consists of compensation and employee benefits, office occupancy and equipment expense, federal deposit insurance premiums, data processing, advertising and business promotion and other expenses. Results of operations are also significantly affected by general economic and competitive conditions, particularly changes in interest rates, government policies and actions of regulatory authorities. Future changes in applicable law, regulations or government policies may materially impact the Bank.

MANAGEMENT STRATEGY

         The Bank has historically operated as a traditional savings institution providing one- to four-family residential mortgage loans and a variety of retail deposit products and services to consumers throughout the Bank's market area. Since its organization in 1907, and particularly in recent decades, the Bank has enjoyed a relatively steady pattern of asset growth. Through a series of acquisitions of savings associations and the establishment of additional branch offices between 1971 and 1995, the Bank expanded its operations from the Lincoln and Omaha area to a large region encompassing Nebraska, southwest Iowa and northern Kansas. Three of those acquisitions received financial assistance from the FSLIC and three of the acquisitions resulted in the creation of supervisory goodwill as an asset of the Bank. Supervisory goodwill ("Supervisory Goodwill") was an intangible asset that resulted from the application of the purchase method of accounting to acquisitions of failing thrift institutions that were acquired with the encouragement of the Federal Home Loan Bank Board. Supervisory Goodwill is the subject of litigation by the Bank against the United States government in the United States Court of Federal Claims. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Impact of Goodwill Litigation." The Bank is one of the most well-recognized financial institutions in its market area. Its extensive retail office network throughout its region offers customers the convenience of visiting an office near where they live or work. The Bank's strategy includes continuing to develop its reputation for service, competitive products, innovations and a small "hometown" perception that has earned the loyalty of its customers throughout the region. The Bank will also seek to enhance its leadership position and involvement in the communities it serves through the establishment of a charitable foundation. See "The Conversion -- Establishment of a Charitable Foundation."

         As a result of the enactment of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), new capital requirements were imposed on the thrift industry that mandated certain levels of "tangible capital," "core capital," and "risk-based capital," and defined those terms so as to exclude, following a five-year transition period, intangible assets, such as goodwill, from the calculation of the various capital requirements. The Bank continued to exceed all capital requirements following FIRREA but in response to the more stringent capital requirements adopted by the OTS as a result of FIRREA and the mandatory phase-out of Supervisory Goodwill as an asset for purposes of calculating capital, the Bank adopted a strategic policy to reduce deposits, consolidate offices, centralize operations, and reduce noninterest expenses. As a result of these policies, the Bank's ratios of tangible capital to tangible assets, core capital to tangible assets and risk-based capital to risk-weighted assets increased from 2.9% to 7.18%, 4.4% to 7.18%, and 8.06% to 14.26%, respectively, from December 31, 1990 to December 31, 1996. On

January 1, 1994, the Bank hired a new president and began the development of a new long-term strategic plan, which was adopted in 1994 and began to be implemented in 1995. Pursuant to that plan, the Bank began to rely more heavily on investments in loans and particularly adjustable-rate mortgage ("ARM") loans, consumer loans and commercial real estate loans instead of investment securities. The Bank also stabilized assets in 1995 and employed a modest asset growth strategy in 1996 as a means to continue to build capital. The Bank supported its growth with a greater emphasis on retail deposits in place of borrowings. The Bank's objectives include originating and purchasing ARMs on one-to four-family residential properties; selling longer-term fixed-rate mortgage loans; aggressive marketing and retention of short-term consumer loans, primarily home equity loans and home improvement loans; and generally concentrating investment in shorter-term and variable-rate products. The Bank has also established as goals increasing interest margins and improving operational efficiency.

         Because of limited demand for ARM loans in the Bank's market area and the competition among financial service providers for such loans, and in order to support its growth in short-term consumer loans and other more interest-sensitive products, the Bank has increasingly relied upon purchased loans from brokers. See "Business of the Bank."

         Management believes the Bank's financial position provides the opportunity to expand in existing markets or grow through strategic acquisitions. Acquisitions may improve operational efficiencies through economies of scale and strengthen the Bank's geographic diversification. The Company and the Bank may use a portion of the Conversion proceeds to establish new branch offices or acquire other financial institutions. However, neither the Company nor the Bank have any pending agreements or understandings regarding acquisitions of any specific financial institutions or branch offices. See "Use of Proceeds." Management also believes profitable market share growth in selected product areas can be achieved through a more aggressive marketing and pricing approach.

MANAGEMENT OF INTEREST RATE RISK

         The principal objective of the Bank's interest rate risk management function is to evaluate the interest rate risk included in certain balance sheet accounts, determine the level of risk appropriate given the Bank's business strategy, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with Board of Directors' approved guidelines. Through such management, the Bank seeks to reduce the vulnerability of its operations to changes in interest rates. The Bank monitors its interest rate risk as such risk relates to its operating strategies. The Bank's Board of Directors has established an Asset/Liability Committee, responsible for reviewing its asset/liability policies and interest rate risk position, which meets on a monthly basis and reports trends and interest rate risk position to the Board of Directors on a quarterly basis. The extent of the movement of interest rates is an uncertainty that could have a negative impact on the earnings of the Bank. See "Risk Factors -- Sensitivity to Increase in Interest Rates."

         In recent years, the Bank has primarily utilized the following strategies to manage interest rate risk: (1) emphasizing the origination and purchase for portfolio retention of adjustable-rate and shorter-term fixed-rate, one- to four-family mortgage loans; (2) originating and selling in the secondary market longer-term, fixed-rate mortgage loans; and (3) investing primarily in short-term U.S. Government securities or mortgage-backed securities with adjustable interest rates.

         Gap Analysis. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring a bank's interest rate sensitivity "gap." An asset and liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that same time period. At September 30, 1997, the Bank's cumulative interest rate gap (which is the difference between the amount of interest-earning assets maturing or repricing within one year and interest-bearing liabilities maturing or repricing within one year) as a percentage of total assets, was a negative 0.7%. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of rising interest rates, a negative gap would tend to affect adversely net interest income while a positive gap would tend to result in an increase in net interest income. Conversely, during a period of falling interest rates, a negative gap would tend to result in an increase in net interest income while a positive gap would tend to affect adversely net interest income.

         The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at September 30, 1997, which are anticipated by the Bank, based upon certain assumptions, to reprice or mature in each of the future time periods shown (the "GAP Table"). Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the earlier of term to repricing or the contractual maturity of the asset or liability. The table sets forth an approximation of the projected repricing of assets and liabilities at September 30, 1997, on the basis of contractual maturities, anticipated prepayments, and scheduled rate adjustments within a three-month period and subsequent selected time intervals. The loan amounts in the table reflect principal balances expected to be redeployed and/or repriced as a result of contractual amortization and anticipated prepayments of adjustable-rate loans and fixed-rate loans, and as a result of contractual rate adjustments on adjustable-rate loans. Annual prepayment rates for adjustable-rate and fixed-rate one- to four-family and multi-family mortgage loans are assumed to range from 14.0% to 17.0% and 6.0% to 52.0%, respectively. The annual prepayment rate for mortgage-backed securities is assumed to be 13.0%. Money market deposit accounts, savings accounts and negotiable order of withdrawal ("NOW") accounts are assumed to have annual decay rates of 7.0%, 34.0% and 17.0%, respectively. See "Business of the Bank -- Lending Activities," "-- Investment Activities" and "-- Sources of Funds."

                                                                 AT SEPTEMBER 30, 1997
                                    --------------------------------------------------------------------------------
                                                MORE THAN                          MORE THAN
                                         3       3 MONTHS   MORE THAN   MORE THAN   3 YEARS      MORE
                                      MONTHS        TO     6 MONTHS TO  1 YEAR TO      TO        THAN       TOTAL
                                      OR LESS   6 MONTHS     1 YEAR      3 YEARS    5 YEARS     5 YEARS     AMOUNT
                                    ----------- ---------- -----------  ---------- ----------- ----------  ----------
                                                                 (DOLLARS IN THOUSANDS)
Interest-earning assets(1):
Investment securities(2).........     $  38,701  $   6,984    $ 29,502   $  8,017  $    7,986 $    1,170  $   92,360
Loans receivable(3)..............       129,773     73,055      95,797    232,734     186,215    127,826     845,400
Mortgage-backed securities.......        14,809      2,680      18,769     16,146      15,291     13,465      81,160
FHLB stock.......................         7,060         --         --         --           --         --       7,060
                                      ---------  ---------    --------    -------   ---------   --------   ---------
  Total interest-earning assets..       190,343     82,719     144,068    256,897     209,492    142,461   1,025,980
                                      ---------  ---------    --------    -------   ---------   --------   ---------
Interest-bearing liabilities:
Money market accounts............         5,042      5,042      10,084     40,336      40,336    191,862     292,702
Savings accounts.................         1,032      1,032       2,064      7,897          --         --      12,025
NOW accounts.....................         3,250      3,250       6,500     26,000      26,000      9,618      74,618
Certificate accounts.............        74,929    105,508     201,338    117,455      36,736      1,120     537,086
FHLB advances....................         5,016         17          17         66       5,067        382      10,565
                                      ---------  ---------    --------    -------   ---------   --------   ---------
  Total interest-bearing liabilities     89,269    114,849     220,003    191,754     108,139    202,982     926,996
                                      ---------  ---------    --------    -------   ---------   --------   ---------
Interest-earning assets less

 interest-bearing liabilities....      $101,074  $(32,130)   $(75,935)    $65,143    $101,353  $(60,521)   $  98,984
                                       ========  =========   =========    =======    ========  =========   =========
Cumulative interest-rate
  sensitivity gap(4).............      $101,074   $ 68,944   $ (6,991)    $58,152    $159,505  $  98,984
                                       ========   ========   =========    =======    ========  =========
Cumulative interest-rate gap as
 a percentage of total assets
 at September 30, 1997...........          9.78%      6.67%      (0.68)%     5.63%      15.43%      9.58%
Cumulative interest-earning assets
 as a percentage of cumulative
 interest-bearing liabilities at
 September 30, 1997..............        213.22%    133.78%      98.35%    109.44%     122.03%    110.68%

_________________
(1) Interest earnings assets are included in the period in which the balances are expected to be redeployed and/or repriced as a result of anticipated prepayments, scheduled rate adjustments and contractual maturities.
(2)    Includes Federal funds sold.
(3) For purposes of the gap analysis, loans receivable includes non-performing loans gross of the allowance for loan losses, undisbursed loan funds, unamortized discounts and deferred loan fees.
(4) Interest sensitivity gap represents the difference between net interest-bearing assets and interest-bearing liabilities.


         Certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react to different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate loans, have features which restrict changes in interest rates both on a short-term basis and over the life of the asset. Further, in the event of change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Finally, the ability of many borrowers to service their adjustable-rate loans may decrease in the event of an interest rate increase.

         Net Portfolio Value. The Bank's interest rate sensitivity is monitored by management through the use of a model which internally generates estimates of the change in the Bank's NPV over a range of interest rate scenarios. NPV is the present value of expected cash flows from assets, liabilities, and off-balance sheet contracts. The NPV ratio, under any interest rate scenario, is defined as the NPV in that scenario divided by the market value of assets in the same scenario. The OTS also produces a similar analysis using its own model, based upon data submitted on the Bank's quarterly Thrift Financial Reports, the results of which may vary from the Bank's internal model primarily due to differences in assumptions utilized, including estimated loan prepayment rates, reinvestment rates and deposit decay rates. See "Regulation -- Federal Savings Institution Regulation." The following table sets forth the Bank's NPV as of June 30, 1997, as calculated by the OTS.

                                                                               NPV AS % OF PORTFOLIO
    CHANGE IN                        NET PORTFOLIO VALUE                          VALUE OF ASSETS
  INTEREST RATES      -------------------------------------------------   --------------------------------
 IN BASIS POINTS                                               %               NPV
   (RATE SHOCK)           AMOUNT          $ CHANGE           CHANGE           RATIO           CHANGE(1)
------------------    --------------   --------------    --------------   --------------    --------------
                                                     (DOLLARS IN THOUSANDS)
      400                    $53,984         $(57,195)              (51.4)%            5.42%          (496) bp
      300                     69,328          (41,851)              (37.6)             6.83           (356)
      200                     84,739          (26,440)              (23.8)             8.19           (220)
      100                     99,257          (11,923)              (10.7)             9.42            (97)
    Static                   111,180               --                  --             10.39             --
     -100                    119,354            8,174                 7.3             11.02             63
     -200                    122,263           11,083                10.0             11.20             81
     -300                    124,217           13,037                11.7             11.30             92
     -400                    129,290           18,111                16.3             11.65            127

     __________
     (1)   Expressed in basis points.


         The Bank's change in its NPV at June 30, 1997, based on a rise in interest rates of 200 basis points was a 23.8% decrease, representing a dollar decrease in equity value of $26.4 million. In contrast, based on a decline in interest rates of 200 basis points, the Bank's NPV was estimated to increase 10.0% or $11.1 million at June 30, 1997. The Bank's exposure increases to a 51.4% decrease under a 400 basis point rise in rates, and the NPV is estimated to increase 16.3% based on a 400 basis point decrease in rates.

         The Bank is aware of its interest rate risk exposure under rapidly rising rates and more modest exposure under falling rates. Due to the Bank's recognition of the need to control its interest rate exposure, the Bank has focused on being active in the origination and purchase of ARMs, construction loans and adjustable-rate multi-family and commercial real estate loans and plans to continue this lending strategy with an increased emphasis on short-term consumer loans.

         As is the case with the GAP Table, certain shortcomings are inherent in the methodology used in the above interest rate risk measurements. Modeling changes in NPV require the making of certain assumptions which may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the NPV model presented assumes that the composition of the Bank's interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and also assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or repricing of specific assets and liabilities. Accordingly, although the NPV measurements and net interest income models provide an indication of the Bank's interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on the Bank's net interest income and will differ from actual results.

ANALYSIS OF NET INTEREST INCOME

       Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income also depends upon the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rate earned or paid on them.

       Average Balance Sheet. The following table sets forth certain information relating to the Bank at and for the three months ended September 30, 1997 and 1996, and for the years ended June 30, 1997, 1996 and 1995. The average yields and costs are derived by dividing income or expense by the average balance of interest-earning assets or interest-bearing liabilities, respectively, for the periods shown except where noted otherwise and reflect annualized yields and costs. Average balances are derived from average month-end balances. Management does not believe that the use of average monthly balances instead of average daily balances has caused any material differences in the information presented. The yields and costs include fees which are considered adjustments to yields.

                                                                                          FOR THE THREE MONTHS ENDED SEPTEMBER 30,
                                                                                          ----------------------------------------
                                                                 AT SEPTEMBER 30, 1997                    1997
                                                                ----------------------    ----------------------------------------
                                                                                                                       AVERAGE
                                                                              YIELD/        AVERAGE                     YIELD/
                                                                 BALANCE       COST         BALANCE      INTEREST        COST
                                                                ----------  ---------     -----------   -----------  -------------
                                                                                                     (DOLLARS IN THOUSANDS)
ASSETS:
  Interest-earning assets:
      Federal funds sold....................................    $   33,700      5.57%     $    26,750      $   410         6.13%
      Investment securities(2)..............................        65,720      5.96           75,769        1,162         6.13
      Mortgage-backed securities(5).........................        81,160      6.71           83,732        1,382         6.60
      Loans receivable, net(1)..............................       818,460      8.26          818,564       17,159         8.38
                                                                ----------                -----------      -------
         Total interest-earning assets......................       999,040      7.89        1,004,815       20,113         8.01
                                                                              ------                       -------       ------
      Noninterest-earning assets............................        34,538                     36,150
                                                                ----------                -----------
         Total assets.......................................    $1,033,578                $ 1,040,965
                                                                ==========                ===========

LIABILITIES AND RETAINED EARNINGS:
  Interest-bearing liabilities:
      NOW accounts..........................................    $   74,618      2.76%     $    75,729      $    525        2.77%
      Regular savings accounts..............................        12,025      1.99           12,118            61        2.01
      Money market accounts.................................       292,702      4.68          292,138         3,448        4.72
      Certificate accounts..................................       537,086      5.76          537,404         7,757        5.77
                                                                ----------                -----------      --------
         Total interest-bearing deposits....................       916,431      5.12          917,389        11,791        5.14
      FHLB advances.........................................        10,565      5.97           13,316           195        5.86
                                                                ----------                -----------      --------
         Total interest-bearing liabilities.................       926,996      5.13          930,705        11,986        5.15
                                                                              ------      -----------      --------
  Non-interest-bearing accounts.............................         7,238                     6,841
  Other liabilities.........................................        18,782                    23,568
                                                                ----------                ----------
         Total liabilities..................................       953,016                   961,114
  Retained earnings.........................................        80,562                    79,851
                                                                ----------                ----------
         Total liabilities and retained earnings............    $1,033,578                $1,040,965
                                                                ==========                ==========
  Net interest income/Net interest rate spread(3)...........                    2.76%                      $  8,127        2.86%
                                                                              ======                       ========      ======
  Net interest margin(4)....................................                    3.13%                                      3.24%
                                                                              ======                                     ======
  Ratio of interest-earning assets to interest-
    bearing liabilities.....................................                  107.77%                                    107.96%
                                                                              ======                                     ======

                                                          FOR THE THREE MONTHS ENDED SEPTEMBER 30,
                                                          -----------------------------------------
                                                                            1996
                                                          -----------------------------------------
                                                                                         AVERAGE
                                                             AVERAGE                      YIELD/
                                                             BALANCE        INTEREST       COST
                                                            ----------    -----------  ------------
ASSETS:
  Interest-earning assets:
      Federal funds sold.................................   $   42,100      $   649        6.17%
      Investment securities(2)...........................      129,093        1,861        5.77
      Mortgage-backed securities(5)......................       96,009        1,570        6.54
      Loans receivable, net(1)...........................      728,470       15,448        8.48
                                                            ----------      -------
         Total interest-earning assets...................      995,672       19,528        7.85
                                                                           --------      ------
  Noninterest-earning assets.............................       36,344
                                                            ----------
         Total assets....................................   $1,032,016
                                                            ==========

LIABILITIES AND RETAINED EARNINGS:
  Interest-bearing liabilities:
      NOW accounts.......................................   $   78,665      $   528        2.68%
      Regular savings accounts...........................       14,439           72        1.99
      Money market accounts..............................      255,681        2,953        4.62
      Certificate accounts...............................      563,992        8,053        5.71
                                                             ---------      -------
         Total interest-bearing deposits.................      912,777       11,606        5.09
      FHLB advances......................................       13,844          235        6.79
                                                             ---------      -------
         Total interest-bearing liabilities..............      926,621       11,841        5.11
                                                                            -------      ------
  Non-interest-bearing accounts..........................        6,683
  Other liabilities......................................       24,121
                                                            ----------
         Total liabilities...............................      957,425
  Retained earnings......................................       74,591
                                                                ------
         Total liabilities and retained earnings.........   $1,032,016
                                                            ==========
  Net interest income/Net interest rate spread(3)........                   $ 7,687        2.74%
                                                                            =======      ======
  Net interest margin(4).................................                                  3.09%
                                                                                         ======
  Ratio of interest-earning assets to interest-
    bearing liabilities..................................                                107.45%
                                                                                         ======

_____________
(1) Amount is net of deferred loan origination costs, undisbursed proceeds of construction loans in process, allowance for loan losses and includes non-performing loans.
(2) Includes investment securities available-for-sale and held-to-maturity and stock in the FHLB.
(3) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4) Net interest margin represents net interest income as a percentage of average interest-earning assets.
(5) Includes mortgage-backed securities available-for-sale and held-to-maturity.

                                                                                    FOR THE YEARS ENDED JUNE 30,
                                                         --------------------------------------------------------------------------
                                                                        1997                                    1996
                                                         ------------------------------------    ----------------------------------
                                                                                   AVERAGE                                 AVERAGE
                                                           AVERAGE                  YIELD/         AVERAGE                  YIELD/
                                                           BALANCE     INTEREST      COST          BALANCE     INTEREST      COST
                                                         -----------  ----------  -----------    -----------  ----------  ---------
                                                                                                         (DOLLARS IN THOUSANDS)
ASSETS:
  Interest-earning assets:
     Federal funds sold................................   $   24,400    $ 1,523      6.24%       $   70,331     $ 4,177      5.94%
     Investment securities(2)..........................      120,170      6,899      5.74           145,685       8,220      5.64
     Mortgage-backed securities(5).....................       91,794      5,982      6.52            91,739       5,967      6.50
     Loans receivable, net(1)..........................      767,973     63,942      8.33           672,321      56,585      8.42
                                                          ----------    -------                  ----------     -------
       Total interest-earning assets...................   $1,004,337     78,346      7.80           980,076      74,949      7.65
                                                                        -------    ------                       -------    ------
  Noninterest-earning assets...........................       36,370                                 34,404
                                                          ----------                             ----------
       Total assets....................................   $1,040,707                             $1,014,480
                                                          ==========                             ==========
LIABILITIES AND RETAINED EARNINGS:
  Interest-bearing liabilities:
     NOW accounts......................................   $   77,400    $ 2,086      2.70%       $   64,032     $ 1,664      2.60%
     Regular savings accounts..........................       13,593        270      1.99            15,466         307      1.98
     Money market accounts.............................      271,686     12,599      4.64           228,799      10,448      4.57
     Certificate accounts..............................      556,974     31,591      5.67           586,991      34,746      5.92
                                                          ----------    -------                  ----------     -------
       Total interest-bearing deposits.................      919,653     46,546      5.06           895,288      47,165      5.27
     FHLB advances.....................................       12,265        652      5.32            15,921       1,041      6.54
                                                          ----------    -------                  ----------     -------
       Total interest-bearing liabilities..............      931,918     47,198      5.06           911,209      48,206      5.29
                                                                        -------    ------                       -------    ------
  Non-interest-bearing accounts........................        6,747                                  5,396
  Other liabilities....................................       26,436                                 26,400
                                                          ----------                             ----------
       Total liabilities...............................      965,101                                943,005
  Retained earnings....................................       75,606                                 71,475
                                                          ----------                             ----------
       Total liabilities and retained earnings.........   $1,040,707                             $1,014,480
                                                          ==========                             ==========
  Net interest income/Net interest
    rate spread(3).....................................                 $31,148      2.74%                      $26,743      2.36%
                                                                        =======    ======                       =======    ======
  Net interest margin(4)...............................                              3.10%                                   2.73%
                                                                                   ======                                  ======
  Ratio of interest-earning assets to interest-
    bearing liabilities................................                            107.77%                                 107.56%
                                                                                   ======                                  ======

                                                                 FOR THE YEARS ENDED JUNE 30,
                                                            -------------------------------------
                                                                            1995
                                                            -------------------------------------
                                                                                        AVERAGE
                                                             AVERAGE                     YIELD/
                                                             BALANCE      INTEREST        COST
                                                            ----------   ----------    ----------
ASSETS:
  Interest-earning assets:
     Federal funds sold................................     $  17,771      $ 1,010         5.68%
     Investment securities(2)..........................       201,928       10,606         5.25
     Mortgage-backed securities(5).....................        90,876        5,784         6.36
     Loans receivable, net(1)..........................       629,488       51,964         8.25
                                                            ---------       ------
       Total interest-earning assets...................       940,063       69,364         7.38
                                                                            ------         ----
  Noninterest-earning assets...........................        35,612
                                                            ---------
       Total assets....................................     $ 975,675
                                                            =========
LIABILITIES AND RETAINED EARNINGS:
  Interest-bearing liabilities:
     NOW accounts......................................     $  57,469      $ 1,276         2.22%
     Regular savings accounts..........................        18,498          395         2.14
     Money market accounts.............................       206,520        8,815         4.27
     Certificate accounts..............................       585,721       33,223         5.67
                                                             --------       ------
       Total interest-bearing deposits.................       868,208       43,709         5.03
     FHLB advances.....................................        14,801          896         6.05
                                                            ---------          ---
       Total interest-bearing liabilities..............       883,009       44,605         5.05
                                                                            ------         ----
  Non-interest-bearing accounts........................         3,134
  Other liabilities....................................        22,429
                                                            ---------
       Total liabilities...............................       908,572
  Retained earnings....................................        67,103
                                                            ---------
       Total liabilities and retained earnings.........     $ 975,675
                                                            =========
  Net interest income/Net interest
    rate spread(3).....................................
                                                                           $24,759         2.33%
  Net interest margin(4)...............................                    =======         ====
                                                                                           2.63%
  Ratio of interest-earning assets to interest-                                            ====
    bearing liabilities................................                                  106.46%
                                                                                         ======

_____________
(1) Amount is net of deferred loan origination costs, undisbursed proceeds of construction loans in process, allowance for loan losses and includes non-performing loans.
(2) Includes investment securities available-for-sale and held-to-maturity and stock in the FHLB.
(3) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4) Net interest margin represents net interest income as a percentage of average interest-earning assets.
(5)  Includes  mortgage-backed   securities
     available-for-sale and held-to-maturity.

       Rate/Volume Analysis. The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Bank's interest income and interest expense during the periods indicated. Information is provided in each category with respect to: (i) changes attributable to changes in volume (changes in volume multiplied by prior rate); (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated on a proportional basis between changes in rate and volume.

                                                    THREE MONTHS ENDED             YEAR ENDED                    YEAR ENDED
                                                    SEPTEMBER 30, 1997           JUNE 30, 1997                 JUNE 30, 1996
                                                        COMPARED TO               COMPARED TO                   COMPARED TO
                                                    THREE MONTHS ENDED             YEAR ENDED                   YEAR ENDED
                                                    SEPTEMBER 30, 1996           JUNE 30, 1996                 JUNE 30, 1995
                                                --------------------------  ---------------------------  ---------------------------
                                                    INCREASE                   INCREASE                     INCREASE
                                                   (DECREASE)                 (DECREASE)                   (DECREASE)
                                                     DUE TO                     DUE TO                       DUE TO
                                                -----------------           -----------------            -----------------
                                                 VOLUME    RATE      NET     VOLUME    RATE      NET      VOLUME    RATE      NET
                                                --------  -------  -------  --------  -------  --------  --------  -------  --------
                                                                                (IN THOUSANDS)
Interest-earning assets:
  Federal funds sold........................    $  (235)  $   (4)  $ (239)  $(2,855) $   201   $(2,654)  $ 3,119   $   48   $ 3,167
  Investment securities.....................     (1,415)     716     (699)   (1,464)     143    (1,321)   (3,127)     741    (2,386)
  Mortgage-backed securities................       (284)      96     (188)        3       12        15        55      128       183
  Loans receivable, net.....................      2,891   (1,180)   1,711     6,843      514     7,357     3,547    1,074     4,621
                                                 ------   ------   ------   -------  -------   -------   -------   ------   -------
        Total interest-earning assets.......        957     (372)     585     2,527      870     3,397     3,594    1,991     5,585
                                                 ------   ------   ------   -------  -------   -------   -------   ------   -------
Interest-bearing liabilities:
  NOW accounts..............................        (76)      73       (3)      356       66       422       156      232       388
  Savings accounts..........................        (16)       5      (11)      (39)       2       (37)      (60)     (28)      (88)
  Money market accounts.....................        430       65      495     1,989      162     2,151       989      644     1,633
  Certificate accounts......................       (795)     499     (296)   (1,728)  (1,427)   (3,155)       71    1,452     1,523
                                                 ------   ------   ------   -------  -------   -------   -------   ------   -------
                                                   (457)     642      185       578   (1,197)     (619)    1,156    2,300     3,456
  FHLB advances.............................         (9)     (31)     (40)     (215)    (174)     (389)       70       75       145
                                                 ------   ------   ------   -------  -------   -------   -------   ------   -------
        Total interest-bearing
           liabilities......................       (466)     611      145       363   (1,371)   (1,008)    1,226    2,375     3,601
                                                 ------   ------   ------   -------  -------   -------   -------   ------   -------
Net change in net interest income...........     $1,423   $ (983)  $  440   $ 2,164  $ 2,241   $ 4,405   $ 2,368   $ (384)  $ 1,984
                                                 ======   ======   ======   =======  =======   =======   =======   ======   =======

COMPARISON OF FINANCIAL CONDITION AT SEPTEMBER 30, 1997, AND JUNE 30, 1997.

       Total assets at September 30, 1997, were $1.03 billion, a decrease of $8.8 million, or 0.8%, compared to $1.04 billion at June 30, 1997. The decrease was primarily due to the Bank's use of maturity and prepayment proceeds from investment securities, federal funds and mortgage-backed securities to paydown FHLB advances. As a result, aggregate holdings in investment securities, federal funds and mortgage-backed securities decreased by $10.5 million to $173.5 million at September 30, 1997, compared to $184.0 million at June 30, 1997. FHLB advances decreased by $11.0 million to $10.6 million at September 30, 1997, compared to $21.6 million at June 30, 1997.

       Loans receivable, net, increased by $3.5 million to $818.4 million at September 30, 1997, compared to $814.9 million at June 30, 1997. The growth in loans receivable, net, was primarily due to a $11.2 million increase in purchased consumer loans which was offset in part by a decline of $7.8 million in mortgage loans.

       Total deposits at September 30, 1997, were $923.7 million, an increase of $3.6 million, compared to $920.1 million at June 30, 1997. Retained earnings at September 30, 1997, were $80.6 million, an increase of $1.7 million, compared to $78.9 at June 30, 1997

COMPARISON OF FINANCIAL CONDITION AT JUNE 30, 1997, AND JUNE 30, 1996.

       Total assets increased by $4.5 million, or 0.4% from $1.038 billion at June 30, 1996, to $1.042 billion at June 30, 1997.

       During that period, the Bank also experienced a shift in the composition of its asset portfolio. Loans receivable, net, increased by $101.4 million, or 14.2%, from $713.5 million at June 30, 1996, to $814.9 million at June 30, 1997.
This growth was primarily due to increased purchases and originations of ARM products and consumer loans. ARM loans increased by $76.3 million, or 22.0%, from $346.9 million at June 30, 1996, to $423.2 million at June 30, 1997, while consumer loans increased $44.8 million, or 127.1%, from $35.2 million at June 30, 1996, to $80.0 million at June 30, 1997.

       The funding for the increased net loans receivable was realized from the maturities and prepayments of investment securities and mortgage-backed securities and a reduction in federal funds. Investment securities and mortgage-backed securities declined $48.1 million, or 21.1%, from $228.5 million at June 30, 1996, to $180.4 million at June 30, 1997, while federal funds declined $48.9 million, or 93.1%, from $52.5 million at June 30, 1996, to $3.6 million at June 30, 1997. Total deposits at June 30, 1997, were $920.1 million, a decrease of $9.2 million, or 1.0%, compared to $929.3 million at June 30, 1996. The decrease was primarily due to a decrease of $37.5 million, or 6.5%, in certificate accounts to $536.2 million at June 30, 1997, from $573.7 million at June 30, 1996, offset, by an increase of $29.3 million, or 8.4%, in net increases in money market, savings and NOW accounts.

       As a result of an increase in net income of $4.3 million for the year ended June 30, 1997, retained earnings at June 30, 1997, were $78.9 million, compared to $74.6 million at June 30, 1996.

COMPARISON OF OPERATING RESULTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997, AND SEPTEMBER 30, 1996.

       General. Net income increased $3.3 million to $1.6 million for the three months ended September 30, 1997, from a $1.7 million loss for the three months ended September 30, 1996. The loss for the three months ending September 30, 1996, was the result of a one-time special assessment charge of $5.7 million to fully capitalize the SAIF. Excluding the net of tax impact of the one-time special assessment, net income decreased from $2.1 million for the three months ended September 30, 1996, to $1.6 million for the three months ended September 30, 1997. The decrease was due in part to higher non-interest expenses and a higher provision for loan losses, partially offset by an increase in interest income.

       Interest Income. Interest income for the three months ended September 30, 1997, was $20.1 million, compared to $19.5 million for the three months ended September 30, 1996, an increase of $585,000, or 3.0%. The increase in interest income was the result of a shift in the asset composition from lower-yielding investment securities to higher-yielding loans.

       Interest Expense. Interest expense for the three months ended September 30, 1997, was $12.0 million, compared to $11.8 million for the three months ended September 30, 1996, an increase of $145,000, or 1.2%. The increase in interest expense was the result of an increase in the average cost of deposits partially offset by the decrease in both the average balance and average cost of FHLB advances

       Provision for Loan Losses. During the three months ended September 30, 1997, the Bank's provision for loan losses was $713,000 compared to $96,000 for the three months ended September 30, 1996, an increase of $617,000. The increase in the provision was due primarily to management's assessment of its loan portfolio, the growth in the portfolio and the level of non-performing loans.

       To the extent the Bank increases its investment in commercial real estate, commercial and construction loans which entail higher risk than one-to-four family loans, the Bank may deem it appropriate to increase its allowance for loan losses through additional loan loss provisions which may adversely affect net income.

       Management of the Bank is responsible for the determination of the level of the allowance for loan losses. The allowance for loan losses is maintained at a level sufficient to provide for estimated losses based on evaluating known and inherent risks in the loan portfolio and upon management's continuing analysis of the factors underlying the qualify of the loan portfolio. These factors include changes in the size and composition of the loan portfolio, actual loan loss experience, current and anticipated economic conditions, detailed analysis of individual loans for which full collectibility may not be assured, and determination of the existence and realizable value of the collateral guarantees securing the loan. Additions to this allowance are charged to earnings. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to provide additions to the allowance based upon judgments different from management. Although management uses the best information available, future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions beyond the Bank's control.

       Non-Interest Income. Non-interest income decreased by $30,000 to $891,000 for the three months ended September 30, 1997, from $921,000 for the three months ended September 30, 1996. The decrease was primarily due to a decline in loan commitment fees.

       Non-Interest Expense. Non-interest expense decreased by $5.4 million to $5.7 million for the three months ended September 30, 1997, from $11.1 million for the three months ended September 30, 1996. The decrease was attributable to a significant reduction of premium assessments on savings deposits by the FDIC and the one-time special assessment charged in September 1996. Excluding federal insurance premiums, aggregate non-interest expense items increased $704,000 or 14.4%, to $5.6 million for the three months ended September 30, 1997, from $4.9 million for the three months ended September 30, 1996. The increase was attributable to higher compensation and employee benefits, due to annual salary increases and increased employee staff, along with increased sales promotion and advertising expenses.

       Provision for Income Taxes. Income tax expense increased $1.9 million for the three months ended September 30, 1997. The increase in the provision for income taxes was the result of the $5.2 million increase in earnings before income taxes for the three months ended September 30, 1997, as compared to the three months ended September 30, 1996.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED JUNE 30, 1997 AND JUNE 30, 1996.

       General. Net income decreased $1.1 million, or 23.8%, to $4.3 million for the year ended June 30, 1997, from $5.4 million for the year ended June 30, 1996. The decrease was the result of a one-time special assessment charge of $5.7 million in September 1996, to fully capitalize the SAIF. Excluding the net of tax impact of the one-time special assessment, net income increased from $5.4 million for the year ended June 30, 1996, to $8.0 million for the year ended June 30, 1997. The increase was due primarily to an increase in net interest income, which is the principal source of income for the Bank and represents the difference between total interest and fees earned on loans, mortgage-backed securities and other investments and total interest paid on deposits and borrowings. The increase in net interest income resulted from an increase in the interest spread to 2.74% for the year ended June 30, 1997, from 2.36% for the year ended June 30, 1996. The increase in balances and rates of interest-earning assets was greater than the increase in the balances and a lowering of rates on interest-bearing liabilities as the Bank focused on higher yielding assets and increasing loan volume. The loan-to-deposit ratio increased to 88.6% at June 30, 1997, from 76.8% at June 30, 1996. Excluding the $5.7 million special assessment, for the year ended June 30, 1997, non-interest income decreased by $315,000 for the year ended June 30, 1997, which was offset by a $587,000 decrease in non-interest expense.

       Interest Income. Interest income for the year ended June 30, 1997, was $78.3 million, compared to $74.9 million for the year ended June 30, 1996, an increase of $3.4 million or 4.5%. Interest income from loans accounted for all of the increase, with decreases in interest income on investment securities and other interest-earning assets offsetting some of the increase. The increase in interest income on loans of $7.3 million to $63.9 million for the year ended June 30, 1997, from $56.6 million for the year ended June 30, 1996, was a result of growth in the average balance of loans outstanding, partially offset by a decline in the average yield. The average balance of loans receivable increased $95.7 million, while the yield on these loans declined to 8.33% for 1997, from 8.42% for 1996. The growth in loans was attributable to an increase in the origination and purchase of residential ARM loans and an increase in originated and purchased construction and consumer loans. During the year ended June 30, 1997, the Bank increased the amount of equity line of credit loans in the portfolio to $20.0 million, from $7.3 million for the year ended June 30, 1996, an increase of $12.7 million or 174.0%.

       Interest income on investment securities, federal funds and other interest-earning assets decreased $4.0 million to $8.4 million for the year ended June 30, 1997, compared to $12.4 million for the year ended June 30, 1996. The average balance decreased $71.4 million to $144.6 million for the year ended June 30, 1997, from $216.0 million for the year ended June 30, 1996. The average yield on investment securities and other interest-earning assets increased to 5.82% for the year ended June 30, 1997, from 5.74% for the year ended June 30, 1996. The decreased balances of these maturing investments were primarily used to fund the increase in loan balances.

       Interest Expense. Interest expense for the year ended June 30, 1997, was $47.2 million, compared to $48.2 million for the year ended June 30, 1996, a decrease of 1.0 million, or 2.1%. The decrease in interest expense was primarily the result of a decrease in the average cost of interest-bearing deposits to 5.06% for the year ended June 30, 1997, from 5.27% for the year ended June 30, 1996, even though the average balance increased to $919.7 million for 1997, compared to $895.2 million for 1996, an increase of $24.5 million.

       Provisions for Loan Losses. The Bank's provision for loan losses was $450,000 for the year ended June 30, 1997, compared to $598,000 for the year ended June 30, 1996. The $450,000 provision was used to increase the Bank's allowance for loan losses as the loan portfolio increased by $101.0 million to $842.0 million at June 30, 1997, from $740.0 million at June 30, 1996. The 1997 provision was based on management's evaluation of its loan portfolio and real estate market conditions. In particular, management considered the continued growth in the portfolio, as well as the decrease in its non-performing loans. The Bank's non-performing loans as a percentage of total loans improved from 0.39% at June 30, 1996, to 0.22% at June 30, 1997. At June 30, 1997, the Bank's
allowance for loan losses as a percentage of total non-performing loans was 348.95%, compared to 211.66% at June 30, 1996. At June 30, 1997, the Bank's
allowance for loan losses as a percentage of loans receivable, net, was 0.77%, compared to 0.82% at June 30, 1996.

       Non-Interest Income. Other non-interest income decreased to $3.6 million for the year ended June 30, 1997, from $3.9 million for the year ended June 30, 1996. This decrease was primarily due to the decrease in gains on the sale of real estate owned ("REO") of $819,000 to $7,000 for the year ended June 30, 1997, from $826,000 for the year ended June 30, 1996. This decrease was offset by fees and service charges, which consist of deposit product fees, loan servicing fees and other loan fees, which increased by $155,000 in 1997, as compared to 1996. Other increases of $65,000 came from net commissions received on the sale of annuities and mutual funds in 1997 as compared to 1996. Included in the year ended June 30, 1996, were net losses on the disposal of computer software, equipment and the lease termination fee paid on the mainframe computer (the Bank outsourced its computer processing to a third party in June 1995) in the amount of $271,000.

       Non-Interest Expense. Non-interest expense increased by $5.1 million or 23.1%, from $22.1 million for the year ended June 30, 1996, to $27.2 million for the year ended June 30, 1997, primarily due to the one-time special SAIF assessment of $5.7 million. Regular SAIF assessments decreased by $925,000 to $1.3 million for the year ended June 30, 1997, from $2.2 million for the year ended June 30, 1996. Salaries and employee benefit costs increased by $356,000 to $11.5 million for the year ended June 30, 1997, or 3.1%, from $11.1 million for the year ended June 30, 1996. The increase was attributable to annual salary increases. Excluding the one-time SAIF special assessment, non-interest expense actually decreased by $587,000 for the year ended June 30, 1997.

       Provision for Income Taxes. Total income tax expense was $2.7 million for the year ended June 30, 1997, compared to $2.6 million for the year ended June 30, 1996. The effective tax rate for 1997 was 38.3%, an increase of 6.2% over the 32.1% effective tax rate for 1996. The lower effective tax rate for the year ended June 30, 1996, was primarily the result of prior year state tax refunds of $451,000 and the reversal of estimated deferred tax liability.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED JUNE 30, 1996, AND JUNE 30, 1995.

       General. Net income increased $1.3 million, or 32.4%, to $5.4 million for the year ended June 30, 1996, from $4.1 million for the year ended June 30, 1995. The increase was due primarily to an increase in net interest income. The increase in balances and rates of interest-earning assets was greater than the increase in balances and rates of interest-bearing liabilities as the Bank focused on higher yielding assets and increasing lending volume. The Bank's loans-to-deposits ratio increased to 76.8% at June 30, 1996, from 74.8% at June 30, 1995. Additionally, the Bank sold its credit card operation for $101,000 and recorded net gains on the sale of REO and real estate held for investment of $926,000 for the year ended June 30, 1996. This was offset by an increase in non-interest expense of $1.3 million. The increase was due to increased compensation and benefit expenses of $1.2 million for overtime, vacation and severance payments incurred for the conversion process of outsourcing the Bank's data processing system to a third-party provider and increases in staff.

       Interest Income. Interest income for the year ended June 30, 1996, was $74.9 million, compared to $69.4 million for the year ended June 30, 1995, an increase of $5.5 million, or 7.9%. Increased interest income on loans accounted for substantially all of the increase. The increase in interest income on loans was a result of growth in the average balance of loans outstanding combined with an increase in the average yield. The average balance of loans receivable increased $42.8 million, while the yield on such loans increased to 8.42% for the year ended June 30, 1996, from 8.25% for the year ended June 30, 1995.

       The growth in lending was attributable to increased origination and purchases of residential ARM loans and a more focused attention to the generation of residential construction and consumer loans. During 1996 the Bank also entered the equity line of credit market and by year end had generated $7.3 million of these loans for its loan portfolio. The increase in average yield for 1996 over 1995 was a direct result of generating higher-yielding construction and equity line of credit loans, and also, the upward rate adjustments on the Bank's "teaser" ARM loans which were offered initially at low rates to attract borrowers.

       Interest income on mortgage-backed securities increased $183,000 for the year ended June 30, 1996, compared to the year ended June 30, 1995. The average balance of mortgage-backed securities increased by $863,000 for the year ended June 30, 1996, compared to the year ended June 30, 1995. The yield on this portfolio increased to 6.50% from 6.36%, primarily due to the repricing of adjustable-rate securities. Interest income on investment securities decreased $2.4 million for the year ended June 30, 1996, compared to the year ended June 30, 1995. The average balance of investment securities declined by $56.2 million for the year ended June 30, 1996, compared to the year ended June 30, 1995, primarily due to the funding of loans with proceeds from maturing investment securities.

       Interest Expense. Interest expense for the year ended June 30, 1996, was $48.2 million, compared to $44.6 million for the year ended June 30, 1995, an increase of $3.6 million, or 8.1%. The increase in interest expense was the result of a $27.1 million increase in the average balance of interest-bearing deposits and an increase in the average cost of deposits to 5.27% for the year ended June 30, 1996, from 5.03% for the year ended June 30, 1995. The increase in average cost was due to a higher rate environment.

       Provision for Loan Losses. During the year ended June 30, 1996, the Bank's provision for loan losses was $598,000 compared to $243,000 for the year ended June 30, 1995, an increase of $355,000. The increase was mainly due to the increase in loans which grew $75.0 million to $740.0 million at June 30, 1996, from $665.0 million at June 30, 1995. With the provision for loan losses in 1996 of $598,000, the total allowance for loan losses increased by $276,000 to $5.9 million at June 30, 1996, from $5.6 million at June 30, 1995.

       Non-Interest Income. Non-interest income increased by $863,000 to $3.9 million for the year ended June 30, 1996, from $3.0 million for the year ended June 30, 1995. The increase was primarily due to increases of $478,000 in gains on the sale of REO and $354,000 in fees and service charges collected from loan and deposit customers. Additionally, the Bank also realized a gain of $101,000 on the sale of its credit card portfolio and an increase of $266,000 on the sale of loans held-for-sale. These increases during 1996 were offset by a loss of $271,000 on the disposal of computer software and the lease termination fees paid on the mainframe computer when the Bank outsourced its data processing system to a third party.

       Non-Interest Expense. Non-interest expense increased to $22.1 million for the year ended June 30, 1996, from $20.9 million for the year ended June 30, 1995, an increase of $1.3 million. Salary and benefit expenses increased $1.2 million to $11.1 million for the year ended June 30, 1996, from $9.9 million for the year ended June 30, 1995. Attributable to this increase were annual salary adjustments of $433,000, or 4.5%; $500,000 for increased employee staff associated with the Bank's expanded lending areas, and $295,000 for severance and overtime payments made to staff personnel involved in the conversion process of outsourcing the data processing system. Occupancy, data processing and other expense items decreased by $127,000 to $8.1 million for the year ended June 30, 1996, from $8.2 million for the year ended June 30, 1995. This decrease was primarily attributed to the data processing conversion. Advertising expenses increased $171,000 to $732,000 for the year ended June 30, 1996, from $561,000 for the year ended June 30, 1995. The increase was primarily the result of a greater focus on deposit generation in addition to mortgage volume.

       Provision for Income Taxes. Income tax expense was $2.5 million for the year ended June 30, 1996, compared to $2.6 million for the year ended June 30, 1995. The effective tax rate for 1996 was 32.1%, a decrease of 7.3% over the 39.4% effective tax rate for 1995. The decrease in the effective tax rate for June

30, 1996, was primarily the result of prior year state tax refunds of $451,000, and the reversal of estimated deferred tax liability.

LIQUIDITY AND CAPITAl RESOURCES

       The Bank's primary sources of funds are deposits, principal and interest payments on loans, mortgage-backed and investment securities and FHLB advances. While maturities and scheduled amortization of loans are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition. The Bank has continued to maintain the required levels of liquid assets as defined by OTS regulations. This requirement of the OTS, which may be varied at the direction of the OTS depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The Bank's currently required liquidity ratio is 5.0%. At September 30, 1997 and 1996, the Bank's liquidity ratios were 11.9% and 14.9%, respectively, and at June 30, 1997, 1996, 1995, 1994, and 1993,
the Bank's liquidity ratios were 12.4%, 19.1%, 23.0%, 27.8% and 22.8%, respectively.

       At September 30, 1997, the Bank exceeded all of its regulatory capital requirements with a tangible capital level of $80.3 million, or 7.8%, of total adjusted assets, which is above the required level of $15.5 million, or 1.5%; core capital of $80.3 million, or 7.8%, of total adjusted assets, which is above the required level of $41.4 million, or 4.0%; and risk-based capital of $86.8 million, or 14.3%, of risk-weighted assets, which is above the required level of $48.5 million, or 8.0%. See "Regulatory Capital Compliance."

       The Bank's most liquid assets are cash and cash equivalents and investment securities. The levels of these assets are dependent on the Bank's operating, financing, lending and investing activities during any given period. At September 30, 1997, cash and cash equivalents and investment securities totaled $104.3 million, or 10.1% of total assets.

       The Bank has other sources of liquidity if a need for additional funds arises, including FHLB advances. At September 30, 1997, the Bank had $10.6 million in advances outstanding from the FHLB, and at September 30, 1997, had an additional overall borrowing capacity from the FHLB of $403.0 million. Depending on market conditions, the pricing of deposit products and FHLB advances, the Bank may continue to rely on FHLB borrowing to fund asset growth.

       At September 30, 1997, the Bank had commitments to originate and purchase loans and unused outstanding lines of credit and undisbursed proceeds of construction mortgages totaling $68.8 million. The Bank anticipates that it will have sufficient funds available to meet its current loan origination commitments. Certificate accounts, including IRA and KEOGH accounts, which are scheduled to mature in less than one year from September 30, 1997, totalled $394.1 million. The Bank expects that substantially all of the maturing certificate accounts will be retained by the Bank at maturity.

IMPACT OF INFLATION AND CHANGING PRICES

       The Consolidated Financial Statements and Notes thereto presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results generally in terms of historical dollar amounts without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Bank's operations. Unlike industrial companies, nearly all of the assets and liabilities of the Bank are monetary in nature. As a result, interest rates have a greater impact on the Bank's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

IMPACT OF NEW ACCOUNTING STANDARDS

         Accounting for Stock-Based Compensation. In November 1995, the FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"). This statement establishes financial accounting standards for stock-based employee compensation plans. SFAS No. 123 permits the Bank to choose either a new fair value based method or the current Accounting Principles Board ("APB") Opinion 25 intrinsic value based method of accounting for its stock-based compensation arrangements. SFAS No. 123 requires pro forma disclosures of net earnings and earnings per share computed as if the fair value based method had been applied in financial statements of companies that continue to follow current practice in accounting for such arrangements under APB Opinion 25. SFAS No. 123 applies to all stock-based employee compensation plans in which an employer grants shares of its stock or other equity instruments to employees except for employee stock ownership plans. SFAS No. 123 also applies to plans in which the employer incurs liabilities to employees in amounts based on the price of the employer's stock, (e.g., Stock-Based Incentive Plan, stock purchase plans, restricted stock plans, and stock appreciation rights). The statement also specifies the accounting for transactions in which a company issues stock options or other equity instruments for services provided by nonemployees or to acquire goods or services from outside suppliers or vendors. The recognition provisions of SFAS No. 123 for companies choosing to adopt the new fair value based method of accounting for stock-based compensation arrangements may be adopted immediately and will apply to all transactions entered into in fiscal years that begin after December 15, 1995, however, disclosure of the pro forma net earnings and earnings per share, as if the fair value method of accounting for stock-based compensation had been elected, is required for all awards granted in fiscal years beginning after December 31, 1994. Any effect that this statement will have on the Bank will be applicable upon the consummation of the Conversion. The Bank has elected to continue to follow the APB Opinion 25 method upon adoption, but will provide pro forma disclosure as if the fair value method had been applied.

         Reporting Comprehensive Income. In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). This statement establishes standards for the reporting and displaying of comprehensive income and its components in a full set of financial statements. Comprehensive income is the total of reported net income and all other revenues, expenses, gains and losses that under generally accepted accounting principles bypass reported net income. SFAS No. 130 requires that comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements with the aggregate amount of comprehensive income reported in that same financial statement. SFAS No. 130 permits the statement of changes in stockholders' equity be used to meet this requirement. Companies are encouraged, but not required, to display the components of other comprehensive income below the total for net income in the statement of operations or in a separate statement of comprehensive income. Companies are also required to display the cumulative total of other comprehensive income for the period as a separate component of equity in the statement of financial position. This statement is effective for fiscal years beginning after December 15, 1997, or July 1, 1998 for the Bank.

IMPACT OF GOODWILL LITIGATION

         On August 7, 1995, the Bank initiated a lawsuit (the "Goodwill Litigation") against the United States Government ("Government") in the United States Court of Federal Claims. The suit contends that the Government breached its contracts with the Bank in connection with three separate 1982 supervisory merger transactions. The breach occurred through the enactment of FIRREA in 1989, which mandated the imposition of new capital requirements on the thrift industry, required certain levels of "tangible capital," and "risk-based capital," and defined those terms to exclude, following a five-year transition period, intangible assets such as goodwill from the calculation of the various capital requirements. (First Federal

Lincoln Bank v. The United States, No. 95-518-C). The complaint also raises claims against the Government for unconstitutional taking and deprivation of property rights without due process. The contracts arose in connection with the Bank's acquisition by merger of three federal savings and loan associations in 1982, pursuant to which the Bank alleges the Government agreed that the Bank would have the right to use the purchase method of accounting in each of the three mergers and include the approximately $41 million in resulting Supervisory Goodwill as a capital asset amortizing over a 25-year period for purposes of meeting applicable regulatory net worth requirements. The Goodwill Litigation was stayed pending the resolution on appeal of the Winstar Cases (defined below) which present issues similar to those presented by the Bank in the Goodwill Litigation.

         On July 1, 1996, the United States Supreme Court issued its opinion in United States v. Winstar Corporation, No. 95-865, which affirmed the decisions of the United States Court of Appeals for the Fourth Federal Circuit and the United States Court of Federal Claims in various consolidated cases (the "Winstar Cases") in granting summary judgment to the plaintiff thrift institutions on the liability portion of their breach of contract claims against the Government. The Supreme Court held that the Government breached certain express contracts when Congress enacted FIRREA, and the Supreme Court remanded the proceedings for a determination of the appropriate measure and amount of damages which, as of the date of this prospectus, have not been finally litigated.

         The United States Court of Federal Claims issued a Case Management Order ("CMO") in all of the cases similar to the Winstar Cases ("Winstar-related Cases"), including the Bank's. The CMO sets forth procedures for all of the plaintiffs and the Government to follow relating to the exchange of documents and other discovery, filing of partial summary judgment motions with respect to liability only, discovery on damages issues and the timing of all of the Winstar-related Cases being set for liability and/or damage trials. Pursuant to the CMO, the Bank filed a motion for partial summary judgment as to the Government's liability to the Bank for breach of contract in each of the three subject matter transactions. Pursuant to the CMO, the Government filed its response to the Bank's motion. Based upon the current status of the proceedings in the Winstar-related Cases and the CMO and subsequent procedural orders, the Goodwill Litigation is not expected to be set for trial for at least two years. The amount of damages the Bank has suffered as a result of the Government's breach of contract has not yet been determined. In addition, although the decision of the Supreme Court in the Winstar Cases as to liability has been rendered, there can be no assurance that the court will not reach a different conclusion in the Goodwill Litigation or any other Winstar-related case. There can also be no assurance as to the amount of any damages that may be awarded with respect to the Goodwill Litigation or when such damages may be awarded or received by the Bank.

                             BUSINESS OF THE BANK

GENERAL

         The Bank's principal business has been and continues to be attracting retail deposits from the general public in the areas surrounding its 57 offices and investing those deposits, together with funds generated from operations and borrowings, primarily in adjustable-rate and shorter-term fixed-rate one- to four-family residential mortgage loans. The Bank originates loans for investment and loans for sale in the secondary market, generally retaining adjustable rate loans and selling longer-term fixed rate loans. To a lesser extent, the Bank invests in multi-family, commercial real estate, construction and land, consumer and commercial loans. In addition to loans it originates in areas surrounding its branches, the Bank purchases loans from loan brokers secured by properties located in other western states. Loan sales are made from loans designated as being held for sale or originated for sale during the period. The Bank's revenues are derived principally from interest on its mortgage loans, and to a lesser extent, interest and dividends on its investment and mortgage-backed securities and loan servicing income. The Bank's primary sources of funds are deposits, principal and interest payments on loans and mortgage-backed securities, FHLB advances and proceeds from the sale of loans.

MARKET AREA AND COMPETITION

         The Bank is a community-oriented savings institution offering a variety of financial products and services to meet the needs of the communities it serves. The Bank's deposit gathering is concentrated in the communities surrounding its 57 offices located in Nebraska, Marshall and Rooks Counties in northern Kansas and seven counties in southwest Iowa. The Bank invests primarily in loans secured by first or second mortgages on properties located in areas surrounding its offices. It also invests to a lesser extent in loans on properties outside of its Nebraska, Kansas, and Iowa market areas, primarily in other Western and Midwestern states.

         The Bank's home office is located in Lincoln, Nebraska, which is the state capital and home of the University of Nebraska at Lincoln. The region in which the Bank's offices are located was once dominated by agriculture, but now consists of a blend of industries, major urban centers, and significant corporate investment. The region's population is nearly 1.8 million persons and more than 90% of the individuals in the Bank's primary market area live in Nebraska. The region continues to experience a migration from rural communities to the Omaha and Lincoln metropolitan areas, as well as other mid-sized regional growth centers scattered throughout the Bank's primary market area. After a moderate decline between 1984 and 1986, median household income in Nebraska has steadily increased. According to the 1990 census, the majority of Nebraska households had incomes between $15,000 and $49,999 with nearly 16.3% of all households with incomes above $50,000.

         The Bank faces significant competition both in generating loans and in attracting deposits. The Bank's primary market area is highly competitive and the Bank faces direct competition from a significant number of financial service providers, many with a state-wide or regional presence and, in some cases, a national presence. Many of these financial service providers are significantly larger and have greater financial resources than the Bank. The Bank's competition for loans comes principally from commercial banks, savings banks, credit unions, mortgage brokers, mortgage banking companies and insurance companies. Due to the Bank's increasing emphasis on the acquisition of ARM loans for retention in its portfolio, and because the demand for such loans is limited in the Bank's market area in the recent interest rate environment, competition for such loans and for other shorter-term interest-sensitive loans has caused the Bank to increase its reliance upon purchases of loans from selected brokers, particularly in California, Arizona and Colorado. The Bank's most direct competition for deposits has historically come from savings banks and associations and commercial banks and credit unions. In addition, the Bank faces increasing competition for deposits from non-bank institutions such as brokerage firms and insurance companies in such instruments as short-term money market funds, corporate and government securities funds, mutual funds and annuities. Competition may also increase as a result of the lifting of restrictions on the interstate operations of financial institutions. See "Risk Factors -- Highly Competitive Industry and Geographic Area."

LENDING ACTIVITIES

         Loan Portfolio Composition. A significant amount of the Bank's loan portfolio consists of first mortgage loans secured by one- to four-family residences. At September 30, 1997, loans receivable, net totaled $818.5 million, of which $521.7 million were one- to four-family, residential mortgage loans, or 61.7% of the Bank's total loans receivable. At such date, the remainder of the loan portfolio consisted of: $39.2 million of multi-family residential loans, or 4.6% of total loans receivable; $140.8 million of commercial real estate loans, or 16.7% of total loans receivable; $50.5 million of construction and land loans, or 6.0% of total loans receivable; and $91.2 million of consumer loans, or 10.8% of total loans receivable, consisting of $21.8 million of equity lines of credit, $25.6 million of home equity loans, $27.3 million of home improvement loans, $10.3 million of auto loans and $6.2 million of other consumer loans. The Bank had $1.5 million of mortgage loans held for sale at September 30, 1997, consisting of one- to four-family fixed-rate mortgage loans. At that same date, 49.5% of the Bank's residential mortgage loans and construction and land loans, excluding mortgage loans held for sale, had adjustable interest rates, most of which are indexed to the one-year U.S. Treasury Constant Maturity Yield ("CMT Index").

         The types of loans that the Bank may purchase and originate are subject to federal and state laws and regulations. Interest rates charged by the Bank on loans are affected by the demand for such loans and the supply of money available for lending purposes and the rates offered by competitors. These factors are, in turn, affected by, among other things, economic conditions, monetary policies of the federal government, including the Federal Reserve Board, and legislative tax policies.

         The following table sets forth the composition of the Bank's loan portfolio in dollar amounts and as a percentage of the portfolio at the dates indicated.

                                       AT SEPTEMBER 30,                                        AT JUNE 30,
                                                          -------------------------------------------------------------------------
                                              1997               1997                 1996                 1995            1994
                                      ------------------- -------------------  ------------------  -------------------  -----------
                                                 PERCENT             PERCENT             PERCENT              PERCENT
                                       AMOUNT   OF TOTAL   AMOUNT   OF TOTAL   AMOUNT    OF TOTAL   AMOUNT   OF TOTAL     AMOUNT
                                      --------  --------- --------- --------- ---------  --------  --------  --------- ------------
                                                                            (DOLLARS IN THOUSANDS)
Mortgage loans:
   Residential:
      One- to four-family...........  $521,679      61.71%  $531,110    63.08%  $487,744    65.87%  $455,715     68.49%  $448,782
      Multi-family..................    39,208       4.64     39,167     4.65     27,966     3.78     24,391      3.67     27,183
   Commercial real estate...........   140,825      16.65    144,139    17.12    146,207    19.74    132,070     19.85    132,373
   Construction and land............    50,531       5.98     45,617     5.42     41,112     5.55     25,623      3.85      5,886
                                      --------     ------   --------    -----   --------    -----   --------     -----   --------
        Total mortgage loans........   752,243      88.98    760,033    90.27    703,029    94.94    637,799     95.86    614,224
                                      --------     ------   --------    -----   --------    -----   --------     -----    -------
Commercial and equipment............     1,954       0.23      1,990     0.24      2,246     0.30      1,330      0.20         92
                                      --------     ------   --------    -----   --------    -----   --------     -----    -------
Consumer loans:
   Home equity .....................    25,661       3.04     22,407     2.66     12,486     1.69     11,383      1.71     11,408
   Equity line of credit............    21,784       2.58     19,992     2.37      7,341     0.99         --        --         --
   Home improvement.................    27,311       3.23     21,772     2.58      4,270     0.58      4,173      0.63      3,882
   Auto loans.......................    10,263       1.21      9,224     1.10      4,817     0.65      2,921      0.44      2,991
   Other............................     6,184       0.73      6,560     0.78      6,290     0.85      7,757      1.16      6,801
                                      --------     ------   --------    -----   --------    -----   --------     -----    -------
        Total consumer loans........    91,203      10.79     79,955     9.49     35,204     4.76     26,234      3.94     25,082
                                      --------     ------   --------    -----   --------    -----   --------     -----    -------
Total loans receivable..............   845,400     100.00%   841,978   100.00%   740,479   100.00%   665,363    100.00%   639,398
                                                   ======              ======              ======               ======
   Allowance for loan losses........    (7,022)               (6,330)             (5,918)             (5,642)              (5,966)

   Undisbursed proceeds on
     construction loans in process..   (16,908)              (17,699)            (17,270)             (9,656)              (3,922)
Deferred loan origination fees, net.    (3,010)               (3,068)             (3,779)             (3,842)              (4,328)
                                      --------              --------            --------            --------             --------
        Loans receivable, net.......  $818,460              $814,881            $713,512            $646,223             $625,182
                                      ========              ========            ========            ========             ========

                                        ---------------------------------
                                                             1993
                                        ------------   ------------------
                                         Percent                  Percent
                                        of Total       Amount    of Total
                                        ---------     ---------  --------
Mortgage loans:
   Residential:
      One- to four-family...........        70.19%     $406,449     65.80%
      Multi-family..................          4.25       33,314       5.39
   Commercial real estate...........         20.71      145,112      23.49
   Construction and land............          0.92        2,304       0.37
                                            ------    ---------     ------
        Total mortgage loans........         96.07      587,179      95.05
                                            ------    ---------     ------
Commercial and equipment............          0.01          155       0.03
                                            ------    ---------     ------
Consumer loans:
   Home equity .....................          1.78       14,964       2.42
   Equity line of credit............            --           --         --
   Home improvement.................          0.61        4,713       0.76
   Auto loans.......................          0.47        5,771       0.94
   Other............................          1.06        4,921       0.80
                                            ------    ---------     ------
        Total consumer loans........          3.92       30,369       4.92
                                            ------    ---------     ------
Total loans receivable..............        100.00%     617,703     100.00%
                                            ======                  ======
   Allowance for loan losses........                     (7,581)
   Undisbursed proceeds on
     construction loans in process..                     (1,206)
Deferred loan origination fees, net.                     (5,460)
                                                      ---------
        Loans receivable, net.......                   $603,456
                                                      =========

         Loan Maturity. The following table shows the remaining contractual maturity of the Bank's loans at September 30, 1997. The table does not include the effect of future principal prepayments.


                                                                            AT SEPTEMBER 30, 1997
                                             -------------------------------------------------------------------------------------
                                              ONE- TO
                                              FOUR-     MULTI-    COMMERCIAL    CONSTRUCTION                             Total
                                              FAMILY    FAMILY    REAL ESTATE     AND LAND     COMMERCIAL   Consumer     Loans
                                              -------   -------   ------------  ------------- -----------   --------   --------
                                                                 (IN THOUSANDS)
Amounts due:
 One year or less...........................   $13,730  $      7      $4,556      $45,101        $   37      $4,404    $ 67,835
                                               -------  --------      ------      -------        ------      ------    --------
 After one year:
  More than one year to three years.........     2,468     3,807      16,663        5,146         1,159        9,892     39,135
  More than three years to five years.......    10,500     2,817       3,046          152           758       62,547     79,820
  More than five years to 10 years..........    44,053    31,324     114,943          132            --       14,296    204,748
  More than 10 years to 20 years............   174,306     1,253       1,617           --            --           64    177,240
  More than 20 years........................   276,622        --          --           --            --           --    276,622
                                              --------  --------    --------      -------        ------      -------    -------
  Total due after September 30, 1998........   507,949    39,201     136,269        5,430         1,917       86,799    777,565
                                              --------  --------    --------      -------        ------      -------   --------
  Total amount due..........................  $521,679   $39,208    $140,825      $50,531        $1,954      $91,203    845,400
                                              ========  ========    ========      =======        ======      =======
Less:                                                                                                                    (7,022)
  Allowance for loan losses.........................................................................................    (16,908)
  Undisbursed loan funds............................................................................................     (2,155)
  Deferred loan fees................................................................................................       (855)
  Unamortized discounts, net........................................................................................   --------
Loans receivable, net...............................................................................................   $818,460
                                                                                                                       ========

         The following table sets forth, at September 30, 1997, the dollar amount of loans, excluding mortgage loans held for sale, contractually due after September 30, 1998, and whether such loans have fixed interest rates or adjustable interest rates.

                                                                             DUE AFTER SEPTEMBER 30, 1998
                                                                  --------------------------------------------------
                                                                       FIXED          ADJUSTABLE          TOTAL
                                                                  ---------------   ---------------   --------------
                                                                                    (IN THOUSANDS)
Mortgage loans:
     One- to four-family.....................................            $261,989          $245,960         $507,949
     Multi-family............................................               5,930            33,271           39,201
     Commercial real estate..................................              15,737           120,532          136,269
     Construction and land...................................                 816             4,614            5,430
                                                                       ----------        ----------        ---------
          Total mortgage loans...............................             284,472           404,377          688,849
Commercial loans.............................................               1,917                --            1,917
Consumer loans...............................................              72,452            14,347           86,799
                                                                         --------          --------         --------
          Total loans receivable.............................            $358,841          $418,724         $777,565
                                                                         ========          ========         ========

         Origination, Sale and Servicing of Loans. The Bank's mortgage lending activities are conducted primarily through its branch offices and through a network of approximately 5 active loan correspondents and wholesale loan brokers approved by the Bank. All loans originated by the Bank, either through internal sources or through loan correspondents, are underwritten pursuant to the Bank's policies and procedures. For fiscal 1997, and the three months ended September 30, 1997, the Bank's loan correspondents originated $71.7 million and $3.2 million in loans, respectively. The Bank originates both adjustable-rate and fixed-rate loans. The Bank's ability to originate and purchase fixed- or adjustable-rate loans is dependent upon the relative customer demand for such loans, which is affected by the current and expected future level of interest rates. The recent interest rate environment has caused the Bank to increase its reliance on purchasing ARM loans for retention in its portfolio.

         Generally, all adjustable-rate mortgage loans originated by the Bank are originated for investment. While the Bank has in the past, from time to time, retained fixed-rate one- to four-family loans, it is currently the general policy of the Bank to sell most of the 30-year one- to four-family fixed-rate mortgage loans and retain for portfolio adjustable-rate loans and shorter term fixed-rate loans with maturities of 15 years or less.

         At September 30, 1997, the Bank was servicing its portfolio of $658.9 million of loans receivable, net and mortgage loans held for sale and $19.8 million of loans for others, primarily consisting of conforming fixed-rate loans sold by the Bank. Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, supervising foreclosures and property dispositions in the event of unremedied defaults, making certain insurance and tax payments on behalf of the borrowers and generally administering the loans. In the past, the Bank has recognized gains from excess servicing, which is the present value of any difference between the interest rate charged to the borrower and the interest rate paid to the purchaser after deducting a normal servicing fee, and is recognizable as an adjustment to the cash gain or loss. The excess servicing gain or loss is dependent on prepayment estimates and discount rate assumptions. The gross servicing fee income from loans originated and purchased is generally 0.25% to 0.50% of the total balance of the loan serviced. In the past, the Bank recognized the present value of the income attributable to excess servicing rights upon the sale of loans.

         During the fiscal years ended June 30, 1997, and June 30, 1996, the Bank originated $97.7 million and $96.1 million of fixed-rate and adjustable-rate one- to four-family loans, respectively, of which $49.7 million and $45.5 million, respectively, were retained by the Bank. The Bank's current policy is generally to retain only those fixed-rate loans originated with a term of 15 years or less. The Bank recognizes, at the time of sale, the gain or loss on the sale of the loans based on the difference between the net proceeds received and the carrying value of the loans sold.

         The following table sets forth the Bank's loan originations, purchases, sales and principal repayments for the periods indicated:

                                                     FOR THE THREE MONTHS
                                                     ENDED SEPTEMBER 30,           FOR THE YEAR ENDED JUNE 30,
                                                  -------------------------- ---------------------------------------
                                                       1997         1996          1997         1996          1995
                                                  ------------ ------------- ------------ ------------- ------------
                                                                            (IN THOUSANDS)
TOTAL LOANS:
Beginning balance..............................       $814,881      $713,512     $713,512      $646,223     $625,182
                                                      --------      --------     --------      --------     --------
   Loans originated:
        One - to four-family...................         38,395        23,638       97,688        96,065       40,869
        Multi-family...........................          4,065         1,510       19,476         7,137        6,011
        Commercial real estate.................          4,554         6,247       19,798        36,807       21,871
        Construction and land..................         16,332        13,452       52,064        48,825       15,931
        Commercial.............................            308           543        1,954         1,513        1,347
        Consumer:                                       16,602        10,999       50,215        28,566       16,914
                                                      --------       -------    ---------      --------     --------
            Total loans originated.............         80,256        56,389      241,195       218,913      102,943
                                                      --------       -------    ---------      --------     --------
LOANS PURCHASED:
        One- to four-family....................          3,204        29,067       71,689        70,572       24,904
        Residential construction...............             --            --           --            --       15,593
        Consumer loans.........................          9,510         6,027       28,069            18           --
                                                      --------      --------    ---------      --------     --------
            Total loans purchased..............         12,714        35,094       99,758        70,590       40,497
                                                      --------      --------    ---------      --------     --------
            Total..............................        907,851       804,995    1,054,465       935,726      768,622
LESS:
   Principal repayments........................         72,244        47,841      191,137       169,649       99,035
   Sales of loans..............................         16,971         8,374       48,084        50,557       22,547
   Transfer to REO and loan charge-offs........            176           125          363         2,008          817
                                                      --------      --------    ---------      --------     --------
Loans receivable...............................       $818,460      $748,655     $814,881      $713,512     $646,223
                                                      ========      ========    =========      ========     ========

         One-to Four-Family Mortgage Lending. The Bank currently offers both fixed-rate and ARM loans with maturities of up to 30 years secured by one- to four-family residences. Most of such loans are located in the Bank's primary market area. One- to four-family mortgage loan originations are generally obtained from the Bank's in-house loan representatives, from existing or past customers, from mortgage brokers, and through referrals from members of the Bank's local communities. At September 30, 1997, the Bank's oneto four-family mortgage loans totaled $521.7 million, or 61.7% of total loans. Of the one- to four-family mortgage loans outstanding at that date, 51.0% were fixed-rate mortgage loans and 49.0% were ARM loans.

         The Bank currently offers fixed-rate mortgage loans with terms from 15 to 30 years. The Bank sells most of the 30-year fixed-rate residential loans that it originates. The Bank generally retains for its portfolio shorter-term, fixed-rate loans with maturities of 15 years or less and all adjustable-rate one-to four-family loans. From time to time, the Bank will purchase one-to four-family mortgage loans secured by real estate located primarily in the Midwest. Such loans are purchased with servicing retained by the seller.

         The Bank currently offers a number of ARM loans with terms of up to 30 years and interest rates which initially adjust one, two, three or five years from the outset of the loan and thereafter annually or biannually for the duration of the loan. The interest rates for the Bank's ARM loans are indexed to either the one-year or two-year CMT Index or the U.S. Treasury Bill. The Bank originates ARM loans initially with "teaser rates." The Bank's ARM loans generally provide for periodic (not more than 2%) caps on the increase or decrease in the interest rate at any adjustment date. Currently, the Bank has a rate ceiling for the life of the loan of 11.875%.

         The origination of adjustable-rate residential mortgage loans, as opposed to fixed-rate residential mortgage loans, helps reduce the Bank's exposure to increases in interest rates. However, adjustable-rate loans generally pose credit risks not inherent in fixed-rate loans, primarily because as interest rates rise, the underlying payments of the borrower rise, thereby increasing the potential for default. Periodic and lifetime caps on interest rate increases help to reduce the risks associated with adjustable-rate loans but also limit the interest rate sensitivity of such loans.

         Most one- to four-family mortgage loans are underwritten according to FNMA and FHLMC guidelines. Generally, the Bank originates one- to four-family residential mortgage loans in amounts up to 80% of the lower of the appraised value or the selling price of the property securing the loan and up to 95% of the appraised value or selling price if private mortgage insurance ("PMI") is obtained. Mortgage loans originated by the Bank generally include due-on-sale clauses which provide the Bank with the contractual right to deem the loan immediately due and payable in the event the borrower transfers ownership of the property without the Bank's consent. Due-on-sale clauses are an important means of adjusting the yields on the Bank's fixed-rate mortgage loan portfolio and the Bank has generally exercised its rights under these clauses. The Bank requires fire, casualty, title and, in certain cases, flood insurance on all properties securing real estate loans made by the Bank.

         Commercial Real Estate and Multi-Family Lending. The Bank invests in commercial real estate loans that are secured by properties generally used for business purposes such as office buildings, retail facilities, and multi-family housing structures. Those loans are made on properties located primarily in Lincoln and Omaha, Nebraska and in selected areas of the western states. Commercial real estate loans are typically generated through loan brokers in communities outside of Lincoln and Omaha. The Bank's underwriting procedures provide generally that commercial real estate loans may be made in amounts up to 75% of the value of the security property and any loan exceeding that value ratio must be supported by documentation of the relevant factors justifying the deviation which is reviewed by the Bank's Board of Directors on a quarterly basis. Commercial property loans exceeding established loan to value limits may not exceed 30% of the Bank's capital. All commercial loans are underwritten at the Bank's centralized Loan Underwriting Department at the Bank's home office. In underwriting these loans, the Bank considers all aspects of the ability and willingness of each borrower to repay the debt. The Bank considers the borrower's income, probable continuation of income and credit history. The Bank currently invests in commercial real estate loans with a loan amount up to $10.0 million and for terms of up to 15 years. Loans in excess of $3.0 million must be presented to and approved by the Bank's Board of Directors. The Bank has generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 125%. In addition, the Bank requires that security instruments contain affirmative language concerning the prospective borrower's responsibility for compliance with laws and regulations (including environmental, health and safety) and for protecting the environmental conditions of the security property. A phase one environmental assessment report, prepared in conformance with the Bank's environmental risk policy, is obtained if the loan is in excess of $750,000, or if there is any known indication of contamination at the security property. The Bank's multi-family real estate loan portfolio at September 30, 1997 was $39.2 million, or 4.6% of total loans, and the Bank's commercial real estate loan portfolio at such date was $140.8 million, or 16.7% of total loans. The largest multi-family or commercial real estate loan at September 30, 1997 was a $7.4 million loan serviced by the Bank and secured by property located in Nebraska.

         Loans secured by multi-family and commercial real estate properties generally involve larger principal amounts and a greater degree of risk than one-to four-family residential mortgage loans. Payments on loans secured by multi-family and commercial real estate properties are often dependent on successful operation or management of the properties. Repayment of such loans may be subject to adverse conditions in the real estate market or the economy and a concentration of loans in a geographic region may be subject to greater risk because of the potential for adverse economic conditions affecting that region. The Bank seeks to minimize these risks through its underwriting standards. See "Risk Factors -- Increased Lending Risks Associated with Multi-Family, Commercial Real Estate and Commercial Loans."

         Special Loan Program. The Bank makes loans to mortgage brokers to fund home loans originated by the broker from the date of the closing of the home loan until funding of the purchase of the home loan by an investor pursuant to a previously executed agreement. The duration of such loans ordinarily does not exceed 21 days and the loan is secured by a conditional assignment of the home purchaser's loan. The amount of the loan is limited to the principal amount of the note of the home purchaser. At September 30, 1997, the Bank's investment in such loans totalled $11.7 million. In underwriting these loans, the Bank considers the borrower's experience in the home loan lending market, asset size, income level and credit history. To reduce risks associated with these loans, a compensating depository account and maintenance of a minimal tangible net worth are required.

         Construction Lending. The Bank offers residential construction loans for either presold or speculative homes both as temporary and as permanent financing. The Bank generates such residential construction loans primarily through direct contact with home builders, and most such loans involve properties located in the Omaha and Lincoln metropolitan areas. Such loans require that the Bank review plans, specifications and cost estimates and that the contractor be known to the Bank to be reputable. The amount of construction advances to be made, together with the sum of previous disbursements, may not exceed the percentage of completion of the construction. Maximum loan-to-value limits applicable to such loans generally are as follows: 95% for loans up to the maximum amount established by FNMA and FHLMC from time to time (currently $214,600); 80% for loans up to $250,000; and 75% for loans up to $350,000. At
September 30, 1997, the Bank's largest residential construction loans were performing loans each with an outstanding principal balance of $500,000, secured by single-family residences located in Gretna and Omaha, Nebraska. At that date, residential construction loans totaled $37.3 million, or 4.4% of the Bank's total outstanding loans.

         Construction and development financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development compared to the estimated cost (including interest) of construction and other assumptions, including the estimated time to sell residential properties. If the estimate of value proves to be inaccurate, the Bank may be confronted with a project, when completed, having a value which is insufficient to assure full repayment. See "Risk Factors--Increased Lending Risks Associated with Construction and Development Lending."

         Consumer and Other Lending. Consumer loans, including primarily home equity loans and home improvement loans as well as other loans for consumer purposes, at September 30, 1997, amounted to $91.2 million or 10.8% of the Bank's total loans. These loans include home improvement, automobile, equity lines of credit, home equity, recreational vehicle, personal, and student loans. Most of these loans have maturities of less than 60 months. The Bank generally offers home equity loans in amounts up to $100,000 with a term of 60 months or less and a loan-to-value ratio up to 100% of value or with terms from 61 months to 120 months and a loan-to-value ratio up to 90% of value. The Bank offers home improvement loans in amounts up to $75,000 with a term of 60 months or less and a loan-to-value ratio up to 100% of value or with terms of 61 months to 120 months and loan-to-value ratios of 90% of value. The Bank offers automobile loans in amounts up to $50,000 with 60 month terms and loan-to-value ratios of 85% for new cars and 75% for used cars. The Bank offers loans on recreational vehicles in amounts up to $50,000 with terms up to l84 months and loan-to-value ratios of 75% of the retail price. Boat loans and motorcycle loans are offered in amounts up to $25,000 and $5,000 respectively with loan-to-value ratios of 60 % of the sales price. The Bank also offers 36 month personal, unsecured loans in amounts up to $10,000 and loans on deposit accounts or stocks in amounts up to $50,000. Student loans are offered through the Nebraska Higher Education Loan Program and insured by the Nebraska Student Loan Program.

         Loans secured by rapidly depreciable assets such as automobiles or that are unsecured entail greater risks than one- to four-family residential mortgage loans. In such cases, repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance, since there is a greater likelihood of damage, loss or depreciation of the underlying collateral. Further, consumer loan collections on these loans are dependent on the borrower's continuing financial stability and, therefore, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Finally, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans in the event of a default. At September 30, 1997, the Bank's consumer loans 90 days or more delinquent totaled $44,000.

         Commercial Lending. At September 30, 1997, the Bank had $2.0 million in commercial loans which amounted to 0.2% of total loans receivable. The Bank does not currently anticipate that commercial lending activity will significantly increase in the immediate future.

         Loan Approval Procedures and Authority. The Board of Directors of the Bank establishes the lending policies and procedures of the Bank. All general lending policies are set on an ongoing basis by the Asset/Liability Committee ("ALCO") composed of the following officers of the Bank: Chairman; President; Executive Vice Presidents: Director of Lending, Director of Financial Services, Director of Marketing and Employee Development, Director of Consumer Services, Director of Finance; and a First Vice President Controller. Pursuant to established policies, the Chairman, President or Director of Lending may approve consumer loans and residential loans up to the maximum amount permitted for the Bank under applicable regulations.

         Loans on commercial real estate and construction loans may be approved up to $500,000 by a designated First Vice President and the Director of Lending with ratification by the ALCO; in excess of $500,000 by any three of a designated First Vice President, Director of Lending, President, and Chairman, with ratification by the ALCO.

         For loan amounts in excess of $3.0 million, approval of the Board of Directors of the Bank is required.

DELINQUENT LOANS, CLASSIFIED ASSETS AND REAL ESTATE OWNED

         Delinquencies and Classified Assets. Reports listing all delinquent accounts are generated and reviewed by management on a monthly basis and the Board of Directors performs a monthly review of all loans or lending relationships delinquent 30 days or more and all REO. The procedures taken by the Bank with respect to delinquencies vary depending on the nature of the loan, period and cause of delinquency and whether the borrower is habitually delinquent. When a borrower fails to make a required payment on a loan, the Bank takes a number of steps to have the borrower cure the delinquency and restore the loan to current status. The Bank generally sends the borrower a written notice of non-payment after the loan is first past due. The Bank's guidelines provide that telephone, written correspondence and/or face-to-face contact will be attempted to ascertain the reasons for delinquency and the prospects of repayment. When contact is made with the borrower at any time prior to foreclosure, the Bank will attempt to obtain full payment, work out a repayment schedule with the borrower to avoid foreclosure or, in some instances, accept a deed in lieu of foreclosure. In the event payment is not then received or the loan not otherwise satisfied, additional letters and telephone calls generally are made. If the loan is still not brought current or satisfied and it becomes necessary for the Bank to take legal action, which typically occurs after a loan is 90 days or more delinquent, the Bank will commence foreclosure proceedings against any real property that secures the loan. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the property securing the loan generally is sold at foreclosure and, if purchased by the Bank, becomes REO.

         Federal regulations and the Bank's Asset Classification Policy require that the Bank utilize an internal asset classification system as a means of reporting problem and potential problem assets. The Bank has incorporated the OTS internal asset classifications as a part of its credit monitoring system. The Bank currently classifies problem and potential problem assets as "Substandard," "Doubtful" or "Loss" assets. An asset is considered "Substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the insured institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "Doubtful" have all of the weaknesses inherent in those classified "Substandard" with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "Loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are required to be designated "Special Mention."

         When an insured institution classifies one or more assets, or portions thereof, as Substandard or Doubtful, it is required to establish a general valuation allowance for loan losses in an amount deemed prudent by management. General valuation allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies one or more assets, or portions thereof, as "Loss," it is required either to establish a specific allowance for losses equal to 100% of the amount of the asset so classified or to charge off such amount.

         A savings institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS which can order the establishment of additional general or specific loss allowances. The OTS, in conjunction with the other federal banking agencies, has adopted an interagency policy statement on the allowance for loan and lease losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of general valuation guidelines. Generally, the policy statement recommends that institutions have effective systems and controls to identify, monitor and address asset quality problems; that management has analyzed all significant factors that affect the collectibility of the portfolio in a reasonable manner; and that management has established acceptable allowance evaluation processes that meet the objectives set forth in the policy statement. Although management believes that, based on information currently available to it at this time, its allowance for loan losses is adequate, actual losses are dependent upon future events and, as such, further additions to the level of allowances for loan losses may become necessary.

         The ALCO reviews and classifies assets on a monthly basis and the Board of Directors reviews the results of the reports on a quarterly basis. The Bank classifies assets in accordance with the management guidelines described above. At September 30, 1997, the Bank had $2.3 million of assets designated as Substandard which consisted of REO and mortgage and consumer loans. At that same date the Bank had no loans designated as Doubtful or Loss. As of September 30, 1997, the Bank had a total of 13 one- to four-family loans, totaling $1.0 million, designated as Special Mention. At September 30, 1997, the largest loan designated as Special Mention was a residential construction loan with a carrying balance of $180,000.

         At September 30, 1997, the Bank had no loans with a balance of $500,000 or more which had been adversely classified or identified as a problem loan.

         The following table sets forth the delinquencies in the Bank's loan portfolio as of the dates indicated.

                                                 AT SEPTEMBER 30, 1997                        AT JUNE 30, 1997
                                        ----------------------------------------  ----------------------------------------
                                            30-89 DAYS         90 DAYS OR MORE        30-89 DAYS         90 DAYS OR MORE
                                        -------------------  -------------------  -------------------  -------------------
                                                  PRINCIPAL            PRINCIPAL            PRINCIPAL            PRINCIPAL
                                         NUMBER    BALANCE    NUMBER    BALANCE    NUMBER    BALANCE    NUMBER    BALANCE
                                        OF LOANS  OF LOANS   OF LOANS  OF LOANS   OF LOANS  OF LOANS   OF LOANS  OF LOANS
                                        --------  ---------  --------  ---------  --------  ---------  --------  --------
                                                                   (DOLLARS IN THOUSANDS)
Mortgage loans:
  One- to four-family.................        59     $2,485        28     $1,068        44     $1,620        17   $   920
  Multi-family........................         2        751        --         --         1          8         1       762
  Commercial real estate..............        --         --        --         --        --         --         1       110
  Construction and land...............         1         14        --         --        --         --        --        --
                                             ---   --------       ---  ---------       ---   --------       ---  --------
      Total mortgage loans............        62      3,250        28      1,068        45      1,628        19     1,792
Consumer loans........................        48        495        10         44        42        292         3        22
                                             ---   --------       ---  ---------       ---   --------       ---  --------
Total loans...........................       110     $3,745        38     $1,112        87     $1,920        22    $1,814
                                             ===   ========       ===  =========       ===   ========       ===  ========
Delinquent loans to total loans.......                 0.44%                0.13%                0.23%               0.22%
                                                       ====                 ====                 ====                ====

                                                   AT JUNE 30, 1996                          AT JUNE 30, 1995
                                        ----------------------------------------  ----------------------------------------
                                            30-89 DAYS         90 DAYS OR MORE        30-89 DAYS         90 DAYS OR MORE
                                        -------------------  -------------------  -------------------  -------------------
                                                  PRINCIPAL            PRINCIPAL            PRINCIPAL            PRINCIPAL
                                         NUMBER    BALANCE    NUMBER    BALANCE    NUMBER    BALANCE    NUMBER    BALANCE
                                        OF LOANS  OF LOANS   OF LOANS  OF LOANS   OF LOANS  OF LOANS   OF LOANS  OF LOANS
                                        --------  ---------  --------  ---------  --------  ---------  --------  --------
                                                                   (DOLLARS IN THOUSANDS)
Mortgage loans:
  One- to four-family.................        12       $250        13    $   714         6       $270        10  $    255
  Multi-family........................        --         --         1      1,302        --         --         1     1,302
  Commercial real estate..............        --         --         1        759        --         --         3     2,273
  Construction and land...............        --         --        --         --         1        165        --        --
                                             ---     ------       ---  ---------       ---      -----       ---  --------
      Total mortgage loans............        12        250        15      2,775         7        435        14     3,830
Consumer loans........................         9         42         4         21        33        122        25        87
                                             ---     ------       ---  ---------       ---      -----       ---  --------
Total loans...........................        21       $292        19     $2,796        40       $557        39    $3,917
                                             ===     ======       ===  =========       ===      =====       ===  ========
Delinquent loans to total loans.......                 0.04%                0.39%                0.08%               0.59%
                                                       ====                 ====                 ====                ====

         Non-Accrual Loans and REO. The following table sets forth information regarding non-accrual loans and REO. At September 30, 1997, non-accrual loans totaled $1.1 million, consisting of 38 loans, and REO totaled $1.2 million consisting of one one- to four-family property and two commercial real estate properties. It is the policy of the Bank to cease accruing interest on loans 90 days or more past due and to charge off all accrued interest. For the three months ended September 30, 1997, and the year ended June 30, 1997, the amount of additional interest income that would have been recognized on non-accrual loans if such loans had continued to perform in accordance with their contractual terms was $48,000 and $115,000, respectively. On July 1, 1995, the Bank adopted Statement of Financial Accounting Standards No. 114 "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118. Total impaired loans, including non-accrual and restructured loans, were $5.0 million and $4.3 million at June 30, 1997, and June 30, 1996, respectively. At September 30, 1997, such impaired loans totalled $2.9 million.

                                                  AT SEPTEMBER 30,                      AT JUNE 30,
                                                ------------------  --------------------------------------------------
                                                  1997      1996      1997      1996      1995      1994      1993
                                                --------  --------  --------  --------  --------  --------- ----------
                                                                      (DOLLARS IN THOUSANDS)
Non-accrual loans:
      Mortgage loans:
        One- to four-family...................    $1,068  $    699  $    920  $    714  $    255  $    820  $   1,082
        Multi-family..........................        --        --       762     1,302     1,302        --      2,706
        Commercial real estate................        --        --       110       759     2,273        --         --
        Construction and land.................        --        26        --        --        --        --         --
                                                --------  --------  --------  --------  --------  --------  ---------
           Total mortgage loans...............     1,068       725     1,792     2,775     3,830       820      3,788
   Consumer...................................        44         4        22        21        22        45         17
                                                --------  --------  --------  --------  --------  --------  ---------
     Total nonaccrual loans...................     1,112       729     1,814     2,796     3,852       865      3,805
Real estate owned, net (1)....................     1,171     1,316     1,462     1,391     3,206     8,225      5,458
                                                --------  --------  --------  --------  --------  --------  ---------
           Total non-performing assets........    $2,283    $2,045    $3,276    $4,187    $7,058    $9,090     $9,263
                                                ========  ========  ========  ========  ========  ========  =========
Allowance for loan losses as a percent
  of total loans receivable(2)................      0.85%     0.79%     0.77%     0.82%     0.87%     0.95%      1.24%

Allowance for loans losses as a percent
 of non-performing loans(3)...................    631.47%   819.07%   348.95%   211.66%   146.47%   689.71%    199.24%

Non-performing loans as a percent of
  total loans receivable(2)(3)................      0.13%     0.10%     0.22%     0.39%     0.59%     0.14%      0.62%

Non-performing assets as a percent of
  total assets(3).............................      0.21%     0.20%     0.31%     0.40%     0.72%     0.92%      0.86%

---------------
(1) REO balances are shown net of related loss allowances.
(2) Total loans include loans receivable, less undisbursed loan funds, deferred loan fees and unamortized premiums and discounts.
(3) Non-performing assets consist of non-performing loans and REO. Non-performing loans consist of all loans 90 days or more past due.

         Allowance for Loan Losses. The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the risks inherent in its loan portfolio and the general economy. The allowance for loan losses is maintained at an amount management considers adequate to cover estimated losses in loans receivable which are deemed probable and estimable based on information currently known to management. The allowance is based upon a number of factors, including current economic conditions, actual loss experience and industry trends. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to make additional provisions for estimated loan losses based upon judgments different from those of management. As of September 30, 1997, the Bank's allowance for loan losses was 0.85% of total loans receivable as compared to 0.77% as of June 30, 1997. The Bank had non-accrual loans of $1.1 million and $1.8 million at September 30, 1997, and June 30, 1997, respectively. The Bank will continue to monitor and modify its allowances for loan losses as conditions dictate. While management believes the Bank's allowance for loan losses is sufficient to cover losses inherent in its loan portfolio at this time, no assurances can be given that the Bank's level of allowance for loan losses will be sufficient to cover future loan losses incurred by the Bank or that future adjustments to the allowance for loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for loan losses.

         The following table sets forth activity in the Bank's allowance for loan losses for the periods indicated.

                                             AT OR FOR THE THREE
                                                MONTHS ENDED
                                                SEPTEMBER 30,             AT OR FOR THE YEAR ENDED JUNE 30,
                                             -------------------  --------------------------------------------------
                                               1997       1996      1997      1996       1995      1994      1993
                                             ---------  --------  --------- ---------  --------  --------- ---------
                                                                     (DOLLARS IN THOUSANDS)
Balance at beginning of period............      $6,330    $5,918     $5,918    $5,642    $5,966     $7,581    $7,685
Provision for loan losses................          713        96        450       598       243       (902)      274
Charge-offs:
  Mortgage loans:
         One- to four-family..............           7        41         44        16        83         45        13
         Multi-family.....................          --        --         --        --        --         --        --
         Commercial real estate...........          --        --         --        75       374        672       382
         Construction and land............          --        --         --        --        --         --        --
         Commercial loans.................          --        --         --        --        --         --        --
         Consumer loans:
         Home Equity......................          --        --         --        --         1          3         7
         Home improvement loans...........          --        --         --        --        --         --        --
         Auto loans.......................           2        --         --        --        --         --        --
         Equity lines of credit...........          --        --         --        --        --         --        --
         Credit cards ....................          --        --         10       250       113         --        --
         Other............................          16         7         10         9         8         10         6
                                             ---------  --------   -------- ---------- ------------------- ---------
            Total charge-offs.............          25        48         64       350       579        730       408
Recoveries................................           4         5         26        28        12         17        30
                                             ---------  --------   -------- ---------  --------- --------- ---------
Balance at end of period..................      $7,022    $5,971     $6,330    $5,918    $5,642     $5,966    $7,581
                                             =========  ========   ======== =========  ========  ========= =========

         The following tables set forth the Bank's percent of allowance for loan losses to total allowance for loans losses and the percent of loans to total loans in each of the categories listed at the dates indicated.

                                                                          AT SEPTEMBER 30,
                                            ------------------------------------------------------------------------
                                                            1997                                 1996
                                            ------------------------------------  ----------------------------------
                                                                      PERCENT                               PERCENT
                                                                      OF LOANS                             OF LOANS
                                                         PERCENT OF   IN EACH                 PERCENT OF    IN EACH
                                                          ALLOWANCE   CATEGORY                 ALLOWANCE   CATEGORY
                                                          TO TOTAL    TO TOTAL                 TO TOTAL    TO TOTAL
                                              AMOUNT      ALLOWANCE    LOANS       AMOUNT      ALLOWANCE     LOANS
                                            -----------  ----------  -----------  ----------  -----------  -----------
                                                                     (DOLLARS IN THOUSANDS)
Residential one- to four-family..........       $   964       13.73%       61.71%    $   896        15.01%       66.08%
Commercial real estate and multi-family..         1,153       16.42        21.29       1,172        19.63        22.11
Construction and land....................           171        2.44         5.98         134         2.24         5.62
Commercial loans.........................            10        0.14         0.23          13         0.22         0.33
Consumer loans...........................           850       12.10        10.79         415         6.95         5.86
Unallocated..............................         3,874       55.17           --       3,341        55.95           --
                                            -----------  ----------  -----------  ----------  -----------  -----------
         Total allowance for loan losses.        $7,022      100.00%      100.00%     $5,971       100.00%      100.00%
                                            ===========  ==========  ===========  ==========  ===========  ===========

                                                                                              At June 30,
                                                    -------------------------------------------------------------------
                                                                    1997                                 1996
                                                    ------------------------------------  -----------------------------
                                                                            Percent                           Percent
                                                                            of Loans                          of Loans
                                                                Percent of  in Each               Percent of  in Each
                                                                Allowance   Category              Allowance   Category
                                                                 to Total   to Total               to Total   to Total
                                                      Amount    Allowance    Loans      Amount    Allowance    Loans
                                                    ----------  ----------  --------  ----------  ----------  ---------
                                                                                    (Dollars in thousands)

Residential one- to four-family.................       $   986       15.58%    63.08%    $   862       14.57%     65.87%
Commercial real estate                                   1,291       20.40     21.77       1,410       23.83      23.52
  and multi-family..............................
Construction and land...........................           142        2.24      5.42         113        1.91       5.55
Commercial loans................................            10        0.16      0.24          12        0.20       0.30
Consumer loans..................................           744       11.75      9.49         315        5.32       4.76
Unallocated.....................................         3,157       49.87        --       3,206       54.17         --
                                                       -------     -------   -------     -------     -------    -------
         Total allowance for loan losses........        $6,330      100.00%   100.00%     $5,918     100.00%     100.00%
                                                        ======      ======    ======      ======     ======      ======

                                                    ------------------------------------
                                                                            1995
                                                    ------------------------------------
                                                                              Percent
                                                                              of Loans
                                                                 Percent of   in Each
                                                                 Allowance    Category
                                                                  to Total    to Total
                                                      Amount     Allowance     Loans
                                                    ----------   ----------   ----------
Residential one- to four-family.................     $   719          12.74%       68.49%
Commercial real estate                                 1,677          29.72        23.52
  and multi-family..............................
Construction and land...........................          78           1.38         3.85
Commercial loans................................           7           0.13         0.20
Consumer loans..................................         219           3.88         3.94
Unallocated.....................................       2,942          52.15           --
                                                     -------        -------      -------
         Total allowance for loan losses........      $5,642         100.00%      100.00%
                                                      ======         ======       ======

                                                                                    At June 30,
                                                    ------------------------------------------------------------------------
                                                                   1994                                    1993
                                                    -----------------------------------   ----------------------------------
                                                                             Percent                              Percent
                                                                             of Loans                             of Loans
                                                                Percent of   in Each                 Percent of   in Each
                                                                Allowance    Category                Allowance    Category
                                                                 to Total    to Total                 to Total    to Total
                                                      Amount    Allowance     Loans        Amount    Allowance     Loans
                                                    ----------  -----------  ---------   ----------  ----------  -----------
                                                                               (Dollars in thousands)

Residential one- to four-family.................       $   979        16.41%     70.19%     $  962        12.69%       65.80%
Commercial real estate                                   2,201        36.89      24.96       3,691        48.69        28.88
  and multi-family..............................
Construction and land...........................            10         0.17       0.92           6         0.08         0.37
Commercial loans................................            --           --       0.01           1         0.01         0.03
Consumer loans..................................           201         3.37       3.92         170         2.24         4.92
Unallocated.....................................         2,575        43.16         --       2,751        36.29           --
                                                       -------     --------   --------     -------      -------      -------
         Total allowance for loan losses........        $5,966       100.00%    100.00%     $7,581       100.00%      100.00%
                                                        ======       ======     ======      ======       ======       ======

         Real Estate Owned. At September 30, 1997, the Bank had $1.2 million of REO consisting of one one- to four-family property and two commercial properties. When the Bank acquires property through foreclosure or deed in lieu of foreclosure, it is initially recorded at the lower of the recorded investment in the corresponding loan or the fair value of the related assets at the date of foreclosure, less costs to sell. Thereafter, if there is a further deterioration in value, the Bank provides for a specific valuation allowance and charges operations for the diminution in value. It is the policy of the Bank to have obtained an appraisal or broker's price opinion on all real estate subject to foreclosure proceedings prior to the time of foreclosure. It is the Bank's policy to require appraisals on a periodic basis on foreclosed properties and conducts inspections on foreclosed properties.

INVESTMENT ACTIVITIES

         Federally-chartered savings institutions have the authority to invest in various types of liquid assets, including United States Treasury obligations, securities of various federal agencies, certificates of deposit of insured banks and savings institutions, bankers' acceptances, repurchase agreements and federal funds. Subject to various restrictions, federally-chartered savings institutions may also invest their assets in commercial paper, investment-grade corporate debt securities and mutual funds whose assets conform to the investments that a federally-chartered savings institution is otherwise authorized to make directly. Additionally, the Bank must maintain minimum levels of investments that qualify as liquid assets under OTS regulations. See "Regulation-- Federal Savings Institution Regulation-- Liquidity." Historically, the Bank has maintained liquid assets above the minimum OTS requirements and at a level considered to be adequate to meet its normal daily activities.

         The investment policy of the Bank, as approved by the Board of Directors, requires management to maintain adequate liquidity, generate a favorable return on investments without incurring undue interest rate and credit risk and to complement the Bank's lending activities. The Bank primarily utilizes investments in securities for liquidity management and as a method of deploying excess funding not utilized for loan originations or sales. Generally, the Bank's investment policy is more restrictive than the OTS regulations allow and, accordingly, the Bank has invested primarily in U.S. Government and agency securities, which qualify as liquid assets under the OTS regulations, federal funds and U.S. Government sponsored agency issued mortgage-backed securities. As required by SFAS No. 115, the Bank has established an investment portfolio of securities that are categorized as held to maturity, available for sale or held for trading. The Bank generally invests in securities as a method of utilizing funds not utilized for loan origination activity and as a method of maintaining liquidity at levels deemed appropriate by management. The Bank does not currently maintain a portfolio of securities categorized as held for trading. The substantial majority of the Bank's investment and mortgage-backed securities are purchased for the held-to-maturity portfolio which portfolio totaled $139.1 million, or 13.5% of assets, at September 30, 1997. At September 30, 1997, the available-for-sale securities portfolio totaled $747,000. As of September 30, 1997, $57.9 million, of the Bank's investment securities held-to-maturity consisted of U.S. Government and agency obligations with a weighted average maturity of nine months.

         At September 30, 1997, the Bank had invested $81.2 million in mortgage-backed securities, or 7.9% of total assets, which were insured by GNMA, FNMA or FHLMC, of which 99.1% were classified as held to maturity. Of the $81.2 million, $29.5 million were adjustable-rate with maximum interest rate adjustments of 2.0% annually or 6.0% over the life of the security. Investments in mortgage-backed securities involve a risk that actual prepayments will be greater than estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments thereby changing the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities or in the event such securities are redeemed by the issuer. In addition, the market value of such securities may be adversely affected by changes in interest rates.

         The following table sets forth certain information regarding the amortized cost and fair value of the Bank's investment securities at the dates indicated.


                                                                                 AT JUNE 30,
                                                          ------------------------------------------------------------
                                        AT SEPTEMBER 30,
                                              1997              1997                1996                 1995
                                       ------------------ ------------------  -------------------  -------------------
                                       AMORTIZED   FAIR   AMORTIZED   FAIR    AMORTIZED    FAIR    AMORTIZED    FAIR
                                         COST     VALUE     COST     VALUE      COST      VALUE      COST      VALUE
                                       --------- -------- --------- --------  ---------  --------  ---------  --------
                                                                 (DOLLARS IN THOUSANDS)
Investment securities:
  Held-to-maturity:
     U.S. Government and
       agency operations.............    $57,944  $57,894   $92,930  $92,654   $123,351  $122,285   $159,150  $157,140
     Corporate obligations...........        500      503     1,002    1,004      6,367     6,367      8,721     8,720
     Other...........................        216      216       316      316        925       924        963       959
                                        -------- --------  -------- --------  ---------  --------  ---------  --------
       Total held-to-maturity........     58,660   58,613    94,248   93,974    130,643   129,576    168,834   166,819
  Available-for-sale(1)..............         --       --        --       --         --        --      1,000       994
                                        -------- --------  -------- --------  ---------  --------  ---------  --------
       Total investment securities...    $58,660  $58,613   $94,248  $93,974   $130,643  $129,576   $169,834  $167,813
                                        ======== ========  ======== ========  =========  ========  =========  ========

___________________
(1)   Consists of marketable equity securities.

          The following table sets forth certain information regarding the amortized cost and fair values of the Bank's mortgage-backed securities at the dates indicated.

                                                                                                             AT JUNE 30,
                                                                    ----------------------------------------------------------------
                                        AT SEPTEMBER 30, 1997                    1997                            1996
                                    ------------------------------  ------------------------------  --------------------------------
                                    AMORTIZED PERCENT OF   FAIR     AMORTIZED  PERCENT OF    FAIR    AMORTIZED  PERCENT OF   FAIR
                                      COST     TOTAL(1)    VALUE      COST      TOTAL(1)    VALUE      COST      TOTAL(1)    VALUE
                                    --------- ---------- ---------  ---------  ----------  -------  ----------  ----------  --------
                                                                                        (DOLLARS IN THOUSANDS)
Mortgage-backed securities:
Fixed rate:
   FNMA............................   $33,328     41.07%   $32,986    $34,915      40.54%  $34,233    $40,498      41.37%  $39,057
   FHLMC...........................    12,223     15.06     12,334     12,835      14.90    12,827     14,689      15.00    14,380
   CMOs............................     3,217      3.96      3,243      3,337       3.87     3,371      3,400       3.47     3,422
   REMIC...........................     2,035      2.51      2,039      2,482       2.88     2,479      3,741       3.82     3,728
   Other...........................       141      0.17        148        154       0.18       160        206       0.21       214
                                     --------   -------    -------    -------    -------  --------    -------     ------   -------
     Total fixed rate..............    50,944     62.77     50,750     53,723      62.37    53,070     62,534      63.87    60,801
                                     --------   -------    -------    -------    -------  --------    -------     ------   -------
Adjustable rate:
   GNMA............................    23,568     29.04     24,063     24,797      28.79    25,233     27,849      28.45    27,905
   FNMA............................     2,468      3.04      2,504      3,055       3.55     3,084      3,135       3.20     3,163
   FHLMC...........................     3,433      4.23      3,486      3,751       4.35     3,786      2,886       2.95     2,915
   REMICs..........................        --        --         --         46       0.05        46        626       0.64       626
                                     --------   -------    -------    -------    -------  --------    -------     ------   -------
     Total adjustable rate.........    29,469     36.31     30,053     31,649      36.74    32,149     34,496      35.24    34,609
                                     --------   -------    -------    -------    -------  --------    -------     ------   -------
   Total mortgage-backed
      securities held-to-maturity.     80,413     99.08     80,803     85,372      99.11    85,219     97,030      99.11    95,410
                                     --------   -------    -------    -------    -------  --------    -------     ------   -------
   Available-for-sale GNMA
     fixed-rate....................       749      0.92        747        763       0.89       750        874       0.89       843
                                     --------   -------    -------    -------    -------  --------    -------     ------   -------
   Total mortgage-backed
      securities...................   $81,162    100.00%   $81,550    $86,135     100.00%  $85,969    $97,904     100.00%  $96,253
                                     ========   =======    =======    =======    =======  ========    =======     ======   =======

                                       ------------------------------
                                                    1995
                                       ------------------------------
                                       AMORTIZED  PERCENT OF    FAIR
                                         COST      TOTAL(1)    VALUE
                                       ---------  ----------  -------
Mortgage-backed securities:
Fixed rate:
   FNMA..............................    $45,381    48.64%   $44,140
   FHLMC.............................     15,828    16.97     15,579
   CMOs..............................      1,157     1.24      1,179
   REMIC.............................         --       --         --
   Other.............................        257     0.28        268
                                       ---------   ------    -------
    Total fixed rate.................     62,623    67.13     61,166
                                       ---------   ------    -------
Adjustable rate:
  GNMA...............................     19,717    21.13     19,997
  FNMA...............................      5,371     5.76      5,438
  FHLMC..............................      3,586     3.84      3,609
  REMICs.............................         --       --         --
                                       ---------   ------    -------
   Total adjustable rate.............     28,674    30.73     29,044
                                       ---------   ------    -------
  Total mortgage-backed
     securities held-to- maturity....     91,297    97.86     90,210
                                        --------   ------    -------
  Available-for-sale GNMA
    fixed-rate.......................      2,000     2.14      1,955
  Total mortgage-backed..............   --------   ------    -------
     securities......................    $93,297   100.00%   $92,165
                                        ========   ======    =======

__________________
(1)  Based on amortized cost.

          The following table sets forth the Bank's mortgage-backed securities activities for the periods indicated.

                                                            FOR THE THREE MONTHS
                                                            ENDED SEPTEMBER 30,             FOR THE YEAR ENDED JUNE 30,
                                                         --------------------------   ----------------------------------------
                                                            1997           1996          1997           1996          1995
                                                         -----------   ------------   -----------   ------------   -----------
                                                                                (DOLLARS IN THOUSANDS)
                   Beginning balance..................       $86,122        $97,873       $97,873        $93,252       $70,337
                       Principal repayments...........        (4,901)        (4,039)      (15,066)       (16,631)       (7,494)
                       Purchases......................            --            857         4,172         22,606        30,985
                       Sales..........................            --           (565)         (565)        (1,014)           --
                       Gains on sales.................            --              1             1              5            --
                       (Premium Amortization).........           (61)           (69)         (293)          (345)         (576)
                                                         -----------   ------------   -----------   ------------   -----------
                   Ending balance.....................       $81,160        $94,058       $86,122        $97,873       $93,252
                                                         ===========   ============   ===========   ============   ===========

          The table below sets forth certain information regarding the carrying value, weighted average yields and contractual maturities of the Bank's investment securities and mortgage-backed securities as of September 30, 1997.

                                                                                                  AT SEPTEMBER 30, 1997
                                                    --------------------------------------------------------------------
                                                                            MORE THAN ONE YEAR      MORE THAN 5 YEARS
                                                      ONE YEAR OR LESS         TO FIVE YEARS           TO 10 YEARS
                                                    ---------------------  ---------------------  ----------------------
                                                                WEIGHTED               WEIGHTED               WEIGHTED
                                                     CARRYING    AVERAGE    CARRYING   AVERAGE     CARRYING   AVERAGE
                                                      VALUE       YIELD      VALUE      YIELD       VALUE      YIELD
                                                    ----------  ---------  ---------- ----------  ---------  -----------
                                                                                                 (DOLLARS IN THOUSANDS)
Investment securities:
  Held to maturity:
    U.S. Government and agency obligations.........    $40,977      5.55%     $15,967      6.39%     $1,000       8.00%
    Corporate obligations..........................        500      6.82           --        --          --         --
    Other..........................................         --        --           --        --         216       8.25
                                                    ----------                -------                ------
  Total investment securities held to maturity.....    $41,477      5.57%     $15,967      6.39%     $1,216       8.04%
                                                    ==========                =======                ======

  Mortgage-backed securities:
    Fixed-rate:
      FNMA.........................................    $   103      8.50%     $ 8,497      6.50%     $  710       8.00%
      FHLMC........................................         --        --        1,650      7.09          --         --
      CMOs.........................................         --        --        1,161      7.68       2,056       7.03
      REMICs.......................................         --        --        1,540      6.75         495       6.50
      Other........................................         --        --            1      8.00         140       9.52
                                                    ----------                -------                ------
  Total fixed-rate mortgage-backed securities......        103      8.50%      12,849      6.71%      3,401       7.26%
                                                    ----------                -------                ------

  Total adjustable-rate mortgage-backed
   securities......................................         --        --           --        --          --         --
  Available-for-sale GNMA mortgage-
    backed securities..............................         --        --           --        --         747       6.15%
                                                    ----------                -------                ------
Total mortgage-backed securities...................    $   103      8.50%     $12,849      6.71%     $4,148       7.06%
                                                    ==========                =======                ======


                                                               -------------------------------------------

                                                                MORE THAN 10 YEARS             TOTAL
                                                               ---------------------   -------------------
                                                                            WEIGHTED                WEIGHT
                                                               CARRYING     AVERAGE    CARRYING    AVERAGE
                                                                 VALUE       YIELD      VALUE       YIELD
                                                               ---------   ---------   ---------  --------
Investment securities:
  Held to maturity:
    U.S. Government and agency obligations...............             --         --%     $57,944     5.82%
    Corporate obligations................................             --         --          500     6.82
    Other................................................             --         --          216     8.25
                                                               ---------                 -------
  Total investment securities held to maturity...........      $      --         --%     $58,660     5.84%
                                                               =========                 =======

  Mortgage-backed securities:
    Fixed-rate:
      FNMA...............................................      $  24,018       6.08%     $33,328     6.24%
      FHLMC..............................................         10,573       7.08       12,223     7.08
      CMOs...............................................             --         --        3,217     7.26
      REMICs.............................................             --         --        2,035     6.69
       Other.............................................             --         --          141     9.51
                                                               ---------                 -------
  Total fixed-rate mortgage-backed securities............         34,591       6.39%      50,944     6.53%
                                                               ---------                 -------
  Total adjustable-rate mortgage-backed securities.......         29,469       7.05       29,469     7.05
  Available-for-sale GNMA mortgage-
    backed securities....................................             --         --          747     6.15%
                                                                                         -------

Total mortgage-backed securities.........................        $64,060       6.69%     $81,160     6.71%
                                                               =========                 =======

SOURCES OF FUND

         General. Deposits, loan repayments and prepayments, proceeds from sales of loans, cash flows generated from operations and FHLB advances are the primary sources of the Bank's funds for use in lending, investing and for other general purposes.

         Deposits. The Bank offers a variety of deposit accounts with a range of interest rates and terms. The Bank's deposits consist of checking, money market, savings, NOW, and certificate accounts and Individual Retirement Accounts. More than 58.1% of the funds deposited in the Bank are in time certificates. For the three months ended September 30, 1997, core deposits represented 41.1% of total average deposits. The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and competition. The Bank's deposits are obtained predominantly from the areas in which its branch offices are located. The Bank has historically relied primarily on customer service and long-standing relationships with customers to attract and retain these deposits; however, market interest rates and rates offered by competing financial institutions significantly affect the Bank's ability to attract and retain deposits. The Bank uses traditional means of advertising its deposit products, including radio and print media and generally does not solicit deposits from outside its market area. The Bank does not actively solicit certificate accounts in excess of $100,000 or use brokers to obtain deposits. At September 30, 1997, the weighted average remaining maturity of the Bank's certificate of deposit accounts was 12 months. Further increases in short-term certificate of deposit accounts, which tend to be more sensitive to movements in market interest rates than core deposits, may result in the Bank's deposit base being less stable than if it had a large amount of core deposits which, in turn, may result in further increases in the Bank's cost of deposits.

         The following table presents the deposit activity of the Bank for the periods indicated:

                                                    FOR THE THREE MONTHS
                                                    ENDED SEPTEMBER 30,                    FOR THE YEAR ENDED JUNE 30,
                                                ----------------------------     ------------------------------------------------
                                                   1997             1996             1997            1996               1995
                                                ----------      ------------     ------------     -----------      --------------
                                                                             (DOLLARS IN THOUSANDS)
Net deposits (withdrawals).....................    $(6,488)         $(25,942)        $(47,944)        $30,846            $(56,506)
Interest credited on deposit accounts..........     10,037             8,857           38,750          34,404              23,809
                                                    ------             -----           ------          ------              ------
Total increase (decrease) in deposit accounts..     $3,549          $(17,085)         $(9,194)        $65,250            $(32,697)
                                                    ======          =========         ========        =======            =========

         At September 30, 1997, the Bank had $27.8 million in certificate accounts in amounts of $100,000 or more maturing as follows:

                                                                                           WEIGHTED
                                                                                            AVERAGE
                    MATURITY PERIOD                                 AMOUNT                   RATE
-------------------------------------------------------       ------------------      -------------------
                                                                        (DOLLARS IN THOUSANDS)
Three months or less...................................                 $  4,356                    5.57%
Over 3 through 6 months................................                    5,109                    5.66
Over 6 through 12 months...............................                   11,183                    5.85
Over 12 months.........................................                    7,131                    5.92
                                                                        --------
         Total.........................................                 $ 27,779                    5.79%
                                                                        ========

         The following table sets forth the distribution of the Bank's average deposit accounts for the periods indicated and the weighted average interest rates on each category of deposits presented. Averages for the periods presented utilize month-end balances.

                                                                                                    FOR THE YEAR ENDED JUNE 30,
                                                                   ----------------------------------------------------------------
                                     FOR THE THREE MONTHS ENDED
                                         SEPTEMBER 30, 1997                     1997                           1996
                                   ------------------------------- ----------------------------------------------------------------
                                              PERCENT                         PERCENT                           PERCENT
                                              OF TOTAL   WEIGHTED             OF TOTAL   WEIGHTED              OF TOTAL   WEIGHTED
                                    AVERAGE   AVERAGE    AVERAGE    AVERAGE   AVERAGE    AVERAGE    AVERAGE     AVERAGE   AVERAGE
                                    BALANCE   DEPOSITS     RATE     BALANCE   DEPOSITS     RATE     BALANCE    DEPOSITS     RATE
                                   --------- ---------- ---------- --------- ---------- ---------  ---------  ---------- ----------
                                                                                     (DOLLARS IN THOUSANDS)
Non-interest-bearing accounts..  $   6,841       0.74%        --% $  6,747       0.73%       --%  $  5,396       0.60%       --%
Money market accounts..........    292,138      31.61       4.68   271,686      29.33       4.6    228,799      25.40      4.53
Savings accounts...............     12,118       1.31       2.00    13,593       1.47      2.00     15,466       1.72      2.00
NOW accounts...................     75,729       8.19       2.55    77,400       8.35      2.60     64,032       7.11      2.58
                                 ---------     ------             --------     ------             --------     ------
    Total......................    386,826      41.85       4.10   369,426      39.88      4.02    313,693      34.83      3.93
                                 ---------     ------             --------     ------             --------     ------

Certificate accounts(1):
  Less than six months.........    184,453      19.96       5.57   256,737      27.71      5.63    261,043      28.98      5.86
  Over 6 through 12 months.....    274,338      29.68       5.83   224,373      24.22      5.78    224,303      24.90      6.04
  Over 12 through 36 months....     63,466       6.87       5.85    63,303       6.83      5.69     97,258      10.80      5.84
  Over 36 months...............     15,147       1.64       6.04    12,561       1.36      5.88      4,387       0.49      5.87
                                 ---------     ------             --------     ------             --------     ------

    Total certificate accounts.    537,404      58.15       5.75   556,974      60.12      5.70    586,991      65.17      5.93
                                 ---------     ------             --------     ------             --------     ------

    Total average deposits.....   $924,230     100.00%      5.06  $926,400     100.00%     5.03   $900,684     100.00%     5.19
                                 =========     ======             ========     ======             ========     ======
                                   ---------------------------------

                                                 1995
                                   ---------------------------------
                                                PERCENT
                                               OF TOTAL    WEIGHTED
                                    AVERAGE     AVERAGE    AVERAGE
                                    BALANCE    DEPOSITS      RATE
                                   ---------  ----------  ----------
Non-interest-bearing accounts..       3,134     0.36%        --%
Money market accounts..........     206,520    23.70       4.27
Savings accounts...............      18,498     2.12       2.00
NOW accounts...................      57,469     6.60       2.24
                                   --------  -------
    Total......................     285,621    32.78       3.67
                                   --------  -------
Certificate accounts(1):
  Less than six months.........     257,858    29.59       5.81
  Over 6 through 12 months.....     133,277    15.30       6.22
  Over 12 through 36 months....     174,275    20.00       6.32
  Over 36 months...............      20,311     2.33       5.58
                                   --------  -------
    Total certificate accounts.     585,721    67.22       6.05
                                   --------  -------
    Total average deposits.....    $871,342   100.00%      5.27
                                   ========  =======

____________________
(1) Based on remaining maturity of certificates.

         The following table presents by various rate categories, the amount of certificate accounts outstanding at the dates indicated and the periods to maturity of the certificate accounts outstanding at September 30, 1997.

                                    PERIOD TO MATURITY FROM SEPTEMBER 30, 1997
                          ---------------------------------------------------------------
                            LESS      ONE      TWO     THREE     FOUR
                            THAN      TO        TO       TO       TO      OVER                    AT JUNE 30,
                            ONE       TWO     THREE     FOUR     FIVE     FIVE            ---------------------------
                            YEAR     YEARS    YEARS    YEARS    YEARS    YEARS    TOTAL     1997     1996     1995
                          -------  --------  -------  -------  -------  -------  -------  --------- -------- --------
                                                          (DOLLARS IN THOUSANDS)
CERTIFICATE ACCOUNTS:
  0 to 3.99%........... $     96 $      -- $     -- $     -- $     -- $     -- $     96 $    125  $    435 $   7,346
  4.00 to 4.99%........    2,707       338       71       14       --       --    3,130    3,696    14,662    49,261
  5.00 to 5.99%........  271,029    19,598    6,722   12,746    5,265      585  315,945  324,209   408,134   174,558
  6.00 to 6.99%........  119,740    70,548    6,914    2,747   15,631      525  216,105  206,242    98,944   279,733
  7.00 to 7.99%........      131       401       49      283       49       --      913      975    50,004    65,267
  8.00 to 8.99%........      341       100      438       --       --        5      884      979     1,541     9,330
  Over 9.00%...........       13        --       --       --       --       --       13       13        12        --
                        -------- --------- -------- -------- -------- -------- -------- --------  -------- ---------
    Total.............. $394,057   $90,985  $14,194  $15,790  $20,945   $1,115 $537,086 $536,239  $573,732  $585,495
                        ======== ========= ======== ======== ======== ======== ======== ========  ======== =========

         Borrowings. The Bank utilizes advances from the FHLB as an alternative to retail deposits to fund its operations as part of its operating strategy. These FHLB advances are collateralized primarily by certain of the Bank's mortgage loans and mortgage-backed securities and secondarily by the Bank's investment in capital stock of the FHLB. FHLB advances are made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. The maximum amount that the FHLB will advance to member institutions, including the Bank, fluctuates from time to time in accordance with the policies of the FHLB. See "Regulation-- Federal Home Loan Bank System." At September 30, 1997, the Bank had $10.6 million in outstanding FHLB advances and had no other borrowings as compared to $21.6 million at June 30, 1997.

         The following table sets forth certain information regarding the Bank's borrowed funds at or for the periods ended on the dates indicated:

                                                         AT OR FOR THE THREE
                                                            MONTHS ENDED               AT OR FOR THE YEAR ENDED
                                                            SEPTEMBER 30,                       JUNE 30,
                                                       -----------------------    ------------------------------------
                                                           1997         1996         1997         1996        1995
                                                       ----------  -----------    ----------- ---------- -------------
                                                                           (DOLLARS IN THOUSANDS)
FHLB advances:
  Average balance outstanding.....................       $13,316      $13,844      $12,265     $15,921      $14,801
  Maximum amount outstanding at any
    month-end during the period...................        10,565       14,582       21,569      23,632       23,632
  Balance outstanding at end of period............        10,565       14,582       21,569      13,598       23,632
  Weighted average interest rate
    during the period.............................          5.86%        6.79%        5.32%       6.54%        6.05%
  Weighted average interest rate at
    end of period.................................          5.97%        6.80%        5.78%       6.87%        6.34%

SUBSIDIARY ACTIVITIES

         The Bank is the parent corporation of five wholly-owned subsidiary corporations. First Federal Lincoln Holding Corporation-Nebraska holds 100% of the stock of FFL Holding Corporation-Iowa, which holds 100% of the stock of the Iowa Bank. The Iowa Bank was established in conjunction with the merger and acquisition of two insolvent Iowa savings and loan associations on August 12, 1988, with the assistance of the Federal Savings and Loan Insurance Corporation. The Iowa Bank offers virtually the identical products and service as the Bank with regional pricing on related products. The Chairman of the Board of the Bank is the Chief Executive Officer of the Iowa Bank. Other executive officers of the Iowa Bank hold similar positions with the Bank. TMS Corporation of the Americas is a direct subsidiary of the Bank and holds all of the stock of First Financial Investment & Insurance Corporation ("FFIIC"). FFIIC provides a selection of investment products made available to consumers via licensed representatives in the Bank's retail office network. Fees generated through annuity, mutual fund and insurance sales contributed $664,000 in noninterest income during the year ended June 30, 1997.

PROPERTIES

         The Bank currently conducts its business through 57 full service banking offices located in Nebraska, Kansas and Iowa. The following table sets forth the Bank's offices as of September 30, 1997.

                                                                                                   NET BOOK VALUE
                                                                                                   OF PROPERTY OR
                                                                                                     LEASEHOLD
                                                                                                    IMPROVEMENTS
                                      LEASED OR      ORIGINAL YEAR LEASED      DATE OF LEASE      AT SEPTEMBER 30,
            LOCATION                    OWNED            OR ACQUIRED            EXPIRATION              1997
--------------------------------    --------------   --------------------   -------------------   -----------------
                                                                                                   (IN THOUSANDS)
ADMINISTRATIVE/HOME OFFICE:

13 & "N" Street                         Owned                1996                   --                  $1,824
Lincoln, Nebraska 68508

BRANCH OFFICES:

8820 Arbor Street                       Owned                1995                   --                     424
Omaha, Nebraska 68124-2030

2101 So. 42nd Street                    Leased               1996                  2001                     21
Suite 100
Omaha, Nebraska 68105-2900

135 N. Cotner Street                    Owned                1966                   --                     453
Lincoln, Nebraska 68505-0204

3010 N. 90th Street                     Leased               1971                  2001                     14
Omaha, Nebraska 68134-4759

6891 "A" Street                         Leased               1970                  2001                     48
Lincoln, Nebraska 68510-4199

2120 1st Avenue                         Owned                1963                   --                     147
Kearney, Nebraska  68848-0816

513 "E" Street                          Leased               1973                  1999                      2
Fairbury, Nebraska 68352-0022

1612 "K" Street                         Owned                1989                   --                     127
Ord, Nebraska 68862-1048

1301 Main Avenue                        Owned                1979                   --                     138
Crete, Nebraska 68333-0126

                                                                                                   NET BOOK VALUE
                                                                                                   OF PROPERTY OR
                                                                                                      LEASEHOLD
                                                                                                    IMPROVEMENTS
                                      LEASED OR      ORIGINAL YEAR LEASED      DATE OF LEASE      AT SEPTEMBER 30,
            LOCATION                    OWNED            OR ACQUIRED            EXPIRATION              1997
--------------------------------    --------------   --------------------   -------------------   -----------------
                                                                                                    (IN THOUSANDS)
423 West 3rd Street                     Owned                1991                   --                $      54
Alliance, Nebraska 69301-3307

1811 W. 2nd Street #108                 Owned                1977                   --                    1,256
Grand Island, Nebraska 68802-2320

3939 Normal Boulevard                  Leased                1989                  1999                      12
Lincoln, Nebraska 68506-5217

840 N. 70th Street                     Leased                1982                  1999                      25
Lincoln, Nebraska 68505-2189

521 N. Dewey Street(1)                 Leased                1997                  1998                     499
North Platte, Nebraska 69101-3912

5540 South Street, #100(2)             Leased                1990                  2000                      14
Lincoln, Nebraska 68506-2135

211 West "C" Street                    Leased                1976                  1998                       1
McCook, Nebraska 69001-0339

14100 "S" Street                        Owned                1982                   --                      349
Omaha, Nebraska 68137-2600

1016 Central Avenue                     Owned                1977                   --                        6
Nebraska City, Nebraska 68410-2337

9628 "M" Street                        Leased                1989                  1998                      10
Omaha, Nebraska 68127-2054

2625 S. 140th Street                    Owned                1996                                         1,586
Omaha, Nebraska 68144-2338

5300 S. 56th Street                     Owned                1989                   --                      325
Lincoln, Nebraska 68516-1833

320 Lincoln Avenue                      Owned                1977                   --                        8
Hebron, Nebraska 68370-0003

647 W. 2nd Street                      Leased                1978                  1998                       7
Hastings, Nebraska 68901-5131

830 S. "E" Street.                      Owned                1978                   --                        6
Broken Bow, Nebraska 68822-0445

609 Howard Avenue                       Owned                1994                   --                       32
St. Paul, Nebraska 68873-2022

6424 Havelock Avenue                    Owned                1989                   --                      182
Lincoln, Nebraska 68507-1331

1028 Toledo Street                     Leased                1978                  1998                      --
Sidney, Nebraska 69162-0197

2001 Broadway                           Owned                1980                   --                      406
Scottsbluff, Nebraska 69361-1973

103 E. Main Street                      Owned                1979                   --                        1
Bloomfield, Nebraska 68718-0547

3301 S. 13th Street                     Owned                1988                   --                      237
Lincoln, Nebraska 68502-4576

1000 E. Court Street                    Owned                1988                   --                      167
Beatrice, Nebraska 68310-0664

                                                                                                   NET BOOK VALUE
                                                                                                   OF PROPERTY OR
                                                                                                      LEASEHOLD
                                                                                                    IMPROVEMENTS
                                      LEASED OR      ORIGINAL YEAR LEASED      DATE OF LEASE      AT SEPTEMBER 30,
            LOCATION                    OWNED            OR ACQUIRED            EXPIRATION              1997
--------------------------------    --------------   --------------------   -------------------   -----------------
                                                                                                    (IN THOUSANDS)
114 W. 15th Street                      Owned                1982                   --                $      95
Falls City, Nebraska 68355-0009

1301 "J" Street                         Owned                1982                   --                      198
Auburn, Nebraska 68305-1964

173 S. 3rd Street                       Owned                1982                   --                       21
Tecumseh, Nebraska 68450-0536

314 E. Square                           Owned                1978                   --                        3
Humboldt, Nebraska 68376-0167

608 N. Linden                           Owned                1982                   --                      166
Wahoo, Nebraska 68066-0092

400 Braasch Avenue                      Owned                1982                   --                      270
Norfolk, Nebraska 68701-4020

1616 N. Bell                           Leased                1988                  1998                       2
Fremont, Nebraska 68025-1357

2457 33rd Avenue, Suite F              Leased                1993                  1998                       5
Columbus, Nebraska 68601-1309

127 S. 4th Street                      Leased                1983                  1998                       2
Albion, Nebraska 68620-0269

203 N. Lincoln                         Leased                1991                  1998                       3
West Point, Nebraska 68788-1409

1850 10th Street                        Owned                1988                   --                       49
Gering, Nebraska 69341-2414

1004 Avenue D                           Owned                1988                   --                       65
Gothenburg, Nebraska 69138-1940

29 S. Main                             Leased                1990                  2000                      32
Council Bluffs, Iowa 51503-9034

201 S. Locust                           Owned                1988                   --                      107
Glenwood, Iowa 51534-1727

3201 W. Broadway                        Owned                1996                  2025                     309
Council Bluffs, Iowa 51501

700 W. Thomas Avenue                    Owned                1988                   --                      111
Shenandoah, Iowa 51601-1746

5533 S. 27th, Suite 101                Leased                1996                  2006                     160
Lincoln, Nebraska 68512-1611

509 Chestnut Street                    Leased                1988                  1998                      18
Atlantic, Iowa 50022-0520

200 S. Jefferson                        Owned                1988                   --                       27
Plainvile, Kansas 67663-0030

201 S. Cedar                            Owned                1988                   --                       22
Stockton, Kansas 67669-0274

519 3rd Street                         Leased                1989                  1998                       6
Red Oak, Iowa 51566-0636

301 E. Washington                       Owned                1988                   --                       82
Clarinda, Iowa 51632-0200

                                                                                                   NET BOOK VALUE
                                                                                                   OF PROPERTY OR
                                                                                                      LEASEHOLD
                                                                                                    IMPROVEMENTS
                                      LEASED OR      ORIGINAL YEAR LEASED      DATE OF LEASE      AT SEPTEMBER 30,
            LOCATION                    OWNED            OR ACQUIRED            EXPIRATION              1997
--------------------------------    --------------   --------------------   -------------------   -----------------
                                                                                                    (IN THOUSANDS)
203 N. 18th Street                      Owned                1992                   --                $      79
Marysville, Kansas 66508-0229

411 N. 114th Street                     Leased               1989                  1999                      55
Omaha, Nebraska 68154-2518

1722 Madison Avenue                     Owned                1990                   --                      271
Council Bluffs, Iowa 51503-5277

205 East Erie                           Owned                1995                   --                       39
Missouri Valley, Iowa 51555-1500

__________________________
(1) The Bank intends to close this branch office and relocate it as an owned facility to 222 N. Dewey Street, effective on or about December 31, 1997.
(2) The Bank intends to close this branch office, effective January 31, 1998.

LEGAL PROCEEDINGS

         Except for the Goodwill Litigation, the Bank is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Impact of Goodwill Litigation." Such routine legal proceedings, in the aggregate, are believed by management to be immaterial to the Company's financial condition or results of operations.

PERSONNEL

         As of September 30, 1997, the Bank had 337 authorized full-time employee positions and 29 authorized part-time employee positions. The employees are not represented by a collective bargaining unit and the Bank considers its relationship with its employees to be good. See "Management of the Bank-Benefits" for a description of certain compensation and benefit programs offered to the Bank's employees


                          FEDERAL AND STATE TAXATION

FEDERAL TAXATION

         General. The Company and the Bank will report their income on a calendar year basis using the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Bank's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Bank or the Company. The Bank was last audited by the Internal Revenue Service ("IRS") in 1993 and in 1996 by the Nebraska State Department of Revenue.

         Bad Debt Reserve. Historically, savings institutions such as the Bank which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrifts") were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. The Bank's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interest in real property, were computed using an amount based on the Bank's actual loss experience, or a percentage equal to 8% of the Bank's taxable income, computed with certain modifications and reduced by the amount of any permitted addition to the non-qualifying reserve. Due to the Bank's loss experience, the Bank generally recognized a bad debt deduction equal to 8% of taxable income.

         In August 1996, the provisions repealing the current thrift bad debt rules were passed by Congress as part of "The Small Business Job Protection Act of 1996." The new rules eliminate the 8% of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995. These rules also require that all thrift institutions recapture all or a portion of their bad debt reserves added since the base year (last taxable year beginning before January 1, 1988). The Bank has previously recorded a deferred tax liability equal to the bad debt recapture and, as such, the new rules will have no effect on net income or federal income tax expense. For taxable years beginning after December 31, 1995, the Bank's bad debt deduction will be equal to net charge-offs. The new rules allow an institution to suspend the bad debt reserve recapture for the 1996 and 1997 tax years if the institution's lending activity for those years is equal to or greater than the institutions average mortgage lending activity for the six taxable years preceding 1996. For this purpose, only home purchase and home improvement loans are included and the institution can elect to have the tax years with the highest and lowest lending activity removed from the average calculation. If an institution is permitted to postpone the reserve recapture, it must begin its six year recapture no later than the 1998 tax year. The unrecaptured base year reserves will not be subject to recapture as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1988 bad debt reserves continue to be subject to provision of present law referred to below that require recapture in the case of certain excess distributions to shareholders.

         Distributions. To the extent that the Bank makes "non-dividend distributions" to the Company that are considered as made (i) from the reserve for losses on qualifying real property loans, or (ii) from the supplemental reserve for losses on loans ("Excess Distributions"), then an amount based on the amount distributed will be included in the Bank's taxable income. Non-dividend distributions include distributions in excess of the Bank's current and accumulated earnings and profits, distributions in redemption of stock, and distributions in partial or complete liquidation. However, dividends paid out of the Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Bank's bad debt reserve. Thus, any dividends to the Company that would reduce amounts appropriated to the Bank's bad debt reserve and deducted for federal income tax purposes would create a tax liability for the Bank. The amount of additional taxable income created from an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the Conversion, the Bank makes a "non-dividend distribution," then approximately one and one-half times the amount so used would be includable in gross income for federal income tax purposes, assuming a 34% corporate income tax rate (exclusive of state and local taxes). See "Regulation" and "Dividend Policy" for limits on the payment of dividends of the Bank. The Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserve.

         Corporate Alternative Minimum Tax. The Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. Only 90% of AMTI can be offset by net operating loss carryovers of which the Bank currently has none. AMTI is increased by an amount equal to 75% of the amount by which the Bank's adjusted current earnings exceeds its AMTI. The Bank does not expect to be subject to the alternative minimum tax.

         Dividends Received Deduction and Other Matters. The Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. The corporate dividends received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Company and the Bank will not file a consolidated tax return, except that if the Company or the Bank own more than 20% of the stock of a corporation distributing a dividend then 80% of any dividends received may be deducted.

STATE AND LOCAL TAXATION

         Nebraska Taxation. Under Nebraska law, the Bank presently pays a franchise tax in lieu of a corporate income tax. The franchise tax is the lesser of two amounts computed based on the Bank's average deposits and net financial income, respectively. Presently, the tax is $.47 per $1,000 of average deposits but not to exceed an amount determined by applying 3.81% to the Bank's net financial income. Net financial income is the income of the Bank as reported to the OTS, including its subsidiaries, after ordinary and necessary expenses but before income taxes.

         In addition, the Company will be required to file a Nebraska income tax return because it will be doing business in Nebraska. For Nebraska tax purposes, regular corporations are presently taxed at a rate equal to 7.81% of taxable income. For this purpose, "taxable income" generally means Federal taxable income, subject to certain adjustments (including addition of interest income on non-Nebraska municipal obligations and excluding interest income from qualified U.S. governmental obligations).

         Iowa and Kansas Taxation. For both Iowa and Kansas income tax purposes, the Bank is taxed at a rate equal to 5% and 6 3/4%, respectively, of taxable income. For this purpose, "taxable income" generally means Federal taxable income, subject to certain adjustments (including addition of interest income on state and municipal obligations).

         Delaware Taxation. As a Delaware holding company not earning income in Delaware, the Company is exempt from Delaware corporate income tax but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.


                                  REGULATION

GENERAL

         The Bank is subject to extensive regulation, examination and supervision by the OTS, as its chartering agency, and the FDIC, as the deposit insurer. The Bank is a member of the FHLB System. The Bank's deposit accounts are insured up to applicable limits by the SAIF managed by the FDIC. The Bank must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to test the Bank's compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the OTS, the FDIC or the Congress, could have a material adverse impact on the Company, the Bank and their operations. The Company, as a savings and loan holding company, will also be required to file certain reports with, and otherwise comply with the rules and regulations of the OTS and of the Securities and Exchange Commission (the "SEC") under the federal securities laws.

         Any change in the regulatory structure or the applicable statutes or regulations, whether by the OTS, the FDIC or the Congress, could have a material impact on the Company, the Bank, their operations or the Bank's Conversion. Congress has been considering in 1997 the elimination of the federal thrift charter and abolishment of the OTS. The results of such consideration, including possible enactment of legislation, is uncertain. Therefore, the Bank is unable to determine the extent to which the results of consideration or possible legislation, if enacted, would affect its business. See "Risk Factors -- Financial Institution Regulation and Possible Legislation."

         Certain of the regulatory requirements applicable to the Bank and to the Company are referred to below or elsewhere herein. The description of statutory provisions and regulations applicable to savings associations set forth in this Prospectus do not purport to be complete descriptions of such statutes and regulations and their effects on the Bank and the Company and is qualified in its entirety by reference to such statutes and regulations.

FEDERAL SAVINGS INSTITUTION REGULATION

         Business Activities. The activities of federal savings institutions are governed by the Home Owners' Loan Act, as amended (the "HOLA") and, in certain respects, the Federal Deposit Insurance Act ("FDI Act") and the regulations issued by the agencies to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal associations may engage. In particular, many types of lending authority for federal associations, e.g., commercial, non-residential real property loans and consumer loans, are limited to a specified percentage of the institution's capital or assets.

         Loans-to-One Borrower. Under the HOLA, savings institutions are generally subject to the national bank limit on loans-to-one borrower. Generally, this limit is 15% of the Bank's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. At September 30, 1997, the Bank's general limit on loans-to-one borrower was $21.7 million. At September 30, 1997, the Bank's largest aggregate amount of loans-to-one borrower consisted of a $7.4 million commercial real estate loan located in Nebraska.

         QTL Test. The HOLA requires savings institutions to meet a QTL test. Under the QTL test, a savings association is required to maintain at least 65% of its "portfolio assets" (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least 9 months out of each 12-month period. A savings association that fails the QTL test must either convert to a bank charter or operate under certain restrictions. As of September 30, 1997, the Bank maintained 84.3% of its portfolio assets in qualified thrift investments and, therefore, met the QTL test. Recent legislation has expanded the extent to which education loans, credit card loans and small business loans may be considered as "qualified thrift investments."

         Limitation on Capital Distributions. OTS regulations impose limitations upon all capital distributions by a savings institution, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash-out merger and other distributions charged against capital. The rule establishes three tiers of institutions, which are based primarily on an institution's capital level and supervisory condition. An institution, such as the Bank, that exceeds all fully phased-in regulatory capital requirements before and after a proposed capital distribution ("Tier 1 Bank") and has not been advised by the OTS that it is in need of more than normal supervision, could, after prior notice to, but without the approval of the OTS, make capital distributions during a calendar year equal to the greater of: (i) 100% of its net earnings to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year; or (ii) 75% of its net earnings for the previous four quarters. Any additional capital distributions would require prior OTS approval. In the event the Bank's capital fell below its capital requirements or the OTS notified it that it was in need of more than normal supervision, the Bank's ability to make capital distributions could be restricted. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice.

         Liquidity. The Bank is required to maintain an average daily balance of specified liquid assets equal to a monthly average of not less than a specified percentage (currently 4%) of its net withdrawable deposit accounts plus short-term borrowings. Monetary penalties may be imposed for failure to meet this liquidity requirement. The Bank's average liquidity ratio for the three months ended September 30, 1997 was 12.0%, which exceeded the applicable requirement. The Bank has never been subject to monetary penalties for failure to meet its liquidity requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Reserves."

         Assessments. Savings institutions are required by regulation to pay assessments to the OTS to fund the agency's operations. The general assessment, paid on a semi-annual basis, is based upon the savings institution's total assets, including consolidated subsidiaries, as reported in the Bank's latest quarterly Thrift Financial Report. The assessments paid by the Bank for the year ended June 30, 1997, totaled $210,000.

         Branching. OTS regulations permit federally-chartered savings associations to branch nationwide under certain conditions. Generally, federal savings associations may establish interstate networks and geographically diversify their loan portfolios and lines of business. The OTS authority preempts any state law purporting to regulate branching by federal savings associations. The Bank currently operates branch offices in Nebraska and Kansas, and in Iowa through the Iowa Bank. For a discussion of the impact of proposed legislation, see "Risk Factors -- Financial Institution Regulation and Possible Legislation."

         Transactions with Related Parties. The Bank's authority to engage in transactions with related parties or "affiliates" (i.e., any company that controls or is under common control with an institution, including the Company and any non-savings institution subsidiaries that the Company may establish) is limited by Sections 23A and 23B of the Federal Reserve Act ("FRA"). Section 23A restricts the aggregate amount of covered transactions with any individual affiliate to 10% of the capital and surplus of the savings institution and also limits the aggregate amount of transactions with all affiliates to 20% of the savings institution's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in
Section 23A and the purchase of low quality assets from affiliates is generally prohibited. Section 23B generally requires that certain transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies.

         The Bank's authority to extend credit to executive officers, directors and 10% shareholders ("insiders"), as well as entities such persons control, is governed by Sections 22(g) and 22(h) of the FRA, and Regulation O thereunder. Among other things, these regulations require such loans to be made on terms and conditions substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. Recent legislation created an exception for loans to insiders made pursuant to a benefit or compensation program that are widely available to all employees of the institution and do not give preference to insiders over other employees. Regulation O also places individual and aggregate limits on the amounts of loans the Bank may make to insiders based, in part, on the Bank's capital position, and requires certain board approval procedures to be followed.

         Enforcement. Under the FDI Act, the OTS has primary enforcement responsibility over savings institutions and has the authority to bring action against all "institution-affiliated parties," including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers or directors, receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or $1 million per day in especially egregious cases. Under the FDI Act, the FDIC has the authority to recommend to the Director of the OTS that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances. Federal and state law also establishes criminal penalties for certain violations.

         Standards for Safety and Soundness. The FDI Act requires each federal banking agency to prescribe for all insured depository institutions standards relating to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, and compensation, fees and benefits and such other operational and managerial standards as the agency deems appropriate. The federal banking agencies have adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness ("Guidelines") to implement these safety and soundness standards. The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The Guidelines address internal controls and information systems; internal audit system; credit underwriting; loan documentation; interest rate risk exposure; asset growth; asset quality; earnings; and compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the Guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard, as required by the FDI Act. The final regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

         Capital Requirements. The OTS capital regulations require savings institutions to meet three capital standards: a 1.5% tangible capital standard, a 3% leverage (core capital) ratio and an 8% risk based capital standard. Core capital is defined as common stockholder's equity (including retained earnings), certain non-cumulative perpetual preferred stock and related surplus, minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain mortgage servicing rights ("MSRs") and credit card relationships. The OTS regulations require that, in meeting the leverage ratio, tangible and risk-based capital standards institutions generally must deduct investments in and loans to subsidiaries engaged in activities not permissible for a national bank. In addition, the OTS prompt corrective action regulation provides that a savings institution that has a leverage capital ratio of less than 4% (3% for institutions receiving the highest CAMEL examination rating) will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "-- Prompt Corrective Regulatory Action."

         The risk-based capital standard for savings institutions requires the maintenance of total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of 8%. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight of 0% to 100%, as assigned by the OTS capital regulation based on the risks OTS believes are inherent in the type of asset. The components of core capital are equivalent to those discussed earlier under the 3% leverage standard. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock and, within specified limits, the allowance for loan and lease losses. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

         The OTS has incorporated an interest rate risk component into its regulatory capital rule. The final interest rate risk rule also adjusts the risk-weighting for certain mortgage derivative securities. Under the rule, savings associations with "above normal" interest rate risk exposure would be subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets (i.e., the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200-basis point increase or decrease in market interest rates divided by the estimated economic value of the association's assets, as calculated in accordance with guidelines set forth by the OTS. A savings association whose measured interest rate risk exposure exceeds 2% must deduct an interest rate component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the association's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk-based capital requirement. Under the rule, there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. A savings association with assets of less than $300 million and risk-based capital ratios in excess of 12% is not subject to the interest rate risk component, unless the OTS determines otherwise. The rule also provides that the Director of the OTS may waive or defer an association's interest rate risk component on a case-by-case basis. The OTS has postponed indefinitely the date that the component will first be deducted from an institution's total capital.

         At September 30, 1997, the Bank met each of its capital requirements, in each case on a fully phased-in basis. See "Regulatory Capital Compliance" for a table which sets forth in terms of dollars and percentages the OTS tangible, leverage and risk-based capital requirements, the Bank's historical amounts and percentages at September 30, 1997, and pro forma amounts and percentages based upon the issuance of the shares within the Estimated Price Range and assuming that a portion of the net proceeds are retained by the Company.

THRIFT RECHARTERING

         The Deposit Insurance Funds Act of 1996 (the "Funds Act"), which was enacted in September 1996, provides that the BIF (the deposit insurance fund that covers most commercial bank deposits) and the SAIF will merge on January 1, 1999, if there are no more savings associations as of that date. Several bills have been introduced in the current Congress that would eliminate the federal thrift charter and the OTS. A bill recently reported by the House Banking Committee would require federal thrifts to become national banks or state banks or savings banks within two years after enactment or they would, by operation of law, become national banks. A national bank resulting from a converted federal thrift could continue to engage in activities, including holding any assets, in which it was lawfully engaged on the day before the date of enactment. Branches operated on the day before enactment could be retained regardless of their permissibility for national banks. Subject to a grandfathering provision, all savings and loan holding companies would become subject to the same regulation and activities restrictions as bank holding companies. The grandfathering could be lost under certain circumstances, such as a change in control of the holding company. The legislative proposal would also abolish the OTS and transfer its functions to the federal bank regulators with respect to the institutions and to the Board of Governors of the Federal Reserve Board with respect to the regulation of holding companies. The Bank is unable to predict whether the legislation will be enacted or, given such uncertainty, determine the extent to which the legislation, if enacted, would affect its business. The Bank is also unable to predict whether the SAIF and BIF will eventually be merged and what effect, if any, such merger would have on the Bank.

PROMPT CORRECTIVE REGULATORY ACTION

         Under the OTS prompt corrective action regulations, the OTS is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of capitalization. Generally, a savings institution that has a total risk-based capital of less than 8.0% or a leverage ratio or a Tier 1 capital ratio that is less than 4.0% is considered to be undercapitalized. A savings institution that has a total risk-based capital less than 6.0%, a Tier 1 risk-based capital ratio of less than 3.0% or a leverage ratio that is less than 3.0% is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." Subject to a narrow exception, the banking regulator is required to appoint a receiver or conservator for an institution that is critically undercapitalized. The regulation also provides that a capital restoration plan must be filed with the OTS within 45 days of the date an association receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions may become immediately applicable to the institution depending upon its category, including, but not limited to, increased monitoring by regulators, restrictions on growth, and capital distributions and limitations on expansion. The OTS could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

INSURANCE OF DEPOSIT ACCOUNTS

         The FDIC has adopted a risk-based insurance assessment system. The FDIC assigns an institution to one of three capital categories based on the institution's financial information, as of the reporting period ending seven months before the assessment period. The capital categories are (1) well capitalized, (2) adequately capitalized or (3) undercapitalized. An institution is also placed in one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information that the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned with the most well capitalized, healthy institutions receiving the lowest rates.

         Deposits of the Bank are presently insured by the SAIF. Both the SAIF and the BIF are statutorily required to achieve and maintain a ratio of insurance reserves to total insured deposits equal to 1.25%. Until recently, members of the SAIF and BIF were paying average deposit insurance assessments of between 24 and 25 basis points. The BIF met the required reserve level in 1995, whereas the SAIF was not expected to meet or exceed the required level until 2002 at the earliest. This situation was primarily due to the statutory requirement that SAIF members make payments on bonds issued in the late 1980s by the Financing Corporation ("FICO") to recapitalize the predecessor to the SAIF.

         In view of the BIF's achieving the 1.25% ratio, the FDIC ultimately adopted a new assessment rate schedule of from 0 to 27 basis points under which 92% of BIF members paid an annual premium of only $2,000. With respect to SAIF member institutions, the FDIC adopted a final rule retaining the previously existing assessment rate schedule applicable to SAIF member institutions of 23 to 31 basis points. As long as the premium differential continued, it may have had adverse consequences for SAIF members, including reduced earnings and an impaired ability to raise funds in the capital markets. In addition, SAIF members, such as the Bank, could have been placed at a substantial competitive disadvantage to BIF members with respect to pricing of loans and deposits and the ability to achieve lower operating costs.

         On September 30, 1996, the President of the United States signed into law the Funds Act which, among other things, imposed a special one-time assessment on SAIF member institutions, including the Bank, to recapitalize the SAIF. As required by the Funds Act, the FDIC imposed a special assessment of
65.7 basis points on SAIF assessable deposits held as of March 31, 1995, payable November 27, 1996 (the "SAIF Special Assessment"). The SAIF Special Assessment was recognized by the Bank as an expense in the quarter ended September 30, 1996 and is generally tax deductible. The SAIF Special Assessment recorded by the Bank amounted to $5.7 million on a pre-tax basis and $3.7 million on an after-tax basis.

         The Funds Act also spread the obligations for payment of the FICO bonds across all SAIF and BIF members. Beginning on January 1, 1997, BIF deposits were assessed for a FICO payment of 1.3 basis points, while SAIF deposits pay 6.48 basis points. Full pro rata sharing of the FICO payments between BIF and SAIF members will occur on the earlier of January 1, 2000, or the date the BIF and SAIF are merged.

         As a result of the Funds Act, the FDIC voted to effectively lower SAIF assessments to 0 to 27 basis points as of January 1, 1997, a range comparable to that of BIF members. SAIF members will also continue to make the FICO payments described above. The FDIC also lowered the SAIF assessment schedule for the fourth quarter of 1996 to 18 to 27 basis points. Management cannot predict the level of FDIC insurance assessments on an on-going basis, whether the federal thrift charter will be eliminated or whether the BIF and SAIF will eventually be merged.

         The Bank's assessment rate for fiscal 1997 ranged from 6.48 to 23 basis points, excluding the SAIF Special Assessment rate of 65.7 basis points, and the regular premium paid for this period was $1.3 million.

         The FDIC is authorized to raise the assessment rates in certain circumstances. The FDIC has exercised this authority several times in the past and may raise insurance premiums in the future. If such action is taken by the FDIC, it could have an adverse effect on the earnings of the Bank.

         Under the FDI Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the OTS. The management of the Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

FEDERAL HOME LOAN BANK SYSTEM

         The Bank is a member of the FHLB System, which consists of 12 regional FHLBs. The FHLB provides a central credit facility primarily for member institutions. The Bank, as a member of the FHLB, is required to acquire and hold shares of capital stock in the FHLB in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the FHLB, whichever is greater. The Bank was in compliance with this requirement with an investment in FHLB stock at September 30, 1997 of $7.1 million. FHLB advances must be secured by specified types of collateral and all long-term advances may only be obtained for the purpose of providing funds for residential housing finance. At September 30, 1997, the Bank had $10.6 million in FHLB advances.

         The FHLBs are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the FHLBs pay to their members and could also result in the FHLBs imposing a higher rate of interest on advances to their members. For the years ended June 30, 1997, 1996 and 1995, dividends from the FHLB to the Bank amounted to approximately $433,000, $370,000 and $331,000, respectively. If dividends were reduced, the Bank's net interest income would likely also be reduced. Further, there can be no assurance that the impact of recent or future legislation on the FHLBs will not also cause a decrease in the value of the FHLB stock held by the Bank.

FEDERAL RESERVE SYSTEM

         The Federal Reserve Board regulations require savings institutions to maintain non-interest-earning reserves against their transaction accounts. The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $47.8 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3%; and for accounts greater than $47.8 million, the reserve requirement is $1.4 million plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $47.8 million. The first $4.7 million of otherwise reservable balances (subject to adjustment by the Federal Reserve Board) are exempted from the reserve requirements. The Bank is in compliance with the foregoing requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce the Bank's interest-earning assets. FHLB System members are also authorized to borrow from the Federal Reserve "discount window," but Federal Reserve Board regulations require institutions to exhaust all FHLB sources before borrowing from a Federal Reserve Bank.

HOLDING COMPANY REGULATION

         The Company will be a non-diversified multiple savings and loan holding company within the meaning of the HOLA. It will be a multiple, rather than unitary, savings and loan holding company because it will control both the Bank and the Iowa Bank. As a savings and loan holding company, the Company will be required to register with the OTS and will be subject to OTS regulations, examinations, supervision and reporting requirements. In addition, the OTS has enforcement authority over the Company and its non-savings institution subsidiaries. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institutions. The Bank must notify the OTS 30 days before declaring any dividend to the Company.

         As a multiple savings and loan holding company, the Company will be subject to limitations on the types of business activities in which it may engage. The HOLA limits the activities of a multiple savings and loan holding company and its non-insured institution subsidiaries primarily to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, as amended (the "BHC Act"), subject to the prior approval of the OTS, and to other activities authorized by OTS regulation. All of the Bank's current activities are permissible for subsidiaries of a multiple savings and loan holding company and the Bank has no current plans to engage in any activities that would be subject to such limitations. Therefore, the limitations will have no effect on the current or anticipated business operations of the Company or the Bank. Following the Conversion, the Bank will consider engaging in a merger or other form of combination transaction with the Iowa Bank as a result of which the Company would become a unitary savings and loan holding company. As a unitary savings and loan holding company, the Company generally would not be restricted under existing laws as to the types of business activities in which it may engage, provided that the Bank after the combination continued to be a QTL. See "-- Federal Savings Institution Regulation-- QTL Test" for a discussion of the QTL requirements. Previously proposed legislation would have treated all savings and loan holding companies as bank holding companies and limited the activities of such companies to those permissible for bank holding companies. See "Risk Factors -- Financial Institution Regulation and Possible Legislation."

         The HOLA prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of the voting stock of another savings institution, or holding company thereof, without prior written approval of the OTS; or from acquiring or retaining, with certain exceptions, more than 5% of a non-subsidiary holding company or savings association. The HOLA also prohibits a savings and loan holding company from acquiring more than 5% of a company engaged in activities other than those authorized for savings and loan holding companies by the HOLA; or acquiring or retaining control of a depository institution that is not insured by the FDIC. In evaluating applications by holding companies to acquire savings institutions, the OTS must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

         The OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, except: (i) the approval of interstate supervisory acquisitions by savings and loan holding companies, and (ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

FEDERAL SECURITIES LAWS

         The Company has filed with the SEC a registration statement under the Securities Act for the registration of the Common Stock to be issued pursuant to the Conversion. Upon completion of the Conversion, the Common Stock will be registered with the SEC under the Exchange Act. The Company will then be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Exchange Act.

         The registration under the Securities Act of shares of the Common Stock to be issued in the Conversion does not cover the resale of such shares. Shares of the Common Stock purchased by persons who are not affiliates of the Company may be resold without registration. Shares purchased by an affiliate of the Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.


                           MANAGEMENT OF THE COMPANY

         The Board of Directors' of the Company is divided into three classes, each of which contains approximately one-third of the Board. The directors shall be elected by the stockholders of the Company for staggered three-year terms, or until their successors are elected and qualified. One class of directors, consisting of Campbell McConnell, has a term of office expiring at the first annual meeting of stockholders, a second class, consisting of Gilbert G. Lundstrom and Joyce Person Pocras, has a term of office expiring at the second annual meeting of stockholders, and a third class, consisting of LaVern F. Roschewski and Ann Lindley Spence, has a term of office expiring at the third annual meeting of stockholders. The names and biographical information of the directors are set forth under "Management of the Bank -- Directors."

         The following individuals are the executive officers of the Company and hold the offices set forth below opposite their names.


                  NAME                 POSITION(S) HELD WITH COMPANY
                  ----                 -----------------------------

LaVern F. Roschewski.............      Chairman of the Board
Gilbert G. Lundstrom.............      President and Chief Executive Officer
Eugene B. Witkowicz..............      Executive Vice President, Treasurer and
                                       Chief Financial Officer
Patricia A. Young................      Corporate Secretary
Judith A. Klinkman...............      Assistant Corporate Secretary


         The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal at the discretion of the Board of Directors.

         Since the formation of the Company, none of the executive officers, directors or other personnel has received remuneration from the Company. Information concerning the principal occupations, employment and other information concerning the directors and officers of the Company during the past five years is set forth under "Management of the Bank-- Biographical Information."

                            MANAGEMENT OF THE BANK

DIRECTORS

         The following table sets forth certain information regarding the Board of Directors of the Bank.

                                                             POSITION(S) HELD WITH THE            DIRECTOR            TERM
                NAME                        AGE(1)                      BANK                       SINCE            EXPIRES
------------------------------------      ----------      --------------------------------      ------------      ------------
LaVern F. Roschewski................          66          Chairman of the Board of the             1982              2000
                                                          Bank, Chairman of the Board
                                                          and Chief Executive Officer
                                                          of the Iowa Bank
Gilbert G. Lundstrom................          56          Director, President and Chief            1994              1999
                                                          Executive Officer
Campbell McConnell..................          69          Director                                 1974              1998
Ann Lindley Spence..................          63          Director                                 1989              2000
Joyce Person Pocras.................          55          Director                                 1994              1999

___________________
(1)      As of September 30, 1997

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The following table sets forth certain information regarding the executive officers of the Bank who are not also directors.

                   NAME                            AGE(1)              POSITION(S) HELD WITH BANK
-------------------------------------------      -----------       ----------------------------------
Eugene B. Witkowicz........................          49            Executive Vice President,
                                                                   Treasurer, Chief Financial
                                                                   Officer and Director of Finance
Roland P. Maaske...........................          64            Executive Vice President and
                                                                   Director of Lending
Larry L. Pfeil.............................          54            Executive Vice President and
                                                                   Director of Financial Services
                                                                   Administration
Patricia A. Young..........................          58            Executive Vice President,
                                                                   Corporate Secretary and
                                                                   Director of Marketing and
                                                                   Employment Development
Roger R. Ludemann..........................          48            Executive Vice President and
                                                                   Director of Consumer Services

_________________
(1)   As of September 30, 1997

         Each of the executive officers of the Bank will retain his/her office in the converted Bank until their re-election at the annual meeting of the Board of Directors of the Bank, held immediately after the first annual meeting of stockholders subsequent to the Conversion, and until their successors are elected and qualified or until they are removed or replaced. Officers are subject to re-election by the Board of Directors annually.

BIOGRAPHICAL INFORMATION

DIRECTORS

         LAVERN F.ROSCHEWSKI currently serves as Chairman of the Board. Mr. Roschewski was elected Chairman of the Board and Chief Executive Officer of the Bank on January 1, 1994, after serving as President and Chief Operating Officer since January 1984. Effective January 1, 1996, he retired from the position of Chief Executive Officer. Mr. Roschewski joined the Bank in 1956 and has served as Internal Auditor, Treasurer, Senior Vice President, Executive Vice President, Chief Executive Officer and Chairman.

         GILBERT G. LYNDSTROM joined the Bank as President, Chief Operating Officer, and Director on January 1, 1994. Mr. Lundstrom was an attorney and a managing partner for the Lincoln, Nebraska law firm of Woods & Aitken, where he practiced law for 25 years. The law firm served as the Bank's general counsel for the previous seven years. He assumed the additional duties of Chief Executive Officer on January 1, 1996, and currently serves as an elected director of the FHLB. Mr. Lundstrom is also a founding director of the National Council of Federal Home Loan Banks and serves on the Board of Directors of several for-profit and not-for-profit corporations.

         CAMPBELL MCCONNELL is a Professor Emeritus of the Economics Department of the University of Nebraska-Lincoln. He retired from the University of Nebraska-Lincoln in 1990.

         ANN LINDLEY SPENCE is the retired President of Spence Title Services, Inc., a title insurance company located in Omaha, Nebraska.

         JOYCE PERSON POCRAS was the Bank's Internal Auditor until her retirement in 1993.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         EUGENE B. WITKOWICZ currently serves as Executive Vice President, Treasurer and Chief Financial Officer and Director of Finance of the Bank, and is responsible for managing the corporation's financial administration, investment portfolio, and budgeting. He began his career at the Bank in 1971 as an Internal Auditor. He has also served as Controller and Fiscal Department Manager.

         ROLAND P. MAASKE is responsible for the Bank's lending operations. Mr. Maaske began his career at the Bank in 1961 as a loan trainee and advanced to become Senior Vice President and Director of Lending in 1981. Mr. Maaske was promoted to Executive Vice President in 1984.

         LARRY L. PFEIL joined the Bank in 1971 as Branch Manager for the Fairbury office and currently serves as Executive Vice President and Director of Financial Services Administration. Mr. Pfeil is responsible for the savings operation and data processing support for the Bank. He has also served as the Director of Lincoln Area Operations and Director of Central Area Operations.

         PATRICIA A. YOUNG joined the Bank in 1958 as a secretary in the Insurance/Personnel Department. As an Executive Vice President, Corporate Secretary and Director of Marketing and Employment

Development, Ms. Young is responsible for the Bank's marketing, advertising, public relations, market research, and employee training. Ms. Young has also served as Corporate Secretary to the Board of Directors since 1971.

         ROGER R. LUDEMANN joined the Bank in 1995 as Senior Vice President, Director of Consumer Services. He was promoted to Executive Vice President in September 1997. He is responsible for the overall development and coordination of retail banking activities. Prior to joining the Bank, Mr. Ludemann served for two years as President of Cross Financial Group, and has also served as Senior Vice President of Retail Banking for American Charter.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS OF THE BANK AND COMPANY

         The Bank's Board of Directors meets once per month and may have additional special meetings called in the manner specified in the Bylaws. During fiscal year 1997, no current Director attended less than 75% of the aggregate of the total number of Board meetings and the total number of committee meetings of the Board of Directors on which they served.

         The Board of Directors of the Bank has established the following committees:

         The Audit Committee consists of Mr. McConnell, Mrs. Pocras and Mrs. Spence. The purpose of this committee is to review the audit function and management actions regarding the implementation of audit findings. The committee meets four times a year.

         The Proxy Committee consists of Messrs. Roschewski, Lundstrom and McConnell, Mrs. Pocras and Mrs. Spence. The primary function of this committee is to vote the proxies of the members of the Bank at any annual or special meeting.

         The Executive Committee consists of Messrs. Roschewski and McConnell, and Mrs. Pocras. The purpose of this committee is to act in the absence of the Board of Directors between meetings of the Board of Directors.

         Additionally, the Bank has a number of other management committees including the Management Committee, Asset/Liability Committee, Charitable Contributions Committee, Community Investment Committee, Employee Benefit/Ethics Committee and Safety Committee.

         The Board of Directors of the Company has established the following committees: the Compensation Committee, consisting of Mr. McConnell, Mrs. Pocras and Mrs. Spence, the Pricing Committee, consisting of Messrs. Lundstrom, Roschewski and McConnell, and the Audit and Compliance Committee consisting of Mr. McConnell, Mrs. Pocras and Mrs. Spence.

DIRECTOR COMPENSATION

         All directors of the Bank currently receive a fee of $2,100 ($2,200 effective January 1, 1998) for each regularly scheduled monthly and special Board meeting, regardless of attendance. In addition, Mr. Roschewski receives an additional $2,100 for each regularly scheduled monthly and special board meeting for the Chairman of the Board fee. For fiscal 1997, there were two special meetings of the Board of Directors and no meetings of the Executive Committee. Members of the Audit Committee receive a fee of one-half the regular Board meeting fee. Directors also currently receive life and health insurance benefits through the Bank. Directors of the Company are not expected to receive additional fees for such service.

DIRECTOR EMERITUS

         The Bank maintains a Board of Directors Emeritus which currently consists of four former Directors of the Bank. Pursuant to the Bank's former bylaws, Directors had to retire in the year they reached age 70. Any Director who retired because of such age limitation and had either 10 years prior service on the Board of Directors, or any Director of a merged institution who had served on the Bank's Board, regardless of length of service, was named a Director Emeritus upon retirement from the Board. Directors Emeritus are paid a fee amounting to the full Board fee for the first year. Each year thereafter, the fee is reduced by 20% of the then payable Board fee until five years have passed. The four Directors Emeritus are in the last year of payment under this policy.

         Effective January 1, 1998, the Board intends to eliminate the position of Director Emeritus for directors who retire after that date. Effective as of that date, the Bank's by-laws will also no longer provide for mandatory retirement. In connection with these changes, the Bank intends to implement a plan under which any retiring director with 10 or more years of service, including service as an employee of the Bank, who agrees to provide consulting or advisory services to the Board will be entitled to an annual benefit equal to the then payable Board fee reduced by twenty percent for each additional year in which the director provides consulting or advisory services to the Board.

DIRECTORS' DEFERRAL PROGRAM

         The Bank maintains a deferred compensation program for directors. Under the deferred compensation program, each director may defer, until retirement, any portion of his or her annual remuneration for serving as a director. Each director has the right, under the program, to direct the investment of his or her deferred fees. A director may change his or her investment direction quarterly. Payments commence under the program upon the earlier of death, termination from service, disability, or a change in control of the Bank. Each director may elect, at the time he or she makes the deferral election, to receive benefits in the form of a single lump sum payment, a life annuity, a joint and survivor annuity, or monthly installments (over a period from 2 to 240 months). The Bank intends to modify the program to allow funds in the program to be invested in the Common Stock.

EXECUTIVE COMPENSATION

         Cash Compensation. The following table sets forth the cash compensation paid by the Bank for services rendered in all capacities during the fiscal year ended June 30, 1997, to the Chief Executive Officer and the four highest paid executive officers of the Bank who received cash compensation in excess of $100,000.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              LONG-TERM COMPENSATION
                                                                                                    --------------------------------
                                                                  ANNUAL COMPENSATION                         AWARDS
                                                     -------------------------------------------------------------------------------

                                                                                        OTHER                           SECURITIES
                                                                                        ANNUAL         RESTRICTED       UNDERLYING
           NAME AND PRINCIPAL              FISCAL                                    COMPENSATION     STOCK AWARDS     OPTIONS/SARS
             POSITIONS (2)                  YEAR     SALARY($)(1)   BONUS($)(2)         ($)(3)           ($)(4)           ($)(5)

------------------------------------------------------------------------------------------------------------------------------------
Gilbert G. Lundstrom                        1997       $311,108       $86,231             --              --               --
    President and Chief Executive Officer
LaVern F. Roschewski                        1997       $155,816       $20,695             --              --               --
    Chairman of the Board
Eugene B. Witkowicz                         1997       $104,607       $24,967             --              --               --
    Executive Vice President,
    Treasurer, Chief Financial
    Officer and Director of Finance
Roland P. Maaske                            1997       $115,189       $31,293             --              --               --
    Executive Vice President and
    Director of Lending
Larry L. Pfeil                              1997       $114,911       $25,916             --              --               --
    Executive Vice President and
    Director of Financial Services
    Administration

                                                         --------
                                                         PAYOUTS
                                                         --------

                                                           LTIP            ALL OTHER
           NAME AND PRINCIPAL              FISCAL         PAYOUTS        COMPENSATION
             POSITIONS (2)                  YEAR          ($)(6)            ($)(7)

--------------------------------------------------------------------------------------
Gilbert G. Lundstrom                        1997            --              $63,392
    President and Chief Executive Officer
LaVern F. Roschewski                        1997            --              $ 4,169
    Chairman of the Board
Eugene B. Witkowicz                         1997            --              $ 4,424
    Executive Vice President,
    Treasurer, Chief Financial
    Officer and Director of Finance
Roland P. Maaske                            1997            --              $ 4,848
    Executive Vice President and
    Director of Lending
Larry L. Pfeil                              1997            --              $ 4,837
    Executive Vice President and
    Director of Financial Services
    Administration

(1) Includes directors' fees for the named President and Chief Executive Officer and the Chairman of the Board.
(2)  Represents payments under the Management Incentive Compensation Plan.
(3) For fiscal year 1997, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) Executive Vice President and payments of above-market preferential earnings on deferred compensation; Director of Financial Services (c) payments of earnings with respect to long-term incentive plans prior to Administration settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock. For fiscal year 1997, the Bank had no restricted stock or stock related plans in existence.
(4) Does not include awards pursuant to the Stock-Based Incentive Plan, which may be granted in conjunction with a meeting of stockholders of the Company, subject to OTS and stockholder approval, as such awards were not earned, vested or granted in fiscal year 1997. For a discussion of the terms of the Stock Program, see "- Benefits - Stock-Based Incentive Plan." For fiscal year 1997, the Bank had no restricted stock plans in existence.
(5) Does not include options, which may be granted in conjunction with a meeting of stockholders of the Company, subject to OTS and stockholder approval, because such options were not earned or granted in fiscal year 1997. For a discussion of the terms of grants and vesting of options, see "-Benefits - Stock-Based Incentive Plan."
(6) For the fiscal year ended June 30, 1997, there were no payouts or awards under any long-term incentive plan.
(7) Includes contributions by the Bank of $7,487, $4,169, $4,424, $4,848 and $4,837 to the accounts of Messrs. Lundstrom, Roschewski, Witkowicz, Maaske and Pfeil, respectively, under the Bank's 401(k) Plan. Also includes life insurance premiums of $55,905 for Mr. Lundstrom. Such life insurance policies provide that Mr. Lundstrom may receive a benefit, if any, equal to the difference between the cash surrender value of the policy and the premiums paid by the Bank.

EMPLOYMENT AGREEMENTS

         The Bank entered into an employment agreement (the "Bank Employment Agreement") with Mr. Lundstrom effective January 1, 1994, which was amended and restated as of February 23, 1995. The employment agreement provides for a three-year term which is extended on an annual basis, unless either the Board or Mr. Lundstrom gives written notice of non-renewal. Mr. Lundstrom's Bank Employment Agreement provides for an annual base salary review by the Board of Directors. Mr. Lundstrom's current base salary is $320,000. In addition to the base salary, Mr. Lundstrom's Bank Employment Agreement provides for, among other things, participation in retirement and executive benefit plans, and other fringe benefits applicable to executive personnel. The Bank's Board of Directors may terminate Mr. Lundstrom's Bank Employment Agreement at any time, but any termination, other than termination for "Cause" (as defined in the agreement) will not prejudice Mr. Lundstrom's right to compensation or other benefits under his agreement. In the event of termination for Cause, Mr. Lundstrom has no right to receive compensation or other benefits, for any period after termination for Cause with the exception of vested benefits under the Bank's benefit plans or policies and incentive plans for the benefit of the executive. In the event the Bank chooses to terminate Mr. Lundstrom's employment for reasons other than Cause, or in the event Mr. Lundstrom resigns for "Good Reason" (as defined in the agreement), Mr. Lundstrom or, in the event of his death, his beneficiary, would be entitled to receive (i) an amount equal to the remaining base salary payments and bonus due under the agreement in addition to all life, health and disability benefits provided under the agreement for the remaining term of employment; (ii) a lump sum cash payment equal to Mr. Lundstrom's "base amount" of compensation, as defined under Section 280G(b)(3) of the Code, times the number of years or fractional portion thereof remaining in the term of the agreement as of the termination date; and (iii) ownership of any split dollar life insurance policy in Mr. Lundstrom's name.

         Upon consummation of the Conversion, the Bank also intends to enter into employment agreements with Mr. Roschewski and Mr. Witkowicz. The Company also intends to enter into employment agreements with Mr. Lundstrom, Mr. Roschewski and Mr. Witkowicz. The proposed Bank and Company employment agreements (other than Mr. Lundstrom's Bank Employment Agreement) are collectively referred to herein as the "Employment Agreements." The Employment Agreements are subject to the review and approval of the OTS and may be amended as a result of such OTS review. Review of compensation arrangements by the OTS does not indicate, and should not be construed to indicate, that the OTS has passed upon the merits of such arrangements. The Employment Agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base after the Conversion. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Mr. Lundstrom, Mr. Roschewski and Mr. Witkowicz.

         The Employment Agreements provide for a three-year term for Mr. Lundstrom and Mr. Roschewski, and a two-year term for Mr. Witkowicz. The Bank Employment Agreements provide that the Board of Directors may annually extend the agreement for an additional year so that the remaining term shall be three years in the case of Mr. Lundstrom and Mr. Roschewski, and two years in the case of Mr. Witkowicz, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the executive. The terms of the Company Employment Agreements renew on a daily basis with respect to the contracts of Mr. Lundstrom and Mr. Roschewski, unless written notice of non-renewal is given by the Board of Directors of the Company. The Board of Directors may annually extend the Company Employment Agreement of Mr. Witkowicz. The Bank and Company Employment Agreements provide that the Executive's base salary will be reviewed annually. The base salaries which will be effective for such Employment Agreements for Messrs. Roschewski and Witkowicz will be $100,800 and $112,866, respectively. In addition to the base salary, the Employment Agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to similarly situated executive personnel. The Employment Agreements provide for termination by the Bank or the Company for cause as defined in the agreements at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank or the Company upon certain conditions, the Executive or, in the event of death, his beneficiary would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the Employment Agreements. The Bank and the Company would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the Employment Agreement.

         Under the Employment Agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company, each of the executives, or in the event of the executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining terms of the agreement; or (ii) three times the average of the executive's five preceding taxable years' annual compensation. Under Mr. Witkowicz's agreement, if voluntary or involuntary termination follows a change in control of the Bank or the Company, Mr. Witkowicz or, in the event of his death, his beneficiary, would be entitled to a severance payment equal to the greater of (i) three times his annual compensation; or (ii) three times the average of the five preceding taxable years' annual compensation. The Bank and the Company would also continue the executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the executive would only be entitled to receive a severance payment under one agreement.

         Payments to executives under the Bank employment agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company Employment Agreements would be made by the Company. Payments under either the Company Employment Agreement or the Bank Employment Agreement would be offset against payment obligations due simultaneously under the other Agreement. Therefore, the executive could not receive duplicate payments. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Employment Agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The Employment Agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively. In the event of a change in control of the Bank or Company, the total amount of payments due under the Agreements, based solely on the base salaries to be paid to Messrs. Lundstrom, Roschewski and Witkowicz effective upon the consummation of the Conversion and excluding any benefits under any employee benefit plan which may be payable, would be approximately $2.0 million.

CHANGE IN CONTROL AGREEMENTS

         Upon Conversion, the Company and the Bank intend to enter into proposed three-year Change in Control Agreements (the "CIC Agreements") with Larry Pfeil, Patricia Young, Roger Ludemann and Gale Furnas, none of whom will be covered by an Employment Agreement. The terms of the Company CIC Agreements shall be reviewed on a daily basis unless written notice of non-renewal is given by the Board of Directors of the Company. The Bank CIC Agreements may be renewed by the Board of Directors of the Bank for an additional year. The Company CIC Agreements will provide that in the event of a change in control of the Bank or the Company, the officer would be entitled to receive a severance payment equal to three times the average of the officer's five preceding taxable years' annual compensation. Under the Bank's CIC Agreement, in the event voluntary or involuntary termination follows a change in control of the Bank or the Company, the officer would be entitled to the same severance payment provided under the Company CIC Agreement. The Company and Bank would also continue and pay for the officer's life, health and disability coverage for 24 months following termination. Payments to the officer under the Bank's CIC

Agreements will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payments under either CIC Agreement would be offset against payment obligations due simultaneously under the other. Therefore, the officer could not receive duplicate payments. In the event of a change in control of the Bank or Company, the total payments that would be due under the CIC Agreement, based solely on the current annual compensation paid to the officers covered by the CIC Agreement and excluding any benefits under any employee benefit plan which may be payable, would be approximately $1.2 million.

         In the event payments and benefits under the CICs and Bank employment agreements, which are contingent upon a change in control, constitute an excess parachute payment under Section 280G of the Code, such payments would be reduced to $1.00 less than the excess parachute payment amount. Nevertheless, payments under the Company employment agreements and payments and benefits under the CICs and Bank employment agreements together with payment sunder other benefit plans may constitute an excess parachute payment under Section 280G of the Code, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank. If an excess parachute payment occurs as a result of payments under the Company employment agreements, the Company will reimburse the executive for the excise tax due with respect to such payment.

EMPLOYEE SEVERANCE COMPENSATION PLAN

         Upon consummation of the Conversion, the Bank's Board of Directors intends to establish the First Federal Lincoln Bank Employee Severance Compensation Plan ("Severance Plan") which will provide eligible employees with severance pay benefits in the event of a change in control of the Bank or the Company. Management personnel with employment or CIC agreements are not eligible to participate in the Severance Plan. Generally, employees are eligible to participate in the Severance Plan if they have completed at least one year of service with the Bank. The Severance Plan vests in each participant a contractual right to the benefits such participant is entitled to thereunder. Under the Severance Plan, in the event of a change in control of the Bank or the Company, eligible employees who are terminated from or terminate their employment within one year (for reasons specified under the Severance Plan), will be entitled to receive a severance payment. If the participant, whose employment has terminated, has completed at least one year of service, the participant will be entitled to a cash severance payment equal to one-twelfth of annual compensation for each year of service up to a maximum of 100% of annual compensation. Such payments may tend to discourage takeover attempts by increasing costs to be incurred by the Bank in the event of a takeover. In the event the provisions of the Severance Plan were triggered, the total amount of payments that would be due thereunder, based solely upon current salary levels, would be approximately $7.8 million. However, it is management's belief that substantially all of the Bank's employees would be retained in their current positions in the event of a change in control, and that any amount payable under the Severance Plan would be considerably less than the total amount that could possibly be paid under the Severance Plan.

INSURANCE PLANS

         All full-time employees of the Bank, upon completion of the applicable introductory period, are covered as a group for comprehensive hospitalization, including major medical and long-term disability insurance. Life insurance is also provided to employees.

BENEFITS

         Retirement Plan. The Bank maintains the First Federal Savings and Loan Association of Lincoln Retirement Plan (the "Retirement Plan"), a defined benefit plan intended to satisfy the tax-qualification requirements of Section 401(a) of the Code. Employees, other than employees paid solely on a retainer or fee basis, become eligible to participate in the Retirement Plan upon the attainment of age 21 and the completion of one year of eligibility service. Following the Conversion, the Bank intends to freeze the future accrual of benefits under the Retirement Plan in connection with the adoption or amendment of other qualified employee benefit plans. For purposes of the Retirement Plan, an employee earns one year of eligibility service when he completes 1,000 hours of service within a one-year eligibility computation period. An employee's first eligibility computation period is the one-year period beginning on the employee's date of hire. Subsequent eligibility computation periods begin on January 1 and end on December 31.

         The Retirement Plan provides for a monthly benefit upon a participant's retirement at the age of 65, or if later, the fifth anniversary of the participant's initial participation in the Retirement Plan (i.e., the participant's "normal retirement date").

         The normal monthly retirement benefit for a participant under the Retirement Plan equals (i) 2% of average monthly compensation multiplied by his number of years and months of service before January 1, 1978, plus (ii) 1% of his average monthly compensation multiplied by his number of years and months of service after January 1, 1978, minus, (iii) the amount of monthly retirement benefits on the participant's normal retirement date which could have been provided by either (a) the value of his account as paid to him under the Norfolk First Federal Savings and Loan Association Money Purchase Plan or (b) that portion of the value of his account attributable to employer contributions under the Tri-Federal Savings and Loan Association of Wahoo, NE Profit Sharing Plan, whichever applies, multiplied by the participant's earned benefit percentage. For purposes of the Retirement Plan, earned benefit percentage generally equals the participant's months of service divided by the number of months the participant will accrue at the later of age 65 or his normal retirement date. A participant may also receive a benefit on his early retirement date, which is the date on which he attains age 60 and completes ten years of vesting service. Benefits received prior to a participant's normal retirement date are reduced by certain factors set forth in the Retirement Plan. Participants become fully vested in their benefits under the Retirement Plan upon the completion of five years of vesting service. Participants also become 100% vested in their benefits upon the attainment of normal retirement age (age 65).

         The following table sets forth the estimated annual benefits payable upon retirement at age 65 for the period ended September 30, 1997.

                                                          YEARS OF BENEFIT SERVICE
                           -----------------------------------------------------------------------------------------
    FINAL AVERAGE
      EARNINGS                    15                  20                25                 30                35
---------------------      ----------------      -------------     -------------      ------------      ------------
       $50,000                   7,500               10,125            15,125            20,125             25,125
       $75,000                  11,250               15,188            22,688            30,188             37,688
      $100,000                  15,000               20,250            30,250            40,250             50,250
      $125,000                  18,750               25,313            37,813            50,313             62,813
      $150,000                  22,500               30,375            45,375            60,375             75,375
      $175,000(1)               24,000               32,400            48,400            64,400             80,400
      $200,000(1)               24,000               32,400            48,400            64,400             80,400
      $250,000(1)               24,000               32,400            48,400            64,400             80,400
      $300,000(1)               24,000               32,400            48,400            64,400             80,400
      $350,000(1)               24,000               32,400            48,400            64,400             80,400
      $400,000(1)               24,000               32,400            48,400            64,400             80,400

______________
(1) The maximum amount of annual compensation which the Retirement Plan can consider in computing benefits is $160,000 for plans years beginning on or after January 1, 1997 pursuant to Section 401(a)(17) of the Code.

         Savings Plan. The Bank maintains the First Federal Savings and Loan Association of Lincoln Savings Plan (the "401(k) Plan"), a tax-qualified plan under Section 401(a) of the Code with a cash or deferred arrangement under
Section 401(k) of the Code. Employees, other than employees paid solely on a retainer or fee basis, become eligible to participate in the 401(k) Plan upon the completion of one year of entry service. For purposes of the 401(k) Plan, an employee earns one year of entry service when he completes 1,000 hours of service within a one-year service period. An employee's first service period is the one-year period beginning of the employee's date of hire. Subsequent service periods begin on January 1 and end on December 31.

         Under the 401(k) Plan, participants may elect to have the Bank contribute up to 15% of their compensation to the 401(k) Plan, subject to certain limitations imposed by the Code. The Bank currently makes matching contributions to the 401(k) Plan equal to 75% of the first 6% of compensation deferred by a participant. The Board periodically reviews the level of matching contributions under the 401(k) Plan and has the discretion to change the amount of the match from time to time.

         Currently, participants in the 401(k) Plan may direct the investment of their accounts in several types of investment funds. In connection with the Conversion, the Bank has amended the 401(k) Plan to permit plan participants to invest their account balances in Common Stock through an Employer Stock Fund. However, no participant may purchase more than $500,000 in aggregate value of the Common Stock in the Conversion (subject to the overall purchase limitations) through 401(k) Plan subscription rights. A participant's ability to direct all or some of his vested account to purchase Common Stock in the Offering will be dependent upon such individual being an Eligible Account Holder, Supplemental Eligible Account Holder or Other Member. A participant may directly vote shares of Common Stock held in his or her 401(k) Plan account.

         Participants are always 100% vested in their elective deferrals and related earnings under the 401(k) Plan. Participants become fully vested in matching contributions and related earnings upon the completion of five years of vesting service. Participants also become 100% vested in matching contributions and related earnings upon the earlier of attainment of normal retirement age (age 65), death, disability, or the satisfaction of the requirements for early retirement (separation from service on or after the attainment of age 55).

         Participants may receive distributions from the 401(k) Plan in the form of a lump sum payment or monthly installments for a fixed period of time (over not less than 60 months) with the right to receive a lump sum payment of remaining benefits at any time during such fixed period.

         Management Incentive Compensation Plan. The Bank maintains the First Federal Lincoln Bank Management Incentive Compensation Plan ("Incentive Compensation Plan"). The Incentive Compensation Plan is designed to give officers and key employees an incentive for effectively operating the Bank and to further its earning power by providing cash payments, equal to a certain percentage of their base salaries, based on individual and organization performance. Eligibility in the Incentive Compensation Plan is limited to individuals the Board believe have a significant opportunity to improve the profits and growth of the Bank.

         Supplemental Executive Retirement Plans. The Bank currently maintains a supplemental executive retirement plan for Mr. Lundstrom. Under the plan, in consideration for remaining in the employ of the Bank until his retirement (upon or after attaining age 65), Mr. Lundstrom will receive a supplemental benefit for a period of 15 years. Mr. Lundstrom's supplemental benefit equals his average annual compensation (excluding bonuses and incentive compensation) during the three years of employment affording the highest average compensation, reduced by amounts paid under the Retirement Plan or any disability benefits paid by the Bank, multiplied by 50%.

         In the event of disability, the Bank may pay an annual supplemental benefit for up to ten years or until (i) the discontinuance of such disability and employment is fully restored, (ii) Mr. Lundstrom becomes eligible for benefits provided at retirement under the plan, which benefits shall be exclusive of and in addition to any disability payments, or (iii) death.

         The supplemental executive retirement plan is an "unfunded" plan and represents only a promise on the part of the Bank to pay the benefits provided for in accordance with its terms.

         The Bank intends to implement an additional supplemental executive retirement plan to provide for supplemental benefits to certain employees whose benefits under the Retirement Plan, ESOP and/or 401(k) Plan are reduced by limitations imposed by the Code. From time to time, the Board will designate which employees may participate in this additional supplemental executive retirement plan. The Bank may establish a grantor trust in connection with the plan to satisfy the obligations of the Bank under the plan. The assets of the grantor trust would be subject to the claims of the Bank's general creditors in the event of the Bank's insolvency. The grantor trust would be permitted to invest in a wide-variety of investments, including Company Common Stock.

         Employee Stock Ownership Plan. The Bank intends to establish an Employee Stock Ownership Plan ("ESOP") in connection with the Conversion. Employees, other than employees paid solely on a retainer or fee basis, employed with the Bank at the time of the Conversion and employees of the Bank and its affiliates that adopt the ESOP, including the Company, shall become participants in the ESOP immediately.

Eligible employees employed after the Conversion shall become participants in the ESOP upon the attainment of age 21 and the completion of one year of service. For purposes of the ESOP, an employee earns one year of service when he completes 1,000 hours of service within a one-year eligibility computation period. An employee's first eligibility computation period will be the one-year period beginning of the employee's date of hire. Subsequent eligibility computation periods will begin on January 1 and end on December 31. Participants will become fully vested in their benefits under the ESOP upon the completion of five years of service (with credit for prior service). Participants will also become 100% vested in their benefits upon the attainment of normal retirement age (age 65), death, disability, or upon a change in control of the Bank or Company. Benefits become payable in a lump sum upon death, retirement, disability or separation from service.

         The ESOP intends to purchase 8% of the Common Stock issued in the Conversion, including the issuance of shares to the Foundation. As part of the Conversion and in order to fund the ESOP's purchase of the Common Stock issued in the Conversion, the ESOP intends to borrow 100% of the aggregate purchase price of the Common Stock either from the Company or a third party lender. In either case, the loan will be repaid principally from the Bank's contributions to the ESOP over a period of 12 years. Subject to receipt of any necessary regulatory approvals or opinions, the Bank may make contributions to the ESOP for repayment of the loan since the participants are all employees of the Bank or reimburse the Company for contributions made by it. Contributions to the ESOP will be discretionary; however, the Company or the Bank intend to make annual contributions to the ESOP in an aggregate amount at least equal to the principal and interest due on the debt. The interest rate for the loan is expected to be the prime rate on or about the date of Conversion and may be fixed or variable. The contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

         Shares purchased by the ESOP will initially be pledged as collateral for the loan and will be held in a suspense account until released for allocation among participants as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. The released shares will be allocated among the accounts of participants on the basis of the participant's compensation for the year of allocation relative to all participant's compensation for the year of allocation.

         A committee of the Board of Directors administers the ESOP (the "ESOP Committee"). An unrelated corporate trustee for the ESOP will be appointed prior to the Conversion. The ESOP Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. The trustee will vote the unallocated shares (i.e., those held in the suspense account) and allocated shares for which it receives no instructions in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock; provided, however, that such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). In the event no shares have been allocated at the time such shares are to be voted, each participant shall be deemed to have one share allocated to his account for voting purposes.

         Management Supplemental Executive Retirement Plan. The Bank intends to implement a non-qualified Management Supplemental Executive Retirement Plan ("MSERP") to provide certain employees (designated by the Board) of the Bank and its affiliates, including the Company, with additional retirement benefits. The MSERP benefit is intended to make up benefits lost under the ESOP allocation procedures to participants who retire prior to the complete repayment of the ESOP loan. At the retirement of a participant, the benefits under the MSERP are determined by first: (i) projecting the number of shares that would have been allocated to the participant under the ESOP if the participant had remained employed throughout the period of the ESOP loan (measured from the participant's first date of ESOP participation); and (ii) reducing that number by the number of shares actually allocated to the participant's account under the ESOP; and second, by multiplying the number of shares that represent the difference between such figures by the average fair market value of the Common Stock over the preceding five years. Benefits under the MSERP vest in 20% annual increments over a five-year period commencing as of the date of an individual's participation in the MSERP. The vested portion of the participant's benefits are payable upon the participant's retirement. The Bank may establish a grantor trust in connection with the MSERP to satisfy the obligations of the Bank with respect to the MSERP. The assets of the grantor trust are subject to the claims of the Bank's general creditors in the event of the Bank's insolvency.

         Deferred Compensation Programs. The Bank currently maintains deferred compensation arrangements with approximately 25 individuals, including some former employees who currently receive benefits pursuant to such arrangements. The deferred compensation arrangements were established to reward employees for their valuable services to the Bank. Among the individuals with whom the Bank maintains deferred compensation arrangements are Messrs. Witkowicz, Maaske, Pfeil, and Roschewski and Ms. Young.

         The arrangements generally provide that the employees will receive a monthly benefit, beginning at their retirement, for a fixed number of years. If an employee leaves the employ of the Bank prior to his retirement, he forfeits any benefit he may have otherwise had under the terms of his arrangement. The majority of arrangements provide a monthly benefit of approximately of $100 to $600 for 120 months.

         The deferred compensation arrangements are unfunded and represent only promises on the part of the Bank to pay amounts in the future. The approximate present value of the benefits payable pursuant to the deferred compensation arrangements is $779,000.

         Stock-Based Incentive Plan. Following the Conversion, the Board of Directors of the Company intends to adopt one or more stock-based benefit plans to provide stock options, awards of restricted stock and certain related rights to eligible officers, employees, and directors of the Company and Bank. The Company anticipates granting stock options and restricted stock awards under a single plan. However, it is possible separate plans could be established for directors and employees (including officers).

         At a meeting of stockholders of the Company following the Conversion, which under applicable OTS regulations may be held no earlier than six months after the completion of the Conversion, the Board of Directors intends to present the Stock-Based Incentive Plan or any separate plan(s) to stockholders for approval. The Company has reserved an amount equal to 10% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, or 850,252 shares (based upon the issuance of 8,502,525 shares), for stock options, and 4% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, or 340,101 shares (based upon the issuance of 8,502,525 shares), for restricted stock awards. OTS regulations provide that no individual officer or employee of the Bank may receive more than 25% of the stock options available under the Stock-Based Incentive Plan (or any separate plan for officers and employees) and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the stock options available under the Stock-Based Incentive Plan (or any separate plan for directors). OTS regulations also provide that no individual officer or employee of the Bank may receive more than 25% of the restricted stock awards available under the Stock-Based Incentive Plan (or any separate plan for officers and employees) and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the restricted stock awards available under the Stock-Based Incentive Plan (or any separate plan for directors). The Bank expects to contribute funds to a trust established in connection with the Stock-Based Incentive Plan (or any separate plan(s)) to enable the plan to acquire, in the aggregate, an amount equal to 4% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, or 340,101 shares (based upon the issuance of 8,502,525 shares). These shares would be acquired through open market purchases, if permitted, or from authorized but unissued shares. The Board intends to appoint an independent fiduciary to serve as trustee of a trust to be established in connection with the Stock-Based Incentive Plan. In the event that additional authorized but unissued shares are acquired by the Stock-Based Incentive Plan after the Conversion, the interests of existing shareholders would be diluted. See "Pro Forma Data."

         The grants of stock options and restricted stock awards will be designed to attract and retain qualified personnel in key positions, provide officers and key employees with a propriety interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. All employees of the Company and its subsidiaries, including the Bank, will be eligible to participate in the Stock-Based Incentive Plan (or any separate plan for employees). It is expected that the committee administering the plan will determine which officers and employees will be granted stock options, restricted stock awards and related rights, including limited rights. The committee will also determine whether stock options will be incentive or non-statutory stock options, the number of shares subject to each stock option and restricted stock award, the exercise price of each non-statutory stock option, whether stock options may be exercised by delivering other shares of Common Stock, and when stock options become exercisable or restricted stock awards vest. Only employees may receive grants of Incentive Stock Options. Therefore, under the Stock-Based Incentive Plan (or any separate plan for directors), directors may receive only grants of Non-Statutory Stock Options.

         The Stock-Based Incentive Plan (or any separate plan for employees) will provide for the grant of: (i) options to purchase the Common Stock intended to qualify as incentive stock options under Section 422 of the Code ("Incentive Stock Options"); (ii) options that do not so qualify ("Non-Statutory Stock Options"); and (iii) limited option rights ("Limited Option Rights"). Limited Option Rights are exercisable only upon a change in control of the Bank or the Company. Upon exercise of Limited Option Rights in the event of a change in control, the employee or director will be entitled to receive a lump sum cash payment equal to the difference between the exercise price of any unexercised option, whether exercisable or unexercisable at such time, and the fair market value of the shares of common stock subject to the stock option on the date of exercise of the right in lieu of purchasing the stock underlying the stock option. It is anticipated that all stock options granted contemporaneously with stockholder approval of the Stock-Based Incentive Plan will qualify as Incentive Stock Options to the extent permitted under Section 422 of the Code. Unless sooner terminated, the Stock-Based Incentive Plan will be in effect for a period of ten years from the earlier of adoption by the Board of Directors or approval by the Company's Stockholders. Subject to stockholder approval, the Company intends to grant stock options with Limited Option Rights under the Plan at an exercise price equal to at least the fair market value of the underlying Common Stock on the date of grant.

         An individual will not be deemed to have received taxable income upon the grant or exercise of any Incentive Stock Option, provided that such shares received through the exercise of such option are not disposed of by the employee for at least one year after the date the stock is received in connection with the stock option exercise and two years after the date of grant of the stock option (a "disqualifying disposition"). No compensation deduction will be available to the Company as a result of the grant or exercise of Incentive Stock Options unless there has been a disqualifying disposition. In the case of a Non-Statutory Stock Option and in the case of a disqualifying disposition of an Incentive Stock Option, an individual will realize ordinary income upon exercise of the stock option (or upon the disqualifying disposition) in an amount equal to the amount by which the exercise price exceeds the fair market value of the Common Stock purchased by exercising the stock option on the date of exercise. The amount of any ordinary income realized by an optionee upon the exercise of a Non-Statutory Stock Option or due to a disqualifying disposition of an Incentive Stock Option will be a deductible expense to the Company for tax purposes. In the case of Limited Rights, the option holder will have to include the amount paid to him or her upon exercise in his gross income for federal income tax purposes in the year in which the payment is made and the Company will be entitled to a deduction for federal income tax purposes of the amount paid.

         Under the Stock-Based Incentive Plan (or any separate plans for directors and employees), restricted stock awards and related Limited Stock Rights, would be granted in the form of shares of Common Stock held by the plans. Awards will be non-transferable and non-assignable. Allocations and grants of restricted stock awards, and related Limited Stock Rights, to officers and employees may be made in the form of base grants and/or performance grants (the vesting of which would be contingent upon performance goals established by the committee administering the plan). In establishing any performance goals, the committee may utilize the annual financial results of the Bank, actual performance of the Bank as compared to targeted goals such as the ratio of the Bank's net worth to total assets, the Bank's return on average assets, or such other performance standards as determined by the committee with the approval of the Board of Directors.

         Limited Stock Rights would be exercisable by participants upon a change in control of the Company or Bank as described in the plan. Subject to OTS regulations, upon the exercise of a Limited Stock Right, the recipient will be entitled to receive a cash payment equal to the fair market value of all unvested stock awards in exchange for any rights to such unvested stock awards.

         When a participant becomes vested with respect to restricted stock awards, the participant will realize ordinary income equal to the fair market value of the Common Stock at the time of vesting (unless the participant made an election pursuant to Section 83(b) of the Code). The amount of income recognized by the participants will be a deductible expense for tax purposes for the Bank. When restricted stock awards become vested and shares of Common Stock are actually distributed to participants, the participants would receive amounts equal to any accrued dividends with respect thereto. Prior to vesting, recipients of stock awards may direct the voting of the shares awarded to them. Shares not subject to grants and shares allocated subject to the achievement of performance goals will be voted by the trustee in proportion to the directions provided with respect to shares subject to grants. Vested shares will be distributed to recipients as soon as practicable following the day on which they vest.

         If the Stock-Based Incentive Plan (or any separate plans for employees and directors) is adopted in the form described above, stock awards would become vested and stock options would become vested and exercisable in the manner specified by the Company, subject to applicable OTS regulations, which require that stock options and restricted stock awards begin vesting no earlier than one year from the date of shareholder approval of the plan and thereafter vest at a rate of no more than 20% per year. Stock options could be exercisable for three months following the date on which the employee or director ceases to perform services for the Bank or the Company, except that in the event of death or disability, options accelerate and become fully vested and could be exercisable for up to one year thereafter or such longer period as determined by the Company. In the case of death or disability, stock options may be exercised for a period of 12 months. However, any Incentive Stock Options exercised more than three months following the date the employee ceases to perform services as an employee would be treated as a Non-Statutory Stock Option. In the event of retirement, if the optionee continues to perform services as a director or consultant on behalf of the Bank, the Company or an affiliate, unvested options would continue to vest in accordance with their original vesting schedule until the optionee ceases to serve as a consultant or director. In the event of death, disability or normal retirement, the Company, if requested by the optionee, or the optionee's beneficiary, could elect, in exchange for vested options, to pay the optionee, or the optionee's beneficiary in the event of death, the amount by which the fair market value of the Common Stock exceeds the exercise price of the options on the date of the employee's termination of employment.

         Applicable OTS regulations currently do not permit accelerated vesting in the event of a change in control of stock options or stock awards granted under a plan adopted within one year after conversion. Subject to any applicable regulatory requirements, the Stock-Based Incentive Plan (or any separate plans for employees and directors) may be amended, subsequent to the expiration of the one-year period, to provide for accelerated vesting of previously granted options in the event of a change in control of the Company or the Bank. A change in control would generally be considered to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security of the Company or the Bank or in the event of a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of the Company or the Bank or contested election of directors which resulted in the replacement of a majority of the Board of Directors by persons not nominated by the directors in office prior to the contested election.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

         The Bank currently makes certain consumer loans to its executive officers, directors and employees on the same terms and conditions offered to the general public. The Bank's policy provides that all loans made by the Bank to its executive officers and directors be made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable transactions with other persons and may not involve more than the normal risk of collectibility or present other unfavorable features. As of September 30, 1997, 4 of the Bank's executive officers or directors had loans with outstanding balances totaling approximately $427,000 in the aggregate. All such loans were made by the Bank in the ordinary course of business, with no favorable terms and such loans do not involve more than the normal risk of collectibility or present unfavorable features.

         The Company intends that all transactions in the future between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arm's length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth the number of shares of Common Stock the Bank's executive officers and directors propose to purchase, assuming shares of Common Stock are issued at the minimum and maximum of the Estimated Price Range, giving effect to the shares issued to the Foundation, and that sufficient shares will be available to satisfy their subscriptions. The table also sets forth the total expected beneficial ownership of Common Stock as to all directors and executive officers as a group.

                                                            AT THE MINIMUM OF THE         AT THE MAXIMUM OF THE
                                                          ESTIMATED PRICE RANGE(1)       ESTIMATED PRICE RANGE(1)
                                                        -----------------------------  ----------------------------
                                                                            AS A                          AS A
                                                                         PERCENT OF                    PERCENT OF
                                                          NUMBER OF        SHARES        NUMBER OF       SHARES
NAME                                        AMOUNT          SHARES         ISSUED         SHARES         ISSUED
--------------------------------------   -------------  --------------  -------------  -------------  -------------
LaVern F. Roschewski..................        $500,000       25,000         0.42%           25,000         0.31%
Gilbert G. Lundstrom..................        $500,000       25,000         0.42%           25,000         0.31%
Campbell McConnell....................        $400,000       20,000         0.34%           20,000         0.25%
Ann Lindley Spence....................        $500,000       25,000         0.42%           25,000         0.31%
Joyce Person Pocras...................        $250,000       12,500         0.21%           12,500         0.16%
Eugene B. Witkowicz...................        $150,000        7,500         0.13%            7,500         0.09%
Roland P. Maaske......................        $200,000       10,000         0.17%           10,000         0.12%
Larry L. Pfeil........................        $200,000       10,000         0.17%           10,000         0.12%
Patricia A. Young.....................        $100,000        5,000         0.08%            5,000         0.06%
Roger R. Ludemann.....................        $100,000        5,000         0.08%            5,000         0.06%

All Directors and Executive Officers
as a Group (10 persons)...............      $2,900,000      145,000         2.45%          145,000         1.81%
                                            ==========      =======         =====          =======         =====

______________
(1) Includes proposed subscriptions, if any, by associates. Also includes funds from the Bank's 401(k) Plan which may be used to purchase shares of Common Stock under such plan's new employer stock fund investment option. See "--Benefits--Savings Plan." Does not include subscription orders by the ESOP. Intended purchases by the ESOP are expected to be 8% of the shares issued in the Conversion, including shares issued to the Foundation. Also does not include shares to be contributed to the Foundation equal to 6% of the Common Stock sold, Common Stock which may be awarded under the Stock-Based Incentive Plan to be adopted equal to 4% of the Common Stock issued in the Conversion, including shares issued to the Foundation, and Common Stock which may be purchased pursuant to options which may be granted under the Stock-Based Incentive Plan equal to 10% of the number of shares of Common Stock issued in the conversion, including shares issued to the Foundation.

                                THE CONVERSION

         THE BOARD OF DIRECTORS OF THE BANK AND THE OTS HAVE APPROVED THE PLAN OF CONVERSION, SUBJECT TO APPROVAL BY THE MEMBERS OF THE BANK ENTITLED TO VOTE ON THE MATTER AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. SUCH OTS APPROVAL, HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY SUCH AGENCY. THE OTS NEITHER APPROVED NOR DISAPPROVED THE ESTABLISHMENT OF THE FOUNDATION.

GENERAL

         On October 7, 1997, the Bank's Board of Directors unanimously adopted, subject to approval by the OTS, the Plan pursuant to which the Bank will be converted from a federally-chartered mutual savings bank to a federally-chartered capital stock savings bank. It is currently intended that all of the outstanding capital stock of the Bank will be held by the Company. The Plan was approved by the OTS, subject to, among other things, approval of the Plan by the Bank's members. A previously defined meeting of members has been called for this purpose to be held on _______________, 1997.

         The Company has received the approval of the OTS to become a savings and loan holding company and to acquire all of the capital stock of the Bank to be issued in the Conversion. The Company plans to purchase the shares of issued and outstanding capital stock of the Bank in exchange for 50% of the net proceeds and retain the remaining net proceeds. The Conversion will be effected only upon completion of the sale of all of the shares of Common Stock to be issued pursuant to the Plan.

         The Plan provides that the Board of Directors of the Bank may, at any time prior to the issuance of the Common Stock and for any reason, decide not to use a holding company form. Such reasons may include possible delays resulting from overlapping regulatory processing or policies which could adversely affect the Bank's or the Company's ability to consummate the Conversion and transact its business as contemplated herein and in accordance with the Bank's operating policies. In the event such a decision is made, the Bank will withdraw the Company's registration statement from the SEC and take steps necessary to complete the Conversion without the Company, including filing any necessary documents with the OTS. In such event, and provided there is no regulatory action, directive or other consideration upon which basis the Bank determines not to complete the Conversion, if permitted by the OTS, the Bank will issue and sell the common stock of the Bank and subscribers will be notified of the elimination of a holding company and resolicited (i.e., be permitted to affirm their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their funds will be promptly refunded with interest at the Bank's passbook rate of interest; or be permitted to modify or rescind their subscriptions), and notified of the time period within which the subscriber must affirmatively notify the Bank of his intention to affirm, modify or rescind his subscription. The following description of the Plan assumes that a holding company form of organization will be used in the Conversion. In the event that a holding company form of organization is not used, all other pertinent terms of the Plan as described below will apply to the conversion of the Bank from the mutual to stock form of organization and the sale of the Bank's common stock.

         The Plan provides generally that (i) the Bank will convert from a mutual savings bank to a capital stock savings bank and (ii) the Company will offer shares of Common Stock for sale in the Subscription Offering to the Bank's Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders, and Other Members. Concurrently, and subject to the prior rights of holders of subscription rights, shares will be offered in a Community Offering with preference given first to certain accountholders of the Iowa Bank and to natural persons residing in the Bank's Local Community. It is anticipated that all shares not subscribed for in the Subscription and Community Offerings will be offered for sale by the Company to the general public in a Syndicated Community Offering. The Bank has the right to accept or reject, in whole or in part, any orders to purchase shares of the Common Stock received in the Community Offering or in the Syndicated Community Offering. See "-- Community Offering" and "-- Syndicated Community Offering."

         The aggregate price of the shares of Common Stock to be issued in the Conversion within the Estimated Price Range, currently estimated to be between $118.6 million and $160.4 million, will be determined based upon an independent appraisal, prepared by Keller of the estimated pro forma market value of the Common Stock. All shares of Common Stock to be issued and sold in the Conversion will be sold at the same price. The independent appraisal will be affirmed or, if necessary, updated at the completion of the Subscription and Community Offerings, if all shares are subscribed for, or at the completion of the Syndicated Community Offering. The appraisal has been performed by Keller, a consulting firm experienced in the valuation and appraisal of savings institutions. See "-- Stock Pricing" for additional information as to the determination of the estimated pro forma market value of the Common Stock.

         The following is a brief summary of pertinent aspects of the Conversion. The summary is qualified in its entirety by reference to the provisions of the Plan. A copy of the Plan is available for inspection at each branch of the Bank and at the Midwest Region and Washington, D.C., offices of the OTS.

ESTABLISHMENT OF THE CHARITABLE FOUNDATION

         General. In furtherance of the Bank's long-standing commitment to its local community, the Plan of Conversion provides for the establishment of a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will establish the Foundation, which will be incorporated under Delaware law as a non-stock corporation, and will fund the Foundation with Common Stock, as further described below. The Company and the Bank believe that the funding of the Foundation with Common Stock is a means of establishing a common bond between the Bank and the communities in which the Bank operates and thereby enables such communities to share in the potential growth and success of the Company and the Bank over the long term. By further enhancing the Bank's visibility and reputation in the communities in which it operates, the Bank believes that the Foundation will enhance the long-term value of the Bank's community banking franchise.

         The Foundation would be dedicated to the promotion of charitable purposes within the communities in which the Bank operates, including, but not limited to, providing grants or donations to support housing assistance, not-for profit medical facilities, community groups and other types of organizations or projects. Establishment of the Foundation is subject to the approval of a majority of the total outstanding votes of the Bank's members eligible to be cast at the Special Meeting. The Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the Foundation, the Bank intends to complete the Conversion without the establishment of the Foundation. Failure to approve the establishment of the Foundation may materially affect the pro forma market value of the Common Stock. In such an event, the Bank may establish a new Estimated Price Range and commence a resolicitation of subscribers. In the event of a resolicitation, unless an affirmative response is received within a specified period of time, all funds will be promptly returned to investors, as described elsewhere herein. See "-- Stock Pricing."

         Purpose of the Foundation. The purpose of the Foundation is to provide funding to support charitable purposes within the communities in which the Bank operates. The Bank has long emphasized community lending and community development activities and currently has a "satisfactory" Community

Reinvestment Act ("CRA") rating. The Foundation is being formed as a complement to the Bank's existing community activities, not as a replacement for such activities. Indeed, the Bank intends to continue to emphasize community lending and community development activities following the Conversion. However, such activities are not the Bank's sole corporate purpose. The Foundation, conversely, will be completely dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to the Bank. Since the Bank has a long-standing record of serving its community under the CRA and already engages in community development activities, the Bank believes that the Foundation will enable the Company and the Bank to assist their local community in areas beyond community development and lending. In this regard, the Board of Directors believes the establishment of a charitable foundation is consistent with the Bank's commitment to community service. The Boards of Directors of the Bank and the Company also believe that the funding of the Foundation with Common Stock of the Company is a means of enabling the communities in which the Bank operates to share in the potential growth and success of the Company long after completion of the Conversion. The Foundation accomplishes that goal by providing for continued ties between the Foundation and Bank, thereby forming a partnership with the Bank's community. The establishment of the Foundation would also enable the Company and the Bank to develop a unified charitable donation strategy and would centralize the responsibility for administration and allocation of corporate charitable funds. The Bank, however, does not expect the contribution to the Foundation to take the place of the Bank's traditional community lending and charitable activities. The Bank expects in future periods to continue to make some charitable contributions within its communities.

         Structure of the Foundation. The Foundation will be incorporated under Delaware law as a non-stock corporation. Pursuant to the Foundation's bylaws, the Foundation's board of directors will be comprised of five members, all of whom will be individuals selected from officers or directors of the Bank or the Company. The initial board of directors of the Foundation will be comprised of individuals who are currently directors or officers of the Bank. On an on-going basis, a Nominating Committee of the board of directors of the Foundation will nominate individuals eligible for election to the board of directors of the Foundation. The members of the Foundation, who are comprised of its board members, will elect the directors at the annual meeting of the Foundation from those nominated by the Nominating Committee. Only persons serving as directors of the Foundation qualify as members of the Foundation with voting authority. Directors will be divided into three classes with each class appointed for three-year terms. The certificate of incorporation of the Foundation provides that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Code. The Foundation's certificate of incorporation further provides that no part of the net earnings of the Foundation will inure to the benefit of, or be distributable to its directors, officers or members.

         The authority for the affairs of the Foundation will be vested in the board of directors of the Foundation. The directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the stated purposes for which the Foundation was established. Although no formal policy governing Foundation grants exists at this time, the Foundation's board of directors will adopt such a policy upon establishment of the Foundation. The directors will also be responsible for directing the assets of the Foundation. Pursuant to the terms of the contribution as mandated by the OTS, all shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company; provided, however, that the OTS will waive this voting restriction under certain circumstances if compliance with the restriction would: (i) cause a violation of the law of the State of Delaware and the OTS determines that federal law would not preempt the application of the laws of the State of Delaware to the Foundation; (ii) would cause the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation; or (iii) would cause the Foundation to be subject to an excise tax under Section 4941 of the Code. In order for the OTS to waive

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such voting restriction, the Company's or the Foundation's legal counsel must render an opinion satisfactory to OTS that compliance with the voting restriction would have the effect described in clauses (i), (ii) or (iii) above. Under those circumstances, the OTS will grant a waiver of the voting restriction upon submission of such legal opinion(s) by the Company or the Foundation. In the event that the OTS waived the voting restriction, the directors would direct the voting of the Common Stock held by the Foundation. However, a condition to the OTS approval of the Conversion provides that in the event such voting restriction is waived or becomes unenforceable, the Director of the OTS, or his designees, at that time may impose conditions on the composition of the board of directors of the Foundation or such other conditions or restrictions relating to the control of the Common Stock held by the Foundation, any of which could limit the ability of the board of directors of the Foundation to control the voting of the Common Stock held by the Foundation. There will be no agreements or understandings with directors of the Foundation regarding the exercise of control, directly or indirectly, over the management or policies of the Company or the Bank, including agreements related to voting, acquisition or disposition of the Common Stock. As directors of a nonprofit corporation, directors of the Foundation will at all times be bound by their fiduciary duty to advance the Foundation's charitable goals, to protect the assets of the Foundation and to act in a manner consistent with the charitable purpose for which the Foundation is established.

         The Company will provide office space and administrative support services to the Foundation. Initially, the Foundation is expected to have no employees. The board of directors of the Foundation will appoint such officers as may be necessary to manage the operations of the Foundation. It is anticipated that initially such officers will be selected from the board of directors of the Foundation. Any transaction between the Bank and the Foundation will comply with the affiliate transaction restrictions set forth in Sections 23A and 23B of the Federal Reserve Act, as amended.

         The Company proposes to capitalize the Foundation with Common Stock in an amount equal to 6% of the total amount of Common Stock to be sold in connection with the Conversion. At the minimum, midpoint and maximum of the Estimated Price Range, the contribution to the Foundation would equal 355,725, 418,500 and 481,275 shares, which would have a market value of $7.1 million, $8.4 million and $9.6 million, respectively, based on the Purchase Price of $20.00 per share. Such contribution, once made, will not be recoverable by the Company or the Bank. The Company and the Bank determined to fund the Foundation with Common Stock rather than cash because it desired to form a bond with its community in a manner that would allow the community to share in the potential growth and success of the Company and the Bank over the long term. The funding of the Foundation with stock also provides the Foundation with a potentially larger endowment than if the Company contributed cash to the Foundation since, as a stockholder, the Foundation will share in the potential growth and success of the Company. As such, the contribution of stock to the Foundation has the potential to provide a self-sustaining funding mechanism which reduces the amount of cash that the Company, if it were not making the stock contribution, would have to contribute to the Foundation in future years in order to maintain a level amount of charitable grants and donations.

         The Foundation would receive working capital from any dividends that may be paid on the Common Stock in the future, and subject to applicable federal and state laws, loans collateralized by the Common Stock or from the proceeds of the sale of any of the Common Stock in the open market from time to time as may be permitted to provide the Foundation with additional liquidity. As a private foundation under Section 501(c)(3) of the Code, the Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of Common Stock by the Company is that the amount of Common Stock that may be sold by the Foundation in any one year shall not exceed 5% of the average market value of the assets held by the Foundation, except where the board of directors of the Foundation, by three-fourths vote, determines that the failure to sell an amount of Common Stock greater than such amount would result in a long-term

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

reduction of the value of the Foundation's assets or would otherwise jeopardize the Foundation's capacity to carry out its charitable purposes. While there may be a greater risk associated with a one-stock portfolio in comparison to a diversified portfolio, the Company believes any such risk is mitigated by the ability of the Foundation's directors to sell more than 5% of its stock in such circumstances. Upon completion of the Conversion and the contribution of shares to the Foundation immediately following the Conversion, the Company would have 6,284,475, 7,393,500 and 8,502,525 shares issued and outstanding at the minimum, midpoint and maximum of the Estimated Price Range. Because the Company will have an increased number of shares outstanding, the voting and ownership interests of stockholders in the Company's common stock would be diluted by 5.7%, as compared to their interests in the Company if the Foundation was not established. For additional discussion of the dilutive effect, see "Comparison of Valuation and Pro Forma Information With No Foundation" and "Pro Forma Data."

         Tax Considerations. The Company and the Bank have been advised by their independent accountants that an organization created for the above purposes will qualify as a 501(c)(3) exempt organization under the Code, and will be classified as a private foundation rather than a public charity. A private foundation typically receives its support from one person or one corporation whereas a public charity receives its support from the public. The Foundation will submit a request to the IRS to be recognized as an exempt organization after approval of the Foundation by the Bank's members at the Special Meeting being held to consider the Conversion. As long as the Foundation files its application for tax-exempt status within 15 months from the date of its organization, and provided the IRS approves the application, the effective date of the Foundation's status as a Section 501(c)(3) organization will be the date of its organization. The Company's independent accountants, however, have not rendered any advice on the condition of the gift which requires that all shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Common Stock, on all proposals considered by stockholders of the Company. In the event that the Company or the Foundation receives an opinion of their tax counsel satisfactory to the OTS that compliance with the voting restriction would cause the Foundation to lose its tax-exempt status, otherwise have a material adverse tax consequence on the Foundation or subject the Foundation to an excise tax under Section 4941 of the Code, the OTS will waive such condition upon submission of such opinion(s) by the Company or the Foundation. See "-- Regulatory Conditions Imposed on the Foundation."

         A legal opinion of the OTS which addresses the establishment of charitable foundations by savings associations opines that as a general rule funds contributed to a charitable foundation should not exceed the deductible limitations set forth in the Code, and if an association's contributions exceed the deductible limit, such action must be justified by the board of directors. In addition, under Delaware law, the Company is authorized by statute to make charitable contributions and case law has recognized the benefits of such contributions to a Delaware corporation. In this regard, Delaware case law provides that a charitable gift must merely be within reasonable limits as to amount and purpose to be valid. Under the Code, the Company may deduct up to 10% of its taxable income in any one year and any contributions made by the Company in excess of the deductible amount will be deductible for federal tax purposes over each of the five succeeding taxable years. The Company and the Bank believe that the Conversion presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised in the Conversion. In making such a determination, the Company and the Bank considered the dilutive impact of the Foundation on the amount of Common Stock available to be offered for sale in the Conversion. See "Comparison of Valuation and Pro Forma Information with No Foundation." Based on such consideration, the Company and Bank believe that the contribution to the Foundation in excess of the 10% annual limitation is justified given the Bank's capital position and its earnings, the substantial additional capital being raised in the Conversion and the potential benefits of the Foundation to the Bank's community. In this regard, assuming the sale of the Common Stock at the midpoint of the Estimated Price Range, the Company would have pro forma consolidated capital of $202.0 million, or 17.49% of consolidated assets and the Bank's pro forma tangible, core and risk-based capital ratios would be 12.06%, 12.06% and 21.73%,

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respectively. See "Regulatory Capital Compliance," "Capitalization," and
"Comparison of Valuation and Pro Forma Information with No Foundation." Thus, the amount of the contribution will not adversely impact the financial condition of the Company and the Bank and the Company and the Bank therefore believe that the amount of the charitable contribution is reasonable given the Company and the Bank's pro forma capital positions. As such, the Company and the Bank believe that the contribution does not raise safety and soundness concerns.

         The Company and the Bank have received an opinion of their independent accountants that the Company's contribution of its own stock to the Foundation will not constitute an act of self-dealing, and that the Company will be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal par value that the Foundation is required to pay to the Company for such stock, subject to a limitation based on 10% of the Company's annual taxable income. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the year in which the contribution is made for federal tax purposes. Thus, while the Company expects to receive a charitable contribution deduction of approximately $1.7 million in calendar year 1998, based on the maximum of the Estimated Price Range, the Company is permitted under the Code to carryover the excess contribution over a five-year period for federal income tax purposes, subject to the 10% annual limitation. For state income tax purposes, the Company does not anticipate receiving a full tax benefit for the charitable contribution in Nebraska, and will receive no tax benefit in Iowa and Kansas. Assuming the close of the Offerings at the midpoint of the Estimated Price Range, the Company estimates that all of the deduction should be deductible over the six-year period. However, no assurances can be made that the Company will have sufficient pre-tax income over the five-year period following the year in which the contribution was made to fully utilized the carryover related to the excess contribution. Neither the Company nor the Bank expect to make any further contributions to the Foundation within the first five years following the initial contribution. After that time, the Company and the Bank may consider future contributions to the Foundation. Any such decisions would be based on an assessment of, among other factors, the financial condition of the Company and the Bank at that time, the interests of stockholders of the Company and depositors of the Bank, and the financial condition and operations of the Foundation.

         Although the Company and the Bank have received an opinion of their independent accountants that the Company is entitled to a deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, the Company's contribution to the Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the IRS makes such a determination. See "Risk Factors -- Establishment of the Charitable Foundation." In cases of willful, flagrant or repeated acts or failures to act which result in violations of the IRS rules governing private foundations, a private foundation's status as a private foundation may be involuntarily terminated by the IRS. In such event, the managers of a private foundation could be liable for excise taxes based on such violations and the private foundation could be liable for a termination tax under the Code. The Foundation's certificate of incorporation provides that it shall have a perpetual existence. In the event, however, the Foundation were subsequently dissolved as a result of a loss of its tax exempt status, the Foundation would be required under the Code and its certificate of incorporation to distribute any assets remaining in the Foundation at that time for one or more exempt purposes within the meaning of Section 501(c)(3) of the Code, or to distribute such assets to the federal government, or to a state or local government, for a public purpose.

         As a private foundation, earnings and gains, if any, from the sale of Common Stock or other assets are exempt from federal and state corporate taxation. However, investment income, such as interest, dividends and capital gains, will be subject to a federal excise tax of 2.0%. The Foundation will be required to make an annual filing with the IRS within four and one-half months after the close of the Foundation's fiscal year to maintain its tax-exempt status. The Foundation will be required to publish a notice that the

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annual information return will be available for public inspection for a period of 180 days after the date of such public notice. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the Foundation's managers and a concise statement of the purpose of each grant.

         Regulatory Conditions Imposed on the Foundation. Establishment of the Foundation is subject to the following conditions imposed by the OTS: (i) the Foundation will be subject to examination by the OTS, at the Foundation's own expense; (ii) the Foundation must comply with supervisory directives imposed by the OTS; (iii) the Foundation will provide annual reports to the OTS describing grants made and grant recipients; (iv) the Foundation will operate in accordance with written policies adopted by the board of directors, including a conflict of interest policy; (v) the Foundation will not engage in self-dealing and will comply with all laws necessary to maintain its tax-exempt status; (vi) any purchases of Common Stock by the Foundation following the Conversion will be subject to the OTS regulations on stock repurchases; and (vii) any shares of Common Stock of the Company held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company; provided, however, that the OTS will waive this voting restriction under certain circumstances if compliance with the voting restriction would: (a) cause a violation of the law of the State of Delaware and the OTS determines the federal law does not preempt the application of the laws of the State of Delaware to the Foundation; (b) cause the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation; or (c) cause the Foundation to be subject to an excise tax under Section 4941 of the Code. In order for the OTS to waive such voting restriction, the Company's or the Foundation's legal counsel must render an opinion satisfactory to OTS that compliance with the voting restriction would have the effect described in clauses (a), (b) or (c) above. Under those circumstances, the OTS will grant a waiver of the voting restriction upon submission of such opinion(s) by the Company or the Foundation. There can be no assurances that either a legal or tax opinion addressing these issues will be rendered, or if rendered, that the OTS will grant an unconditional waiver of the voting restriction. In this regard, a condition to the OTS approval of the Conversion provides that in the event such voting restriction is waived or becomes unenforceable, the Director of the OTS, or his designees, at that time may impose conditions on the composition of the board of directors of the Foundation or such other conditions or restrictions relating to the control of the Common Stock held by the Foundation, any of which could limit the ability of the board of directors of the Foundation to control the voting of Common Stock held by the Foundation. In no event will the voting restriction survive the sale of shares of the Common Stock held by the Foundation.

         In addition, establishment of the Foundation is subject to the approval of a majority of the total outstanding votes of the Bank's members eligible to be cast at the special meeting being held to consider the Conversion. The Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the Foundation, the Bank intends to complete the Conversion without the establishment of the Foundation. Failure to approve the Foundation may materially increase the pro forma market value of the Common Stock being offered for sale in the Offering since the Valuation Range, as set forth herein, takes into account the dilutive impact of the issuance of shares to the Foundation. See "Comparison of Valuation and Pro Forma Information With No Foundation."

PURPOSES OF CONVERSION

         The Bank, as a federally-chartered mutual savings bank, does not have stockholders and has no authority to issue capital stock. By converting to the capital stock form of organization, the Bank will be structured in the form used by commercial banks, other business entities and a growing number of savings

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

institutions. The Conversion will enhance the Bank's ability to access capital markets, expand its current operations, acquire other financial institutions or branch offices, provide affordable home financing opportunities to the communities it serves or diversify into other financial services to the extent allowable by applicable law and regulation. The Conversion would also position the Bank for a conversion to a commercial bank charter if the Board of the Bank chooses to do so in the future. In determining whether to convert to a commercial bank charter, the Bank may consider, among other things, the differences in the regulatory and supervisory structure applicable to the Bank as a commercial lending institution as opposed to a thrift lending institution. In particular, a conversion to a commercial bank charter would provide the Bank with added lending flexibility in that the Bank would not be restricted in the types or amounts of commercial loans in which it may not currently be able to invest due to regulations applicable to federal savings institutions. However, the Bank does not expect to convert to a commercial bank charter at this time.

         The holding company form of organization will provide additional flexibility to diversify the Bank's business activities through existing or newly formed subsidiaries, or through acquisitions of or mergers with both mutual and stock institutions, as well as other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such opportunities that may arise.

         The potential impact of the Conversion upon the Bank's capital base is significant. Due to the Bank's capital position, it has sought to limit its asset growth to a level sustainable by its capital position. The Conversion will significantly increase the Bank's capital position to a level whereby the Bank will be better positioned to take advantage of business opportunities and engage in activities which, prior to Conversion, would have been more difficult for the Bank to engage in and still continue to meet its status as a "well capitalized" institution. At September 30, 1997, the Bank had retained earnings, determined in accordance with GAAP, of $80.6 million, or 7.8% of total assets. An institution with a ratio of tangible capital to total assets of greater than or equal to 5.0% is considered to be "well-capitalized" pursuant to OTS regulations. Assuming that the Company uses 50% of the net proceeds at the maximum of the Estimated Price Range, the Bank's GAAP capital will increase to $138.6 million or a ratio of GAAP capital to adjusted assets, on a pro forma basis, of 12.70% after the Conversion. The investment of the net proceeds from the sale of the Common Stock is expected to provide the Bank with additional income to increase further its capital position. The additional capital may also assist the Bank in offering new programs and expanded services to its customers. See "Use of Proceeds."

         After completion of the Conversion, the authorized but unissued common and preferred stock authorized by the Company's Certificate of Incorporation will permit the Company, subject to market conditions and regulatory approval of an offering, to raise additional equity capital through further sales of securities, and to issue securities in connection with possible acquisitions. At the present time, the Company has no plans with respect to additional offerings of securities, other than the issuance of additional shares upon exercise of stock options under the Stock-Based Incentive Plan or the possible issuance of authorized but unissued shares to the Stock-Based Incentive Plan under the Stock-Based Incentive Plan. Following the Conversion, the Company will also be able to use stock-related incentive programs to attract and retain executive and other personnel for itself and its subsidiaries. See "Management of the Bank-- Executive Compensation."

EFFECTS OF CONVERSION

         General. Each depositor in a mutual savings institution has both a deposit account in the institution and a pro rata ownership interest in the net worth of the institution based upon the balance in his or her account, which interest may only be realized in the event of a liquidation of the institution or in the event the

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

institution declares a capital distribution to depositors, subject to applicable regulations of the OTS. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in the net worth of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of the institution, which is lost to the extent that the balance in the account is reduced.

         Consequently, mutual savings institution depositors normally have no way to realize the value of their ownership interest, which has realizable value only in the unlikely event that the mutual savings institution is liquidated or in the event the institution declares a capital distribution to depositors, subject to applicable regulations of the OTS. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves after other claims, including claims of depositors to the amounts of their deposits, are paid.

         When a mutual savings institution converts to stock form, permanent nonwithdrawable capital stock is created to represent the ownership of the institution's net worth. THE COMMON STOCK IS SEPARATE AND APART FROM DEPOSIT ACCOUNTS AND CANNOT BE AND IS NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY. Certificates are issued to evidence ownership of the capital stock. The stock certificates are transferable and, therefore, the stock may be sold or traded if a purchaser is available with no effect on any account the seller may hold in the institution.

         Continuity. While the Conversion is being accomplished, the normal business of the Bank of accepting deposits and making loans will continue without interruption. The Bank will continue to be subject to regulation by the OTS and the FDIC. After the Conversion, the Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.

         The Directors serving the Bank at the time of Conversion will serve initially as Directors of the Bank after the Conversion. The Directors of the Company will consist initially of individuals currently serving on the Board of Directors of the Bank. All officers of the Bank at the time of Conversion will retain their positions immediately after Conversion.

         Effect on Deposit Accounts. Under the Plan, each depositor in the Bank at the time of Conversion will automatically continue as a depositor after the Conversion, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms. Each such account will be insured by the FDIC to the same extent as before the Conversion (i.e., up to $100,000 per depositor). Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

         Effect on Loans. No loan outstanding from the Bank will be affected by the Conversion, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the Conversion.

         Effect on Voting Rights of Members. At present, all depositors and certain borrowers of the Bank are members of, and have voting rights in, the Bank as to all matters requiring membership action. Upon Conversion, depositors and borrowers will cease to be members and will no longer be entitled to vote at meetings of the Bank. Upon Conversion, all voting rights in the Bank will be vested in the Company as the sole stockholder of the Bank. Exclusive voting rights with respect to the Company will be vested in the holders of Common Stock. Depositors and borrowers of the Bank will not have voting rights after the Conversion except to the extent that they become stockholders of the Company through the purchase of Common Stock.

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

         Tax Effects. The Bank has received an opinion of counsel with regard to federal income taxation and an opinion from KPMG Peat Marwick LLP with regard to Nebraska, Kansas and Iowa taxation which provide that the adoption and implementation of the Plan of Conversion set forth herein will not be taxable for federal, Nebraska, Kansas or Iowa tax purposes to the Bank, its Eligible Account Holders, or its Supplemental Eligible Account Holders or the Company, except as discussed below. See "-- Tax Aspects."

         Effect on Liquidation Rights. If a mutual savings institution were to liquidate, all claims of creditors (including those of depositors, to the extent of deposit balances) would be paid first. Thereafter, if there were any assets remaining, depositors would be entitled to such remaining assets, pro rata, based upon the deposit balances in their deposit accounts immediately prior to liquidation. In the unlikely event that the Bank were to liquidate after Conversion, all claims of creditors (including those of depositors, to the extent of their deposit balances) would also be paid first, followed by distribution of the "liquidation account" to certain depositors (see "-- Liquidation Rights"), with any assets remaining thereafter distributed to the Company as the holder of the Bank's capital stock. Pursuant to the rules and regulations of the OTS, a post-Conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution.

STOCK PRICING

         The Plan of Conversion requires that the aggregate purchase price of the Common Stock must be based on the appraised pro forma market value of the Common Stock, as determined on the basis of an independent valuation. The Bank and the Company have retained Keller to make such valuation. For its services in making such appraisal and assisting the Company in the development of its business plan, Keller will receive a fee not to exceed $33,000, including expenses. The Bank and the Company have agreed to indemnify Keller and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where Keller's liability results from its negligence, willful misconduct or bad faith.

         An appraisal has been made by Keller in reliance upon the information contained in this Prospectus, including the Consolidated Financial Statements. Keller also considered the following factors, among others: the present and projected operating results and financial condition of the Company and the Bank and the economic and demographic conditions in the Bank's existing marketing area; certain historical, financial and other information relating to the Bank; a comparative evaluation of the operating and financial statistics of the Bank with those of other similarly situated publicly-traded savings banks and savings institutions located in the Bank's primary market area and Midwestern United States; the aggregate size of the offering of the Common Stock; the impact of Conversion on the Bank's net worth and earnings potential; the proposed dividend policy of the Company and the Bank; and the trading market for securities of comparable institutions and general conditions in the market for such securities.

         On the basis of the foregoing, Keller has advised the Company and the Bank that, in its opinion, dated as of November 12, 1997, the estimated pro forma market value of the Common Stock ranged from a minimum of $118.6 million to a maximum of $160.4 million with a midpoint of $139.5 million. Based upon the Valuation Range and the Purchase Price of $20.00 per share for the Common Stock established by the Board of Directors, the Board of Directors has established the Estimated Price Range of $118.6 million to $160.4 million, with a midpoint of $139.5 million, and the Company expects to issue between 5,928,750 and 8,021,250 shares of Common Stock. The Board of Directors of the Company and the Bank have reviewed the appraisal of Keller and in determining the reasonableness and adequacy of such appraisal consistent with OTS regulations and policies, have reviewed the methodology and reasonableness of the assumptions utilized by Keller in the preparation of such appraisal. The Estimated Price Range may be

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

amended with the approval of the OTS (if required), if necessitated by subsequent developments in the financial condition of the Company or the Bank or market conditions generally.

         SUCH APPRAISAL, HOWEVER, IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING COMMON STOCK IN THE OFFERINGS. KELLER DID NOT INDEPENDENTLY VERIFY THE CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION PROVIDED BY THE BANK, NOR DID KELLER VALUE INDEPENDENTLY THE ASSETS OR LIABILITIES OF THE BANK. THE APPRAISAL CONSIDERS THE BANK AS A GOING CONCERN AND SHOULD NOT BE CONSIDERED AS AN INDICATION OF THE LIQUIDATION VALUE OF THE BANK. MOREOVER, BECAUSE SUCH APPRAISAL IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING COMMON STOCK IN THE CONVERSION WILL THEREAFTER BE ABLE TO SELL COMMON STOCK AT PRICES AT OR ABOVE THE PURCHASE PRICE OR IN THE RANGE OF THE FOREGOING VALUATION OF THE PRO FORMA MARKET VALUE THEREOF. SEE "RISK FACTORS -- ABSENCE OF MARKET FOR COMMON STOCK."

         Following commencement of the Subscription and Community Offerings, the maximum of the Estimated Price Range may be increased up to 15% and the number of shares of Common Stock to be issued in the Conversion may be increased to 9,224,438 shares due to regulatory considerations, changes in the market and general financial and economic conditions, without the resolicitation of subscribers. See "-Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the Estimated Price Range to fill unfilled orders in the Subscription and Community Offerings.

         If all shares of Common Stock are not sold through the Subscription and Community Offerings, then the Bank and the Company expect to offer the remaining shares in a Syndicated Community Offering which would occur as soon as practicable following the close of the Subscription and Community Offerings but may commence during the Subscription and Community Offerings subject to prior rights of subscribers. All shares of Common Stock will be sold at the same price per share in the Syndicated Community Offering as in the Subscription and Community Offerings. See "-- Syndicated Community Offering."

         No sale of shares of Common Stock may be consummated unless, prior to such consummation, Keller confirms to the Bank, the Company and the OTS that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, including those which would be involved in a cancellation of the Syndicated Community Offering, would cause Keller to conclude that the aggregate value of the Common Stock at the Purchase Price is incompatible with its estimate of the pro forma market value of the Common Stock of the Company at the time of the Syndicated Community Offering. Any change which would result in an aggregate purchase price which is below or more than 15% above the Estimated Price Range would be subject to OTS approval. If such confirmation is not received, the Bank may extend the Conversion, extend, reopen or commence new Subscription and Community Offerings or Syndicated Community Offering, establish a new Estimated Price Range and commence a resolicitation of all subscribers with the approval of the OTS or take such other actions as permitted by the OTS in order to complete the Conversion, or terminate the Plan and cancel the Subscription and Community Offerings and/or the Syndicated Community Offering. In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the Estimated Price Range or more than 15% above the maximum of such range, and the Company and the Bank determine to continue the Conversion, subscribers will be resolicited (i.e., be permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Bank's passbook rate of interest, or be permitted to decrease or cancel their subscriptions). Any change in the Estimated Price Range must be approved by the OTS. A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days, or if following the Syndicated Community Offering, 90 days, unless

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

further extended by the OTS for periods up to 90 days not to extend beyond _______________, 199_. If such resolicitation is not effected, the Bank will return all funds promptly with interest at the Bank's passbook rate of interest on payments made by check, bank draft or money order.

         Copies of the appraisal report of Keller, including any amendments thereto, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of the Bank and the other locations specified under "Additional Information."

NUMBER OF SHARES TO BE ISSUED

         Depending upon market or financial conditions following the commencement of the Subscription and Community Offerings, the total number of shares to be issued in the Conversion may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the price per share is not below the minimum of the Estimated Price Range or more than 15% above the maximum of the Estimated Price Range. Based on a fixed purchase price of $20.00 per share and Keller's estimate of the pro forma market value of the Common Stock ranging from a minimum of $118,575,000 to a maximum, as increased by 15%, of $184,488,800, the number of shares of Common Stock expected to be sold in the Conversion is between a minimum of 5,928,750 shares and a maximum, as adjusted by 15%, of 9,224,438 shares. The actual number of shares sold between this range will depend on a number of factors and shall be determined by the Bank and Company subject to OTS approval, if necessary.

         In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the Estimated Price Range or more than 15% above the maximum of the Estimated Price Range, if the Plan is not terminated by the Company and the Bank after consultation with the OTS, purchasers will be resolicited (i.e., permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded, or be permitted to modify or rescind their subscriptions). Any change in the Estimated Price Range must be approved by the OTS. If the number of shares issued in the Conversion is increased due to an increase of up to 15% in the Estimated Price Range to reflect changes in market or financial condition, persons who subscribed for the maximum number of shares will not be given the opportunity to subscribe for an adjusted maximum number of shares, except for the ESOP which will be able to subscribe for such adjusted amount. See "-- Limitations on Common Stock Purchases."

         In the event the members of the Bank approve the establishment of the Foundation, the number of shares to be issued and outstanding following the Conversion will be increased by a number of shares equal to 6% of the Common Stock sold in the Conversion. Assuming the sale of shares in the Offerings at the maximum of the Estimated Price Range, the Company will issue 481,275 shares of its Common Stock from authorized but unissued shares to the Foundation immediately following the completion of the Conversion. In that event, the Company will have total shares of Common Stock outstanding of 8,502,525 shares. Of that amount, the Foundation will own 5.7%. Funding the Foundation with authorized but unissued shares will have the effect of diluting the ownership and voting interests of persons purchasing shares in the Conversion by 5.7% since a greater number of shares will be outstanding upon completion of the Conversion than would be if the Foundation were not established. See "Pro Forma Data."

         An increase in the number of shares to be issued in the Conversion as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and the Company's pro forma net earnings and stockholders' equity on a per share basis while increasing pro forma net earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the Conversion would increase both a subscriber's ownership interest and the Company's pro forma net earnings

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

and stockholders' equity on a per share basis while decreasing pro forma net earnings and stockholder's equity on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS

         In accordance with the Plan of Conversion, rights to subscribe for the purchase of Common Stock have been granted under the Plan of Conversion to the following persons in the following order of descending priority: (1) holders of deposit accounts with a balance of $50 or more as of June 30, 1996 ("Eligible Account Holders"); (2) the ESOP; (3) holders of deposit accounts with a balance of $50 or more as of December 31, 1997 ("Supplemental Eligible Account Holders"); and (4) members of the Bank, consisting of depositors of the Bank as of __________, 199_, the Voting Record Date, and borrowers with loans outstanding as of June 1, 1995, which continue to be outstanding as of the Voting Record Date other than Eligible Account Holders and Supplemental Eligible Account Holders ("Other Members"). All subscriptions received will be subject to the availability of Common Stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering and to the maximum and minimum purchase limitations set forth in the Plan of Conversion and as described below under "-Limitations on Common Stock Purchases."

         Priority 1: Eligible Account Holders. Each Eligible Account Holder will receive, without payment therefor, first priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $500,000 of Common Stock, one-tenth of one percent (.10%) of the total offering of shares of Common Stock or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Eligible Account Holder's Qualifying Deposit (defined by the Plan as any deposit account in the Bank with a balance of $50 or more as of June 30, 1996) and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the overall purchase limitation and exclusive of an increase in the shares issued pursuant to an increase in the Estimated Price Range of up to 15%. See "-- Limitations on Common Stock Purchases."

         In the event that Eligible Account Holders exercise subscription rights for a number of shares of Common Stock in excess of the total number of such shares eligible for subscription, the shares of Common Stock shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

         To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also Directors or Officers of the Bank or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the 12 months preceding June 30, 1996.

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

         Priority 2: Employee Stock Ownership Plan. To the extent that there are sufficient shares remaining after satisfaction of the subscriptions by Eligible Account Holders, the ESOP will receive, without payment therefor, second priority, nontransferable subscription rights to purchase, in the aggregate, up to 10% of Common Stock issued in the Conversion, including shares issued to the Foundation, and any increase in the number of shares of Common Stock to be issued in the Conversion after the date hereof as a result of an increase of up to 15% in the maximum of the Estimated Price Range. The ESOP intends to purchase 8% of the shares to be issued in the Conversion, including shares issued to the Foundation, or 502,758 shares and 680,202 shares, based on the issuance of 5,928,750 shares and 8,021,250 shares, respectively. Subscriptions by the ESOP will not be aggregated with shares of Common Stock purchased directly by or which are otherwise attributable to any other participants in the Subscription and Community Offerings, including subscriptions of any of the Bank's directors, officers, employees or associates thereof. See "Management of the Bank--Benefits--Employee Stock Ownership Plan and Trust."

         Priority 3: Supplemental Eligible Account Holders. Each Supplemental Eligible Account Holder will receive, without payment therefor, third priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $500,000 of Common Stock, one-tenth of one percent (.10%) of the total offering of shares of Common Stock or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the overall purchase limitation and exclusive of an increase in the shares issued pursuant to an increase in the Estimated Price Range of up to 15%. See "-- Limitations on Common Stock Purchases."

          In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of shares of Common Stock in excess of the total number of such shares eligible for subscription, the shares of Common Stock shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Supplemental Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Supplemental Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

         To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed. The subscription rights received by Eligible Account Holders will be applied in partial satisfaction to the subscription rights to be received as a Supplemental Eligible Account Holder.

         Priority 4: Other Members. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by the Eligible Account Holders, the ESOP and the Supplemental Eligible Account Holders, each Other Member will receive, without payment therefor, fourth priority nontransferable subscription rights to subscribe for Common Stock in the Subscription Offering up to the greater of the amount permitted to be

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

purchased in the Community Offering, currently $500,000 of Common Stock, or one-tenth of one percent (.10%) of the total offering of shares of Common Stock, subject to the overall purchase limitation and exclusive of an increase in shares issued pursuant to an increase in the Estimated Price Range of up to 15%.

         In the event that Other Members subscribe for a number of shares of Common Stock which, when added to the shares of Common Stock subscribed for by the Eligible Account Holders, the employee plans and the Supplemental Eligible Account Holders is in excess of the total number of shares of Common Stock being issued, the subscriptions of such Other Members will be allocated among the subscribing Other Members so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. Any shares remaining after that allocation will be allocated among the subscribing Other Members whose subscriptions remain unsatisfied pro rata in the same proportion that the number of votes of a subscribing Other Member on the Voting Record Date bears to the total votes on the Voting Record Date of all subscribing Other Members whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more remaining Other Members, the excess shall be reallocated (one or more times as necessary) among those remaining Other Members whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

         Expiration Date for the Subscription Offering. The Subscription Offering will expire on _______________, 1998, unless extended for up to 45 days by the Bank or such additional periods with the approval of the OTS. Subscription rights which have not been exercised prior to the Expiration Date will become void.

         The Bank will not execute orders until all shares of Common Stock have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the Expiration Date, unless such period is extended with the consent of the OTS, all funds delivered to the Bank pursuant to the Subscription Offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be canceled. If an extension beyond the 45 day period following the Expiration Date is granted, the Bank will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions and have their funds returned promptly with interest, and of the time period within which subscribers must affirmatively notify the Bank of their intention to confirm, modify, or rescind their subscription. If an affirmative response to any resolicitation is not received by the Company from a subscriber, such order will be rescinded and all subscription funds will be promptly returned with interest. Such extensions may not go beyond _______________, 1999.

COMMUNITY OFFERING

         To the extent that shares remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, the ESOP, the Supplemental Eligible Account Holders and Other Members, the Bank has determined to offer shares pursuant to the Plan to certain members of the general public. Any excess of shares available will be available for purchase by the general public, with preference given to natural persons (such natural persons referred to as "Preferred Subscribers") first who had deposits with a balance of $50 or more in the Iowa Bank on the Eligibility Record Date, and second, to natural persons residing in the counties of Adams, Boone, Box Butte, Buffalo, Cheyenne, Cuming, Custer, Dawson, Dodge, Douglas, Gage, Hall, Howard, Jefferson, Johnson, Knox, Lancaster, Lincoln, Madison, Nemaha, Otoe, Platte, Red Willow, Richardson, Saline, Saunders, Scotts Bluff, Thayer and Valley, Nebraska, the counties of Marshall and Rooks, Kansas and the counties of Cass, Harrison, Mills, Montgomery, Page and Pottawattamie, Iowa. Such persons, together with associates of and persons acting in concert with such persons, may purchase up to $500,000 of Common Stock subject to the maximum purchase limitation and

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

exclusive of shares issued pursuant to an increase in the Estimated Price Range by up to 15%. See "-Limitations on Common Stock Purchases." This amount may be increased to up to a maximum of 5% or decreased to less than $500,000 at the sole discretion of the Company and the Bank. THE OPPORTUNITY TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE COMMUNITY OFFERING CATEGORY IS SUBJECT TO THE RIGHT OF THE BANK AND THE COMPANY, IN THEIR SOLE DISCRETION, TO ACCEPT OR REJECT ANY SUCH ORDERS IN WHOLE OR IN PART EITHER AT THE TIME OF RECEIPT OF AN ORDER OR AS SOON AS PRACTICABLE FOLLOWING THE EXPIRATION DATE.

         Subject to the foregoing, if the amount of stock remaining is insufficient to fill the orders of Preferred Subscribers after completion of the Subscription and Community Offerings, such stock will be allocated first to each Preferred Subscriber whose order is accepted by the Bank, in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares will be allocated among the Preferred Subscribers whose order remains unsatisfied on a 100 shares per order basis until all such orders have been filled or the remaining shares have been allocated. If there are any shares remaining, shares will be allocated to other persons of the general public who purchase in the Community Offering applying the same allocation described above for Preferred Subscribers.

PERSONS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES

         The Company and the Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan reside. However, the Plan provides that the Bank and the Company are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which both of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state; and (ii) the Company or the Bank determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request that the Company and the Bank or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request to register or otherwise qualify the subscription rights or Common Stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small, the Bank and the Company will base their decision as to whether or not to offer the Common Stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of registering or qualifying the shares or the need to register the Company, its officers, directors or employees as brokers, dealers or salesmen.

MARKETING AND UNDERWRITING ARRANGEMENTS

         The Bank and the Company have engaged Sandler O'Neill as a consultant and financial advisor in connection with the offering of the Common Stock, and Sandler O'Neill has agreed to use its best efforts to solicit subscriptions and purchase orders for shares of Common Stock in the Offerings. Based upon negotiations between the Bank and the Company concerning fee structure, Sandler O'Neill will receive a fee equal to 1.375% of the aggregate Purchase Price of the shares sold in the Subscription and Community Offerings, excluding shares purchased by directors, officers, employees, and any immediate family member thereof, and any employee benefit plan of the Company or Bank, including the ESOP for which Sandler O'Neill will not receive a fee. In the event that a selected dealers agreement is entered into in connection with a Syndicated Community Offering, the Bank will pay a fee (to be negotiated at such time under such agreement) to such selected dealers, any sponsoring dealers fees, and a management fee to Sandler O'Neill of 1.375% for shares sold by National Association of Securities Dealers, Inc. member firms pursuant to a selected dealers agreement; provided, however, that any fees payable to Sandler O'Neill for Common Stock sold by them pursuant to such a selected dealers agreement shall not exceed 1.375% of the Purchase Price

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

and provided, further, however, that the aggregate fees payable to Sandler O'Neill and the selected dealers will not exceed 7.0% of the aggregate purchase price of the Common Stock sold by selected dealers. Fees to Sandler O'Neill and to any other broker-dealer may be deemed to be underwriting fees, and Sandler O'Neill and such broker-dealers may be deemed to be underwriters. Notwithstanding the foregoing, in the event the Offerings are not consummated or Sandler O'Neill ceases, under certain circumstances after the subscription solicitation activities are commenced, to provide assistance to the Company, Sandler O'Neill will be entitled to a fee for its management advisory services in an amount to be agreed upon by the Bank and Sandler O'Neill, and based upon the amount of services performed by Sandler O'Neill. The Company and the Bank have agreed to indemnify Sandler O'Neill for reasonable costs and expenses in connection with certain claims or liabilities, including certain liabilities under the Securities Act. Sandler O'Neill has received advances towards its fees totaling $25,000. Total marketing fees to Sandler O'Neill are expected to be $1,450,504 and $1,977,177 at the minimum and the maximum of the Estimated Price Range, respectively. See "Pro Forma Data" for the assumptions used to arrive at these estimates.

         Sandler O'Neill will perform proxy solicitation services, conversion agent services and records management services for the Bank in the Conversion and will receive a fee for these services of $50,000.

         Directors and executive officers of the Company and Bank may participate in the solicitation of offers to purchase Common Stock. Questions of prospective purchasers will be directed to executive officers or registered representatives. Other employees of the Bank may participate in the Offering in ministerial capacities or providing clerical work in effecting a sales transaction. Such other employees have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock. The Company will rely on Rule 3a4-1 under the Exchange Act, and sales of Common Stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of Common Stock. No officer, director or employee of the Company or the Bank will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Common Stock.

PROCEDURE FOR PURCHASING SHARES IN SUBSCRIPTION AND COMMUNITY OFFERINGS

         To ensure that each purchaser receives a prospectus at least 48 hours before the Expiration Date in accordance with Rule 15c2-8 of the Exchange Act, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the stock order form and certification form will confirm receipt or delivery in accordance with Rule 15c2-8. Stock order and certification forms will only be distributed with a prospectus.

         To purchase shares in the Subscription and Community Offerings, an executed stock order form and certification form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from the subscriber's deposit account at the Bank (which may be given by completing the appropriate blanks in the stock order form), must be received by the Bank at any of its offices by 5:00 p.m., Central Time, on the Expiration Date. Stock order forms which are not received by such time or are executed defectively or are received without full payment (or appropriate withdrawal instructions) are not required to be accepted. In addition, the Bank and Company are not obligated to accept orders submitted on photocopied or facsimilied stock order forms and will not accept stock order forms unaccompanied by an executed certification form. Notwithstanding the foregoing, the Company shall have the right, in its sole discretion, to permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to thereafter pay for the shares of Common Stock for which they subscribe in the Community Offering at any time prior to 48 hours before the completion of the Conversion. The Company and the Bank have the right to waive or permit the correction of incomplete or improperly executed forms, but do not represent that they will do so. Once received, an executed stock order form may not be

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

modified, amended or rescinded without the consent of the Bank unless the Conversion has not been completed within 45 days after the end of the Subscription and Community Offerings, unless such period has been extended.

         In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (June 30, 1996) and/or the Supplemental Eligibility Record Date (December 31, 1997) and/or the Voting Record Date (_______, 1997) must list all accounts on the stock order form giving all names in each account and the account number.

         Payment for subscriptions may be made (i) in cash (if delivered in person) at any branch office of the Bank, (ii) by check, bank draft or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Bank. Orders for Common Stock submitted by subscribers in the Subscription Offering which aggregate to $50,000 or more must be paid by official bank or certified check or by withdrawal authorization from a deposit account of the Bank. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Bank's passbook rate of interest from the date payment is received until the completion or termination of the Conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Conversion, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Conversion.

         If a subscriber authorizes the Bank to withdraw the amount of the purchase price from his deposit account, the Bank will do so as of the effective date of the Conversion. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Bank's passbook rate.

         If the ESOP subscribes for shares during the Subscription Offering, the ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather, may pay for such shares of Common Stock subscribed for at the Purchase Price upon consummation of the Subscription and Community Offering, if all shares are sold, or upon consummation of the Syndicated Community Offering if shares remain to be sold in such offering; provided, that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Company to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed.

         Owners of self-directed Individual Retirement Accounts ("IRAs") and Qualified Plans may use the assets of such IRAs and Qualified Plans to purchase shares of Common Stock in the Subscription and Community Offerings, provided that such IRAs are not maintained at the Bank. Persons with self-directed IRAs and Qualified Plans maintained at the Bank must have their accounts transferred to an unaffiliated institution or broker to purchase shares of Common Stock in the Subscription and Community Offerings. In addition, the provisions of ERISA and IRS regulations require that officers, directors and ten percent shareholders who use self-directed IRA funds and Qualified Plans to purchase shares of Common Stock in the Subscription and Community Offerings, make such purchases for the exclusive benefit of the IRAs and Qualified Plans.

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

         Certificates representing shares of Common Stock purchased will be mailed to purchasers at the address specified in properly completed stock order forms, as soon as practicable following consummation of the sale of all shares of Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS AND SHARES

         Prior to the completion of the Conversion, the OTS conversion regulations prohibit any person with subscription rights, including the Eligible Account Holders, the ESOP, the Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for his account. Each person exercising such subscription rights will be required to certify that he is purchasing shares solely for his own account and that he has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of Common Stock prior to the completion of the Conversion.

         THE BANK AND THE COMPANY WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES (INCLUDING FORFEITURE) IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE THE TRANSFER OF SUCH RIGHTS.

SYNDICATED COMMUNITY OFFERING

         As a final step in the Conversion, the Plan provides that, if feasible, all shares of Common Stock not purchased in the Subscription and Community Offerings, if any, will be offered for sale to the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed and managed by Sandler O'Neill acting as agent of the Company to assist the Company and the Bank in the sale of the Common Stock. The Company and the Bank have the right to reject orders in whole or in part in their sole discretion in the Syndicated Community Offering. Neither Sandler O'Neill nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering, however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

         The price at which Common Stock is sold in the Syndicated Community Offering will be determined as described above under "-- Stock Pricing." Subject to overall purchase limitations, no person, together with any associate or group of persons acting in concert, will be permitted to subscribe in the Syndicated Community Offering for more than $500,000 of the Common Stock, exclusive of an increase in shares issued pursuant to an increase in the Estimated Price Range of up to 15%; provided, however, that shares of Common Stock purchased in the Community Offering by any persons, together with associates of or persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering and be subject to an overall maximum purchase limitation of 1.0% of the shares offered, exclusive of an increase in shares issued pursuant to an increase in the Estimated Price Range by up to 15%.

         Payments made in the form of a check, bank draft, money order or in cash will earn interest at the Bank's passbook rate of interest from the date such payment is actually received by the Bank until completion or termination of the Conversion.

         In addition to the foregoing, if a syndicate of broker-dealers ("selected dealers") is formed to assist in the Syndicated Community Offering, a purchaser may pay for his shares with funds held by or deposited

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

with a selected dealer. If an order form is executed and forwarded to the selected dealer or if the selected dealer is authorized to execute the order form on behalf of a purchaser, the selected dealer is required to forward the order form and funds to the Bank for deposit in a segregated account on or before noon of the business day following receipt of the order form or execution of the order form by the selected dealer. Alternatively, selected dealers may solicit indications of interest from their customers to place orders for shares. Such selected dealers shall subsequently contact their customers who indicated an interest and seek their confirmation as to their intent to purchase. Those indicating an intent to purchase shall execute order forms and forward them to their selected dealer or authorize the selected dealer to execute such forms. The selected dealer will acknowledge receipt of the order to its customer in writing on the following business day and will debit such customer's account on the third business day after the customer has confirmed his intent to purchase (the "debit date") and on or before noon of the next business day following the debit date will send order forms and funds to the Bank for deposit in a segregated account. Although purchasers' funds are not required to be in their accounts with selected dealers until the debit date in the event that such alternative procedure is employed, once a confirmation of an intent to purchase has been received by the selected dealer, the purchaser has no right to rescind his order.

         Certificates representing shares of Common Stock purchased, together with any refund due, will be mailed to purchasers at the address specified in the order form, as soon as practicable following consummation of the sale of the Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

         The Syndicated Community Offering will terminate no more than 45 days following the Subscription Expiration Date, unless extended by the Company with the approval of the OTS. Such extensions may not be beyond _______________, 1998. See "-- Stock Pricing" above for a discussion of rights of subscribers, if any, in the event an extension is granted.

LIMITATIONS ON COMMON STOCK PURCHASES

         The Plan includes the following limitations on the number of shares of Common Stock which may be purchased during the Conversion:

         (1)  No less than 25 shares;

         (2) Each Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $500,000 of Common Stock, one-tenth of one percent (.10%) of the total offering of shares of Common Stock or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders in each case on the Eligibility Record Date subject to the overall maximum purchase limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;

         (3) The ESOP is permitted to purchase in the aggregate up to 10% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, including shares issued in the event of an increase in the Estimated Price Range of 15% and intends to purchase 8% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation;

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

         (4) Each Supplemental Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $500,000 of Common Stock, one-tenth of one percent (.10%) of the total offering of shares of Common Stock or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders in such case on the Supplemental Eligibility Record Date subject to the overall maximum purchase limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;

         (5) Each Other Member may subscribe for and purchase in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $500,000 of Common Stock, or one-tenth of one percent (.10%) of the total offering of shares of Common Stock subject to the overall maximum purchase limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;

         (6) Persons purchasing shares of Common Stock in the Community Offering, together with associates of and groups of persons acting in concert with such persons, may purchase in the Community Offering up to $500,000 of Common Stock subject to the overall maximum purchase limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;

         (7) Persons purchasing shares of Common Stock in the Syndicated Community Offering, together with associates of and persons acting in concert with such persons, may purchase in the Syndicated Offering up to $500,000 of Common Stock subject to the overall maximum purchase limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15% and, provided further that shares of Common Stock purchased in the Community Offering by any persons, together with associates of and persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering in applying the $500,000 purchase limitation;

         (8) Eligible Account Holders, Supplemental Eligible Account Holders and Other Members may purchase stock in the Community Offering and Syndicated Community Offering subject to the purchase limitations described in (6) and (7) above, provided that, except for the ESOP, the overall maximum number of shares of Common Stock subscribed for or purchased in all categories of the Conversion by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed 1.0% of the shares of Common Stock offered in the Conversion and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%; and

         (9) No more than 30% of the total number of shares offered for sale in the Conversion may be purchased by directors and officers of the Bank and their associates in the aggregate, excluding purchases by the ESOP.

         Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the members of the Bank, both the individual amount permitted to be subscribed for and the overall maximum purchase limitation may be increased to up to a maximum of 5% at the sole discretion of the Company and the Bank. If such amount is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit. In addition, the Boards of Directors of the Company and the Bank may, in their sole discretion, increase the maximum purchase limitation referred to above up to 9.99%, provided that orders for shares exceeding 5% of the shares being offered in the Subscription and Community Offerings shall not exceed, in the aggregate, 10% of the shares being offered in the Subscription and Community Offerings. Requests to purchase additional shares of Common Stock under this provision will be determined by the Boards of Directors and, if approved, allocated on a pro rata basis giving priority in accordance with the priority rights set forth herein.

         The overall maximum purchase limitation may not be reduced to less than 1% but the individual amount permitted to be subscribed for may be reduced by the Bank to less than $500,000, subject to paragraphs (2), (4) and (5) above without the further approval of members or resolicitation of subscribers. An individual Eligible Account Holder, Supplemental Eligible Account Holder or Other Member may not purchase individually in the Subscription Offering the overall maximum purchase limit of 1.0% of the shares offered, but may make such purchase, together with associates of and persons acting in concert with such person, by also purchasing in other available categories of the Conversion, subject to availability of shares and the overall maximum purchase limit for purchases in the Conversion.

         In the event of an increase in the total number of shares offered in the Conversion due to an increase in the Estimated Price Range of up to 15% (the "Adjusted Maximum"), the additional shares will be allocated in the following order of priority in accordance with the Plan: (i) to fill the ESOP's subscription of 8% of the amount of Common Stock issued in the Conversion, including shares issued to the Foundation, at the Adjusted Maximum number of shares; (ii) in the event that there is an oversubscription by Eligible Account Holders, to fill unsatisfied subscriptions of Eligible Account Holders, exclusive of the Adjusted Maximum; (iii) in the event that there is an oversubscription by Supplemental Eligible Account Holders, to fill unsatisfied subscriptions of Supplemental Eligible Account Holders, exclusive of the Adjusted Maximum; (iv) in the event that there is an oversubscription by Other Members, to fill unsatisfied subscriptions of Other Members exclusive of the Adjusted Maximum; and (v) to fill unsatisfied subscriptions in the Community Offering to the extent possible, exclusive of the Adjusted Maximum, with preference to institutional investors then a preference to Preferred Subscribers.

         The term "associate" of a person is defined to mean: (i) any corporation (other than the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer, partner or 10% stockholder; (ii) any trust or other estate in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, such term shall not include any employee stock benefit plan of the Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Bank. Directors are not treated as associates of each other solely because of their Board membership. For a further discussion of limitations on purchases of a converting institution's stock at the time of Conversion and subsequent to Conversion, see "Management of the Bank-- Subscriptions by Executive Officers and Directors," "-- Certain Restrictions on Purchase or Transfer of Shares After Conversion" and "Restrictions on Acquisition of the Company and the Bank."

LIQUIDATION RIGHTS

         In the unlikely event of a complete liquidation of the Bank in its present mutual form, each depositor would receive his pro rata share of any assets of the Bank remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit account was to the total value of all deposit accounts in the Bank at the time of liquidation. After the Conversion, each depositor, in the event of a complete liquidation, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Bank. However, except as described below, his claim would be solely in the amount of the balance in his deposit account plus accrued interest. He would not have an interest in the value or assets of the Bank above that amount.

         The Plan provides for the establishment, upon the completion of the Conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the surplus and reserves of the Bank as of the date of its latest balance sheet contained in the final Prospectus used in connection with the Conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he were to continue to maintain his deposit account at the Bank, would be entitled, on a complete liquidation of the Bank after the Conversion, to an interest in the liquidation account prior to any payment to the stockholders of the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including regular accounts, transaction accounts such as NOW accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in the Bank on June 30, 1996 and December 31, 1997, respectively. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account based on the proportion that the balance of his Qualifying Deposits on the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, bore to the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Bank. For deposit accounts in existence at both dates separate subaccounts shall be determined on the basis of the Qualifying Deposits in such deposit accounts on such respective record dates.

         If, however, on any annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, the amount of the Qualifying Deposit of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the amount of the Qualifying Deposit of such Eligible Account Holder or Supplemental Eligible Account Holder as of the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, or less than the amount of the Qualifying Deposits as of the previous annual closing date, then the interest in the liquidation account relating to such Qualifying Deposit would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such Qualifying Deposit accounts are closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related Qualifying Deposit. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the Company as the sole stockholder of the Bank.

TAX ASPECTS

         Consummation of the Conversion is expressly conditioned upon the receipt by the Bank of either a favorable ruling from the IRS or an opinion of counsel with respect to federal income taxation, and an opinion of an independent accountant with respect to Nebraska, Kansas and Iowa law, to the effect that the Conversion will not be a taxable transaction to the Company, the Bank, Eligible Account Holders, or Supplemental Eligible Account Holders except as noted below.

         No private ruling will be received from the IRS with respect to the proposed Conversion. Instead, the Bank has received an opinion of its counsel, Muldoon, Murphy & Faucette, to the effect that for federal income tax purposes, among other matters: (i) the Bank's change in form from mutual to stock ownership will constitute a reorganization under section 368(a)(1)(F) of the Code and neither the Bank nor the Company will recognize any gain or loss as a result of the Conversion; (ii) no gain or loss will be recognized to the Bank or the Company upon the purchase of the Bank's capital stock by the Company or to the Company upon the purchase of its Common Stock in the Conversion; (iii) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the issuance to them of Deposit Accounts in the Bank in its stock form plus their interests in the liquidation account in exchange for their deposit accounts in the Bank; (iv) the tax basis of the depositors' accounts in the Bank immediately after the Conversion will be the same as the basis of their deposit accounts immediately prior to the Conversion;
(v) the tax basis of each Eligible Account Holder's and Supplemental Eligible Account Holder's interest in the liquidation account will be zero; (vi) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the distribution to them of nontransferable subscription rights to purchase shares of the Common Stock, provided that the amount to be paid for the Common Stock is equal to the fair market value of such stock; and
(vii) the tax basis to the holders of the Common Stock purchased in the Conversion will be the amount paid therefor and the holding period for the shares of Common Stock purchased by such persons will begin on the date on which their subscription rights are exercised. KPMG Peat Marwick LLP has opined that the Conversion will not be a taxable transaction to the Company, the Bank, Eligible Account Holders or Supplemental Eligible Account Holders for Nebraska, Kansas and Iowa income and/or franchise tax purposes. Certain portions of both the federal and the state and local tax opinions are based upon the assumption that the subscription rights issued in connection with the Conversion will have no value.

         Unlike private rulings, an opinion of counsel or an opinion of an independent accountant is not binding on the IRS and the IRS could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS would not prevail in a judicial or administrative proceeding.

         Keller has issued an opinion stating that, pursuant to its valuation, Keller is of the opinion that the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the Common Stock at a price equal to its estimated fair market value, which will be the same price as the Purchase Price for the shares of Common Stock sold in the Community Offering. Such valuation is not binding on the IRS. If the subscription rights granted to Eligible Account Holders or Supplemental Eligible Account Holders are deemed to have an ascertainable value, receipt of such rights could be taxable to those Eligible Account Holders or Supplemental Eligible Account Holders who receive and/or exercise the subscription rights in an amount equal to such value and the Bank could recognize gain on such distribution. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisor as to the tax consequences in the event that such subscription rights are deemed to have an ascertainable value.

INTERPRETATION AND AMENDMENT OF THE PLAN OF CONVERSION

         To the extent permitted by law, all interpretations of the Plan by the Bank will be final. The Plan provides that the Bank's Board of Directors shall have the discretion to interpret and apply the provisions of the Plan to particular circumstances and that such interpretation or application shall be final. This includes any and all interpretations, applications and determinations made by the Board of Directors on the basis of such information and assistance as was then reasonably available for such purpose.

         The Plan provides that, if deemed necessary or desirable by the Board of Directors, the Plan may be substantively amended at any time prior to solicitation of proxies from members to vote on the Plan by a two-thirds vote of the Bank's Board of Directors. After submission of the proxy materials to the members, the Plan may be amended by a two-thirds vote of the Board of Directors at any time prior to the Special Meeting with the concurrence of the OTS. The Plan may be amended at any time after the approval of members with the approval of the OTS and no further approval of the members will be necessary unless otherwise required by the OTS. By adoption of the Plan, the Bank's members will be deemed to have authorized amendment of the Plan under the circumstances described above.

         The establishment of the Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the creation of the Foundation, the Bank intends to complete the Conversion without the Foundation. Failure to approve the establishment of the Foundation may materially increase the pro forma market value of the Common Stock since the Valuation Range, as set forth herein, takes into account the dilutive impact of the issuance of shares to the Foundation. In such an event, the Bank may establish a new Estimated Price Range and commence a resolicitation of subscribers. In the event of a resolicitation, unless an affirmative response is received within a specified period of time, all funds will be promptly returned to investors, as described elsewhere herein. See "-- Stock Pricing."

CERTAIN RESTRICTIONS ON PURCHASE OR TRANSFER OF SHARES AFTER CONVERSION

         All shares of Common Stock purchased in connection with the Conversion by a director or an executive officer of the Bank will be subject to a restriction that the shares not be sold for a period of one year following the Conversion, except in the event of the death of such director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of the restriction. Any shares of Common Stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to such restricted stock will be subject to the same restrictions. The directors and executive officers of the Bank will also be subject to the insider trading rules promulgated pursuant to the Exchange Act and any other applicable requirements of the federal securities laws.

         Purchases of outstanding shares of Common Stock of the Company by directors, executive officers (or any person who was an executive officer or director of the Bank after adoption of the Plan of Conversion) and their associates during the three-year period following Conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1.0% of the outstanding Common Stock or to the purchase of stock pursuant to any Stock-Based Incentive Plan to be established after the Conversion.

         Unless approved by the OTS, the Company, pursuant to OTS regulations, will be prohibited from repurchasing any shares of the Common Stock for three years except: (i) for an offer to all stockholders on a pro rata basis; or (ii) for the repurchase of qualifying shares of a director. Notwithstanding the foregoing, beginning one year following completion of the Conversion the Company may repurchase its Common Stock so long as: (i) the repurchases within the following two years are part of an open-market program not involving greater than 5% of its outstanding capital stock during a twelve-month period; (ii) the repurchases do not cause the Company to become undercapitalized; and (iii) the Company provides to the Regional Director of the OTS no later than 10 days prior to the commencement of a repurchase program written notice containing a full description of the program to be undertaken and such program is not disapproved by the Regional Director. In addition, under current OTS policies, repurchases may be allowed in the first year following Conversion and in amounts greater than 5% in the second and third years following Conversion, provided there are valid and compelling business reasons for such repurchases and the OTS does not object to such repurchases.


                  RESTRICTIONS ON ACQUISITION OF THE COMPANY
                                 AND THE BANK

GENERAL

         The Plan of Conversion provides for the Conversion of the Bank from the mutual to the stock form of organization and, in connection therewith, a new Federal Stock Charter and Bylaws to be adopted by members of the Bank. The Plan also provides for the concurrent formation of a holding company, which form of organization may or may not be utilized at the option of the Board of Directors of the Bank. See "The Conversion-- General." As described below, certain provisions in the Company's Certificate of Incorporation and Bylaws and in its management remuneration entered into in connection with the Conversion, together with provisions of Delaware corporate law, may have anti-takeover effects. In the event that the holding company form of organization is not utilized, the Bank's Stock Charter and Bylaws and management remuneration entered into in connection with the Conversion may have anti-takeover effects as described below. In addition, regulatory restrictions may make it difficult for persons or companies to acquire control of either the Company or the Bank.

RESTRICTIONS IN THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

         A number of provisions of the Company's Certificate of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of the Company's Certificate of Incorporation and Bylaws and certain other statutory and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Company stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors or management of the Company more difficult. The following description of certain of the provisions of the Certificate of Incorporation and Bylaws of the Company is necessarily general and reference should be made in each case to such Certificate of Incorporation and Bylaws, which are incorporated herein by reference. See "Additional Information" as to how to obtain a copy of these documents.

         Limitation on Voting Rights. The Certificate of Incorporation of the Company provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Exchange Act, and includes shares beneficially owned by such person or any of his affiliates (as defined in the Certificate of Incorporation), shares which such person or his affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his affiliates have or share investment or voting power, but shall not include shares beneficially owned by the ESOP or directors, officers and employees of the Bank or Company or shares that are subject to a revocable proxy and that are not otherwise beneficially owned, or deemed by the Company to be beneficially owned, by such person and his affiliates. The Certificate of Incorporation of the Company further provides that this provision limiting voting rights may only be amended upon the vote of 80% of the outstanding shares of voting stock (after giving effect to the limitation on voting rights).

         Board of Directors. The Board of Directors of the Company is divided into three classes, each of which shall contain approximately one-third of the whole number of members of the Board. Each class shall serve a staggered term, with approximately one-third of the total number of directors being elected each year. The Company's Certificate of Incorporation and Bylaws provide that the size of the Board shall be determined by a majority of the directors. The Certificate of Incorporation and the Bylaws provide that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors or resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled for the remainder of the unexpired term exclusively by a majority vote of the directors then in office. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Company. The Certificate of Incorporation of the Company provides that a director may be removed from the Board of Directors prior to the expiration of his term only for cause, upon the vote of 80% of the outstanding shares of voting stock.

         In the absence of these provisions, the vote of the holders of a majority of the shares could remove the entire Board, with or without cause, and replace it with persons of such holders' choice.

         Cumulative Voting, Special Meetings and Action by Written Consent. The Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, special meetings of stockholders of the Company may be called only by the Board of Directors of the Company. The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting.

         Authorized Shares. The Certificate of Incorporation authorizes the issuance of 60,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The shares of Common Stock and Preferred Stock were authorized in an amount greater than that to be issued in the Conversion to provide the Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and to provide shares for employee benefit plans. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of the Company. The Board of Directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. The Company's Board of Directors currently has no plans for the issuance of additional shares, other than the issuance of additional shares pursuant to the terms of the Stock-Based Incentive Plan and upon exercise of stock options to be issued pursuant to the terms of the Stock-Based Incentive Plan, all of which are to be established and presented to stockholders at the first annual meeting after the Conversion.

         Stockholder Vote Required to Approve Business Combinations with Principal Stockholders. The Certificate of Incorporation requires the approval of the holders of at least 80% of the Company's outstanding shares of voting stock to approve certain "Business Combinations," as defined therein, and related transactions. Under Delaware law, absent this provision, Business Combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of two-thirds of the outstanding shares of Common Stock

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

of the Company and any other affected class of stock. Under the Certificate of Incorporation, at least 80% approval of shareholders is required in connection with any transaction involving an Interested Stockholder (as defined below) except (i) in cases where the proposed transaction has been approved in advance by a majority of those members of the Company's Board of Directors who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder or (ii) if the proposed transaction meets certain conditions set forth therein which are designed to afford the stockholders a fair price in consideration for their shares in which case, if a stockholder vote is required, approval of only a majority of the outstanding shares of voting stock would be sufficient. The term "Interested Stockholder" is defined to include any individual, corporation, partnership or other entity (other than the Company or a subsidiary thereof) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Company. This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include (i) any merger or consolidation of the Company or any of its subsidiaries with or into any Interested Stockholder or Affiliate (as defined in the Certificate of Incorporation) of an Interested Stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Stockholder or Affiliate of 25% or more of the assets of the Company or combined assets of the Company and its subsidiaries; (iii) the issuance or transfer to any Interested Stockholder or its Affiliate by the Company (or any subsidiary) of any securities of the Company in exchange for any assets, cash or securities the value of which equals or exceeds 25% of the fair market value of the Common Stock of the Company; (iv) the adoption of any plan for the liquidation or dissolution of the Company proposed by or on behalf of any Interested Stockholder or Affiliate thereof; and (v) any reclassification of securities, recapitalization, merger or consolidation of the Company which has the effect of increasing the proportionate share of Common Stock or any class of equity or convertible securities of the Company owned directly or indirectly by an Interested Stockholder or Affiliate thereof. The directors and executive officers of the Bank are purchasing in the aggregate approximately 1.8% of the shares of the Common Stock at the maximum of the Estimated Price Range. In addition, the ESOP intends to purchase 8% of the Common Stock issued in connection with the Conversion including shares issued to the Foundation. Additionally, if at a meeting of stockholders following the Conversion stockholder approval of the proposed Stock-Based Incentive Plan is received, the Company expects to acquire 10% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, on behalf of the Stock-Based Incentive Plan and expects to issue an amount equal to 10% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, under the Stock-Based Incentive Plan to directors and executive officers. As a result, assuming the Stock-Based Incentive Plan is approved by Stockholders, directors, executive officers and employees have the potential to control the voting of approximately 20.0% of the Common Stock, thereby enabling them to prevent the approval of the transactions requiring the approval of at least 80% of the Company's outstanding shares of voting stock described hereinabove.

         Evaluation of Offers. The Certificate of Incorporation of the Company further provides that the Board of Directors of the Company, when evaluating any offer of another "Person" (as defined therein) to (i) make a tender or exchange offer for any equity security of the Company, (ii) merge or consolidate the Company with another corporation or entity, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, may, in connection with the exercise of its judgment in determining what is in the best interest of the Company, the Bank and the stockholders of the Company, give due consideration to all relevant factors, including, without limitation, the social and economic effects of acceptance of such offer on the Company's customers and the Bank's present and future account holders, borrowers and employees; on the communities in which the Company and the Bank operate or are located; and on the ability of the Company to fulfill its corporate objectives as a savings and loan holding company and on the ability of the Bank to fulfill the objectives of a federally-chartered stock savings bank under applicable statutes and regulations. By having these standards in the Certificate of Incorporation of the Company, the Board of Directors may be in a stronger position to oppose such a transaction if the Board

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

concludes that the transaction would not be in the best interest of the Company, even if the price offered is significantly greater than the then market price of any equity security of the Company.

         Amendment of Certificate of Incorporation and Bylaws. Amendments to the Company's Certificate of Incorporation must be approved by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock; provided, however, that an affirmative vote of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Certificate of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of directors, director and officer indemnification by the Company and amendment of the Company's Bylaws and Certificate of Incorporation. The Company's Bylaws may be amended by its Board of Directors, or by a vote of 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

         Certain Bylaw Provisions. The Bylaws of the Company also require a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at a stockholder meeting to give at least 90 days advance notice to the Secretary of the Company. The notice provision requires a stockholder who desires to raise new business to provide certain information to the Company concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing stockholder.

ANTI-TAKEOVER EFFECTS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS AND MANAGEMENT REMUNERATION ADOPTED IN CONVERSION

         The provisions described above are intended to reduce the Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of its Board of Directors. The provisions of the Employment Agreements, CIC Agreements, Employee Severance Compensation Plan, or the Stock-Based Incentive Plan to be established may also discourage takeover attempts by increasing the costs to be incurred by the Bank and the Company in the event of a takeover. See "Management of the Bank-- Employment Agreements" and "-- Benefits-- Stock-Based Incentive Plan."

         The Company's Board of Directors believes that the provisions of the Certificate of Incorporation, Bylaws and management remuneration plans to be established are in the best interest of the Company and its stockholders. An unsolicited non-negotiated proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of the Company and its stockholders to encourage potential acquirors to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts. It is also the Board of Directors' view that these provisions should not discourage persons from proposing a merger or other transaction at a price that reflects the true value of the Company and that otherwise is in the best interest of all stockholders.

DELAWARE CORPORATE LAW

         The state of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the Delaware General Corporate Law ("Section 203"), is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

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

         In general, Section 203 provides that a "Person" (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation (an "Interested Stockholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "Person" became an Interested Stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

         The statute exempts the following transactions from the requirements of
Section 203: (i) any business combination if, prior to the date a person became an Interested Stockholder, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Stockholder, with the number of shares outstanding calculated without regard to those shares owned by the corporation's directors who are also officers and by certain employee stock plans; (iii) any business combination with an Interested Stockholder that is approved by the Board of Directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder; and (iv) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the Board of Directors. A corporation may exempt itself from the requirements of the statute by adopting an amendment to its Certificate of Incorporation or Bylaws electing not to be governed by Section 203. At the present time, the Board of Directors does not intend to propose any such amendment.

RESTRICTIONS IN THE BANK'S NEW CHARTER AND BYLAWS

         Although the Board of Directors of the Bank is not aware of any effort that might be made to obtain control of the Bank after the Conversion, the Board of Directors believes that it is appropriate to adopt certain provisions permitted by federal regulations to protect the interests of the converted Bank and its stockholders from any hostile takeover. Such provisions may, indirectly, inhibit a change in control of the Company, as the Bank's sole stockholder. See "Risk Factors-- Certain Anti-Takeover Provisions."

         The Bank's Federal Stock Charter will contain a provision whereby the acquisition of or offer to acquire beneficial ownership of more than 10% of the issued and outstanding shares of any class of equity securities of the Bank by any person (i.e., any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or through an affiliate thereof, will be prohibited for a period of five years following the date of completion of the Conversion. Any stock in excess of 10% acquired in violation of the Federal Stock Charter provision will not be counted as outstanding for voting purposes. This limitation shall not apply to any transaction in which the Bank forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter or appraisal rights. In the event that holders of revocable proxies for more than 10% of the shares of the Common Stock of the Company seek, among other things, to elect one-third or more of the Company's Board of Directors, to cause the Company's stockholders to approve the acquisition or corporate reorganization of the Company or to exert a continuing influence on a material aspect of the business operations of the Company, which actions could indirectly result in a change in control of the Bank, the Board of Directors of the Bank will be able to assert this provision of the Bank's Federal Stock Charter against such holders. Although the Board of Directors of the Bank is not currently able to determine when and if it would assert this provision of the Bank's Federal Stock Charter, the Board of Directors, in exercising its fiduciary duty, may assert this provision if it were deemed to be in the best interests of the Bank, the Company and its stockholders. It is unclear, however, whether this provision, if asserted, would be successful against such persons in a proxy contest which could result in a change in control of the Bank indirectly through a change in control of the Company. Finally, for five years after the

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

Conversion, stockholders will not be permitted to call a special meeting of stockholders relating to a change of control of the Bank or a charter amendment or to cumulate their votes in the election of directors. Furthermore, the staggered terms of the Board of Directors could have an anti-takeover effect by making it more difficult for a majority of shares to force an immediate change in the Board of Directors since only one-third of the Board is elected each year. The purpose of these provisions is to assure stability and continuity of management of the Bank in the years immediately following the Conversion.

         Although the Bank has no arrangements, understandings or plans at the present time, except as described in "Description of Capital Stock of the Company-- Preferred Stock," for the issuance or use of the shares of undesignated Preferred Stock proposed to be authorized, the Board of Directors believes that the availability of such shares will provide the Bank with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise. In the event of a proposed merger, tender offer or other attempt to gain control of the Bank of which management does not approve, it might be possible for the Board of Directors to authorize the issuance of one or more series of Preferred Stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such Preferred Stock, therefore, may be to deter a future takeover attempt. The Board of Directors does not intend to issue any Preferred Stock except on terms which the Board deems to be in the best interest of the Bank and its then existing stockholders.

REGULATORY RESTRICTIONS

         The Plan of Conversion prohibits any person, prior to the completion of the Conversion, from transferring, or from entering into any agreement or understanding to transfer, to the account of another, legal or beneficial ownership of the subscription rights issued under the Plan or the Common Stock to be issued upon their exercise. The Plan also prohibits any person, prior to the completion of the Conversion, from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or Common Stock.

         For three years following the Conversion, OTS regulations prohibit any person from acquiring or making an offer to acquire more than 10% of the stock of any converted savings institution, except for: (i) offers that, if consummated, would not result in the acquisition by such person during the preceding 12-month period of more than 1% of such stock; (ii) offers for up to 25% in the aggregate by the ESOP or other tax qualified plans of the Bank or the Company; or (iii) offers which are not opposed by the Board of Directors of the Bank and which receive the prior approval of the OTS. Such prohibition is also applicable to the acquisition of the stock of the Company. Such acquisition may be disapproved by the OTS if it is found, among other things, that the proposed acquisition (a) would frustrate the purposes of the provisions of the regulations regarding conversions; (b) would be manipulative or deceptive; (c) would subvert the fairness of the conversion; (d) would be likely to result in injury to the savings institution; (e) would not be consistent with economical home financing; (f) would otherwise violate any law or regulation; or (g) would not contribute to the prudent deployment of the savings institution's conversion proceeds. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to a vote of stockholders. The definition of beneficial ownership for this regulation extends to persons holding revocable or irrevocable proxies for the Company's stock under circumstances that give rise to a conclusive or rebuttable determination of control under the OTS regulations.

         In addition, any proposal to acquire 10% of any class of equity security of the Company generally would be subject to approval by the OTS under the Change in Bank Control Act. The OTS requires all persons seeking control of a savings institution and, therefore, indirectly its holding company, to obtain

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

regulatory approval prior to offering to obtain control. Federal law generally provides that no "person," acting directly or indirectly or through or in concert with one or more other persons, may acquire directly or indirectly "control," as that term is defined in OTS regulations, of a federally-insured savings institution without giving at least 60 days' written notice to the OTS and providing the OTS an opportunity to disapprove the proposed acquisition. Such acquisitions of control may be disapproved if it is determined, among other things, that (i) the acquisition would substantially lessen competition; (ii) the financial condition of the acquiring person might jeopardize the financial stability of the savings institution or prejudice the interests of its depositors; or (iii) the competency, experience or integrity of the acquiring person or the proposed management personnel indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person. Such change in control restrictions on the acquisition of holding company stock are not limited to three years after conversion but will apply for as long as the regulations are in effect. Persons holding revocable or irrevocable proxies may be deemed to be beneficial owners of such securities under OTS regulations and therefore prohibited from voting all or the portion of such proxies in excess of the 10% aggregate beneficial ownership limit. Such regulatory restrictions may prevent or inhibit proxy contests for control of the Company or the Bank which have not received prior regulatory approval.


                  DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

GENERAL

         The Company is authorized to issue 60,000,000 shares of Common Stock having a par value of $.01 per share and 10,000,000 shares of preferred stock having a par value of $.01 per share (the "Preferred Stock"). Based on the sale of Common Stock in connection with the Conversion and issuance to the Foundation of authorized but unissued Common Stock in an amount equal to 6% of the Common Stock sold in the Conversion, the Company currently expects to issue up to 8,502,525 shares of Common Stock (or 9,777,904 in the event of an increase of 15% in the Estimated Price Range) and no shares of Preferred Stock in the Conversion. Except as discussed above in "Restrictions on Acquisition of the Company and the Bank," each share of the Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Purchase Price for the Common Stock, in accordance with the Plan, all such stock will be duly authorized, fully paid and non-assessable.

         THE COMMON STOCK OF THE COMPANY WILL REPRESENT NON-WITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF AN INSURABLE TYPE, AND WILL NOT BE INSURED BY THE FDIC.

COMMON STOCK

         Dividends. The Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Company is subject to limitations which are imposed by law and applicable regulation. See "Dividend Policy" and "Regulation." The holders of Common Stock will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. If the Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

         Voting Rights. Upon Conversion, the holders of Common Stock of the Company will possess exclusive voting rights in the Company. They will elect the Company's Board of Directors and act on such other matters as are required to be presented to them under Delaware law or the Company's Certificate of Incorporation or as are otherwise presented to them by the Board of Directors. Except as discussed in

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

"Restrictions on Acquisition of the Company and the Bank," each holder of Common Stock will be entitled to one vote per share, and will not have any right to cumulate votes in the election of directors. If the Company issues Preferred Stock, holders of the Preferred Stock may also possess voting rights. Certain matters require an 80% shareholder vote. See "Restrictions on Acquisition of the Company and the Bank."

         As a federal mutual savings bank, corporate powers and control of the Bank are vested in its Board of Directors, who elect the officers of the Bank and who fill any vacancies on the Board of Directors as it exists upon Conversion. Subsequent to Conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Bank, which will be the Company, and voted at the direction of the Company's Board of Directors. Consequently, the holders of the Common Stock will not have direct control of the Bank.

         Liquidation. In the event of any liquidation, dissolution or winding up of the Bank, the Company, as holder of the Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "The Conversion-- Liquidation Rights"), all assets of the Bank available for distribution. In the event of liquidation, dissolution or winding up of the Company, the holders of its Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Company available for distribution. If Preferred Stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

         Preemptive Rights. Holders of the Common Stock of the Company will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock is not subject to redemption.

PREFERRED STOCK

         None of the shares of the Company's authorized Preferred Stock will be issued in the Conversion. Such stock may be issued with such preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unfriendly takeover or attempted change in control.


                   DESCRIPTION OF CAPITAL STOCK OF THE BANK

GENERAL

         The Federal Stock Charter of the Bank, to be effective upon the Conversion, authorizes the issuance of capital stock consisting of 45,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share, which preferred stock may be issued in series and classes having such rights, preferences, privileges and restrictions as the Board of Directors may determine. Each share of common stock of the Bank will have the same relative rights as, and will be identical in all respects with, each other share of common stock. After the Conversion, the Board of Directors will be authorized to approve the issuance of common stock up to the amount authorized by the Federal Stock Charter without the approval of the Bank's stockholders. Assuming that the holding company form of organization is utilized, all of the issued and outstanding common stock of the Bank will be held by the Company as the Bank's sole stockholder. THE CAPITAL STOCK OF THE BANK WILL REPRESENT NON-WITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF AN INSURABLE TYPE, AND WILL NOT BE INSURED BY THE FDIC.

COMMON STOCK

         Dividends. The holders of the Bank's common stock will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors of the Bank out of funds legally available therefor. See "Dividend Policy" for certain restrictions on the payment of dividends and "Federal and State Taxation-- Federal Taxation" for a discussion of the consequences of the payment of cash dividends from income appropriated to bad debt reserves.

         Voting Rights. Immediately after the Conversion, the holders of the Bank's common stock will possess exclusive voting rights in the Bank. Each holder of shares of common stock will be entitled to one vote for each share held, subject to the right of shareholders to cumulate their votes for the election of directors. During the five-year period after the effective date of the Conversion, cumulation of votes will not be permitted. See "Restrictions on Acquisition of the Company and the Bank-- Anti-Takeover Effects of the Company's Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion."

         Liquidation. In the event of any liquidation, dissolution, or winding up of the Bank, the holders of common stock will be entitled to receive, after payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon), and distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders, all assets of the Bank available for distribution in cash or in kind. If preferred stock is issued subsequent to the Conversion, the holders thereof may also have priority over the holders of common stock in the event of liquidation or dissolution.

         Preemptive Rights; Redemption. Holders of the common stock of the Bank will not be entitled to preemptive rights with respect to any shares of the Bank which may be issued. The common stock will not be subject to redemption. Upon receipt by the Bank of the full specified purchase price therefor, the common stock will be fully paid and non-assessable.


                         TRANSFER AGENT AND REGISTRAR

   The transfer agent and registrar for the Common Stock is ______________.


                                     EXPERTS

         The consolidated financial statements of the Bank and its subsidiaries as of June 30, 1997 and 1996, and for each of the years in the three-year period ended June 30, 1997, have been included in this Prospectus, in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         Keller has consented to the publication herein of the summary of its report to the Bank and Company setting forth its opinion as to the estimated pro forma market value of the Common Stock upon Conversion and its valuation with respect to subscription rights.

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

                            LEGAL AND TAX OPINIONS

         The legality of the Common Stock and the federal income tax consequences of the Conversion will be passed upon for the Bank and the Company by Muldoon, Murphy & Faucette, Washington, D.C., special counsel to the Bank and the Company. Muldoon, Murphy & Faucette will rely as to certain matters of Delaware law on the opinion of Morris, Nichols, Arsht & Tunnell. The States of Nebraska, Kansas and Iowa tax consequences of the Conversion and certain matters related to the Foundation will be passed upon for the Bank and the Company by KPMG Peat Marwick LLP. Certain legal matters will be passed upon for Sandler O'Neill by Foley & Lardner.

                            ADDITIONAL INFORMATION

         The Company has filed with the SEC a registration statement under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the registration statement. Such information can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC including the Company. This Prospectus contains a description of the material terms and features of all material contracts, reports or exhibits to the Registration Statement required to be described. The statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.

         The Bank has filed an application for conversion with the OTS with respect to the Conversion. Pursuant to the rules and regulations of the OTS, this Prospectus omits certain information contained in that application. The application may be examined at the principal office of the OTS, 1700 G Street, N.W., Washington, D.C. 20552, and at the Office of the Regional Director of the OTS located at 122 John Carpenter Freeway, Suite 600, Irving, Texas 75039.

         In connection with the Conversion, the Company will register its Common Stock with the SEC under Section 12(g) of the Exchange Act and, upon such registration, the Company and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the Plan, the Company has undertaken that it will not terminate such registration for a period of at least three years following the Conversion. In the event that the Bank amends the Plan to eliminate the concurrent formation of the Company as part of the Conversion, the Bank will register its stock with the OTS under Section 12(g) of the Exchange Act and, upon such registration, the Bank and the holders of its stock will become subject to the same obligations and restrictions.

         A copy of the Certificate of Incorporation and the Bylaws of the Company and the Federal Stock Charter and Bylaws of the Bank and the Certificate of Incorporation and Bylaws of the Foundation are available without charge from the Bank.

                  FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES
                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                           Page
                                                                                       ------------
Independent Auditor's Report......................................................          F-2

Consolidated Statements of Financial Condition as of September 30, 1997
(unaudited) and June 30, 1997 and 1996............................................          F-3

Consolidated Statements of Income for the Three-Month Periods Ended
September 30, 1997 and 1996 (unaudited) and for the Years Ended June 30,
1997, 1996 and 1995...............................................................          35

Consolidated Statements of Retained Earnings for the Three-Month Period
Ended September 30, 1997 (unaudited) and for the Years Ended June 30, 1997,
1996 and 1995.....................................................................          F-4

Consolidated Statements of Cash Flows for the Three-Month Periods Ended
September 30, 1997 and 1996 (unaudited) and for the Years Ended June 30,
1997, 1996 and 1995...............................................................      F-5 to F-7

Notes to Consolidated Financial Statements........................................      F-8 to F-30

        All schedules are omitted because they are not required or applicable, or the required information is shown in the financial statements or notes thereto.

        The financial statements of First Lincoln Bancshares Inc. have been omitted because First Lincoln Bancshares Inc. has not yet issued any stock, has no assets and no liabilities, and has not conducted any business other than of an organizational nature.

[LETTERHEAD OF PEAT MARWICK LLP APPEARS HERE


                          INDEPENDENT AUDITORS' REPORT


Board of Directors
First Federal Lincoln Bank:


We have audited the accompanying consolidated statements of financial condition of First Federal Lincoln Bank and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of income, retained earnings and cash flows for each of the years in the three-year period ended June 30, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Federal Lincoln Bank and subsidiaries at June 30, 1997 and 1996 and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1997, in conformity with generally accepted accounting principles.

As described in Note 1 to the consolidated financial statements, the Bank adopted the provisions of Statement of Financial Accounting Standards (FAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, on
July 1, 1994.


                                               KPMG Peat Marwick LLP

                                               /s/ KPMG Peat Marwick LLP

Lincoln, Nebraska
August 20, 1997
(October 7, 1997 as to note 21)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Consolidated Statements of Financial Condition

September 30, 1997 (unaudited) and June 30, 1997 and 1996

================================================================================

                                                                                                        June 30,
                              Assets                                  September 30,            ---------------------------
                                                                          1997                 1997                   1996
                                                                       (unaudited)
Cash and due from banks                                               $  12,123,731          12,748,083            13,045,330
Federal funds sold                                                       33,700,000           3,600,000            52,500,000
                                                                      -------------       -------------         -------------
                Total cash and cash equivalents                          45,823,731          16,348,083            65,545,330
Investment securities, held to maturity, at amortized cost
     (estimated market value of $58,613,037 (unaudited),
     $93,974,136 and $129,576,038 at September 30, 1997
     and June 30, 1997 and 1996, respectively)                           58,659,904          94,248,200           130,643,090
Mortgage-backed securities:
      Held to maturity, at amortized cost (estimated
         market value of $80,803,782 (unaudited),
         $85,218,664 and $95,410,083 at September 30, 1997
         and June 30, 1997 and 1996, respectively)                       80,413,202          85,371,877            97,030,479
      Available for sale, at estimated market value                         746,466             749,960               843,076
Loans receivable, net                                                   818,460,094         814,881,349           713,511,565
Accrued interest receivable                                               6,474,410           7,065,140             7,183,465
Investment in FHLB stock, at cost                                         7,059,900           6,933,300             6,313,300
Real estate held for investment, net                                        601,724             606,316               624,688
Real estate owned, net                                                    1,170,044           1,461,606             1,391,062
Premises and equipment, net                                              13,044,536          12,823,082            12,904,464
Other assets                                                              1,124,445           1,846,363             1,864,286
                                                                      -------------       -------------         -------------
                                                                    $ 1,033,578,456       1,042,335,276         1,037,854,805
                                                                      =============       =============         =============

                   Liabilities and Retained Earnings

Liabilities:
      Deposits                                                       $  923,669,334         920,119,585           929,314,129
      Overdrawn cash account in bank                                      3,680,860           5,017,943             4,337,671
      Advances from FHLB                                                 10,565,250          21,568,700            13,598,500
      Advances from borrowers for taxes and insurance                       211,068           1,305,150               962,991
      Accrued interest payable                                            9,324,024           8,930,073             9,497,497
      Accrued expenses and other liabilities                              5,565,861           6,481,972             5,583,711
                                                                      -------------       -------------         -------------
                Total liabilities                                       953,016,397         963,423,423           963,294,499
                                                                      -------------       -------------         -------------
Retained earnings:
      Retained earnings, subject to certain restrictions                 80,563,705          78,920,703            74,580,578
      Net unrealized losses on securities available for sale                 (1,646)             (8,850)              (20,272)
                                                                      -------------       -------------         -------------
                Total retained earnings                                  80,562,059          78,911,853            74,560,306
Commitments and contingencies
                                                                      -------------       -------------         -------------
                                                                    $ 1,033,578,456       1,042,335,276         1,037,854,805
                                                                      =============       =============         =============

See accompanying notes to consolidated financial statements.

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Consolidated Statements of Retained Earnings

Three-Month Period Ended September 30, 1997 (unaudited) and Years Ended June 30, 1997, 1996 and 1995

--------------------------------------------------------------------------------


                                                                             Net unrealized
                                                                               losses on
                                                                               securities            Total
                                                              Retained          available           retained
                                                              earnings          for sale            earnings
Balance at June 30, 1994                                    $ 65,147,000            -              65,147,000

Net income                                                     4,058,979            -               4,058,979

Net unrealized losses due to adoption of
      FAS No. 115                                                 -             (183,762)            (183,762)

Change in net unrealized losses                                   -              149,795              149,795
                                                              ----------         -------           ----------

Balance at June 30, 1995                                      69,205,979         (33,967)          69,172,012

Net income                                                     5,374,599            -               5,374,599

Change in net unrealized losses                                   -               13,695               13,695
                                                              ----------         -------           ----------

Balance at June 30, 1996                                      74,580,578         (20,272)          74,560,306

Net income                                                     4,340,125            -               4,340,125

Change in net unrealized losses                                   -               11,422               11,422
                                                              ----------         -------           ----------

Balance at June 30, 1997                                      78,920,703          (8,850)          78,911,853

Net income (unaudited)                                         1,643,002            -               1,643,002

Change in net unrealized losses (unaudited)                       -                7,204                7,204
                                                              ----------         -------           ----------

Balance at September 30, 1997 (unaudited)                   $ 80,563,705          (1,646)          80,562,059
                                                              ==========         =======           ==========


See accompanying notes to consolidated financial statements.

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Three-Month Periods Ended September 30, 1997 and 1996
(unaudited) and Years Ended June 30, 1997, 1996 and 1995

================================================================================

                                                              September 30,                                June 30,
                                                         ------------------------             ----------------------------------
                                                            1997           1996               1997           1996           1995
                                                                (unaudited)
Net cash provided by operating activities              $  2,083,577      1,950,255          6,668,048      6,509,984     11,544,675
                                                         ----------     ----------         ----------     ----------     ----------
Cash flows from investing activities:
      Purchase of investment securities:
         Held to maturity                                     -         (2,000,000)       (12,008,364)  (155,092,171)   (32,194,735)
         Available for sale                                   -              -                  -           (947,851)         -
      Proceeds from maturity of investment securities:
            Held to maturity                             35,595,000     13,290,000         48,890,000    193,735,586     65,768,002
            Available for sale                                -              -                  -          1,000,000          -
      Proceeds from sale of investment
         securities, available for sale                       -              -                  -            948,125          -
      Purchase of mortgage-backed securities:
         Held to maturity                                     -           (290,932)        (3,608,460)   (22,606,115)   (30,985,039)
         Available for sale                                   -           (563,841)          (563,841)         -              -
      Proceeds from sale of mortgage-backed
         securities, available for sale                       -            565,251            565,251      1,014,135          -
      Proceeds from principal repayments of
         investment and mortgage-backed securities        4,903,044      4,041,154         15,075,393     16,643,264      7,769,192
      Increase in loans receivable                       (4,138,020)   (35,078,211)      (101,689,876)   (69,121,251)   (20,638,423)
      Proceeds from sale of real estate owned
         and held for investment                            217,621          -                 73,260      5,268,054      5,316,059
      Additions to real estate held for investment            -              -                  -             (1,925)       (23,124)
      Additions to premises and equipment                  (647,804)      (545,646)        (1,539,201)    (4,580,909)    (2,148,493)
      Proceeds from sale of premises and equipment           10,013          3,934             10,028        687,867         15,526
      Purchase of FHLB stock                                  -              -               (187,300)      (391,600)      (116,300)
      Proceeds from redemption of FHLB stock                  -              -                  -              -          2,893,100
      Premium paid for First Bank deposits                    -              -                  -           (652,257)         -
                                                         ----------     ----------         ----------     ----------     ----------
                    Net cash provided by (used in)
                        investing activities             35,939,854    (20,578,291)       (54,983,110)   (34,097,048)    (4,344,235)
                                                         ----------     ----------         ----------     ----------     ----------
Cash flows from financing activities:
      Net increase (decrease) in deposits                 3,549,749    (17,085,246)        (9,194,544)    65,250,007    (32,697,003)
      Net increase (decrease) in advances from
         borrowers for taxes and insurance               (1,094,082)      (832,711)           342,159     (5,765,135)      (556,715)
      Proceeds from FHLB advances                         5,000,000      1,000,000         37,000,000          -         25,000,000
      Repayment of FHLB advances                        (16,003,450)       (16,625)       (29,029,800)   (10,033,250)    (5,033,250)

                                                         ----------     ----------         ----------     ----------     ----------
                    Net cash provided by (used in)
                        financing activities             (8,547,783)   (16,934,582)          (882,185)    49,451,622    (13,286,968)

                                                         ----------     ----------         ----------     ----------     ----------
                    Net increase (decrease) in cash
                        and cash equivalents             29,475,648    (35,562,618)       (49,197,247)    21,864,558     (6,086,528)
Cash and cash equivalents at beginning of year           16,348,083     65,545,330         65,545,330     43,680,772     49,767,300
                                                         ----------     ----------         ----------     ----------     ----------
Cash and cash equivalents at end of year               $ 45,823,731     29,982,712         16,348,083     65,545,330     43,680,772
                                                         ==========     ==========         ==========     ==========     ==========


                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Page 2

================================================================================


                                                                    September 30,                            June 30,
                                                                --------------------            ---------------------------------
                                                                1997            1996            1997            1996         1995
                                                                     (unaudited)
Reconciliation of net income to cash provided
       by operating activities:
         Net income (loss)                                 $  1,643,002      (1,706,082)      4,340,125       5,374,599   4,058,979
                                                             ----------      ----------      ----------      ----------  ----------
         Adjustments to reconcile net income (loss)
            to net cash provided by operating activities:
               (Accretion) amortization of investment
                    and mortgage-backed securities, net          63,337         (86,799)       (184,657)       (105,376)    106,360
               Depreciation and amortization                    386,227         373,934       1,579,243       1,493,802   1,409,341
               Accretion on loans receivable, net               (68,635)        (85,510)       (249,820)       (345,441)   (523,885)
               Deferred income tax expense (benefit)           (160,006)        428,604         700,588        (214,252)    163,681
               Provision for loan losses                        713,412          95,708         450,240         598,414     243,133
               Provision for fixed asset valuation               32,000          -               -               -           -
               Proceeds from sales of loans held for sale    16,971,100       8,373,600      48,472,966      50,915,405  22,638,842
               Originations and purchases of loans
                    held for sale                           (16,826,937)     (8,300,233)    (48,101,288)    (50,556,941)(22,547,129)
               Net (gain) loss on sales of:
                    Trading securities                           -               -               -               (4,986)     (2,326)
                    Investment and mortgage-backed
                        securities available for sale            -               (1,410)         (1,410)         (5,165)     -
                    Loans receivable held for sale             (144,163)        (73,367)       (389,070)       (358,464)    (91,713)
                    Loans receivable held in portfolio           -               -               -             (100,969)     -
                    Real estate owned and held for
                        investment                              (11,561)         -               (6,739)       (926,226)   (347,989)
                    Premises and equipment                        2,702          46,486          49,684         103,749     121,498
               FHLB stock dividend                             (126,600)       (103,100)       (432,700)       (282,400)     -
               Purchase of trading securities                    -               -               -           (2,947,514) (1,279,596)
               Proceeds from sale of trading securities          -               -               -            2,952,500   1,281,922
               Changes in certain assets and liabilities:
                    Accrued interest receivable                 590,730         356,907         118,325         (61,643)   (633,413)
                    Other assets                                721,918        (505,396)         17,923         576,859    (785,772)
                    Overdrawn cash account in bank           (1,337,083)       (515,720)        680,272      (2,410,841)  6,748,512
                    Accrued interest payable                    393,951        (175,491)       (567,424)        466,091   1,320,583
                    Accrued expenses and other liabilities     (759,817)      3,828,124         191,790       2,348,783    (336,353)
                                                             ----------      ----------      ----------      ----------  ----------
                                 Total adjustments              440,575       3,656,337       2,327,923       1,135,385   7,485,696
                                                             ----------      ----------      ----------      ----------  ----------
                                 Net cash provided by
                                     operating activities  $  2,083,577       1,950,255       6,668,048       6,509,984  11,544,675
                                                             ----------      ----------      ----------      ----------  ----------


                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Page 3

================================================================================


                                                                   September 30,                          June 30,
                                                               --------------------           ---------------------------------
                                                               1997            1996           1997            1996         1995
                                                                    (unaudited)
Supplemental disclosures of cash flow information:
    Cash paid during the year for:
         Interest                                         $ 11,592,327      12,016,156      47,765,285     47,739,979    43,284,240
                                                            ==========      ==========     ===========    ===========    ==========

         Income taxes, net of refunds                     $  1,173,020       1,107,710       2,074,489      1,268,193     1,888,221
                                                            ==========      ==========     ===========    ===========    ==========

Supplemental schedules of noncash investing activities:
         Transfers from loans to real estate owned
            through foreclosure                           $    151,509          76,471         299,175      1,657,789       238,043
                                                            ==========      ==========     ===========    ===========    ==========

         Stock dividend from FHLB                         $    126,600         103,100         432,700        282,400          -
                                                            ==========      ==========     ===========    ===========    ==========


In July 1995, the Bank acquired certain assets and liabilities of Missouri Valley and Clarinda, Iowa branches of First Bank for $871,469. In connection with this acquisition, liabilities were assumed as follows:

        Fair value of assets acquired                $ 22,144,692
        Cash paid for assets                             (871,469)
        Less cash and other assets assumed                219,212
                                                       ----------
        Liabilities assumed                          $ 21,492,435
                                                       ==========


See accompanying notes to consolidated financial statements.

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 1997 and 1996 and June 30, 1997, 1996 and 1995


(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
--------------------------------------------------------------------------------


 (1)  Summary of Significant Accounting Policies

      Basis of Consolidation
            The consolidated financial statements include the accounts of the First Federal Lincoln Bank (the Bank) and its wholly-owned subsidiaries, TMS Corporation of the Americas and First Federal Lincoln Holding Corporation and its subsidiary, FFL Holding Corporation and its subsidiary, First Federal Lincoln Bank-Iowa (formerly First Federal Savings and Loan Association of Lincoln-
            Iowa). All significant intercompany balances and transactions have been eliminated in consolidation.

        Investment and Mortgage-Backed Securities
            Statement of Financial Accounting Standards (FAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, was adopted by the Bank and its subsidiaries on July 1, 1994. The objective of this standard is to classify the investment and mortgage-backed securities portfolios between those securities the Bank intends to hold to maturity, those securities available for sale and those securities held for trading purposes.

            Securities classified as held to maturity are those securities which the Bank has the ability and positive intent to hold to maturity regardless of changes in market condition, liquidity needs or changes in general economic conditions. These securities are stated at cost, adjusted for amortization of premiums and accretion of discounts, over the period to maturity using a method which approximates the interest method.

            Securities classified as available for sale are those securities that the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. These securities are carried at fair value with unrealized gains or losses reported as increases or decreases in retained earnings, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

            Trading securities are those securities which the Bank purchases and holds principally for the purpose of selling them in the near term. These securities are carried at fair value with unrealized gains or losses included in earnings.

        Loans Receivable
            Loans receivable are stated at unpaid principal balances, less unearned discounts and premiums and net deferred loan origination fees. Interest on loans is credited to income as earned, except interest which is not accrued on loans contractually delinquent three months or more. Premiums or discounts on purchased loans, loans acquired through merger and property loans are amortized into income over the period to maturity using a method which approximates the interest method.

                                                                  (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Page 2
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
--------------------------------------------------------------------------------


 (1)  Summary of Significant Accounting Policies, Continued

        Loans Receivable, Continued
            Loan origination fees received in excess of certain direct origination costs are deferred and amortized into income over the life of the loan using the interest method or recognized when the loan is sold.

            The Bank also originates mortgage loans for sale in the secondary market. Mortgage loans held for sale are carried at the lower of cost or market value, determined on an individual loan basis.

        Provisions for Losses
            Provisions for losses on loans, accrued interest and real estate are charged to earnings when it is determined by management to be required. Management's periodic evaluation of the adequacy of allowance accounts is based on the Bank's past loss experience, known and inherent risks related to the assets, adverse situations that may affect a borrower's ability to repay, estimated value of the underlying collateral and current and prospective economic conditions.

            Management believes the allowances for losses on loans and real estate are adequate. While management uses available information to recognize losses on loans and real estate, future additions to the allowances may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgments of information available to them at the time of their examination.

            Additionally, accrual of interest and amortization of deferred loan fees on potential problem loans are excluded from income when, in the opinion of management, such suspension is warranted. Income is subsequently recognized only to the extent cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status.

            Effective in 1996, the Bank adopted FAS No. 114, Accounting by Creditors for Impairment of a Loan and FAS No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures. Under the Bank's credit policies and practices, all nonaccrual and restructured commercial, agricultural, construction and commercial real estate loans meet the definition of impaired loans under FAS No. 114 and No. 118. Impaired loans as defined by FAS No. 114 and No. 118 exclude certain consumer loans and residential real estate loans classified as nonaccrual. Loan impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the observable market price of the loan or the fair value of the collateral if the loan is collateral dependent. The adoption of FAS No. 114 and No. 118 did not have a material effect on the Bank's financial position or results of operations.

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Page 3
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
--------------------------------------------------------------------------------


 (1)  Summary of Significant Accounting Policies, Continued

        Estimates
            The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The allowance for loan losses and related provision as described above, present the significant area requiring management judgment and estimate. Actual results could differ from those estimates.

        Real Estate Held for Investment
            Real estate properties held for investment are carried at cost, including cost of improvements, holding costs and amenities incurred subsequent to acquisition. The portion of interest costs related to development of real estate is capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

        Real Estate Owned
            Real estate acquired through foreclosure is considered to be held for sale, thus is initially recorded at estimated fair value (carrying value). Subsequent to foreclosure, these assets are carried at the lower of carrying value or fair value, less selling costs. Change in the valuation allowances for unrealized gains and losses and income and operating expenses are included in noninterest income of the current period.

        Premises and Equipment
            Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets. Estimated lives are 10 to 50 years for buildings and improvements and 2 to 10 years for furniture, fixtures and equipment.

        Income Taxes
            The Bank files a consolidated Federal income tax return on a calendar-year basis. Deferred income taxes arise from the recognition of certain items of revenue and expense for tax purposes in years different from those in which they are recognized in the consolidated financial statements.

            Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Page 4
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
--------------------------------------------------------------------------------


 (1)  Summary of Significant Accounting Policies, Continued

      Intangible Assets
            In July 1995, the Bank acquired certain assets of First Bank, N.A. in consideration for the assumption of certain liabilities of approximately $21,500,000 using the purchase method. Goodwill of $652,257 related to this purchase, representing the cost of acquisition in excess of the fair value, is being amortized on a straight-line basis over 5 years.

      Reclassifications
            Certain prior year amounts have been reclassified to conform with 1997 presentation.

 (2)  Investment Securities

      Investment securities at September 30, 1997 and June 30, 1997 and 1996 are summarized below.



                                                                                 September 30, 1997
                                                   ------------------------------------------------------------------------------
                                                                                   Gross unrealized
                                                    Amortized               ----------------------------
                                                       cost                 Gains                 Losses             Fair value
          Held to maturity:
            U.S. Government obligations            $ 24,980,944             25,880                 79,480            24,927,344
            U.S. Government agency
                 obligations                         32,963,267             49,233                 45,312            32,967,188
            Corporate commercial paper                  500,000              2,812                    -                 502,812
            Municipal obligations                       215,693                -                      -                 215,693
                                                   ------------             ------                -------            ----------
                                                   $ 58,659,904             77,925                124,792            58,613,037
                                                   ============             ======                =======            ==========
                                                                                   June 30, 1997
                                                   ------------------------------------------------------------------------------
                                                                                   Gross unrealized
                                                    Amortized                 ---------------------------
                                                       cost                   Gains                Losses             Fair value
         Held to maturity:
            U.S. Government obligations             $ 32,973,002             24,105                137,263            32,859,844
            U.S. Government agency
                 obligations                          59,957,111             23,984                186,471            59,794,624
            Corporate commercial paper                 1,002,294              1,612                    -               1,003,906
            Municipal obligations                        220,793                -                      -                 220,793
            Other                                         95,000                -                       31                94,969
                                                    ------------             ------                -------            ----------
                                                    $ 94,248,200             49,701                323,765            93,974,136
                                                    ============             ======                =======            ==========

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Page 5
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
================================================================================


(2)  Investment Securities, Continued

                                                                                June 30, 1996
                                                      ------------------------------------------------------------------
                                                                               Gross unrealized
                                                         Amortized         ------------------------
                                                           cost            Gains             Losses          Fair value
         Held to maturity:
            U.S. Government obligations               $  46,462,031        12,351            411,922          46,062,460
            U.S. Government agency
                 obligations                             76,889,419        26,715            693,985          76,222,149
            Corporate commercial paper                    6,366,654         2,335              1,520           6,367,469
            Municipal obligations                           734,986            -                  -              734,986
            Other                                           190,000            -               1,026             188,974
                                                        -----------        ------          ---------         -----------

                                                      $ 130,643,090        41,401          1,108,453         129,576,038
                                                        ===========        ======          =========         ===========

        The amortized cost and estimated fair value of debt securities held to maturity at September 30, 1997 and June 30, 1997, by contractual maturity, are shown below. Expected maturities will differ from the contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                               September 30, 1997                          June 30, 1997
                                                          -----------------------------           -------------------------------
                                                             Amortized          Fair               Amortized             Fair
                                                               cost             value                cost                value
         Held to maturity:
            Due in one year or less                       $ 52,478,342       52,434,531           64,558,538           64,522,469
            Due after one year through five years            5,965,869        5,962,813           29,468,869           29,230,874
            Due after five years through ten years             215,693          215,693              220,793              220,793
                                                            ----------       ----------           ----------           ----------

                                                          $ 58,659,904       58,613,037           94,248,200           93,974,136
                                                            ==========       ==========           ==========           ==========

        Proceeds from sales of investment securities available for sale were $948,125 during the year ended June 30, 1996. Gross gains of $274 were realized on those sales.

        There were no sales of investment securities held to maturity during the three-month periods ended September 30, 1997 and 1996 and the years ended June 30, 1997, 1996 or 1995 or available for sale investment securities during the three-month periods ended September 30, 1997 and 1996 and the years ended June 30, 1997 and 1995.

 (3)    Mortgage-Backed Securities

        Mortgage-backed securities at September 30, 1997 and June 30, 1997 and 1996, consisting of pass-through certificates, are summarized on the following page.

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Page 6
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
================================================================================


(3)  Mortgage-Backed Securities, Continued

                                                                        September 30, 1997
                                                  ------------------------------------------------------------
                                                                         Gross unrealized
                                                    Amortized          ---------------------
                                                      cost             Gains          Losses        Fair value
               Held to maturity:
                    FNMA                          $ 33,328,334         65,281        406,996        32,986,619
                    FHLMC                           12,223,471        110,568             -         12,334,039
                    GNMA - ARMs                     23,567,731        495,889             -         24,063,620
                    FNMA - ARMs                      2,467,961         36,327             -          2,504,288
                    FHLMC - ARMs                     3,432,575         53,513             -          3,486,088
                    FHLMC - CMO                      3,216,649         26,339            252         3,242,736
                    FNMA - REMIC                     1,540,199          3,649             -          1,543,848
                    FHLMC - REMIC                      494,837             -              -            494,837
                    Other                              141,445          6,262             -            147,707
                                                    ----------        -------        -------        ----------

                                                  $ 80,413,202        797,828        407,248        80,803,782
                                                    ==========        =======        =======        ==========

               Available for sale, GNMA           $    748,960             -           2,494           746,466
                                                    ==========        =======        =======        ==========
                                                                           June 30, 1997
                                                --------------------------------------------------------------
                                                                         Gross unrealized
                                                  Amortized            --------------------
                                                    cost               Gains         Losses         Fair value
               Held to maturity:
                    FNMA                        $ 34,914,849           47,946        730,112        34,232,683
                    FHLMC                         12,835,382           31,486         40,145        12,826,723
                    GNMA - ARMs                   24,797,265          436,079             -         25,233,344
                    FNMA - ARMs                    3,055,210           28,848             -          3,084,058
                    FHLMC - ARMs                   3,751,291           34,752             -          3,786,043
                    FHLMC - CMO                    3,337,217           34,159             -          3,371,376
                    FNMA - REMIC                   1,889,644               -           2,089         1,887,555
                    FHLMC - REMIC                    636,984               -              -            636,984
                    Other                            154,035            5,863             -            159,898
                                                  ----------          -------        -------        ----------

                                                $ 85,371,877          619,133        772,346        85,218,664
                                                  ==========          =======        =======        ==========

               Available for sale, GNMA         $    763,369               -          13,409           749,960
                                                  ==========          =======        =======        ==========

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Page 7
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
================================================================================


(3)  Mortgage-Backed Securities, Continued

                                                                                  June 30, 1996
                                                        ---------------------------------------------------------------
                                                                                Gross unrealized
                                                          Amortized           --------------------
                                                            cost              Gains         Losses           Fair value
               Held to maturity:
                    FNMA                                $ 40,498,146          47,111       1,487,881         39,057,376
                    FHLMC                                 14,688,739          28,879         337,171         14,380,447
                    GNMA - ARMs                           27,849,250         177,924         121,919         27,905,255
                    FNMA - ARMs                            3,135,396          27,389              -           3,162,785
                    FHLMC - ARMs                           2,885,716          28,846              -           2,914,562
                    FNMA - CMO                               589,906              -              369            589,537
                    FHLMC - CMO                            2,810,315          21,618             282          2,831,651
                    FNMA - REMIC                           2,740,955             453          11,633          2,729,775
                    FHLMC - REMIC                          1,626,003              -            1,563          1,624,440
                    Other                                    206,053           8,202              -             214,255
                                                          ----------         -------       ---------         ----------

                                                        $ 97,030,479         340,422       1,960,818         95,410,083
                                                          ==========         =======       =========         ==========

               Available for sale, GNMA                 $    873,791              -           30,715            843,076
                                                          ==========         =======       =========         ==========

        As mortgage-backed securities are not due at a single maturity, a maturity schedule has not been estimated and is not included.

        Proceeds from sales of mortgage-backed securities available for sale were $565,251, $565,251 and $1,014,135 during the three-month period ended September 30, 1996 and the years ended June 30, 1997 and 1996, respectively. Gross gains of $1,410, $1,410 and $4,892 were realized on those sales during the three-month period ended September 30, 1996 and the years ended June 30, 1997 and 1996, respectively.

        There were no sales of held to maturity or available for sale mortgage-backed securities during the three-month period ended September 30, 1997 or the year ended June 30, 1995.

(4)     Loans Receivable

        Loans receivable at September 30, 1997 and June 30, 1997 and 1996 are summarized on the following page.

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements


Page 8
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
--------------------------------------------------------------------------------


 (4)  Loans Receivable, Continued
                                                                                                     June 30,
                                                                       September 30,          ----------------------
                                                                           1997               1997              1996
        Real estate:
           One-to-four family                                         $ 521,678,914        531,110,247       487,742,820
           Commercial real estate, multi-family and land                183,520,134        187,813,261       176,819,061
           Construction                                                  47,043,999         41,109,571        38,465,703
        Consumer and property improvement loans                          93,156,185         81,944,526        37,450,652
                                                                        -----------        -----------       -----------
                                                                        845,399,232        841,977,605       740,478,236
        Less:
           Allowance for loan losses                                     (7,022,510)        (6,329,897)       (5,917,846)
           Deferred loan fees                                            (2,154,010)        (2,151,012)       (2,457,435)
           Unearned premiums and discounts                                   90,181             96,611           (52,134)
           Discounts on loans acquired through merger                      (944,892)        (1,013,300)       (1,269,333)
           Undisbursed portion of loans in process                      (16,907,907)       (17,698,658)      (17,269,923)
                                                                        -----------        -----------       -----------
                                                                      $ 818,460,094        814,881,349       713,511,565
                                                                        ===========        ===========       ===========

        In May 1996, the Bank sold the VISA credit card loan portfolio for approximately $1,483,000 recording a gain of $100,969.

        The one-to-four family real estate loans above include $1,502,000, $1,271,150 and $828,200 of loans held for sale at September 30, 1997 and June 30, 1997 and 1996, respectively.

        The activity in the allowance for loan losses is summarized below:


                                                          September 30,                             June 30,
                                                    ------------------------           ----------------------------------
                                                    1997                1996           1997          1996            1995
         Balance at beginning of year           $ 6,329,897          5,917,846       5,917,846     5,642,122       5,965,646
         Provision for loan losses                  713,412             95,708         450,240       598,414         243,133
         Losses charged off                         (24,872)           (48,078)        (63,881)     (350,081)       (578,740)
         Recoveries                                   4,073              5,323          25,692        27,391          12,083
                                                     ------             ------         -------       -------         -------
         Balance at end of year                 $ 7,022,510          5,970,799       6,329,897     5,917,846       5,642,122
                                                  =========          =========       =========     =========       =========

        Certain executive officers and directors of the Bank have indebtedness, in the form of loans, as customers. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and did not involve more than the normal risk of collectibility. These loans amounted to approximately $427,000, $722,000 and $750,000 at September 30, 1997 and June 30, 1997 and 1996,
        respectively. The change in loans to certain executive officer and directors include only repayments as the Bank adopted the policy to cease making loans to officers, directors and employees.

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Page 9
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
--------------------------------------------------------------------------------


 (4)  Loans Receivable, Continued

      The Financial Accounting Standards Board has issued Statements No. 114 and No. 118. The statements, which were effective for financial statements issued for fiscal years beginning after December 15, 1994, require impaired loans be measured at the present value of expected future cash flows by discounting those cash flows generally at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The statements also require troubled debt restructurings involving a modification of terms be remeasured on a discounted basis. The Bank adopted these statements on July 1, 1995.

      Total impaired loans, including nonaccrual loans and restructured loans, aggregated approximately $2,920,000, $5,047,000 and $4,313,000 at
      September 30, 1997 and June 30, 1997 and 1996, respectively. The average balances of impaired loans for the three-month period ended September 30, 1997 and the years ended June 30, 1997 and 1996 were approximately $4,559,000, $4,606,000, and $5,522,000, respectively. Impaired loans were not subject to a related specific allowance for loan losses at September 30, 1997 and June 30, 1997 and 1996, respectively, because of the net realizable value of loan collateral, guarantees and other factors.

      The effect of non-accrual and restructured loans on interest income is summarized below:



                                                              September 30                       June 30
                                                           -----------------           ----------------------------
                                                           1997         1996           1997        1996        1995
               Interest income:
                    As originally contracted            $ 48,000       34,000         115,000     301,000     396,000
                    As recognized                            -            -               -           -        23,000
                                                         -------      -------        --------    --------    --------
               Reduction of interest income             $ 48,000       34,000         115,000     301,000     373,000
                                                         =======      =======        ========    ========    ========

        There were no material commitments to lend additional funds to customers whose loans were classified as impaired at September 30, 1997 and June 30, 1997 and 1996.

        The Bank serviced loans for others amounting to approximately $19,835,000, $19,903,000 and $23,066,000 at September 30, 1997 and June
        30, 1997 and 1996, respectively. Loans serviced for others are not included in the accompanying consolidated statements of financial condition. Servicing loans for others consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and foreclosure processing. In connection with these loans serviced for others, the Bank held borrowers' escrow balances of approximately $380,000, $380,000 and $371,000 at September 30, 1997 and June 30, 1997
        and 1996, respectively.

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Page 10
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
--------------------------------------------------------------------------------


 (5)    Accrued Interest Receivable

        Accrued interest receivable at September 30, 1997 and June 30, 1997 and 1996 is summarized below:

                                                                                          June 30,
                                                           September 30,            -------------------
                                                               1997                1997             1996
            Investment securities                           $  772,589          1,499,945        1,978,315
            Mortgage-backed securities                         500,562            526,726          589,234
            Loans receivable                                 5,201,259          5,038,469        4,615,916
                                                             ---------          ---------        ---------
                                                           $ 6,474,410          7,065,140        7,183,465
                                                             =========          =========        =========

 (6)    Investment in Federal Home Loan Bank Stock

        The investment in Federal Home Loan Bank (FHLB) stock is carried at cost and the Bank was required to hold approximately $6,693,000, $6,496,000 and $6,036,850 at September 30, 1997 and June 30, 1997 and 1996,
        respectively.

 (7)    Real Estate Held for Investment

        Real estate held for investment at September 30, 1997 and June 30, 1997 and 1996 is summarized below:

                                                                                            June 30,
                                                                   September 30,       --------------------
                                                                      1997             1997            1996
            Land                                                 $   95,300           95,300           95,300
            Buildings                                               643,015          643,015          643,015
                                                                    -------          -------          -------
                                                                    738,315          738,315          738,315
            Less accumulated depreciation                           (65,591)         (60,999)         (42,627)
                                                                   --------         --------         --------
                                                                    672,724          677,316          695,688
            Less valuation allowance                                (71,000)         (71,000)         (71,000)
                                                                   --------         --------         --------
                                                                  $ 601,724          606,316          624,688
                                                                   ========         ========         ========

 (8)    Real Estate Owned

        Real estate owned at September 30, 1997 and June 30, 1997 and 1996 is summarized below:

                                                                                  June 30,
                                                      September 30,         --------------------
                                                          1997              1997            1996
         Real estate owned                            $ 1,639,846         1,823,408       1,467,302
         Less valuation allowance                        (469,802)         (361,802)        (76,240)
                                                        ---------         ---------        --------
                                                      $ 1,170,044         1,461,606       1,391,062
                                                        =========         =========       =========

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Page 11
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
--------------------------------------------------------------------------------


 (8)  Real Estate Owned, Continued

      The activity in the valuation allowance is summarized below:

                                                           September 30,                           June 30,
                                                        -------------------            ---------------------------------
                                                        1997           1996            1997          1996            1995
        Balance at beginning of year                  $ 361,802        76,240          76,240       787,500        2,229,710
        Provision for real estate losses                108,000        93,062         285,562        76,240         (102,409)
        Losses charged off, net of
            recoveries                                       -             -               -       (787,500)      (1,339,801)
                                                      ---------        ------         -------       -------        ---------
        Balance at end of year                        $ 469,802       169,302         361,802        76,240          787,500
                                                      =========       =======         =======       =======        =========

 (9)  Premises and Equipment

      Premises and equipment at September 30, 1997 and June 30, 1997 and 1996 are summarized below:

                                                                                          June 30,
                                                           September 30,           -----------------------
                                                                1997               1997               1996
         Land $                                               3,259,405           3,167,447          3,162,841
         Buildings                                           13,445,801          12,996,929         12,220,806
         Leasehold improvements                               1,906,217           1,905,581          1,859,519
         Furniture, fixtures and equipment                    5,972,929           5,978,677          5,767,568
         Computer equipment                                   3,425,950           3,393,816          3,190,449
         Vehicles                                               236,436             236,436            207,916
                                                             ----------          ----------         ----------
                                                             28,246,738          27,678,886         26,409,099
         Less accumulated depreciation and
              amortization                                  (15,202,202)        (14,855,804)       (13,504,635)
                                                             ----------          ----------         ----------
                                                           $ 13,044,536          12,823,082         12,904,464
                                                             ==========          ==========         ==========

(10)  Deposits

      Deposits at September 30, 1997 and June 30, 1997 and 1996 are summarized on the following page.

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Page 12
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
--------------------------------------------------------------------------------


(10) Deposits, Continued



                                       September 30, 1997                   June 30, 1997                    June 30, 1996
                                   ----------------------------     -------------------------------     -------------------------
                                     Weighted                         Weighted                         Weighted
                                     average                          average                          average
                                      rates              Amount        rates            Amount          rates           Amount
         Noninterest-bearing
              checking                    -  %        $  7,238,903         - %       $  5,643,281           - %      $  6,650,577
         Passbook                      2.00             12,025,865      2.00           12,201,010        2.00          14,704,722
         Interest-bearing              2.55             74,617,483      2.78           75,968,157        3.38          85,640,176
              checking                 4.68            292,701,663      4.76          290,068,711        4.45         248,586,736
                                       ====            -----------      ====          -----------        ====         -----------
         Money market                                  386,583,914                    383,881,159                     355,582,211
                                                       -----------                    -----------                     -----------
                                                         41.85%                          41.73%                         38.26%
                                                         ======                          ======                         ======
         Certificate accounts:
              1.00% to 2.99%                                95,681                        124,828                         430,721
              3.00 to 4.99                               3,130,947                      3,695,652                      14,675,521
              5.00 to 6.99                             532,051,306                    530,454,331                     507,041,497
              7.00 and over                              1,807,486                      1,963,615                      51,584,179
                                                        ----------                     ----------                     -----------
                                       5.75%           537,085,420      5.73%         536,238,426        5.74%        573,731,918
                                       ====            -----------      ====          -----------        ====         -----------
                                                         58.15%                          58.27%                          61.74%
                                                         ======                          ======                          ======
                                       5.06%         $ 923,669,334      5.09%       $ 920,119,585        5.08%      $ 929,314,129
                                       ====            ===========      ====          ===========        ====        ============
                                                         100.0%                          100.0%                         100.0%
                                                         =====                           =====                          =====

        At September 30, 1997 and June 30, 1997, scheduled maturities of certificate accounts are shown below:


                                                  September 30, 1997                       June 30, 1997
                                         --------------------------------------       -------------------------
                                               Amount              Percent             Amount             Percent
                        1998               $ 394,055,005            73.37%          $ 358,880,629          66.93%
                        1999                  90,982,812            16.94             129,652,874          24.18
                        2000                  14,192,400             2.64              12,077,139           2.25
                        2001                  15,789,523             2.94              11,179,254           2.08
                        2002                  20,945,653             3.90              22,902,146           4.27
                        Thereafter             1,120,027              .21               1,546,384            .29
                                             -----------           ------             -----------         ------
                                           $ 537,085,420           100.00%          $ 536,238,426         100.00%
                                             ===========           ======             ===========         ======

        At September 30, 1997 and June 30, 1997 and 1996, time deposits over $100,000 approximated $27,779,000, $11,975,000 and $13,851,000, respectively.

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Page 13
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
--------------------------------------------------------------------------------


(10)    Deposits, Continued

        Interest expense, by each category of deposits, for the three-month periods ended September 30, 1997 and 1996 and for the years ended June 30, 1997, 1996 and 1995 is as follows:


                                            September 30,                                    June 30,
                                         ---------------------                 -------------------------------------
                                         1997             1996                 1997            1996             1995
         Passbook accounts            $     60,734          72,200              269,862         306,632        395,354
         Interest-bearing
              checking accounts            525,146         527,667            2,086,775       1,664,213      1,275,499
         Money market accounts           3,448,067       2,952,557           12,598,640      10,447,769      8,815,389
         Certificate accounts            7,757,185       8,053,330           31,590,787      34,746,431     33,222,713
                                        ----------      ----------           ----------      ----------     ----------
                                      $ 11,791,132      11,605,754           46,546,064      47,165,045     43,708,955
                                        ==========      ==========           ==========      ==========     ==========

(11)    Advances from FHLB

        At September 30, 1997 and June 30, 1997 and 1996, the Bank was indebted to the FHLB of Topeka on notes maturing as shown below:


                                                                                              June 30,
                             Interest                      September 30,             ---------------------------
                            rate range                        1997                   1997                   1996
               1997         6.71 - 7.14%                   $     -                      -                  13,000,000
               1998              5.56                            -                  11,000,000                 -
               1999              5.66                         5,000,000              5,000,000                 -
               2002              6.27                         5,000,000              5,000,000                 -
               2009              6.83                           565,250                568,700                598,500
                                                             ----------             ----------             ----------
                                                           $ 10,565,250             21,568,700             13,598,500
                                                             ==========             ==========             ==========
               Weighted-average interest rate                   5.97%                  5.78%                   6.87%
                                                                ====                   ====                    ====

        The Bank also has a line of credit of $125,000,000 with the FHLB at an adjustable interest rate (6.65% and 6.40% at September 30, 1997 and June 30, 1997, respectively) which expires in 1998. There was no outstanding balance on this line of credit at September 30, 1997 and June 30, 1997 and 1996.

        Pursuant to blanket collateral agreements with the FHLB, the advances are secured by the Bank's FHLB stock, qualifying first mortgage loans and other investment and mortgage-backed securities totaling approximately $131,325,000 and $146,746,000 at September 30, 1997 and
        June 30, 1997, respectively, which exceeds the amount of outstanding advances using the collateral valuation schedule method.

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements


Page 14
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
--------------------------------------------------------------------------------


(12) Advances from Borrowers for Taxes and Insurance

     The Bank has a custodial mortgage account with the FHLB of Topeka. At
     September 30, 1997 and June 30, 1997 and 1996, the Bank maintained approximately $6,800,000, $5,700,000 and $6,000,000, respectively, of its advances from borrowers for taxes and insurance in this trust account. The related asset and liability balances are not reported in the financial statements. This account earns a rate equal to the federal funds sold rate less 15 basis points (5.67% and 6.56% at September 30, 1997 and June 30,
     1997, respectively). The funds remain in this account until the Bank authorizes them to be transferred for disbursement.

(13) Income Taxes

     Income tax expense (benefit) for the three-month periods ended September
     30, 1997 and 1996 and for the years ended June 30, 1997, 1996 and 1995 consists of the following components:

                                           September 30,                                     June 30,
                                      ---------------------                   -------------------------------------
                                      1997             1996                   1997             1996            1995
       Federal:
                 Current          $ 1,005,106        (1,248,604)            1,699,612        2,867,352       2,282,021
                 Deferred            (160,006)          428,604               700,588         (214,252)        163,681
                                    ---------         ---------             ---------        ---------       ---------
                                      845,100          (820,000)            2,400,200        2,653,100       2,445,702
       State                          109,717           (85,328)              294,436         (117,902)        198,204
                                    ---------         ---------             ---------        ---------       ---------
                                   $  954,817          (905,328)            2,694,636        2,535,198       2,643,906
                                    =========         =========             =========        =========       =========


     The actual income tax expense (benefit) differs from the "expected" income tax expense (computed by applying the statutory 34% Federal tax rate to income before income tax expense (benefit)) as shown below:


                                                              September 30,                          June 30,
                                                          --------------------           ---------------------------------
                                                          1997            1996           1997          1996           1995
        "Expected" income tax expense (benefit)        $  883,258       (887,879)     2,391,819      2,689,331      2,278,977
        Increase (decrease) resulting from:
            Net operating loss carryforward                   -              -              -              -          (34,000)
            State income tax deduction                     72,413            -          194,327        224,505       (130,815)
            Bad debt deduction                                -              -              -          267,931        201,270
            Gain on sale of real estate owned                 -              237          1,438       (194,502)        95,045
            Change in valuation allowance for
                deferred tax assets                           -              -              -          372,561         94,457
            Tax exempt interest income                     (1,545)        (4,350)        (4,866)       (17,574)       (14,210)
            Refund of prior years state taxes, net            -              -              -         (302,320)           -
            Change in estimated deferred tax
                liabilities                                   -              -              -         (539,164)       145,261
            Other                                             691        (13,336)       111,918         34,430          7,921
                                                        ---------      ---------      ---------      ---------      ---------
                  Total income tax expense (benefit)   $  954,817       (905,328)     2,694,636      2,535,198      2,643,906
                                                        =========      =========      =========      =========      =========
            Effective tax rate                            36.8%         (34.7%)         38.3%          32.1%          39.4%
                                                        =========      =========      =========      =========      =========

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Page 15
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
--------------------------------------------------------------------------------

(13) Income Taxes, Continued

        The significant items comprising the Bank's net deferred income tax liability as of September 30, 1997 and June 30, 1997 and 1996 are shown below:


                                                                                                       June 30,
                                                                          September 30,         ---------------------
                                                                              1997              1997             1996
           Deferred tax liabilities:
                 Deferred fees on loans                                    $   770,988          745,468          352,273
                 Basis in FHLB stock                                         1,709,529        1,666,485        1,519,367
                 Fixed asset depreciation                                      432,258          424,844          235,224
                 Other                                                         291,733          276,121          259,853
                                                                            ----------       ----------       ----------
                               Deferred tax liabilities                      3,204,508        3,112,918        2,366,717
                                                                            ----------       ----------       ----------
           Deferred tax assets:
                 Net unrealized losses on securities                               848            4,559           10,443
                 Loan fees                                                     851,839          856,822          852,227
                 Deferred compensation                                         966,012          921,067          758,835
                 Amortization of goodwill                                      172,761          217,099          394,453
                 Allowance for loan losses                                   1,424,507        1,114,457          936,100
                 Discounts on purchased loans                                  296,783          318,941          399,068
                 Other                                                         429,369          461,290          503,379
                 Valuation allowance on deferred tax assets                 (1,500,000)      (1,500,000)      (1,500,000)
                                                                            ----------       ----------       ----------
                                                                             2,642,119        2,394,235        2,354,505
                                                                            ----------       ----------       ----------
                               Net deferred income tax liability           $   562,389          718,683           12,212
                                                                            ==========       ==========       ==========

        In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. Management considers the scheduled reversals of deferred tax liabilities, taxable income and tax planning strategies in making this assessment in determining the amount of the valuation allowance.

        Retained earnings at September 30, 1997 and June 30, 1997 includes approximately $7,650,000, at each date, for which no Federal income tax liability has been provided. Such amount represents the bad debt reserves for tax purposes which were accumulated in tax years through the year ended December 31, 1987 (the base year). These amounts represent allocations of income to bad debt deductions for tax purposes only. The Small Business Protection Act (Act) passed by Congress during 1996, requires that savings and loan associations recapture into taxable income bad debt reserves, which were accumulated in taxable years after December 31, 1987, and which exceeded certain guidelines. The Bank's recorded deferred tax liability provides for the approximately $1,100,000 of income tax expense associated with the recapture of loan loss reserves. Reductions of the remaining allocated retained earnings for purposes other than tax bad debt losses will create taxable income, which will be subject to the then current corporate income tax rate.

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Page 16
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
--------------------------------------------------------------------------------


(14) Employee Benefit Plans

        Retirement Plan
            The Bank has a qualified, noncontributory defined benefit pension plan covering substantially all full-time employees who are at least 21 years of age and have completed one year of service (at least 1,000 hours). Generally, the plan provides for benefits at normal retirement age of 65, or five years after Plan entry date, if later, but may elect reduced benefits with early retirement after completion of 10 years of service and reaching age 60. The table below sets forth the plan's funded status at April 1, 1997 and 1996:


                                                                                          1997               1996

              Plan assets, at fair value                                              $ 12,779,562         11,929,854
                                                                                       -----------        -----------
              Projected benefit obligation:
                  Actuarial present value of accumulated benefits                        9,178,819          9,044,785
                  Effect of projected salary increases                                   1,649,665          1,748,789
                                                                                       -----------        -----------
              Projected benefit obligation                                              10,828,484         10,793,574
                                                                                       -----------        -----------
              Excess of plan assets over projected benefit obligation                   (1,951,078)        (1,136,280)
              Unrecognized transitional obligation                                         (18,158)           (21,790)
              Unrecognized net gain from past experience different
                  from assumptions                                                       2,863,513          1,936,061
                                                                                       -----------        -----------
                             Accrued pension liability                                $    894,277            777,991
                                                                                       ===========        ===========

            Plan assets are primarily listed stocks, corporate bonds and U.S. Government securities. At April 1, 1997 and 1996, the expected long-term rate of return on assets is 8.0%.

            At April 1, 1997 and 1996, the projected benefit obligation was determined using an assumed discount rate of 7.25% and 6.75%, respectively, and an annual compensation increase of 5.73% at each date, over the remaining service lives of employees covered under the plan.

            The projected benefit obligation includes vested benefits of $9,031,632 and $8,895,547 at April 1, 1997 and 1996, respectively.
            Net pension cost included the following components for 1997, 1996 and 1995:



                                                       1997             1996            1995
                Service cost                      $   359,433          343,422         588,255
                Interest cost                         716,191          683,092         777,350
                Actual return on plan assets       (1,239,085)      (1,668,773)       (481,262)
                Net amortization and deferral         279,747          832,298        (281,046)
                                                   ----------       ----------      ----------
                Net period pension cost           $   116,286          190,039         603,297
                                                   ==========       ==========      ==========

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Page 17
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
--------------------------------------------------------------------------------


(14) Employee Benefit Plans, Continued

        Savings Plan
            In addition, the Bank has a defined contribution 401(k) profit sharing plan. Under the plan, each employee may contribute from 1% to 15% of their salary. In 1997 and 1996, respectively, the Bank contributed 66-2/3% and 50%, of the employee's contribution to a maximum of 6% of the employee's salary (including bonus, commission, overtime or other special compensation up to $6,000). The 401(k) plan expense, net of forfeitures, for the three-month periods ended September 30, 1997 and 1996 and for the years ended June 30, 1997, 1996 and 1995 was $72,875, $65,361, $284,848, $199,645 and $188,279,
            respectively.

        Deferred Compensation Plan
            The Bank has deferred compensation agreements with certain officers and directors of the Bank. The agreements permit certain officers and directors to defer a portion of their salary until future years. The deferred compensation is not available to the officers and directors until retirement and a minimum numbers of years of service, death or disability.

            The expense related to the agreements was approximately $116,000, $111,000, $430,000, $244,000 and $268,000 in the three-month periods ended September 30, 1997 and 1996 and for the years ended June 30, 1997, 1996 and 1995, respectively. The liability, included in accrued expenses and other liabilities, was approximately $1,401,000, $1,312,000 and $1,052,000 at September 30, 1997 and June
            30, 1997 and 1996, respectively.

(15) Regulatory Capital Requirements

     The Bank is subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. The regulations require the Bank to meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), and in implementing Office of Thrift Supervision regulatory capital regulations, the Bank must maintain minimum amounts and ratios of tangible capital to total tangible assets, core (leverage) capital to adjusted tangible assets, and total (risk-based) capital to risk-weighted assets. Management believes, as of September 30, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Page 18
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
--------------------------------------------------------------------------------


(15) Regulatory Capital Requirements, Continued

     The Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) established additional capital regulations which require prompt correction action against depository institutions in one of the under-capitalized categories as defined in implementing regulations. In addition to the prompt corrective actions requirements, FDICIA included significant changes to the legal and regulatory environment for insured depository institutions.

     As of September 30, 1997, the most recent notification from the Office of Thrift Supervision, categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain tangible capital, core (leverage) capital and total (risk-based) capital ratios as set forth in the table shown below (dollars in thousands):


                                                                                                               To be well
                                                                                                          capitalized under
                                                                              For capital                 prompt corrective
                                                      Actual               adequacy purposes              action provisions
                                                 ----------------        ----------------------          -------------------
                                                 Amount     Ratio        Amount           Ratio          Amount        Ratio
        As of September 30, 1997:                                      greater than     greater than   greater than  greater than
            Total capital (to risk-                                    or equal to      or equal to    or equal to   or equal to
                weighted assets)                 $86,765     14.3%        $ 48,475          8.0%          $ 60,593      10.0%

                                                                       greater than     greater than   greater than  greater than
            Core Capital (to adjusted                                  or equal to      or equal to    or equal to   or equal to
                tangible assets)                 $80,345      7.8%        $ 41,369          4.0%          $ 51,711       5.0%

                                                                       greater than     greater than
            Tangible Capital (to                                       or equal to      or equal to
                 tangible assets)                $80,345      7.8%        $ 15,513          1.5%                N/A

                                                                                                       greater than  greater than
            Tier I Capital (to risk-                                                                   or equal to   or equal to
                 weighted assets)                $80,345     13.3%             N/A                        $ 36,365       6.0%

        As of June 30, 1997:                                           greater than     greater than   greater than  greater than
            Total capital (to risk-                                    or equal to      or equal to    or equal to   or equal to
                weighted assets)                 $84,406     14.2%        $ 47,640          8.0%          $ 59,550      10.0%

                                                                       greater than     greater than   greater than  greater than
            Core Capital (to adjusted                                  or equal to      or equal to    or equal to   or equal to
                tangible assets)                 $78,682      7.5%        $ 41,691          4.0%          $ 52,113       5.0%

                                                                       greater than     greater than
            Tangible Capital (to                                       or equal to      or equal to
                 tangible assets)                $78,682      7.5%        $ 15,634          1.5%                N/A

                                                                                                       greater than  greater than
            Tier I Capital (to risk-                                                                   or equal to   or equal to
                 weighted assets)                $78,682     13.2%              N/A                       $ 35,730       6.0%

        As of June 30, 1996:                                           greater than     greater than   greater than  greater than
            Total capital (to risk-                                    or equal to      or equal to    or equal to   or equal to
                weighted assets)                 $79,473     15.2%        $ 41,823          8.0%          $ 52,279      10.0%

                                                                       greater than     greater than   greater than  greater than
            Core Capital (to adjusted                                  or equal to      or equal to    or equal to   or equal to
                tangible assets)                 $74,262      7.2%        $ 41,511          4.0%          $ 51,889       5.0%

                                                                       greater than     greater than
            Tangible Capital (to                                       or equal to      or equal to
                 tangible assets)                $74,262      7.2%        $ 15,567          1.5%                N/A

                                                                                                       greater than  greater than
            Tier I Capital (to risk-                                                                   or equal to   or equal to
                 weighted assets)                $74,262     14.2%              N/A                       $ 31,367       6.0%

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Page 19
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
--------------------------------------------------------------------------------


(15) Regulatory Capital Requirements, Continued

     The Bank's management believes that with respect to the current regulations, the Bank will continue to meet its minimum capital requirements in the foreseeable future. However, events beyond the control of the Bank, such as increased interest rates or a downturn in the economy in areas where the Bank has most of its loans, could adversely affect future earnings and, consequently, the ability of the Bank to meets its future minimum capital requirements.

(16) Lease Commitments

     At September 30, 1997 and 1996 and June 30, 1997, 1996 and 1995, the Bank was obligated under noncancelable operating leases for office space and equipment. Certain leases contain escalation clauses providing for increased rentals based primarily on increases in real estate taxes or in the average consumer price index. Net rent expense under operating leases, included in net occupancy expense, was approximately $108,600, $106,600, $427,200, $710,100 and $1,141,300 for the three-month periods ended September 30, 1997 and 1996 and for the years ended June 30, 1997, 1996 and 1995, respectively.

     The approximate future minimum rental payments projected under the terms of the leases are as follows:


                Years ending June 30
                       1998                  $  380,000
                       1999                     324,000
                       2000                     177,000
                       2001                     136,000
                       2002                      74,000
                                              ---------
                                             $1,091,000
                                              =========


(17) Federal Insurance Premiums

     In order to fully capitalize the Savings Association Insurance Fund (SAIF), a one-time assessment was charged to all institutions that had SAIF-insured deposits. In November 1996, the Bank paid a one-time assessment of $5,726,833 to the SAIF.

(18) Fair Value of Financial Instruments

     Fair value estimates, methods and assumptions are set forth below for the Bank's financial instruments.

     General Assumptions

            The Bank assumes the book value of short-term financial instruments, defined as any items that mature or reprice within six months or less, approximate their fair value. Short-term financial instruments consist of cash and cash equivalents, accrued interest receivable, overdrawn cash account in bank, advances from borrowers for taxes and insurance and accrued interest payable.

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Page 20
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
================================================================================

(18) Fair Value of Financial Instruments, Continued

     Investment and Mortgage-Backed Securities

            For investment and mortgage-backed securities, fair value equals quoted market price, if available, or quotations received from securities dealers. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities, adjusted for differences between the quoted securities and the securities being valued. See notes 2 and 3, respectively, for the fair values of investment and mortgage-backed securities.

     Investment in FHLB Stock and Advances from FHLB

            The fair value of FHLB stock is equivalent to its carrying amount due to it only being redeemable at par value with the FHLB. The fair value of advances from FHLB is the estimated market value of similar advances with comparable maturities at interest rates currently offered by the FHLB. The fair values of advances from FHLB at September 30, 1997 and June 30, 1997 and 1996 were approximately $10,543,00, $21,468,000 and $13,635,000, respectively.

     Loans Receivable

            Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, such as commercial, mortgage and real estate, consumer and other. Each loan category is further segmented into fixed and adjustable rate interest terms and by performing and nonperforming categories.

            The fair value of performing loans is estimated by discounting the future contractual cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The allowance for loan losses, as recorded in these consolidated financial statements, is considered by management to include a reasonable estimation of the credit and market risk associated with nonperforming loans.

            The fair values of loans receivable at September 30, 1997 and June 30, 1997 and 1996 were approximately $833,419,000, $826,821,000 and
            $718,039,000, respectively.

     Deposits

            The fair value of commercial, passbook, interest-bearing checking and money market accounts is the amount payable on demand at September 30, 1997 and June 30, 1997 and 1996. The fair value of fixed-maturity certificate accounts is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

            The fair values of deposits at September 30, 1997 and June 30, 1997 and 1996 were approximately $922,649,000, $918,622,000 and
            $927,819,000, respectively.

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Page 21
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
================================================================================


(18) Fair Value of Financial Instruments, Continued

     Commitments to Originate Loans

            The fair value of commitments to originate loans is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

            The fair value of off-balance sheet commitments to originate loans approximates book value.

     Limitations

            Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in these estimates.

(19) Commitments, Contingencies and Financial
             Instruments with Off-Balance-Sheet Risk

        The consolidated financial statements do not reflect various commitments, contingencies and financial instruments with off-balance-sheet risk which arise in the normal course of business. These commitments, contingencies and financial instruments, which represent credit risk, interest rate risk and liquidity risk, consist of commitments to extend credit, unsecured lending and litigation arising in the normal course of business.

        At September 30, 1997 and June 30, 1997 and 1996, the Bank had commitments to originate fixed rate loans of approximately $18,878,000, $21,140,000 and $23,035,000, respectively, and adjustable rate loans of approximately $4,131,000, $13,738,000 and $7,153,000, respectively.
        Commitments, which are disbursed subject to certain limitations, extend over periods of time with the majority of executed commitments disbursed within a twelve-month period. Fixed rate commitments carried interest rates ranging from 7.25% to 8.375%, 7.25% to 8.625% and 7.25% to 9.25%
        at September 30, 1997 and June 30, 1997 and 1996, respectively.

        Commitments to extend credit are agreements to lend to customers as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The same credit policies are used in granting lines of credit as for on-balance-sheet instruments. At September 30, 1997 and June 30, 1997 and 1996, the Bank had commitments to lend to customers unused consumer lines of credit of approximately $15,978,000, $14,714,000 and $6,240,000, respectively.

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Page 22
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
--------------------------------------------------------------------------------


(19) Commitments, Contingencies and Financial Instruments
             with Off-Balance-Sheet Risk, Continued

     At September 30, 1997 and June 30, 1997 and 1996, outstanding commitments to purchase mortgage loans aggregated approximately $12,138,000, $2,132,000 and $19,027,000, respectively, and commitments to sell mortgage loans aggregated approximately $14,085,000, $8,033,000 and $8,796,000, respectively. These commitments extend over varying periods of time with the majority being settled within a sixty-day period. All loan commitments at September 30, 1997 and June 30, 1997 and 1996 were at fixed prices.

     Included in cash and cash equivalents are Federal funds sold, which are maintained with other financial institutions representing unsecured lending at September 30, 1997 and June 30, 1997 and 1996.

     The Bank is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the consolidated financial statements.

(20) Concentration of Credit Risk

     The loan portfolio is diversified and most of the Bank's loan portfolio and current business activity is with customers located within the states of Nebraska, Iowa, Kansas and Colorado. At September 30, 1997 and June 30, 1997 and 1996, the Bank had commercial real estate loans, which are considered by management to be of some greater risk of collectibility. Commercial real estate loans approximated $140,825,000, $144,139,000 and $146,207,000 at September 30, 1997 and June 30, 1997 and 1996,
     respectively. Management believes any future losses related to these types of loans have been adequately provided for in the allowance for loan losses.

(21) Conversion to Capital Stock Form of Ownership

     On October 7, 1997, the Board of Directors of the Bank adopted a Plan of Conversion (Plan), as amended, to convert from a federally chartered mutual savings and loan association to a federally chartered capital stock association. The Plan, which is subject to approval by the OTS, includes formation of a holding company and the filing of a registration statement with the Securities and Exchange Commission. The conversion requires the approval of the Bank's voting members and involves the sale of the holding company's common stock. A subscription offering of shares of the holding company's common stock will be offered in order of the following priorities to: eligible account holders; employee benefit plans of the Bank; supplemental eligible account holders and other members. Any remaining shares not subscribed for by the foregoing will be offered to the public in a direct community offering.

                                                                     (Continued)

FIRST FEDERAL LINCOLN BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Page 23
(Data as of and for the three-month periods ended
September 30, 1997 and 1996 is unaudited)
--------------------------------------------------------------------------------


(21) Conversion to Capital Stock Form of Ownership, Continued

     Pursuant to the Plan, the holding company intends to establish a Charitable Foundation in connection with the conversion. The Plan provides that the Bank and the holding company will create the Foundation and donate an amount of the holding company's common stock up to 8.0% of the common stock to be issued in the conversion. The Foundation will be dedicated to charitable purposes within Nebraska, Southwest Iowa and Northern Kansas communities where the Bank has its offices and their neighboring communities and to complement the Bank's existing community activities.

     The Foundation will submit a request to the Internal Revenue Service to be recognized as a tax-exempt organization and would likely be classified as a private foundation. A contribution of common stock to the Foundation by the holding company would be tax deductible, subject to a limitation based on 10% of the holding company's annual taxable income. The holding company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution. Upon funding the Foundation, the holding company will recognize an expense in the full amount of the contribution, offset in part by the corresponding tax deduction, during the quarter in which the contribution is made.

     At the time of the conversion, the Bank will establish a liquidation account in an amount equal to its equity as reflected in the latest statement of financial condition used in the final conversion prospectus. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders who continue to maintain their accounts at the Bank after the conversion. The liquidation account will be reduced annually to the extent that eligible account holders and supplemental eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an eligible account holder's or supplemental eligible account holder's interest in the liquidation account. In the event of a complete liquidation of the Bank, each eligible account holder and supplemental eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held.

     Subsequent to the conversion, the Bank may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration and payment would otherwise violate regulatory requirements.

     Conversion costs will be deferred and reduce the proceeds from the shares sold in the conversion. If the conversion is not completed, all costs will be charged as an expense. There were no deferred costs related to the conversion at September 30, 1997 and June 30, 1997.

================================================================================

         No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by First Lincoln Bancshares Inc., the Bank or Sandler O'Neill & Partners, L.P. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of First Lincoln Bancshares Inc. or the Bank since any of the dates as of which information is furnished herein or since the date hereof.
                        ______________________________

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................
Selected Consolidated Financial and
  Other Data of the Bank...................................................
Risk Factors...............................................................
First Lincoln Bancshares Inc. .............................................
First Federal Lincoln Bank ................................................
Regulatory Capital Compliance..............................................
Use of Proceeds............................................................
Dividend Policy............................................................
Market for the Common Stock................................................
Capitalization.............................................................
Pro Forma Data.............................................................
Comparison of Valuation and Pro Forma Information With No Foundation.......
First Federal Lincoln Bank and its Subsidiaries Consolidated
  Statements of Income.....................................................
Management's Discussion and Analysis of Financial
  Condition and Results of Operations......................................
Business of the Bank.......................................................
Federal and State Taxation.................................................
Regulation.................................................................
Management of the Company..................................................
Management of the Bank.....................................................
The Conversion.............................................................
Restrictions on Acquisition of the Company
  and the Bank.............................................................
Description of Capital Stock of the Company................................
Description of Capital Stock of the Bank...................................
Transfer Agent and Registrar...............................................
Experts....................................................................
Legal and Tax Opinions.....................................................
Additional Information.....................................................
Index of Consolidated Financial Statements.................................

                        ______________________________

     Until __________, 1998, or 25 days after commencement of the Syndicated Community Offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                               8,021,250 Shares


                         FIRST LINCOLN BANCSHARES INC.


                         (Proposed Holding Company for
                          First Federal Lincoln Bank)


                                 COMMON STOCK


                                 ____________

                                  PROSPECTUS
                                 ____________

                                ______ __, 1998


                       Sandler O'Neill & Partners, L.P.

================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          OTS filing fee..................................  $   14,400
          SEC filing fee (1)..............................      57,690
          NASD filing fee (1).............................      20,056
          AMEX listing fee (1)............................      37,500
          Printing, postage and mailing...................     487,000
          Legal fees and expenses.........................     600,000
          Accounting fees and expenses....................     150,000
          Appraisers' fees and expenses (including
           business plan).................................      33,000
          Marketing fees, selling commissions (1).........   2,279,669
          Underwriter's expense (including underwriter's
           counsel fees)..................................           0
          Proxy solicitation and record management
           fees and expenses..............................      50,000
          Transfer agent fees and expenses................      15,000
          Certificate printing............................       5,000
          Telephone, temporary help and other equipment...      83,000
          Blue Sky fees and expenses......................      15,000
          Miscellaneous...................................      32,354
                                                            ----------

          TOTAL...........................................  $3,879,669
                                                            ==========

______________________
(1) Actual expenses based upon the registration of 9,777,904 shares at $20.00 per share. All other expenses are estimated.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the Registrant's Certificate of Incorporation provide as follows:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses under this Article TENTH, or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.


ELEVENTH:

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

(a) List of Exhibits (filed herewith unless otherwise noted)

 1.1 Engagement Letter between First Federal Lincoln Bank and Sandler O'Neill & Partners, L.P.
 1.2      Draft Form of Agency Agreement*
 2.1 Plan of Conversion (including the Federal Stock Charter and Bylaws of First Federal Lincoln Bank)
 3.1      Certificate of Incorporation of First Lincoln Bancshares Inc.
 3.2      Bylaws of First Lincoln Bancshares Inc.
 3.3      Federal Stock Charter and Bylaws of First Federal Lincoln Bank (See
           Exhibit 2.1 hereto)
 4.0      Draft Stock Certificate of First Lincoln Bancshares Inc.
 5.0      Draft Opinion of Muldoon, Murphy & Faucette re: legality
 5.1      Draft Opinion of Morris, Nichols, Arsht & Tunnell re: legality
 8.0      Draft Opinion of Muldoon, Murphy & Faucette re:  Federal Tax Matters
 8.1      Draft Opinion of KPMG Peat Marwick LLP re:  State Tax Matters
10.1      Form of First Federal Lincoln Bank Employee Stock Ownership Plan and
           Trust
10.2      Draft ESOP Loan Commitment Letter and ESOP Loan Documents
10.3      Form of Proposed Employment Agreement between First Federal Lincoln
           Bank and certain executive officers*
10.4      Form of Proposed Employment Agreement between First Lincoln Bancshares
           Inc. and certain executive officers*
10.5      Form of Proposed Change in Control Agreement between First Federal
           Lincoln Bank and certain executive officers
10.6      Form of Proposed Change in Control Agreement between First Lincoln
           Bancshares Inc. and certain executive officers
10.7      Form of Proposed First Federal Lincoln Bank Employee Severance
           Compensation Plan
10.8      Form of Proposed Management Supplemental Executive Retirement Plan
10.9      Form of Proposed Supplemental Executive Retirement Plan.
10.10     Form of First Federal Lincoln Bank Consultation Plan for Non-Employee
           Directors
23.1      Consent of KPMG Peat Marwick LLP
23.2      Consent of Muldoon, Murphy & Faucette
23.3      Consent of Morris, Nichols, Arsht & Tunnell
23.4      Consent and Subscription Rights Opinion of Keller & Company, Inc.
24.1      Powers of Attorney
27.0      Financial Data Schedule
99.1      Appraisal Report of Keller & Company, Inc. (P)
99.2      Draft of First Federal Lincoln Foundation Gift Instrument*



--------------------------------------
*To be filed by amendment
(P) Filed pursuant to Rule 202 of Regulation S-T.

(b)  Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONFORMED

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Lancaster, State of Nebraska, on December 12, 1997.

First Lincoln Bancshares Inc.


By:       /s/ Gilbert G. Lundstrom
          ----------------------------------
          Gilbert G. Lundstrom
          President, Chief Executive
          Officer and Director

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Name                      Title                                     Date
  ----                      -----                                     ----
/s/ Gilbert G. Lundstrom    President, Chief Executive             December 12, 1997
--------------------------
Gilbert G. Lundstrom        Officer and Director
                            (principal executive officer)


/s/ Eugene B. Witkowicz     Executive Vice President,              December 12, 1997
--------------------------
Eugene B. Witkowicz         Treasurer and Chief Financial Officer
                            (principal financial and
                            accounting officer)


/s/ LaVern F. Roschewski     Chairman of the Board                 December 12, 1997
---------------------------
LaVern F. Roschewski


/s/ Campbell McConnell       Director                              December 12, 1997
---------------------------
Campbell McConnell


/s/ Ann Lindley Spence       Director                              December 12, 1997
---------------------------
Ann Lindley Spence


/s/ Joyce Person Pocras      Director                              December 12, 1997
---------------------------
Joyce Person Pocras

       As filed with the Securities and Exchange Commission on December 12, 1997
                                              Registration No. 333-_____________

================================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                _______________



                                   EXHIBITS

                                    TO THE

                                   FORM S-1

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933


                                _______________


                         FIRST LINCOLN BANCSHARES INC.
                    FIRST FEDERAL LINCOLN BANK SAVINGS PLAN

            (Exact name of registrant as specified in its charter)


================================================================================

                               TABLE OF CONTENTS

LIST OF EXHIBITS (FILED HEREWITH UNLESS OTHERWISE NOTED)

 1.1   Engagement Letter between First Federal Lincoln Bank and Sandler O'Neill & Partners, L.P.
 1.2   Draft Form of Agency Agreement*
 2.1   Plan of Conversion (including the Federal Stock Charter and Bylaws of First Federal Lincoln Bank)
 3.1   Certificate of Incorporation of First Lincoln Bancshares Inc.
 3.2   Bylaws of First Lincoln Bancshares Inc.
 3.3   Federal Stock Charter and Bylaws of First Federal Lincoln Bank (See Exhibit 2.1 hereto)
 4.0   Draft Stock Certificate of First Lincoln Bancshares Inc.
 5.0   Draft Opinion of Muldoon, Murphy & Faucette re: legality
 5.1   Draft Opinion of Morris, Nichols, Arsht & Tunnell re: legality
 8.0   Draft Opinion of Muldoon, Murphy & Faucette re: Federal Tax Matters
 8.1   Draft Opinion of KPMG Peat Marwick LLP re:  State Tax Matters
10.1   Form of First Federal Lincoln Bank Employee Stock Ownership Plan and Trust
10.2   Draft ESOP Loan Commitment Letter and ESOP Loan Documents
10.3   Form of Proposed Employment Agreement between First Federal Lincoln Bank and certain executive officers*
10.4   Form of Proposed Employment Agreement between First Lincoln Bancshares Inc. and certain executive officers*
10.5   Form of Proposed Change in Control Agreement between First Federal Lincoln Bank and certain executive officers
10.6   Form of Proposed Change in Control Agreement between First Lincoln Bancshares Inc. and certain executive officers
10.7   Form of Proposed First Federal Lincoln Bank Employee Severance Compensation Plan
10.8   Form of Proposed Management Supplemental Executive Retirement Plan
10.9   Form of Proposed Supplemental Executive Retirement Plan.
10.10  Form of First Federal Lincoln Bank Consultation Plan for Non-Employee Directors
23.1   Consent of KPMG Peat Marwick LLP
23.2   Consent of Muldoon, Murphy & Faucette
23.3   Consent of Morris, Nichols, Arsht & Tunnell
23.4   Consent and Subscription Rights Opinion of Keller & Company, Inc.
24.1   Powers of Attorney
27.0   Financial Data Schedule
99.1   Appraisal Report of Keller & Company, Inc. (P)
99.2   Draft of First Federal Lincoln Foundation Gift Instrument*


_______________________________________
*To be filed by amendment.
(P) Filed pursuant to Rule 202 of Regulation S-T.